    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2004
                                                    REGISTRATION NO. 333- ______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                               6712                             85-0453611
(State or other jurisdiction of      (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)       Classification Code Number)             Identification Number)

                          300 NORTH PENNSYLVANIA AVENUE
                            ROSWELL, NEW MEXICO 88201
                                 (505) 622-6201
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               AUBREY L. DUNN, JR.
                          300 NORTH PENNSYLVANIA AVENUE
                            ROSWELL, NEW MEXICO 88201
                                 (505) 622-6201
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:


GARY A. LAX, ESQ.                               RICHARD FISCH, ESQ.
KIP A. WEISMANN, ESQ.                           MALIZIA SPIDI & FISCH, PC
LUSE GORMAN POMERENK & SCHICK, P.C.             1100 NEW YORK AVENUE, NW,
5335 WISCONSIN AVENUE, N.W., SUITE 400          SUITE 340 WEST
WASHINGTON, D.C. 20015                          WASHINGTON, D.C.  20005
PHONE:  (202) 274-2000                          PHONE: (202) 434-4660



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                          CALCULATION OF REGISTRATION FEE
========================================= ====================== ================ ==================== =====================

                                                                    PROPOSED       PROPOSED MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS OF               AMOUNT TO BE           MAXIMUM           AGGREGATE         REGISTRATION FEE
      SECURITIES TO BE REGISTERED              REGISTERED        OFFERING PRICE      OFFERING PRICE
                                                                    PER SHARE
----------------------------------------- ---------------------- ---------------- -------------------- ---------------------

Common Stock, $0.01 par value per share     685,464 shares (1)         (2)         $  25,250,515 (2)          $3,200
========================================= ====================== ================ ==================== =====================

(1) Represents the maximum number of shares of First Federal Banc of the Southwest, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of $20.25, the market value of the common stock of GFSB Bancorp, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq SmallCap Market on November 19, 2004, and 1,246,939 shares of common stock of GFSB Bancorp, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------                                          -------------------
First Federal Logo                                             GFSB Logo

-------------------                                          -------------------

                        JOINT PROXY STATEMENT/PROSPECTUS
                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

        The boards of directors of First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc. have approved an agreement to merge GFSB Bancorp, Inc., with and into First Federal Banc of the Southwest, Inc. First Federal Banc of the Southwest, Inc. is referred to herein as First Federal and GFSB Bancorp, Inc. is referred to herein as GFSB. Following this proposed merger Gallup Federal Savings Bank, a wholly owned subsidiary of GFSB, will merge with and into First Federal Bank, a wholly owned subsidiary of First Federal.

        GFSB stockholders will have the right to elect to receive in exchange for each share of GFSB common stock they own, subject to adjustment or proration under certain circumstances:

        o       $20.00 in cash; or
        o 1.136 shares of First Federal common stock and cash in lieu of fractional shares.

        In addition, stockholders must also select to receive cash for some of their shares and shares of First Federal common stock for others. However, because First Federal and GFSB have agreed that 51% of the total number of shares of GFSB common stock outstanding will be exchanged for First Federal common stock, regardless of your election, you may receive a combination of cash and shares of First Federal common stock for your GFSB shares different than you elected depending upon the election made by other GFSB stockholders. The federal income tax consequences of the merger to you will depend on whether you receive cash, shares of First Federal common stock or a combination of cash and First Federal common stock in exchange for your shares of GFSB common stock. First Federal has applied to have its common stock listed on the Nasdaq SmallCap Market under the trading symbol "__________."

        We cannot complete the merger unless we obtain the necessary regulatory approvals and unless the stockholders of both First Federal and GFSB approve the merger agreement. First Federal will hold a special meeting of its stockholders on _______, 2005 at _____ a.m., local time, at its main office located at 300 North Pennsylvania Avenue, Roswell, New Mexico and GFSB will hold a special meeting of its stockholders on _______, 2005 at _____ __.m., local time, at its loan center located at 214 West Aztec Avenue, Gallup, New Mexico to consider and vote on this merger proposal.

        Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger agreement and the transactions contemplated by the merger agreement. If you do not return your proxy card, abstain, or fail to instruct your broker how to vote any shares held for you in "street name," it will have the same effect as a vote against the merger.

        This document serves two purposes. It is the proxy statement being used by both the GFSB and First Federal board of directors to solicit proxies for use at their special meetings. It is also the prospectus of First Federal regarding the First Federal common stock to be issued to GFSB stockholders if the merger is completed. This document also gives you detailed information about the merger, the merger agreement, the procedures for electing to receive shares of First Federal common stock or cash in the merger and the parties to the merger and includes a copy of the merger agreement as Annex A. YOU SHOULD READ THIS DOCUMENT AND ALL ATTACHMENTS CAREFULLY. BEFORE YOU MAKE A DECISION ON HOW TO VOTE, YOU SHOULD CONSIDER THE "RISKS RELATED TO THE MERGER" BEGINNING ON PAGE ____ OF THIS DOCUMENT.

        We are enthusiastic about the merger and the strength and capabilities we expect from the combined company. We join each other's board of directors in recommending that you vote in favor of the merger agreement and the related transactions.

Aubrey L. Dunn, Jr.                        Richard C. Kauzlaric
---------------------------------------    -------------------------------------
President and Chief Executive Officer      President and Chief Executive Officer
First Federal Banc of the Southwest, Inc.  GFSB Bancorp, Inc.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED THROUGH THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

        THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS _______, 2005, AND IT IS FIRST BEING MAILED TO FIRST FEDERAL AND GFSB STOCKHOLDERS ON OR ABOUT _____, 2005.

                      REFERENCES TO ADDITIONAL INFORMATION

        This document incorporates important business and financial information about GFSB from documents filed with the Securities and Exchange Commission ("SEC") that have not been included in or delivered with this document. You may read and copy these documents at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at HTTP://WWW.SEC.GOV. See "Where You Can Find More Information" on page ____.

        GFSB will provide you with copies of these documents, without charge, upon written or oral request to:

                               GFSB Bancorp, Inc.
                              221 West Aztec Avenue
                            Gallup, New Mexico 87301
                           Attention: Jerry R. Spurlin
                            Telephone: (505) 726-6500

        In order to receive timely delivery of the documents in advance of the special meeting of stockholders, you should make your request no later than _____________, 2005.

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON ___________, 2005 AT ___ A.M.
                              AT FIRST FEDERAL BANK
                          300 NORTH PENNSYLVANIA AVENUE
                            ROSWELL, NEW MEXICO 88201

To the Stockholders of First Federal Banc of the Southwest, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of First Federal Banc of the Southwest, Inc. ("First Federal"), will be held at _______ a.m., local time, on _________, 2005 at First Federal Bank's main office located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201 for the following purposes:

        o to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2004, by and between First Federal and GFSB Bancorp, Inc., pursuant to which GFSB Bancorp, Inc., will merge with and into First Federal Banc of the Southwest, Inc., as more fully described in the attached joint proxy statement/prospectus; and

        o to transact such other business as may properly come before the special meeting or any postponement or adjournment of the special meeting. Management of First Federal is not aware of any such other business.

        As more fully explained in the joint proxy statement/prospectus that accompanies this notice, only First Federal stockholders of record as of the close of business on ____________, 2005, are entitled to notice of and to vote at the First Federal special meeting or any adjournment or postponement of the special meeting.

        YOU ARE CORDIALLY INVITED TO ATTEND THIS SPECIAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THIS SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. IF YOUR SHARES OF FIRST FEDERAL COMMON STOCK ARE HELD IN "STREET NAME" BY YOUR BROKER OR OTHER NOMINEE, ONLY THAT HOLDER CAN VOTE YOUR SHARES. YOU SHOULD FOLLOW THE DIRECTIONS PROVIDED BY YOUR BROKER OR NOMINEE REGARDING HOW TO INSTRUCT THEM TO VOTE YOUR SHARES.

By Order of the Board of Directors



George A. Rosenbaum, Jr.
Secretary

Roswell, New Mexico
________________, 2005

                               GFSB BANCORP, INC.

                  NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS
                       TO BE HELD ON _______________, 2005
                 AT THE GALLUP FEDERAL SAVINGS BANK LOAN CENTER
                              214 WEST AZTEC AVENUE
                            GALLUP, NEW MEXICO 87301


To the Stockholders of GFSB Bancorp, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of GFSB Bancorp, Inc. ("GFSB") will be held at ____ p.m., local time, on ___________ at its loan center located at 214 West Aztec Avenue, Gallup, New Mexico 87301 for the following purposes:

        o to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2004, by and between First Federal Banc of the Southwest, Inc. ("First Federal") and GFSB pursuant to which GFSB will merge with and into First Federal and each shares of GFSB common stock (other than shares the holders of which have perfected dissenters' rights of appraisal) will be converted into the right to receive either $20.00 in cash or shares of First Federal with an approximate value of $20.00 or combination thereof as more fully described in the attached joint proxy statement/prospectus; and

        o to transact such other business as may properly come before the special meeting or any postponement or adjournment of the annual meeting. Management of GFSB, is not aware of any such other business.

        As more fully explained in the joint proxy statement/prospectus that accompanies this notice, only holders of record of GFSB common stock as of the close of business on ____________, 2005 are entitled to notice of and to vote at the GFSB special meeting or any adjournment or postponements thereof.

        YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE GFSB SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. IF YOUR SHARES OF GFSB COMMON STOCK ARE HELD IN "STREET NAME" BY YOUR BROKER OR OTHER NOMINEE, ONLY THAT HOLDER CAN VOTE YOUR SHARES. YOU SHOULD FOLLOW THE DIRECTIONS PROVIDED BY YOUR BROKER OR NOMINEE REGARDING HOW TO INSTRUCT THEM TO VOTE YOUR SHARES.

By Order of the Board of Directors


George S. Perce
Secretary

Gallup, New Mexico
_________________, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS......................................4
QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................1
SUMMARY........................................................................4
   General.....................................................................4
   The Merger..................................................................6
   The Merger Agreement.......................................................10
RISKS RELATED TO THE MERGER...................................................14
A WARNING ABOUT FORWARD-LOOKING STATEMENTS....................................16
COMPARATIVE PER SHARE DATA....................................................18
SELECTED HISTORICAL FINANCIAL INFORMATION.....................................19
   Selected Historical Financial Information For First Federal................19
   Selected Historical Financial Information For GFSB.........................21
THE FIRST FEDERAL SPECIAL MEETING.............................................24
   General....................................................................24
   Date, Place and Time of the Special Meeting................................24
   Purpose of the Special Meeting.............................................24
   Who Can Vote at the Special Meeting; Record Date...........................24
   Attending the Special Meeting..............................................25
   Quorum and Vote Required...................................................25
   Shares Held by First Federal Officers and Directors and by GFSB............25
   Voting by Proxy............................................................25
   Revocability of Proxies....................................................26
   Solicitation of Proxies....................................................26
THE GFSB SPECIAL MEETING......................................................26
   General....................................................................26
   Date, Place and Time of the Special Meeting................................27
   Purpose of the Special Meeting.............................................27
   Who Can Vote at the Special Meeting; Record Date...........................27
   Attending the Special Meeting..............................................27
   Quorum and Vote Required...................................................27
   Shares Held by GFSB Officers and Directors and by First Federal............28
   Voting by Proxy............................................................28
   Revocability of Proxies....................................................28
   Solicitation of Proxies....................................................29
   Participants in Gallup Federal Savings Bank's Employee Stock
      Ownership Plan..........................................................29
OWNERSHIP OF FIRST FEDERAL COMMON STOCK.......................................30
OWNERSHIP OF GFSB COMMON STOCK................................................32
THE MERGER....................................................................34
   Parties to the Merger......................................................34
   Form of the Merger.........................................................35
   Merger Consideration; Cash or Stock Election...............................35
   Election Procedures; Surrender of Stock Certificates.......................36
   Treatment of GFSB Stock Options............................................38
   Treatment of GFSB Stock Awards.............................................38
   Background of the Merger...................................................39
   Reasons for the Merger.....................................................41
   Effects of the Merger......................................................44
   Opinion of First Federal's Independent Financial Advisor...................45
   Opinion of GFSB's Independent Financial Advisor............................52
   Dissenters' Rights of Appraisal............................................60

   Interests of Certain GFSB Directors and Officers in the Merger.............64
   Nasdaq SmallCap Market Listing.............................................67
   Material Federal Income Tax Consequences of the Merger.....................67
   Tax Consequences to First Federal and its Stockholders.....................70
   Accounting Treatment of the Merger.........................................70
   Resales of First Federal Common Stock......................................70
   Regulatory Approvals and Notices Required for the Merger...................71
   Requirement for Stockholder Approval.......................................71
THE MERGER AGREEMENT..........................................................71
   Terms of the Merger........................................................71
   When Will the Merger be Completed..........................................72
   Conditions to Completing the Merger........................................72
   Conduct of Business Before the Merger......................................73
   Covenants of GFSB and First Federal in the Merger Agreement................77
   Terminating the Merger Agreement...........................................79
   Termination Fee............................................................80
   Expenses...................................................................81
   Changing the Terms of the Merger Agreement.................................81
   Bank Merger................................................................81
   New Members of the Board of Directors......................................81
FIRST FEDERAL'S MANAGEMENTS' DISCUSSION AND ANALYSIS..........................81
   Result of Operations.......................................................84
   Market Area................................................................93
   Lending Activities.........................................................94
   Delinquent Loans, Other Real Estate Owned and Classified Assets...........102
   Securities Activities.....................................................108
   Sources of Funds..........................................................112
   Activities of Subsidiaries and Affiliated Entities........................113
   Competition...............................................................114
   Employees.................................................................114
   Properties................................................................114
   Legal Proceedings.........................................................115
MANAGEMENT OF FIRST FEDERAL..................................................115
   Position(s) Held With First Federal Banc of the Southwest, Inc............115
   Transactions With Certain Related Persons.................................120
DESCRIPTION OF FIRST FEDERAL COMMON STOCK....................................120
   General...................................................................120
   Common Stock..............................................................120
   Preferred Stock...........................................................121
MANAGEMENT FOLLOWING THE MERGER..............................................121
   First Federal.............................................................121
   Directors' Compensation...................................................122
   Executive Officers Who Are Not Directors..................................122
PRO FORMA FINANCIAL INFORMATION..............................................123
   First Federal and GFSB....................................................124
   Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet.........124
   as of September 30, 2004..................................................124
   First Federal and GFSB....................................................126
   Unaudited Pro Forma Condensed Combined Consolidated Statement of Income...126
   For the Twelve Months Ended September 30, 2004............................126
   Notes to the Unaudited Pro Forma Condensed Combined.......................128
   Consolidated Financial Statements.........................................128
COMPARISON OF RIGHTS OF STOCKHOLDERS.........................................131
RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL.................................136
   Business Combinations with Interested Stockholders........................136
   Board of Directors........................................................137

   Stockholder Action by Written Consent; Special Meetings of Stockholders...137
   Advance Notice Provisions for Stockholder Nominations and Proposals.......137
   Preferred Stock...........................................................138
   Amendment of Certificate of Incorporation.................................138
   Delaware Corporate Law....................................................138
LEGAL MATTERS................................................................139
EXPERTS......................................................................139
WHERE YOU CAN FIND MORE INFORMATION..........................................139
STOCKHOLDER PROPOSALS........................................................141


                                     ANNEXES

ANNEX A Agreement and Plan of Merger by and between First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc., dated August 25, 2004
ANNEX B   Fairness Opinion of Hovde Financial, Inc.
ANNEX C   Fairness Opinion of McDonald Investments, Inc.
ANNEX D   Section 262 of the Delaware General Corporation Law
ANNEX E Annual Report on Form 10-KSB for the year ended June 30, 2004 (including all amendments), and Quarterly Report on Form 10-QSB for the three months ended September 30, 2004 of GFSB Bancorp, Inc.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY ARE GFSB AND FIRST FEDERAL MERGING?

        Our companies are proposing to merge because we believe that the merger will benefit our stockholders, customers and employees. We believe the merger will create a stronger financial services company that will be better positioned to compete in the financial services industry in New Mexico through expanded operations and market coverage.

WHAT AM I BEING ASKED TO VOTE ON AND HOW DOES MY BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

        You are being asked to vote "FOR" the adoption of the Agreement and Plan of Merger dated as of August 25, 2004 providing for the merger of GFSB with and into First Federal. The First Federal and GFSB boards of directors have determined that the proposed merger is in the best interests of the stockholders of their respective companies, have approved the merger agreement and recommend that their stockholders vote "FOR" the adoption of the merger agreement and the related transactions.

WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

        The adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of common stock of each of First Federal and GFSB.

WHAT WILL STOCKHOLDERS RECEIVE IN THE MERGER?

        Under the merger agreement, stockholders of GFSB will have the opportunity to elect to receive the form of consideration they receive for their shares of GFSB common stock. As a result, each share of GFSB common stock you own will be exchanged, at your election for either shares of First Federal common stock or $20.00 in cash. In addition, GFSB stockholders may elect to receive cash for some of their shares and shares of First Federal common stock for others. Under the terms of the merger agreement, 1.136 shares of First Federal common stock will be exchanged for each share of GFSB common stock.

        Pursuant to the terms and conditions of the merger agreement, elections will be limited by, among other things, a requirement that 51% of the total number of outstanding shares of GFSB common stock will be exchanged for shares of First Federal common stock. Therefore, the form of consideration you receive will depend in part on the elections of other GFSB stockholders.

        First Federal will not issue fractional shares in the merger. Instead, GFSB stockholders will receive a cash payment, without interest, for the value of any fraction of a share of First Federal common stock that they would otherwise be entitled to receive.

        The shares of First Federal common stock held by existing First Federal stockholders will not change as a result of the merger.

HOW DO I ELECT TO RECEIVE CASH, FIRST FEDERAL COMMON STOCK OR A COMBINATION OF BOTH FOR MY GFSB COMMON STOCK?

        An election form will be sent to all GFSB stockholders separately on or about the date this joint proxy statement/prospectus is mailed. For an election to be effective, a properly completed election form, along with your GFSB stock certificates or an appropriate guarantee of delivery, must be sent to and received by Registrar and Transfer Company, the exchange agent, on or before ______ p.m., _______
time, on ____________, 2005. DO NOT SEND YOUR ELECTION FORM TOGETHER WITH YOUR GFSB PROXY CARD. Instead, use the separate envelope specifically provided for the election form and your GFSB stock certificates. If you do not make a timely election you will be allocated First Federal common stock and/or cash depending on the elections made by other GFSB stockholders and as determined by First Federal.

WHAT RISKS SHOULD I CONSIDER BEFORE I VOTE ON THE MERGER AGREEMENT?

        You should review "Risks Related to the Merger" on pages ____ through ____ of this document.

WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

        We are working to complete the merger during the first or second calendar quarter of 2005. We must first obtain the necessary regulatory approvals and the approvals of our respective stockholders at our respective special meetings. We cannot assure you when or if all the conditions to the merger will be met, and it is possible that we may not complete the merger.

HOW DO THE BOARD OF DIRECTORS OF GFSB AND FIRST FEDERAL PLAN TO VOTE?

        All of the GFSB directors have signed an agreement with First Federal committing that they will vote all of the shares of GFSB common stock they are entitled to vote in favor of the merger agreement. In addition, all of the First Federal directors have signed an agreement with GFSB committing that they will vote all of the shares of First Federal common stock they are entitled to vote in favor of the merger agreement.

DO I HAVE APPRAISAL RIGHTS?

        Under Section 262 of the Delaware General Corporation Law, both First Federal's and GFSB's stockholders have the right to obtain an appraisal of the value of their shares of common stock in connection with the merger. However, in order to perfect these appraisal rights, there are certain specific procedures you must follow. These procedures are described more fully beginning on page
___.

        We have included a copy of Section 262 of the Delaware General Corporation Law as Annex D to this document.

I AM A GFSB STOCKHOLDER. HOW DO I EXCHANGE MY GFSB STOCK CERTIFICATES?

        If you make an election, you must return your GFSB stock certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and First Federal common stock among GFSB stockholders, in accordance with the election allocation, election and proration procedures in the merger agreement. If you do not submit an election, form, you will receive instructions on how to surrender your GFSB stock certificates from the exchange agent after the merger is completed. IN ANY EVENT, YOU SHOULD NOT FORWARD YOUR GFSB STOCK CERTIFICATES WITH YOUR PROXY CARD.

WHAT DO I NEED TO DO NOW?

        After you have read this document, please indicate on your proxy card how you want to vote your shares. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the First Federal special meeting or the GFSB special meeting.

IF MY FIRST FEDERAL OR GFSB SHARES ARE HELD IN "STREET NAME" BY MY BROKER, BANK OR NOMINEE, WILL MY BROKER, BANK OR NOMINEE AUTOMATICALLY VOTE MY SHARES FOR ME?

        No. Your broker, bank or nominee cannot vote your shares of First Federal or GFSB common stock unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, bank or nominee, your shares will not be voted, and this will have the effect of voting against adoption of the merger agreement. Please check the voting form used by your broker, bank or nominee to see if it offers telephone or internet voting.

MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

        Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the person whom you submitted your proxy stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods you must submit your notice of revocation or your new proxy card to your company before the special meeting. If you are a First Federal stockholder, submit your notice of revocation or new proxy card to First Federal, 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, attention George A. Rosenbaum, Jr., Secretary. If you are a GFSB stockholder, submit your notice of revocation or new proxy card to GFSB, 221 West Aztec Avenue, Gallup, New Mexico 87301, attention George S. Perce, Secretary. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. You must request a ballot and vote the ballot at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your vote. Your last vote will be the vote that is counted.

WHO CAN HELP ANSWER YOUR QUESTIONS?

        If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:


For First Federal stockholders:                   For GFSB stockholders:


George A. Rosenbaum, Jr.                          Jerry R. Spurlin
First Federal Banc of the Southwest, Inc.         GFSB Bancorp, Inc.
300 North Pennsylvania                            221 West Aztec Avenue
Roswell, New Mexico 88201                         Gallup, New Mexico 87301
Telephone: 505-622-6201                           Telephone: 505-726-6500


        Please also see "Where Can I Find More Information" on page ____ to find out where you can find additional important information about First Federal and GFSB.


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                                     SUMMARY

        THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION REGARDING THE PROPOSED MERGER AND STOCKHOLDER MEETINGS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER YOU TO, INCLUDING THE MERGER AGREEMENT, WHICH WE HAVE ATTACHED AS ANNEX A. SEE ALSO "WHERE CAN I FIND MORE INFORMATION?" ON PAGE ____. EACH ITEM IN THIS SUMMARY REFERS TO THE PAGE OF THIS DOCUMENT ON WHICH THAT SUBJECT IS DISCUSSED IN GREATER DETAIL.

GENERAL

        This joint proxy statement/prospectus relates to the proposed acquisition of GFSB by First Federal through the merger of GFSB with and into First Federal. Following GFSB's merger with First Federal, Gallup Federal Savings Bank, a wholly owned subsidiary of GFSB, will merge with and into First Federal Bank, a wholly owned subsidiary of First Federal. We expect to complete the merger during the second quarter of 2005.

THE PARTIES (PAGE ___)

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.

     300 North Pennsylvania Avenue
     Roswell, New Mexico 88201
     Telephone:  (505) 622-6201

        First Federal is a Delaware corporation and registered savings and loan holding company. First Federal's principal operating subsidiary is First Federal Bank, a federally chartered savings bank. At September 30, 2004, First Federal had, on a consolidated basis, approximately $348.1 million in total assets, $254.4 million in total deposits, $251.7 million in net loans receivable and stockholders' equity of $34.0 million.

        Through First Federal Bank, First Federal serves clients through its nine full services branches located in Bernalillo, Chaves, Dona Anna, Lincoln, and Otero Counties, New Mexico and El Paso, Texas.

GFSB BANCORP, INC.

     221 West Aztec Avenue
     Gallup, New Mexico 87031
     Telephone:  (505) 757-6500

        GFSB is a Delaware corporation and registered savings and loan holding company. GFSB's principal operating subsidiary is Gallup Federal Savings Bank, a federally chartered savings bank. At September 30, 2004, GFSB had, on a consolidated basis, approximately $227.9 million in total assets, $136.4 million in total deposits, $152.4 million in net loans receivable and stockholders' equity of $18.9 million.

        Through Gallup Federal Savings Bank, GFSB serves clients through its two full service offices located in Gallup and Farmington, New Mexico.

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The Special Meetings (PAGE ___)

     FIRST FEDERAL

        First Federal will hold its special meeting of stockholders at the main office of First Federal Bank located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, at __________ a.m. on ____________, 2005. At the special meeting, First Federal stockholders will vote upon the proposal to approve and adopt the merger agreement and the merger and any other matters that properly come before the special meeting.

     GFSB

        GFSB will hold its special meeting of stockholders at the loan center of Gallup Federal Savings Bank located at 214 West Aztec Avenue, Gallup, New Mexico 87301, at _____ __.m. on _____________, 2005. At the special meeting, holders of
GFSB common stock will vote upon the proposal to approve and adopt the merger agreement and the merger and any other matters that properly come before the special meeting.

RECORD DATES (PAGE ____)

     FIRST FEDERAL

        You are entitled to notice of and to vote at the First Federal special meeting if you were the record owner of shares of First Federal common stock on ____________, 2005, the First Federal record date. As of that First Federal record date, there were _____________ shares of First Federal common stock issued and outstanding held by approximately _____ holders of record. Each holder of First Federal common stock is entitled to one vote per share on any matter that may properly come before the special meeting.

     GFSB

        You are entitled to notice of and to vote at the GFSB special meeting if you were the record owner of shares of GFSB common stock on ____________, 2005, the GFSB record date. As of the GFSB record date, there were ______________ shares of GFSB common stock issued and outstanding held by approximately ____ holders of record. Each holder of GFSB common stock is entitled to one vote per share on any matter that may properly come before the special meeting.

VOTES REQUIRED (PAGE ____)

     FIRST FEDERAL

        Approval by the First Federal stockholders of the proposal to approve and adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of First Federal's common stock. See "The Merger - Requirement for Stockholder Approval" on page ____.

     GFSB

        Approval by the GFSB stockholders of the proposal to approve and adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of GFSB common stock. See "The Merger - Requirement for Stockholder Approval" on page ____.

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SHARE OWNERSHIP BY DIRECTORS AND OFFICERS (PAGES ____ THROUGH ____)

        As of the First Federal record date, the directors and officers of First Federal and their affiliates beneficially owned (exclusive of options) an aggregate of __________ shares of First Federal common stock, or approximately ________ % of the shares of the First Federal common stock then outstanding. Each director of First Federal executed a voting agreement with GFSB that commits such director to vote the shares of First Federal common stock he or she owns in favor of the proposal to approve and adopt the merger agreement.

        As of the GFSB record date, the directors and officers of GFSB and their affiliates beneficially owned (exclusive of options) an aggregate of ___________ shares of GFSB common stock, or approximately _____% of the shares of the GFSB common stock then outstanding. Each director of GFSB executed a voting agreement with First Federal that commits such director to vote the shares of GFSB common stock he or she owns in favor of the proposal to approve and adopt the merger agreement.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGE ____)

     TO FIRST FEDERAL STOCKHOLDERS:

        The First Federal board of directors has approved and adopted the merger agreement, and recommends a vote "FOR" approval of the merger agreement and the related transactions. You should refer to the reasons that the First Federal board of directors considered in determining whether to approve the merger agreement and related transactions, which are discussed on pages ____ through
_____.

     TO GFSB STOCKHOLDERS:

        The GFSB board of directors has approved and adopted the merger agreement, and recommends a vote "FOR" approval of the merger agreement and the related transactions. You should refer to the reasons that the GFSB board of directors considered in determining whether to approve and adopt the merger agreement and the related transactions, which are discussed on pages____ through____.

THE MERGER

EACH SHARE OF GFSB COMMON STOCK WILL BE EXCHANGED FOR EITHER SHARES OF FIRST FEDERAL COMMON STOCK OR $20.00 IN CASH (PAGE____)

        Upon the closing of the merger, each share of GFSB common stock (other than shares the holders of which have perfected dissenters' rights of appraisal) will automatically be converted into the right to receive either shares of First Federal common stock or $20.00 in cash. You may elect either of these options and may elect to receive cash for some shares of First Federal common stock for others. The number of shares of First Federal common stock to be exchanged for each share of GFSB common stock will be1.136.

        The amount of cash and/or First Federal common stock that you receive may be different from the amounts that you elect due to the allocation and proration procedures described in the merger agreement. The merger agreement provides that 51% of the outstanding GFSB common stock will be converted into First Federal common stock and 49% of the GFSB common stock will be converted into cash. Because the tax consequences of receiving cash will differ from the tax consequences of receiving First Federal common stock, you should carefully read the section of this document entitled "Material Federal Income Tax Consequences of the Merger" beginning on page____.

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EACH SHARE OF FIRST FEDERAL COMMON STOCK IS VALUED AT 165% OF THE BOOK VALUE AT
SEPTEMBER 30, 2004 (PAGE ____)

        The merger agreement provides that the value assigned to each share of First Federal common stock is $17.60 which represents 165% of its book value as of September 30, 2004, as determined in accordance with generally accepted accounting principles, subject to certain adjustments. If you elect to exchange some or all of your GFSB common stock for First Federal common stock, you should be aware that there are no guarantees that the common stock of First Federal will trade on the Nasdaq SmallCap market at a price equal to or exceeding $17.60.

HOW TO ELECT TO RECEIVE CASH OR FIRST FEDERAL STOCK AND EXCHANGE YOUR GFSB STOCK CERTIFICATES (PAGES___-____)

        The exchange agent or, if your GFSB common stock is held in "street name," your broker, bank or nominee, will mail you an election form on or about the date this joint proxy statement/prospectus. The election form allows you to elect to receive cash, First Federal common stock, or a combination of cash and First Federal common stock or to elect no preference as to the type of consideration you receive for your shares of GFSB common stock.

        In order for your election to be effective, you must return your properly completed election form, along with your GFSB stock certificates or an appropriate guarantee of delivery to:

                         Registrar and Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016

on or before 5:00 p.m., ___________ time, on ____________, 2005. Registrar and
Transfer Company will act as First Federal's exchange agent in the merger and will process the exchange of GFSB stock certificates for either cash, First Federal common stock or combination of both cash and shares of First Federal common stock. Shortly after the merger, the exchange agent will allocate cash and First Federal common stock among GFSB stockholders, in accordance with the allocation, election and proration procedures in the merger agreement. If you do not make a proper election, you will receive instructions on how to surrender your GFSB stock certificates from the exchange agent after the merger is completed. In any event, you should NOT forward your GFSB stock certificates with your proxy cards.

        If you have a preference for receiving either cash, First Federal common stock or combination of both the First Federal common stock and cash for your GFSB common stock, you should complete and return the election form. If you elect no preference or do not make an election, you will be allocated First Federal common stock and/or cash depending on the elections made by other GFSB stockholders. Please remember, however, that even if you do make an election, you might not receive the amount of cash and/or First Federal common stock that you elect due to the requirement that 51% of the outstanding shares of GFSB common stock be exchanged for First Federal common stock and the remaining 49% will be exchanged for cash.

OPINION OF HOVDE FINANCIAL, LLC., FINANCIAL ADVISOR TO FIRST FEDERAL (PAGE ____)

        Hovde Financial, LLC ("Hovde"), the independent financial advisor to First Federal, rendered a written fairness opinion to the First Federal board of directors, dated as of August 25, 2004 and updated to ____________, 2005, stating that as of such dates, the proposed merger consideration to be paid to the stockholders of GFSB is fair, from a financial point of view, to the stockholders of First Federal. A copy of the updated fairness opinion, setting forth the information reviewed, assumptions made and matters

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considered by Hovde is attached to this document as Annex B. First Federal stockholders are encouraged to read the fairness opinion in its entirety.

OPINION OF MCDONALD INVESTMENTS, INC., FINANCIAL ADVISOR TO GFSB (PAGES____ THROUGH____)

        McDonald Investments, Inc. ("McDonald"), the independent financial advisor to GFSB, rendered a written fairness opinion to the GFSB board of directors, dated as of August 25, 2004 and updated to ____________, 2005, stating that as of such dates the merger consideration to be paid was fair, from a financial point of view, to the GFSB stockholders. A copy of the updated fairness opinion, setting forth the information reviewed, assumptions made and matters considered by McDonald is attached to this document as Annex C. GFSB stockholders should read the fairness opinion in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES____ THROUGH____) [SECTION TO BE UPDATED]

        Some of GFSB's directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in GFSB. The members of GFSB's board of directors knew about these additional interests, and considered them, when they approved the merger agreement. The interests of GFSB's directors and officers include:

        o a severance payment to Richard P. Gallegos, the President of Gallup Federal Savings Bank, in consideration of the termination of his existing change in control severance agreement of approximately $254,840, and a $35,000 payment under a Release and Non-Compete Agreement that he entered into with First Federal, GFSB and Gallup Federal Savings Bank;

        o the vesting of unvested GFSB restricted stock and stock options awards as a result of completion of the merger;

        o First Federal's offer of two year employment contracts to Leonard C. Scalzi, William W. Head, Jr., and Jerry R. Spurlin and two year change in control agreements to Ginger R. Palmer and Debra S. Fischer, effective only upon closing of the merger;

        o the provisions in the merger agreement relating to the indemnification of directors and officers and insurance for directors and officers of GFSB for events occurring before the merger; and

        o the appointment of two directors of GFSB to the board of directors of First Federal and First Federal Bank.

DIRECTORS AND OFFICERS OF FIRST FEDERAL AND FIRST FEDERAL BANK FOLLOWING THE MERGERS (PAGE____)

        Upon completion of the merger, the current directors and officers of First Federal will remain directors and officers of First Federal. Upon completion of the subsequent bank merger, the current directors and officers of First Federal Bank will remain directors and officers of First Federal Bank.

        The officers of Gallup Federal Savings Bank, other than Richard P. Gallegos, will serve as officers of First Federal or First Federal Bank after completion of the merger. In addition, Richard C. Kauzlaric and Michael P. Mataya, who are current members of the board of directors of GFSB, will be appointed to the board of directors of First Federal and First Federal Bank.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGES____ THROUGH____)

        If you are a GFSB stockholder, the tax consequences of the merger to you will depend upon the form of consideration you receive in the merger.

        If you receive only shares of First Federal common stock and cash in lieu of a fractional share in exchange for your GFSB common stock, then you generally will not recognize any gain or loss, except with respect to the cash received in lieu of a fractional share. If you receive only cash, then you generally will recognize gain and likely will be permitted to recognize loss equal to the difference between the amount of cash you receive and your basis in your GFSB common stock. The tax treatment of any gain will depend upon your individual circumstances.

        If you receive a combination of First Federal common stock and cash other than cash in lieu of a fractional share in exchange for your GFSB common stock, then you will generally recognize gain in an amount equal to the lesser of the total amount of cash received or the amount of gain realized on the exchange, but you are not permitted to recognize a loss. Any gain recognized may be treated as a dividend or capital gain, depending on your particular circumstances.

        The merger will not be taxable at the corporate level and there will be no tax consequences to First Federal stockholders.

        THIS TAX TREATMENT MAY NOT APPLY TO ALL GFSB STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES THAT ARE PARTICULAR TO YOU.

MARKET PRICE INFORMATION (PAGE____)

        First Federal has never traded on an established exchange or automated quotation system. First Federal's common stock has no market makers and trades infrequently. First Federal has applied to have its common stock, as of the date the merger is completed, listed on the Nasdaq SmallCap Market under the symbol "__________". As a part of such effort, First Federal must obtain at least three market makers for its shares of common stock. However, there can be no assurance as to whether First Federal will obtain the required number of market makers for its shares of common stock, whether the common stock will be quoted on the Nasdaq SmallCap Market, or whether an active and liquid market for First Federal's common stock will develop. The most recent First Federal common stock trade we are aware of prior to the announcement of the merger on August 25, 2004, at a price of $79.00 per share (which translates to $9.875 after giving effect to the First Federal eight for one stock split which occurred in January
2005). The most recent First Federal common stock trade we are aware of prior to the date of this document took place on _________ at a price of $______ per share (after giving effect to the stock split).

        Shares of GFSB common stock trade on the Nasdaq SmallCap Market under the symbol "GUPB." The closing price for GFSB's common stock on August 24, 2004, the last day on which shares of its common stock were traded before the public announcement of the merger, was $21.00 per share. The closing price for GFSB's common stock on __________, 2005, the last practicable trading date before the date of this document was $_____ per share.



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ACCOUNTING TREATMENT (PAGE____)

        The merger will be accounted for under the purchase method of accounting. Under this method of accounting, First Federal will record the fair market value of GFSB's assets and liabilities on its financial statements. The difference between the purchase price paid by First Federal and the fair market value of GFSB's tangible and identifiable intangible assets net of its liabilities will be recorded on First Federal's books as "goodwill."

REGULATORY APPROVALS (PAGE____)

        First Federal and First Federal Bank must make certain filings with or obtain approvals from the Office of Thrift Supervision, which we refer to as the OTS, in connection with the transactions contemplated by the merger agreement. We cannot predict whether or when we will obtain this required regulatory clearance or whether any such clearance would have adverse conditions that would permit First Federal to not consummate the merger.

APPRAISAL RIGHTS (PAGE____)

        Both First Federal's and GFSB's stockholders have appraisal rights in connection with the merger. Under Delaware law, GFSB stockholders who do not wish to accept the merger consideration and First Federal stockholders who wish to perfect such appraisal rights can dissent from the transaction and have the fair value of their shares judicially determined and paid in cash. However, in order to perfect such rights, you must not vote for the adoption of the merger agreement and must follow specific procedures. You should carefully read "The Merger-Appraisal Rights" and Section 262 of the Delaware Law which is attached as Annex D to this proxy statement.

DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE____)

        Both First Federal and GFSB are Delaware corporations. GFSB stockholders who receive First Federal common stock in the merger will become First Federal stockholders, and their rights will continue to be governed by Delaware law as well as by First Federal's certificate of incorporation and bylaws. However, there are several differences between the rights of GFSB's stockholders and those of First Federal stockholders.


THE MERGER AGREEMENT

THERE ARE CONDITIONS THAT MUST BE SATISFIED OR WAIVED FOR THE MERGER TO OCCUR (PAGE____)

        Before we can complete the merger, each of the following conditions, among others, must either be met or, unless prohibited by law, waived by the party who was not obligated to meet such condition:

        o First Federal and GFSB stockholders each must approve the merger agreement by the affirmative vote of a majority of the issued and outstanding shares of First Federal and GFSB;

        o there must not be any outstanding decrees, injunctions, orders or pending proceedings by a governmental authority that would enjoin or prohibit the merger;

        o First Federal and GFSB and their respective subsidiaries must have received all necessary authorizations, orders and consents of governmental authorities for the merger, without the imposition of any condition that is reasonably likely to have an adverse effect, and any required waiting periods must have expired;

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        o       the Securities and Exchange Commission must declare effective the registration statement relating to the shares of First Federal common stock to be issued to GFSB stockholders in the merger, of which this joint proxy statement/prospectus is a part and all required state "blue sky" approvals shall have been obtained;

        o First Federal must have used its best efforts to obtain approval from the Nasdaq SmallCap Market to list the shares of First Federal common stock that will be issued in the merger;

        o all representations and warranties made by both First Federal and GFSB in the merger agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect;

        o First Federal and GFSB must have performed their respective obligations under the merger agreement in all material respects;

        o       the parties must have received all required consents;

        o the parties must have received an opinion of counsel to the effect that the merger qualifies as a tax-free reorganization under United States federal income tax laws;

        o First Federal Bank and Gallup Federal Savings Bank must have capital levels, immediately prior to the effective time of the merger, at least equal to their capital levels reported as of December 31, 2003, less certain transaction-related expenses;

        o There shall have been no violation of certain employment and other agreements entered into between certain officers of GFSB and Gallup Federal Savings Bank and First Federal; and

        o First Federal shall have deposited with the exchange agent sufficient cash to pay the aggregate cash consideration to be paid and irrevocably instructed its transfer agent to issue a sufficient number of its shares.

        We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE____)

        Either GFSB or First Federal may terminate the merger under certain circumstances prior to closing or before or after the requisite stockholder approvals, including the following:

        o       by mutual written consent by First Federal and GFSB;

        o by either party if GFSB cannot obtain the requisite stockholder approval, subject to certain limitations;

        o by either party if a required regulatory approval is denied or a governmental authority prohibiting the merger;

        o       by either party if the merger is not completed by June 30, 2005;

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        o       by the non-breaching party if the other party makes a
                misrepresentation, breaches a warranty or fails to satisfy or fulfill a covenant that would have a material adverse effect on the party seeking to terminate the merger agreement;

        o First Federal may also terminate the merger agreement if (i) the GFSB stockholders fail to approve the merger agreement or the stockholders' meeting is not held and (ii) GFSB's board of directors withdraws or revises its recommendation to its stockholders to approve the merger agreement in an adverse way to First Federal; First Federal may also terminate the merger agreement if any person or group acquires 25% or more of the voting power of GFSB;

        o GFSB may terminate the merger agreement prior to its stockholder meeting under certain circumstances in order to accept a superior proposal if, following notice to First Federal, First Federal does not make an offer that is as favorable as the superior proposal; or

        o First Federal may terminate the merger agreement if GFSB becomes entitled to terminate the merger agreement in order to accept a superior proposal under certain circumstances.

TERMINATION FEES (PAGE____)

        GFSB must pay First Federal a termination fee of $800,000 if the First Federal terminates the merger agreement due to: (i) the GFSB stockholders failing to approve the merger agreement after the GFSB board failed to recommend approval of the merger agreement, or withdrew, modified or qualified its recommendation in an adverse way, or (ii) GFSB having entered into an agreement with a third party.

        GFSB also must pay First Federal a termination fee of $800,000 if within 12 months after the merger agreement is terminated, GFSB consummates or enters into any agreement with respect to an acquisition proposal where the merger agreement was terminated under either of the following circumstances:

        o First Federal terminates the merger agreement as a result of a breach of the merger agreement by GFSB, and an acquisition proposal from a third party had been publicly announced, disclosed or communicated or made known to GFSB prior to the date of termination; or

        o the merger agreement is terminated due to the failure of GFSB's stockholders to approve the merger, and an acquisition proposal from a third party had been publicly announced, disclosed or communicated or made known to GFSB prior to the date of the GFSB stockholders' meeting.

        Under no circumstances will GFSB be required to pay more than $800,000 in the aggregate under the termination fee provisions.

PAYMENT OF EXPENSES (PAGE____)

        First Federal and GFSB will pay their own fees, costs and expenses incurred in connection with the merger, except that expenses incurred in the printing and mailing of this joint proxy statement/prospectus will be shared equally by both parties.

COMPLETION OF THE MERGER (PAGE____)

        The merger will become effective when we file a certificate of merger with the Delaware Secretary of State. The bank merger will become effective at the time and date specified in the Articles of Combination endorsed by the OTS. It is anticipated that the merger will be completed in the second quarter of 2005.

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AGREEMENT NOT TO SOLICIT OTHER PROPOSALS (PAGE____)

        GFSB has agreed not to initiate, solicit, encourage, facilitate, or discuss any acquisition proposal with a third party. Despite the agreement of GFSB not to solicit other acquisition proposals, the board of directors of GFSB may generally negotiate, have discussions with, or provide certain information to a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the GFSB board of directors, in good faith deems such action to be necessary for the proper discharge of its duties to GFSB stockholders.

AMENDMENT; WAIVER (PAGE____)

        The merger agreement may be amended by the parties at any time before the closing of the merger. However, once GFSB stockholders approve the merger agreement, First Federal and GFSB may not reduce or change the consideration to be received by GFSB stockholders in the merger. In addition, each party can waive in writing their rights to require the other party to adhere to the terms and conditions of the merger agreement, where applicable law allows.






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                           RISKS RELATED TO THE MERGER

        IN ADDITION TO THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE MATTERS ADDRESSED UNDER THE CAPTION "A WARNING ABOUT FORWARD-LOOKING INFORMATION" BEGINNING ON PAGE____, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DETERMINING WHETHER TO VOTE FOR THE MERGER AGREEMENT.

IF YOU ARE A GFSB STOCKHOLDER, YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT.

        The merger agreement contains allocation and proration provisions that are designed to ensure that 51% of the outstanding shares of common stock of GFSB will be exchanged for shares of First Federal common stock and the remaining 49% of the outstanding shares of common stock of GFSB will be exchanged for cash. If you elect to receive all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in shares of First Federal common stock. If you elect to receive all First Federal common stock and the available First Federal common stock is oversubscribed, then you will receive a portion of the merger consideration in cash. The type of consideration you receive may also be affected by the requirement that the value of the stock portion of the merger consideration must be equal to at least 45% of the aggregate merger consideration.

        If you receive a different form of consideration than you elected, the tax consequences to you may be different than they would have been had you received the form of consideration you elected (including the possible recognition of taxable gain to the extent cash is received.) See "The Merger--Material Federal Income Tax Consequences of the Merger" on page ___.

BECAUSE THE VALUE OF FIRST FEDERAL COMMON STOCK HAS BEEN NEGOTIATED IN THE MERGER AGREEMENT, YOU CANNOT BE SURE OF THE MARKET VALUE OF THE FIRST FEDERAL COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER.

        Upon the closing of the merger, each share of GFSB common stock will automatically be converted into the right to receive either shares of First Federal common stock or $20.00 in cash based on your election preference. The number of shares of First Federal common stock to be exchanged for each share of GFSB common stock will be 1.136 (after giving effect to the stock split). Pursuant to the terms of the merger agreement, First Federal's common stock is valued at $17.60 which represents 165% of its book value, as determined in accordance with generally accepted accounting principles, as of September 30, 2004. Changes in the value of First Federal common stock that you will receive on the date of the merger may occur once the stock begins to trade on the Nasdaq SmallCap market and may result from a variety of factors, including general market and economic conditions, changes in First Federal's businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond First Federal's control.

THE PRICE OF FIRST FEDERAL COMMON STOCK MIGHT DECREASE AFTER THE MERGER.

        Following the merger, many holders of GFSB common stock will become stockholders of First Federal. Such persons should be aware First Federal common stock could decline in value after the merger or have a value of less than 165% of First Federal's book value at September 30, 2004. In particular, because First Federal's common stock has never been publicly traded, there can be no assurance as to the range within which it will trade. The market value of First Federal common stock is expected to fluctuate based upon general market economic conditions, First Federal's business and prospects and other factors.

THE TAX CONSEQUENCES OF THE MERGER FOR GFSB STOCKHOLDERS WILL BE DEPENDENT ON THE MERGER CONSIDERATION RECEIVED.

        The tax consequences of the merger to GFSB stockholders will be dependent on the merger consideration received by GFSB stockholders. GFSB stockholders generally will not recognize any gain or loss on the exchange of shares of GFSB common stock solely for shares of First Federal common stock; however, GFSB stockholders generally will be taxed to the extent you receive cash in exchange for your shares of GFSB common stock or instead of any fractional share of First Federal common stock that such stockholders would otherwise be entitled to receive. For detailed discussion of the tax consequences of the merger, see "The Merger -- Material Federal Income Tax Consequences of the Merger."

DIRECTORS AND OFFICERS OF GFSB HAVE POTENTIAL INTERESTS IN THE MERGER BESIDES THOSE OF A GFSB STOCKHOLDER.

        GFSB's executive officers negotiated the merger agreement with First Federal, and the board of directors approved the merger agreement and is recommending that GFSB stockholders vote for the merger agreement. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that GFSB's executive officers and directors have various interests in the merger besides being GFSB stockholders. See "Interests of Certain GFSB Directors and Officers in the Merger."

THERE ARE UNCERTAINTIES IN INTEGRATING THE BUSINESS OPERATIONS OF GFSB WITH FIRST FEDERAL AND IN REALIZING ENHANCED EARNINGS FOR THE COMBINED COMPANY.

        The merger and the bank merger involve the integration of companies that have previously operated independently. Successful integration of GFSB's consolidated operations will depend primarily on First Federal's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that First Federal and GFSB will be able to integrate their operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

        The combined company's results may be affected if:

        o the combination of the businesses of First Federal and GFSB takes longer, or is more difficult, time-consuming or costly to accomplish than expected;

        o the expected growth opportunities and cost savings from the merger are not fully realized or take longer to realize than expected;

        o economic conditions deteriorate in the Roswell or Gallup, New Mexico, the primary market areas of First Federal and GFSB, respectively; or

        o operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, are greater than expected.

        If any of these risks were to occur, the business, operations and/or earnings of the combined company could be negatively affected.

UPON COMPLETION OF THE MERGER, THE CURRENT STOCKHOLDERS OF FIRST FEDERAL WILL HAVE THEIR OWNERSHIP INTERESTS DILUTED.

        The issuance of the shares of First Federal common stock in the merger will dilute the ownership of the current First Federal stockholders. In the merger, First Federal proposes to issue up to 685,464 shares of First Federal common stock, which after issuance will represent approximately 17.8% of the issued and outstanding shares of First Federal common stock (excluding any stock options).

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        First Federal and GFSB each have made forward-looking statements in this document, and in certain documents that we refer to in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each respective company's management, and on information currently available to them. Forward-looking statements include the information concerning possible or assumed future results of operations of First Federal and/or GFSB are often preceded by, followed by, or include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Among other things, First Federal and GFSB each have made statements in this document regarding statements of the benefit of the merger, including future financial and operating results, cost savings, enhancements, revenues, accretions and reported earnings that may be realized from the merger, statements about First Federal's and GFSB's plans, objections, expectations, and intentions and other statements that are not historical facts. With respect to estimated cost savings, First Federal has made certain assumptions regarding, among other things, the extent of operational overlap between First Federal and GFSB, the amount of general and administrative expense consolidation, costs relating to converting GFSB's bank operations and data processing to First Federal's systems and the costs related to the merger. The realization of cost savings is subject to the risk that the foregoing assumptions are not accurate.

        Moreover, any statements in this document regarding the anticipated effect of the merger and our anticipated performance in future periods are subject to risks relating to, among other things, the following:

        o the businesses of First Federal and GFSB may not be combined successfully, or the combination may take longer or be more difficult, time consuming or costly to accomplish than expected;

        o the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

        o operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

        o the merger may not be consummated because of, among other things, a failure to obtain required stockholder or governmental approvals, or adverse regulatory conditions imposed in connection with governmental approvals of the merger;

        o       adverse governmental or regulatory policies may be enacted;

        o the interest rate environment may change, so as to compress margins and adversely affect net interest income;

        o First Federal or GFSB may experience adverse changes to credit quality; and

        o First Federal or GFSB may experience increased competition from other financial services companies in their market areas.

        Management of First Federal and GFSB believe these forward-looking statements are reasonable; however, you should not place undue reliance on such forward-looking statements, which are based on current expectations.

        Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of First Federal following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Federal's and GFSB's ability to control or predict. For those statements, First Federal and GFSB claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                           COMPARATIVE PER SHARE DATA

        The following table sets forth information about certain historical, pro forma and pro forma equivalent per share financial information. In presenting the comparative pro forma information for certain time periods, we assumed that the merger had been effective throughout those periods and made certain other assumptions. See "Pro Forma Financial Information" on page ___.

        We present this information to reflect the fact that some GFSB stockholders will receive shares of First Federal common stock for each share of GFSB common stock exchanged in the merger. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

        The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. See "Pro Forma Financial Information."

                                          FIRST FEDERAL       GFSB      PRO FORMA     PER EQUIVALENT
                                          HISTORICAL(1)    HISTORICAL    COMBINED      GFSB SHARE(4)
                                          -------------    ----------    --------      -------------
                                                                  (unaudited)
BOOK VALUE PER COMMON SHARE:
As of September 30, 2004                   $    10.67       $  16.48     $_____(2)        $_____

CASH DIVIDENDS DECLARED PER COMMON
SHARE:
For the Year ended September 30, 2004      $   0.1874       $  0.485     $_____(3)        $_____

DILUTED NET INCOME PER COMMON SHARE:
Year ended September 30, 2004              $     0.96       $   1.26     $_____           $_____

------------------------------
(1) First Federal per share data has been adjusted to reflect an eight for one stock split.
(2) The pro forma combined book value per share of First Federal common stock is based upon the pro forma combined common stockholders' equity for First Federal and GFSB divided by total pro forma common shares of the combined entity.
(3) Pro forma dividends per share represent First Federal's historical dividends per share.
(4) The per equivalent GFSB share amounts are computed by multiplying the pro forma combined amounts by a factor of 1.136 to reflect the exchange ratio in the merger.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

        The following tables show summarized historical financial data for First Federal and GFSB. You should read this summary financial information in connection with First Federal's and GFSB's historical financial information.

        The audited financial statements of First Federal are included herein. The audited financial statements of GFSB are included in GFSB's Annual Report on Form 10-KSB (and any amendments) and the unaudited financial statements of GFSB for the three months ended September 30, 2004 and 2003 are included in GFSB's Quarterly Report on Form 10-QSB, both of which are included in Annex E.

        Unaudited financial statements for First Federal and GFSB include normal, recurring adjustments necessary to fairly present the data for those periods. The unaudited data for periods of less than one year are not necessarily indicative of expected results for a full year's operation.

           SELECTED HISTORICAL FINANCIAL INFORMATION FOR FIRST FEDERAL


                                                                   AT SEPTEMBER 30,
                                        -------------------------------------------------------------------------
                                            2004           2003           2002           2001            2000
                                        ------------   ------------   ------------    ------------   ------------
SELECTED FINANCIAL CONDITION DATA:

Total assets.......................     $348,055,325   $359,184,512   $325,361,381    $289,218,873   $257,454,750
Loans receivable, net..............      251,662,258    250,893,814    251,387,806     227,574,766    211,994,209
Loans held-for-sale................        1,776,667      4,043,369      3,466,259       1,032,292        846,751
Investment securities..............       41,167,030     49,726,259     24,050,086      22,135,154     28,428,828
Interest-earning deposits..........       27,944,363     33,397,851     26,722,112      20,441,362        599,425
Deposits...........................      254,393,577    263,440,711    255,762,658     238,566,675    212,093,127
Borrowings.........................       57,329,399     61,508,851     37,655,292      20,760,239     18,805,833
Stockholders' equity...............       33,992,385     31,953,375     30,007,872      27,601,264     24,353,386


                                                               YEARS ENDED SEPTEMBER 30,
                                        -------------------------------------------------------------------------
                                            2004           2003           2002           2001            2000
                                        ------------   ------------   ------------    ------------   ------------
SELECTED OPERATING DATA:

Interest income....................     $18,771,567    $20,829,432    $21,016,426     $22,543,552    $21,202,083
Interest expense...................       5,680,538      6,504,500      7,225,473      10,869,364     10,426,447
                                        -----------    -----------    -----------     -----------    -----------
   Net interest income.............      13,091,029     14,324,932     13,790,953      11,674,188     10,775,636
Provision for loan losses..........        (198,130)        90,980        357,574         213,386        509,797
                                        -----------    -----------    -----------     -----------    -----------
   Net interest income after
     provision for loan losses.....      13,289,159     14,233,952     13,433,379      11,460,802     10,265,839
Other income.......................       1,937,683      2,431,892      1,488,927       1,113,822        857,039
Other expense .....................      10,258,644     10,873,477      9,776,474       8,394,581      7,923,892
                                        -----------    -----------    -----------     -----------    -----------
Income before income tax expense...       4,968,198      5,792,367      5,145,833       4,180,043      3,198,986
Income tax expense.................       1,911,147      2,221,869      2,004,323       1,669,168      1,225,848
                                        -----------    -----------    -----------     -----------    -----------
   Net income......................     $ 3,057,051    $ 3,570,498    $ 3,141,510     $ 2,510,875    $ 1,973,138
                                        ===========    ===========    ===========     ===========    ===========


                                                            AT OR FOR THE YEARS ENDED SEPTEMBER 30,
                                            -------------------------------------------------------------------------
                                                2004            2003          2002           2001           2000
                                            -------------  -------------  -------------  -------------  -------------
SELECTED FINANCIAL RATIOS AND
OTHER DATA:

PERFORMANCE RATIOS:
Return on assets (ratio of net
   income to average total assets)....               0.9%           1.0%           1.0%           0.9%           0.6%
Return on equity (ratio of net
   income to average equity)..........               9.4%          11.5%          10.3%           8.5%           6.4%
Average interest rate spread (1) .....               3.6%           3.4%           4.0%           4.1%           3.9%
Net interest margin (2)...............               4.0%           4.3%           4.7%           4.4%           3.1%
Efficiency ratio (3)..................              67.4%          65.2%          65.5%          66.8%          71.2%
Non-interest expense to average
   total assets ......................               2.9%           3.1%           3.2%           3.0%           2.3%
Average interest-earning assets to
   average interest-bearing
   liabilities........................             115.0%         114.0%         113.0%         112.0%         114.0%

ASSET QUALITY RATIOS:
Non-performing assets to total
   assets.............................               0.1%           0.3%           0.4%           0.4%           0.5%
Non-performing loans to total loans...               0.2%           0.4%           0.3%           0.3%           0.4%
Allowance for loan losses to
   non-performing loans...............             455.1%         269.4%         279.5%         291.2%         216.5%
Allowance for loan losses to total
   loans..............................               0.9%           1.0%           1.0%           1.0%           0.9%
Allowance for loan losses to gross
   loans..............................               0.9%           1.0%           1.0%           1.0%           0.8%

CAPITAL RATIOS:
Equity to total assets at end of
   period.............................               9.8%           8.9%           9.2%           9.5%           9.5%
Average equity to average assets......               9.1%           9.0%          10.0%          10.6%           9.0%
Risk-based capital ratio (bank
   only)..............................              14.8%          13.4%          14.2%          14.8%          14.9%

OTHER DATA:
Number of full service offices........              10             10             10             9              7

-------------------------------
(1) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.


                                         SELECTED HISTORICAL FINANCIAL INFORMATION FOR GFSB



                                                 AT OR FOR THE THREE
                                                     MONTHS ENDED
                                                     SEPTEMBER 30,               AT OR FOR THE YEARS ENDED JUNE 30,
                                                 -------------------    ----------------------------------------------------
                                                   2004       2003        2004       2003       2002       2001       2000
                                                 --------   --------    --------   --------   --------   --------   --------
                                                                          (DOLLARS IN THOUSANDS)

FINANCIAL CONDITION DATA:
Total Assets                                     $227,928   $241,742    $232,087   $229,955   $206,145   $197,053   $176,786
Investment securities available-for-sale           29,780     33,396      30,519     29,279     23,973     21,804     25,439
Investment securities held-to-maturity                399        676         399        676      1,405      1,946      1,681
Mortgage-backed securities available for
   sale                                            28,707     33,823      30,680     89,517     27,290     32,377     28,931
Mortgage-backed securities held-to-maturity            --         --          --         --         --         --         --

Loans receivable, net, substantially pledged      152,388    157,456     152,842    146,396    139,748    130,431    109,777
Deposits                                          136,401    137,116     133,860    129,759    110,349    106,660     79,948
FHLB advances                                      65,897     77,973      73,652     76,642     76,386     72,106     82,935
Total equity, substantially restricted             18,901     17,817      16,132     17,744     16,383     14,979     12,686

OPERATING DATA:
Interest income                                  $  2,976   $  3,007    $ 12,115   $ 12,743   $ 13,504   $ 14,437   $ 11,989
Interest expense                                    1,226      1,459       5,469      6,162      7,475      9,033      7,116
Net Interest income                                 1,750      1,548       6,646      5,581      6,029      5,404      4,871
Provision for loan losses                              --         60         969        452        220        345        205
Net interest income after provision for
   loan losses                                      1,750      1,488       5,677      6,129      5,809      5,059      4,886
Noninterest income                                    255        197         867        523        390        418        250
Noninterest expense                                 1,294      1,117       4,630      4,371      3,740      3,060      2,699
Income before income taxes                            711        588       1,913      2,382      2,459      2,417      2,217
Income taxes                                          237        241         563        692        848        757        657
Net income                                            474        327       1,350      1,690      1,611      1,860      1,560

PER SHARE DATA:
Basic income per share                           $   0.42  $    0.29    $   1.20   $   1.52   $   1.46   $   1.50   $   1.36
Diluted income per share                             0.40       0.28        1.14       1.46       1.41       1.48       1.34
Dividends per share                                  0.13       0.11        0.49       0.43       0.39       0.34       0.30

PERFORMANCE RATIOS:
Return on average assets(1)                          0.83%      0.55%       0.57%      0.76%      0.80%      0.88%      0.96%
Return on average equity(2)                         10.19%      7.43%       7.48%      9.83%     10.19%     11.90%     12.58%
Net interest margin(3)                               3.66%      2.75%       2.93%      3.19%      3.11%      2.98%      3.10%
Operating (noninterest) expense to average
   total assets                                      2.26%      1.89%       1.95%      2.03%      1.86%      1.63%      1.66%
Efficiency ratio(4)                                 64.54%     64.01%      61.63%     60.67%     58.25%     52.56%     52.70%
Dividend payout ratio(5)                            29.75%     37.93%      40.42%     28.29%     26.71%     22.67%     22.35%

ASSET QUALITY RATIOS:
Nonperforming loans to net loans(6)                  0.61%      2.81%       0.88%      1.59%      0.74%      0.47%      0.86%
Allowance for loan losses to non-performing
   loans                                           173.81%     33.92%     126.87%     60.25%     92.66%    135.47%     71.21%
Allowance for loan losses to gross loans             1.06%      0.94%       1.11%      0.94%      0.70%      0.53%      0.46%

-------------------------------
(1)     Net income divided by average total assets.
(2)     Net income divided by average total equity.
(3)     Net Interest income as a percentage of average interest-saving assets.
(4) Non Interest expense divided by the sum of net interest income and noninterest income.
(5)     Dividends paid divided by net income per basic share.
(6) Nonperforming loans consist of loan accounted for on a nonaccrual basis and loans greater than 90 days delinquent.

                    SUMMARY SELECTED PRO FORMA COMBINED DATA

        The following table shows information regarding First Federal financial condition and operations, including per share data, after giving effect to the merger. This information is called pro forma information in this joint proxy statement/prospectus. The table sets forth selected financial information on a pro forma combined basis as if the merger had become effective on September 30 2004, with respect to balance sheet information, and at the beginning of each period presented, with respect to income statement information. The pro forma information reflects the purchase method of accounting.

        We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

        You should read this summary pro forma information in conjunction with the information under " " and with the historical information included in or incorporated by reference in this document on which it is based.

                                                              TWELVE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                   2004
                                                          ----------------------
                                                          (IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)
PRO FORMA COMBINED INCOME STATEMENT DATA:
Interest income                                                      $30,510
Interest expense                                                       9,216
Net interest income                                                   21,294
Provision for loan losses                                               (711)
Net interest income after provision for loan losses                   20,583
Non-interest income                                                    2,863
Non-interest expense                                                  15,354
Net income                                                             5,259

PRO FORMA PER SHARE DATA:
Basic net income                                                       $1.36
Diluted net income                                                     $1.35

PRO FORMA COMBINED BALANCE SHEET DATA(1):
Total assets                                                        $584,740
Loans receivable, net                                                408,741
Deposits                                                             391,199
Total stockholders' equity                                            46,055

-------------------------------
(1) Per share data has been adjusted to reflect an eight for one stock split.

                      MARKET PRICE AND DIVIDEND INFORMATION

        First Federal common stock is not listed or quoted on any exchange or automated quotation system. First Federal has applied to be listed and traded on the Nasdaq SmallCap Market under the symbol "__________." GFSB common stock is listed on the Nasdaq SmallCap Market under the symbol "GUPB."

        The following table lists the high and low closing prices per share for First Federal common stock to the knowledge of First Federal based on actual trades of stock. First Federal wishes to advise investors that it does not have pricing information on all trades in its stock and there can be no assurances that there were not other trades above or below the prices indicated. The table also lists high and low bid prices for GFSB common stock as reported on the Nasdaq SmallCap Market, as well as the cash dividends paid by First Federal and GFSB for the periods indicated.

                                                       FIRST FEDERAL
                                                      COMMON STOCK(1)                      GFSB COMMON STOCK
                                           ----------------------------------------------------------------------------
                                                HIGH         LOW      DIVIDENDS       HIGH         LOW       DIVIDENDS
                                           ----------------------------------------------------------------------------
2004
   Quarter ended September 30, 2004             $12.06       $10.50     $0.125       $25.25       $19.65       $0.125
   Quarter ended June 30, 2004                   (2)          (2)           --        23.18        21.00        0.125
   Quarter ended March 31, 2004                  (2)          (2)        0.063        23.75        21.06        0.125
2003
   Quarter ended December 31, 2003                9.87         9.87         --        21.34        16.75        0.125
   Quarter ended September 30, 2003               9.81         9.81      0.175        17.00        16.03         0.11
   Quarter ended June 30, 2003                   (2)          (2)           --        17.63        15.94         0.11
   Quarter ended March 31, 2003                  (2)          (2)        0.113        17.55        14.32         0.11
2002
   Quarter ended December 31, 2002               (2)          (2)           --        15.00        12.65         0.11
   Quarter ended September 30, 2002               9.37         9.37      0.125        15.00        14.00         0.10
   Quarter ended June 30, 2002                    9.44         9.44         --        15.00        13.90         0.10
   Quarter ended March 31, 2002                  (2)          (2)        0.094        14.99        13.70         0.10

----------------
(1) The per share and dividend data of First Federal have been adjusted to reflect an eight for one stock split.
(2)     No stock trade data was available for the period indicated.

        You should obtain current market quotations for GFSB common stock as the market price of these securities will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet or by calling your broker.

        As of __________, 2005, there were approximately ___ holders of record of First Federal common stock. As of ____________, 2005, there were approximately ___ holders of record of GFSB common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

        Applicable law limits the ability of Gallup Federal Savings Bank and First Federal Bank to pay dividends to their holding companies. The merger agreement restricts cash dividends payable on GFSB common stock pending consummation of the merger. Also, the boards of directors anticipate coordinating the dividend record and payment dates for the common stock of the two companies with the intention that GFSB's stockholders do not receive two dividends, or fail to receive one dividend, for any single quarter with respect to their shares of GFSB stock or shares of First Federal received in exchange for GFSB Stock. See "The Merger Agreement--Conduct of Business Before the Merger."

        Following the merger, the declaration of dividends will be at the discretion of First Federal's board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of First Federal, applicable state law and government regulations and other factors deemed relevant by First Federal's board of directors.


                        THE FIRST FEDERAL SPECIAL MEETING

GENERAL

        This joint proxy statement/prospectus is being furnished to First Federal stockholders in connection with the solicitation of proxies by the First Federal board of directors to approve and adopt the merger agreement and the related transactions.

DATE, PLACE AND TIME OF THE SPECIAL MEETING

        The special meeting of stockholders of First Federal will be held at the main office of First Federal Bank located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201 on ______________, 2005 at ______ a.m., local time.

PURPOSE OF THE SPECIAL MEETING

        The purpose of the special meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the special meeting.

WHO CAN VOTE AT THE SPECIAL MEETING; RECORD DATE

        You are entitled to vote your First Federal common stock at the special meeting if the records of First Federal showed that you held your shares of First Federal common stock as of the close of business on ___________, 2005. As of the close of business on that date, a total of_________ shares of First Federal common stock were outstanding. Each share of First Federal common stock has one vote.

ATTENDING THE SPECIAL MEETING

        If you are a beneficial owner of First Federal common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Federal common stock held in street name in person at the special meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares of First Federal common stock.

QUORUM AND VOTE REQUIRED

        QUORUM. The special meeting will be held if one-third of the outstanding shares of common stock of First Federal entitled to vote is represented in person or by proxy at the special meeting. If you return valid proxy instructions or attend the special meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

        VOTE REQUIRED. Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of First Federal common stock entitled to vote at the special meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

SHARES HELD BY FIRST FEDERAL OFFICERS AND DIRECTORS AND BY GFSB

        As of ____________, 2005, directors and executive officers of First Federal beneficially owned ____________ shares of First Federal common stock, not including shares that may be acquired upon the exercise of stock options. This equals _____% of the outstanding shares of the First Federal common stock outstanding as of such date. As of the same date, neither GFSB nor, any of its directors and executive officers beneficially owned any shares of First Federal common stock. All of First Federal directors entered into voting agreements with GFSB to vote all shares of First Federal common stock owned by them in favor of the proposal to approve the merger agreement.

VOTING BY PROXY

        The board of directors of First Federal is sending you this document for the purpose of requesting that you allow your shares of First Federal common stock to be represented at the special meeting by the persons named in the enclosed proxy card. You should complete and return the proxy card accompanying this document in order to ensure that your vote is counted at the special meeting, or any adjournment or postponement of the special meeting, regardless of whether you attend the special meeting. If you sign and return a proxy card without giving voting instructions, your shares will be voted "FOR" approval of the merger agreement.

        If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares of First Federal common stock. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. First Federal does not know of any other matters to be presented at the special meeting.

        First Federal stockholders should NOT send their stock certificates with their proxy cards. If the merger is completed, First Federal stockholders will not need to exchange their current stock certificates.

        If your First Federal common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

REVOCABILITY OF PROXIES

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy you must either advise the Corporate Secretary of First Federal in writing before your common stock has been voted at the special meeting, deliver a properly executed proxy bearing a later date, or attend the meeting and vote your shares of First Federal common stock in person. Attendance at the special meeting without voting will not in itself constitute revocation of your proxy.

        Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

               First Federal Banc of the Southwest, Inc.
               300 North Pennsylvania Avenue
               Roswell, New Mexico 88201
               Attention:  George A. Rosenbaum, Jr., Secretary

SOLICITATION OF PROXIES

        First Federal will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of First Federal may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. First Federal will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

                            THE GFSB SPECIAL MEETING

GENERAL

        This joint proxy statement/prospectus is being furnished to GFSB stockholders in connection with the solicitation of proxies by the GFSB board of directors to approve and adopt the merger agreement and the merger.

DATE, PLACE AND TIME OF THE SPECIAL MEETING

        The special meeting of stockholders of GFSB will be held at the loan center of Gallup Federal Savings Bank located at 214 West Aztec Avenue, Gallup, New Mexico 87301 on ______, 2005, at ____, local time.

PURPOSE OF THE SPECIAL MEETING

        The purpose of the special meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters brought before the special meeting.

WHO CAN VOTE AT THE SPECIAL MEETING; RECORD DATE

        You are entitled to vote your GFSB common stock if you were a stockholder of record as of the close of business on _________, 2005. As of the close of business on that date, a total of ________ shares of GFSB common stock were outstanding. Each share of GFSB common stock has one vote.

ATTENDING THE SPECIAL MEETING

        If you are a beneficial owner of GFSB common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of GFSB common stock held in street name in person at the special meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares of GFSB common stock.

QUORUM AND VOTE REQUIRED

        QUORUM. The special meeting will be held if a majority of the outstanding shares of common stock of GFSB entitled to vote is represented in person or by proxy at the special meeting. If you return valid proxy instructions or attend the special meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

        VOTE REQUIRED. Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of GFSB common stock entitled to vote at the special meeting. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

SHARES HELD BY GFSB OFFICERS AND DIRECTORS AND BY FIRST FEDERAL

        As of ___________, 2005, directors and executive officers of GFSB beneficially owned 464,839 shares of GFSB common stock, not including shares that may be acquired upon the exercise of stock options. This equals 40.5% of the outstanding shares of GFSB common stock as of such date. As of the same date, neither First Federal nor any of its directors and executive officers beneficially owned any shares of GFSB common stock. All the GFSB directors entered into voting agreements with First Federal to vote all shares of GFSB common stock owned by them in favor of the proposal to approve the merger agreement.

VOTING BY PROXY

        The board of directors of GFSB is sending this document to its stockholders for the purpose of requesting that you allow your shares of GFSB common stock to be represented at the special meeting by the persons named in the enclosed proxy card. You should complete and return the proxy card accompanying this document in order to ensure that your vote is counted at the special meeting, or any adjournment or postponement of the special meeting, regardless of whether you attend the special meeting. If you sign and return a proxy card without giving voting instructions, your shares will be voted "FOR" approval of the merger agreement.

        If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares of GFSB common stock. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. GFSB does not know of any other matters to be presented at the special meeting.

        If your GFSB common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of GFSB common stock voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this document.

        GFSB STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. GFSB STOCKHOLDERS WILL BE SENT ELECTION FORMS AND INSTRUCTIONS, AT WHICH TIME THEY WILL BE REQUESTED TO SUBMIT THEIR STOCK CERTIFICATES. IF THE MERGER IS COMPLETED, GFSB STOCKHOLDERS WHO DID NOT MAKE A TIMELY OR PROPER ELECTION WILL BE MAILED A LETTER OF TRANSMITTAL PROMPTLY FOLLOWING THE COMPLETION OF THE MERGER WITH INSTRUCTIONS ON HOW TO EXCHANGE THEIR GFSB STOCK CERTIFICATES FOR THE MERGER CONSIDERATION.

REVOCABILITY OF PROXIES

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy you must either advise the Secretary of GFSB in writing before your common stock has been voted at the special meeting, deliver a properly executed proxy bearing a later date, or attend the special meeting and vote your shares of GFSB common stock in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

        Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

               GFSB Bancorp, Inc.
               221 West Aztec Avenue
               Gallup, New Mexico 87301
               Attention:  George S. Perce, Secretary

SOLICITATION OF PROXIES

        GFSB will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of GFSB may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. GFSB will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

PARTICIPANTS IN GALLUP FEDERAL SAVINGS BANK'S EMPLOYEE STOCK OWNERSHIP PLAN

        If you participate in the Gallup Federal Savings Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares of GFSB common stock you may vote under the plan. Under the terms of the employee stock ownership plan, all shares of GFSB common stock held in the employee stock ownership plan are voted by the employee stock ownership plan trustees, but each participant in the employee stock ownership plan may direct the trustees how to vote the shares of GFSB common stock allocated to his or her employee stock ownership plan account. Unallocated shares of GFSB common stock held by the employee stock ownership plan trust and allocated shares for which no timely voting instructions are received will be voted by the trustees as directed by the ESOP Plan Committee, subject to the exercise of their fiduciary duties. The deadline for returning your voting instructions to the trustees is _____________, 2005.

                     OWNERSHIP OF FIRST FEDERAL COMMON STOCK

        The following table provides certain information as of _____________, 2005 with respect to persons known to First Federal to be the beneficial owners of more than 5% of First Federal's outstanding common stock. For purposes of the table below, a person is deemed to be the beneficial owner of any shares of common stock over which the person has or shares, directly or indirectly, voting or investment power or of which person has the right to acquire beneficial ownership at any time within 60 days after _______, 2005.

                                                   NUMBER OF       PERCENT OF
                NAME                                SHARES        COMMON STOCK
             AND ADDRESS                           OWNED(1)        OUTSTANDING
        ----------------------                  --------------   --------------
        Kay McMillan                                893,224             27.91%
        300 North Pennsylvania
        Roswell, New Mexico 88201

        Edward K. David
        300 North Pennsylvania
        Roswell, New Mexico 88201                   307,752              9.63%

        Marc Reischman
        300 North Pennsylvania
        Roswell, New Mexico 88201                   216,984              6.78%


        -------------------------------
        (1) Share data has been adjusted to reflect an eight for one stock split.

        The following table provides information about the shares of First Federal common stock beneficially owned by each director and executive officer, and by all directors and executive officers of First Federal as a group as of _____________, 2005.

                                                                   NUMBER OF SHARES THAT MAY
                                                 NUMBER OF           BE ACQUIRED WITHIN 60       PERCENT OF COMMON
                  NAME                        SHARES OWNED(1)      DAYS BY EXERCISING OPTIONS    STOCK OUTSTANDING
------------------------------------------  -------------------   ---------------------------  ---------------------
Edward K. David                                   299,352                    8,400                      9.63%
Kay McMillan                                      880,824                   12,400                     27.91
Marc Reischman                                    203,384                   13,600                      6.78
Aubrey L. Dunn, Jr.                                90,960                   22,000                      3.52
Arturo Jurado                                      73,560                    3,200                      2.41
Russell Weems                                      11,360                   13,600                      0.78
James E. Paul, Jr.                                  1,200                   12,400                      0.42
Michael A. McMillan                                33,968                    6,000                      1.25
Larry Sheffield                                    56,336                   10,800                      2.10
George A. Rosenbaum, Jr.                               --                    8,800                      0.28
All directors and executive officers as
a group (10 persons)                            1,580,944                  111,200                     55.08%

(1) Amount includes shares held directly as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity and shares held by certain family members with respect to which shares the persons listed above may be deemed to have sole or shared voting and/or dispositive power. The amount reported above does not include shares awarded as stock options that do not vest within 60 days of ____________, 2005. The amount reported also has been adjusted to reflect an eight for one stock split.

                         OWNERSHIP OF GFSB COMMON STOCK

        The following table provides certain information as of _____________, 2005 with respect to persons known to GFSB to be the beneficial owner of more than 5% of GFSB's outstanding common stock. For purposes of the table below, a person is deemed to be the beneficial owner of any shares of GFSB common stock over which the person has, or shares, directly or indirectly, voting or investment power or of which person has the right to acquire beneficial ownership at any time within 60 days after _______, 2005.

                                                                        PERCENT OF
                   NAME                                 NUMBER OF      COMMON STOCK
               AND ADDRESS                            SHARES OWNED     OUTSTANDING
           ---------------------                     --------------   -------------
        Gallup Federal Savings Bank Employee Stock        96,043           8.5%
        Ownership Plan
        221 West Aztec Avenue
        Gallup, New Mexico 87301

        Lance S. Gad
        1250 Fence Raw Drive                              82,126           7.2%
        Fairfield, Connecticut 06430

        Charles L. Parker, Jr.
        221 West Aztec Avenue                             87,313           7.6%
        Gallup, New Mexico 87301

        Richard C. Kauzlaric
        221 West Aztec Avenue                            129,476          11.3%
        Gallup, New Mexico 87301

        George S. Perce
        221 West Aztec Avenue                             87,333           7.6%
        Gallup, New Mexico 87301

        The following table provides information about the shares of GFSB common stock beneficially owned by each director and executive officer, and by all directors and executive officers of GFSB as a group as of _________, 2005.

                                                                   NUMBER OF SHARES THAT
                                                                   MAY BE ACQUIRED WITHIN            PERCENT
                                               NUMBER OF           60 DAYS BY EXERCISING         OF GFSB COMMON
                  NAME                      SHARES OWNED(1)               OPTIONS               STOCK OUTSTANDING
------------------------------------------ -------------------    -------------------------    --------------------
Michael P. Mataya                               29,789                        8,926                       2.6%
Charles L. Parker, Jr.                          87,312                        9,264                       7.6
George S. Perce                                 87,332                        9,288                       7.6
Richard C. Kauzlaric                           129,475                       10,180                      11.2
Vernon I. Hamilton                              55,906                        9,095                       4.8
James Nechero, Jr.                              56,819                        9,456                       4.9
Richard P. Gallegos                             26,497                       12,500                       2.3
Jerry R. Spurlin                                38,669                           --                       3.4
Leonard C. Scalzi                               14,278                        8,750                       1.2
All directors and executive officers as        551,204                       86,365                      44.7%
a group (9 persons)

-------------------------------
(1) Amount includes shares held directly as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the names individuals' ESOP accounts, shares held in a fiduciary capacity and shares held by certain family members with respect to which shares the persons listed above may be deemed to have sole or shared voting and/or dispositive power.

                                   THE MERGER

        THE DETAILED TERMS OF THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION AND THE DISCUSSION UNDER "THE MERGER AGREEMENT" DESCRIBE CERTAIN ASPECTS OF THE MERGER AND TERMS OF THE MERGER AGREEMENT. THESE DESCRIPTIONS ARE QUALIFIED BY REFERENCE TO SUCH MERGER AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT CAREFULLY.


PARTIES TO THE MERGER

        GFSB. GFSB was organized as a Delaware business corporation in 1995 to be the savings and loan holding company for Gallup Federal Savings Bank in connection with the conversion of Gallup Federal Savings Bank from mutual to stock form of organization. The conversion was completed on June 29, 1995. As a savings and loan holding company, GFSB is subject to regulation by the Office of Thrift Supervision. Since its formation, GFSB's primary activity has been to direct and coordinate the business of Gallup Federal Savings Bank.

        Gallup Federal Savings Bank is a federally chartered savings bank located in Gallup, New Mexico. Gallup Federal Savings Bank is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation. Gallup Federal Savings Bank conducts business in Gallup and Farmington, New Mexico. Gallup Federal Savings Bank is primarily engaged in attracting deposits from the general public and using these funds to originate loans secured by one- to four-family residential loans and commercial real estate loans. To a lesser extent, Gallup Federal Savings Bank also originates construction loans, commercial business loans, consumer, and multi-family loans.

        For information on GFSB's business and financial statements and a discussion of GFSB's recent results of operations, see its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and its Annual Report on Form 10-KSB for the year ended June 30, 2004, all of which are attached as Annex E.

        FIRST FEDERAL. First Federal was organized as a Delaware business corporation in 1998 to be the holding company for First Federal Bank. As a savings and loan holding company, First Federal is subject to regulation by the Office of Thrift Supervision. Since its formation, First Federal's principal activity has been to direct and coordinate the business of First Federal Bank.

        First Federal Bank is a federally chartered savings bank headquartered in Roswell, New Mexico. First Federal is regulated by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation. First Federal Bank conducts business from its main office in Roswell, New Mexico and 10 branch offices located in Bernalillo, Chaves, Dona Anna, Lincoln and Otero Counties, New Mexico and El Paso, Texas. First Federal Bank's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily commercial real estate, one- to four-family residential mortgages, and to a lesser extent multi-family and construction loans primarily in its market area. First Federal Bank also invests in mortgage-backed and related securities, taxable and tax-exempt investment securities and other permissible investments.

        The financial statements of First Federal and a discussion of First Federal's recent results of operations are included elsewhere in the document .

FORM OF THE MERGER

        The GFSB and the First Federal boards of directors each have unanimously approved a merger agreement that provides for the merger of GFSB with and into First Federal as the surviving corporation. First Federal has applied to have its common stock listed on the Nasdaq SmallCap Market under the symbol "__________" after completion of the merger.

MERGER CONSIDERATION; CASH OR STOCK ELECTION

        If the merger becomes effective, each share of GFSB common stock issued and outstanding immediately prior to the completion of the merger (other than shares the holders of which have perfected dissenters' rights of appraisal) will automatically be converted into the right to receive, at the holder's election and subject to certain restrictions:

        o       $20.00 in cash (without interest); or

        o shares of First Federal common stock and cash in lieu of fractional shares.

        No fractional shares of First Federal common stock will be issued in connection with the merger. Instead GFSB stockholders will receive, without interest, a cash payment from First Federal equal to the fractional share interest they otherwise would have received, multiplied by the value of First Federal common stock. For this purpose, First Federal common stock will be valued at $17.60, which represents 165% of its book value calculated in accordance with generally accepted accounting principles as of September 30, 2004, subject to certain adjustments.

        Under the terms of the merger agreement, GFSB stockholders may elect to exchange their shares for cash, shares of First Federal common stock or may elect to receive cash for some shares and shares of First Federal common stock for others. All elections of GFSB stockholders are further subject to the allocation and proration provisions described in the merger agreement. These provisions are designed to ensure that 51% of the total number of shares of GFSB common stock issued and outstanding on the date of the merger will be converted into the right to receive shares of First Federal common stock and the remaining outstanding shares of GFSB common stock will be converted to cash. In addition, the merger agreement provides that total value of the stock portion of the merger consideration must be equal to at least 45% of the merger consideration. We are not making any recommendation as to whether GFSB stockholders should elect to receive cash or First Federal common stock in the merger. Each holder of GFSB common stock must make his or her own decision with respect to such election.

        It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if GFSB stockholders in the aggregate elect to receive more or less of the First Federal common stock than First Federal has agreed to issue. These procedures are summarized below.

        o IF FIRST FEDERAL COMMON STOCK IS OVERSUBSCRIBED: If GFSB stockholders elect to receive more First Federal common stock than First Federal has agreed to issue in the merger, then all GFSB stockholders who have elected to receive cash, or who have made no election, will receive cash for their GFSB shares and all stockholders who elected to receive First Federal common stock will receive a pro rata portion of the available First

                Federal common stock plus cash for those shares not converted into First Federal common stock.

        o IF FIRST FEDERAL COMMON STOCK IS UNDERSUBSCRIBED: If GFSB stockholders elect to receive fewer shares of First Federal common stock than First Federal has agreed to issue in the merger, then all GFSB stockholders who have elected to receive First Federal common stock will receive First Federal common stock and those stockholders who elected to receive cash, or who have made no election, will be treated in the following manner:

                o If the number of shares held by GFSB stockholders who have made no election is sufficient to make up the shortfall in the number of First Federal shares that First Federal is required to issue, then all GFSB stockholders who elected cash will receive cash, and those stockholders who made no election, will receive both cash and shares of First Federal common stock in whatever proportion is necessary to make up the shortfall; or

                o If the number of shares held by GFSB stockholders who have made no election is insufficient to make up the shortfall, then all GFSB stockholders who made no election will receive shares of First Federal common stock and those GFSB stockholders who elected to receive cash will receive cash and shares of First Federal common stock in whatever proportion is necessary to make up the shortfall.

        Notwithstanding these allocation procedures, as described under "--Tax Consequences for GFSB Stockholders," it may be necessary for First Federal to reduce the number of shares of GFSB common stock that will be converted into the right to receive cash and correspondingly increase the number of shares of GFSB common stock that will be converted into First Federal common stock. If this adjustment is necessary, stockholders who elect to receive cash or a mixture of cash and stock may be required on a pro rata basis to receive a greater amount of First Federal common stock than they otherwise would have received.

        NO GUARANTEE CAN BE MADE THAT YOU WILL RECEIVE THE AMOUNTS OF CASH AND/OR STOCK YOU ELECT. AS A RESULT OF THE ALLOCATION PROCEDURES AND OTHER LIMITATIONS OUTLINED IN THIS DOCUMENT AND IN THE MERGER AGREEMENT, YOU MAY RECEIVE FIRST FEDERAL COMMON STOCK OR CASH IN AMOUNTS THAT VARY FROM THE AMOUNTS YOU ELECT TO RECEIVE.

ELECTION PROCEDURES; SURRENDER OF STOCK CERTIFICATES

        An election form is being mailed under separate cover from this joint proxy statement/prospectus on or about the date this joint proxy statement/prospectus is being mailed to holders of shares of GFSB common stock. Each election form entitles the holder of the GFSB common stock to elect to receive cash, First Federal common stock, or a combination of cash and First Federal common stock, or elect no preference with respect to the merger consideration you wish to receive.

        Registrar and Transfer Company will act as exchange agent in the merger and will process the exchange of GFSB stock certificates for cash and/or First Federal common stock. TO MAKE A VALID ELECTION, YOU MUST SUBMIT A PROPERLY COMPLETED ELECTION FORM, ALONG WITH YOUR GFSB STOCK CERTIFICATES REPRESENTING ALL SHARES OF GFSB COMMON STOCK COVERED BY THE ELECTION FORM (OR AN

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APPROPRIATE GUARANTEE OF DELIVERY) TO REGISTRAR AND TRANSFER COMPANY ON OR
BEFORE 5:00 P.M., ______________ TIME, ON ____________, 2005. Shortly after the merger, the exchange agent will allocate cash and First Federal common stock among GFSB stockholders, consistent with their elections and the allocation and proration procedures set forth in the merger agreement. If you do not submit an election form, you will receive instructions from the exchange agent on how to surrender your GFSB stock certificates after the merger is completed. IN ANY EVENT, DO NOT FORWARD YOUR GFSB STOCK CERTIFICATES WITH YOUR PROXY CARDS.

        You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed revised election form received by the exchange agent prior to the election deadline. In addition, you may revoke your election by written notice received by the exchange agent prior to the election deadline or by withdrawal of your stock certificates by written notice prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either First Federal stock and/or cash for your GFSB stock, you should complete and return the election form. If you do not make an election, you will be allocated First Federal common stock and/or cash depending on the elections made by other stockholders.

        If stock certificates for GFSB common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent prior to the election deadline a valid election may be made, if:

        o elections are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States;

        o the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, overnight courier, telex or facsimile transmission); and

        o the exchange agent receives, prior to the third business day after the election deadline, the certificates for all exchanged GFSB shares, or confirmation of the delivery of all such certificates into the exchange agent's account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

        GFSB stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of GFSB common stock designated as non-election shares. GFSB stock certificates represented by elections that have been revoked by written request will be promptly returned without charge to such GFSB stockholder.

        GFSB stockholders who hold their shares of common stock in "street name" through a bank, broker or other financial institution, and who wish to make an election, should seek instruction from the institution holding their shares of how to make on election.

        First Federal will deposit with the exchange agent the shares of First Federal common stock and cash to be issued to GFSB stockholders in exchange for the shares of GFSB common stock. Within five business days after completion of the merger, the exchange agent will mail to GFSB stockholders who did not submit election forms or revoked such forms, a letter of transmittal, together with instructions for the exchange of their GFSB stock certificates for the merger consideration. Until you surrender your GFSB stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any First Federal common stock into which your GFSB shares have been converted. No interest will be paid or accrued to GFSB stockholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends, if any, when you surrender your GFSB stock certificates, First Federal will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of GFSB common stock. GFSB stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

        If your GFSB stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, GFSB's transfer agent, Registrar and Transfer Company, will send you instructions on how to provide evidence of ownership.

        Any portion of the cash and shares of First Federal common stock made available to the exchange agent that remains unclaimed by GFSB stockholders for one year after the completion of the merger will be returned to First Federal upon written request. Any GFSB stockholders who have not exchanged shares of GFSB common stock in accordance with the merger agreement before that time may look to First Federal for the merger consideration for their shares and any unpaid dividends or other distributions after that time. None of First Federal, GFSB, the exchange agent or any other person will be liable to any GFSB stockholder for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

TREATMENT OF GFSB STOCK OPTIONS

        At the effective time of the merger, each outstanding option to purchase shares of GFSB common stock, whether or not vested, shall be cancelled and holders shall be entitled to receive in exchange therfor a combination of First Federal common stock and cash equal to the number of shares of GFSB common stock subject to such option multiplied by an amount equal to the excess of $20.00 over the applicable exercise price per share ("option value"). First Federal shall pay the option holder in a number of whole shares of First Federal common stock equal to a fraction, the numerator of which is the option value multiplied by 0.51 and the denominator of which is $17.60. In addition, First Federal will pay the option holder cash equal to the option value multiplied by 0.49. Any fractional shares held by the option holder will be paid by First Federal in cash.

TREATMENT OF GFSB STOCK AWARDS

        At the effective time of the merger, each share of restricted stock outstanding at the effective time and issued pursuant to the GFSB's Management Stock Bonus Plan, to the extent not already vested, will vest and will represent a right to receive the merger consideration.




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
BACKGROUND OF THE MERGER

        FIRST FEDERAL

        First Federal's board of directors meets regularly to review various strategic options available to enhance the value of its franchise. Among the items considered is the possible acquisition of other financial institutions. In connection therewith, First Federal from time to time calls on other potential financial institutions for possible mergers or acquisitions as part of its business plan to effectively deploy its capital. First Federal then uses a financial model to assess the impact on First Federal and its stockholders of acquisitions of other institutions at various prices.

        First Federal was contacted by GFSB's financial advisor, McDonald, in December of 2003 regarding First Federal's possible interest in pursuing a transaction with GFSB. First Federal executed a confidentiality agreement and was sent information regarding GFSB.

        Starting in January of 2004, as a part of First Federal's continued expansion strategy, the board of directors and management undertook a detailed analysis of the impact of a merger with GFSB. In connection therewith, First Federal's President, Aubrey L. Dunn, Jr., had several informal discussions with Richard C. Kauzlaric, the President of GFSB, during this period. Additionally, First Federal contacted Hovde Financial LLC ("Hovde") to assist in the review of a transaction with GFSB as well as other strategic initiatives that First Federal was contemplating. Hovde has assisted First Federal on such issues from time to time and is familiar with the operating history of First Federal. Hovde attended a meeting of the board of directors of First Federal in February 2004 during which an analysis on a transaction with GFSB was presented. Shortly thereafter, on March 10, 2004 First Federal entered into an agreement with Hovde to act as its financial advisor regarding a proposed transaction with GFSB. On the same day, First Federal and GFSB entered into a reciprocal confidentiality agreement to facilitate the exchange of confidential information regarding each institution. Shortly thereafter, Hovde drafted an indication of interest which was approved by First Federal and sent to GFSB's financial advisor on March 22, 2004.

        Several phone conversations and internal discussions ensued and on April 6, 2004, First Federal sent a revised indication of interest to GFSB proposing a merger between the two institutions. Upon its acceptance, a due diligence team comprised of representatives from First Federal, Hovde and First Federal's legal counsel reviewed GFSB assets and liabilities during April and May 2004. Following this due diligence process, representatives from both institutions along with their respective financial advisors discussed the results of the due diligence review. Based on the review and subsequent discussions a final revised proposal was submitted to GFSB on June 8, 2004, which became the basis for the merger agreement.

        An initial draft of the merger agreement was submitted to GFSB on July 7, 2004 and following numerous conversations, meeting and revisions was finalized on August 25, 2004. First Federal's board of directors, along with legal counsel and Hovde, met several times either in person or via telephone during the week of August 16th, 2004, with a final meeting occurring on August 24, 2004. At this meeting the final version of the merger agreement was approved and Hovde provided First Federal with its Fairness Opinion regarding the merger consideration to be paid in the transaction with GFSB. On the following day, August 25, 2004, First Federal received word of GFSB's acceptance of the final merger agreement and both parties executed the merger agreement and issued a joint press release announcing the transaction.

        GFSB

        GFSB's management and board of directors have considered various strategic alternatives as part of their continuing efforts to enhance GFSB's community banking franchise and to maximize stockholder value. On May 7, 2003, the board held a special meeting to discuss the current status of GFSB and competitive and other challenges to its future success. The GFSB board decided to conduct a detailed strategic review of various alternatives available to GFSB, including possible expansions of the markets in which it operates or entrance into new markets as well as the possibility of a strategic alliance of GFSB with another financial institution. In order to facilitate the strategic planning process, the board formed a strategic planning committee consisting of Directors Kauzlaric, Parker and Mataya. The board and the strategic planning committee continued to discuss these issues at its meetings during the summer of 2003.

        On August 4, 2003, the board, upon recommendation of the strategic planning committee, approved the engagement of McDonald to perform a profitability analysis of GFSB. Representatives of McDonald presented this analysis at a special meeting of the board held on August 19, 2003. After considering this presentation and the various alternatives available to it, the board decided to engage McDonald for additional strategic planning services including the exploration of a possible affiliation of GFSB with another company.

        On September 15, 2003, the strategic planning committee met with representatives of McDonald to discuss possible entities with whom GFSB could explore a possible affiliation. McDonald prepared a draft confidential memorandum with respect to GFSB which would be sent out to these entities (after execution of a confidentiality agreement) to explore their interest in an affiliation with GFSB. Representatives of McDonald contacted 19 institutions of which 12 executed a confidentiality agreement and received the confidential memorandum in December 2003. None of these entities submitted a proposal at a price level the board deemed sufficient and as a result, at a special meeting of the board held on January 21, 2004, the board discussed the results of the process to date and determined to terminate its engagement of McDonald, although McDonald was authorized to continue discussions with two prospective acquirers that continued to express interest, First Federal and another financial institution. The other financial institution held discussions with GFSB in February 2004 and ultimately submitted a revised proposal in early March 2004 which was at a price level below its original proposal.

        First Federal was one of the initial 12 parties executing a confidentiality agreement in 2003. First Federal held discussion with GFSB in February 2004, and in March 2004, First Federal, through its investment banker, indicated that it was interested in continuing discussions regarding a possible affiliation. On March 10, 2004, the GFSB board approved entering into a reciprocal confidentiality agreement with First Federal. First Federal submitted a preliminary indication of interest by letter dated March 22, 2004 that was considered by the board, together with the proposal from the other financial institution, on March 30, 2004. The proposal from First Federal offered a higher value than that of the other financial institution. The First Federal proposal called for a mixture of cash and stock to be given in exchange for the GFSB common stock. The board had previously approved reinstating the engagement of McDonald to assist it in evaluating these proposals. McDonald made a presentation at the March 30, 2004 meeting comparing the terms of the two proposals, including the value offered, and compared that to the value of GFSB as a stand-alone institution. Following a lengthy discussion, the board approved authorizing McDonald, together with legal counsel, to continue negotiations with First Federal. On April 6, 2004, First Federal submitted a revised letter of interest. On April 7, 2004, following a review of such revised letter, the board authorized GFSB and First Federal to conduct due diligence related to the proposed transaction.

        First Federal conducted due diligence during April and early May 2004. GFSB and representatives from McDonald conducted due diligence related to First Federal during April 2004. During that time, the strategic planning committee met with representatives of First Federal to discuss certain of the provisions in the initial indication of interest and to discuss the due diligence performed by First Federal. First Federal and GFSB representatives negotiated revised terms of a proposed transaction between May 26, 2004 and June 8, 2004. On June 8, 2004, GFSB received a final proposal from First Federal. On June 10, 2004, the GFSB board met to discuss the status of the negotiations with First Federal and the final letter of interest. Representatives of McDonald participated in such board discussions by telephone. McDonald reviewed with the board the terms of the revised proposal. The board discussed in detail the proposal and McDonald's presentation and authorized McDonald to convey GFSB's willingness to proceed towards negotiating a definitive agreement with First Federal.

        First Federal presented the initial draft of the definitive merger agreement to GFSB on July 7, 2004. Such documents were distributed to each director of GFSB on ___________, 2004, and were reviewed by GFSB's management and directors, its special counsel and it financial advisor, McDonald. Such documents were revised and negotiated until August 25, 2004.

        The board met on August 17, 2004 to discuss with its legal counsel and McDonald the status of negotiations and the current draft of the agreement. Following conclusion of negotiations, the board met on August 25, 2004, to discuss the outcome of final negotiations with First Federal and to review in detail the Agreement and Plan of Merger and related documents, and discuss the revisions and clarifications that had been negotiated since the August 17, 2004 board meeting. Special counsel and McDonald participated by telephone. McDonald presented the board of GFSB with its opinion that the merger consideration being offered to the stockholders of GFSB by First Federal was fair to the stockholders of GFSB from a financial point of view. At this meeting, the GFSB Board approved the merger agreement by a unanimous vote of all members of the board, and subject to the exercise of its fiduciary duty, approved to recommend that GFSB stockholders vote their shares in favor of approving the merger agreement. GFSB and First Federal executed the definitive merger agreement and issued a joint press release publicly announcing the transaction on August 25, 2004.

REASONS FOR THE MERGER

        FIRST FEDERAL

        The First Federal board of directors believes that the merger agreement and the merger are in the best interests of First Federal and its stockholders. Accordingly, the members of the First Federal board of directors unanimously approved and adopted the merger agreement and recommends that First Federal stockholders vote "FOR" the approval of the merger agreement. In reaching its decision, the board of directors consulted with First Federal's management, legal counsel and Hovde, First Federal's financial advisor. The First Federal board of directors considered a number of factors, including the following:

        o the business, operations, financial condition and earnings of First Federal on a historical and a prospective basis and of the combined company on a pro forma basis;

        o an extensive analysis of the effect of the merger on the value of First Federal's common stock;

        o the complementary nature of the businesses of First Federal and GFSB;

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

        o the ability of the combined company to leverage expenses and to achieve cost savings, operating efficiencies and opportunities for revenue enhancement;

        o the terms of the merger agreement including the provisions protecting First Federal against a termination of the agreement;

        o the opinion of Hovde Financial, LLC that the merger consideration to be paid to the GFSB stockholders is fair, from a financial point of view, to the holders of First Federal common stock;

        o the value of GFSB based on various pricing ratios and other data in comparison with the value of other thrift institutions in recent merger deals;

        o the results of the due diligence investigations of GFSB conducted by management and First Federal's financial and legal advisors;

        o the familiarity of the First Federal board with and review of GFSB's business, operations, financial condition and earnings on an historical and a prospective basis;

        o the current and prospective economic and regulatory environment, burdens and constraints affecting banking organizations such as First Federal and GFSB and the changing competitive environment for banking services; and

        o the probable impact of the merger on customers and employees and the communities and business served by First Federal and GFSB.

        There are numerous factors other than the merger that could cause First Federal's results of operations, including, among other things, earnings per share, to increase or decrease after the merger. Therefore, we cannot assure you that the anticipated benefits of the merger discussed in the previous paragraphs will happen. You should read "Risks Related to the Merger" on pages____ through____ and "A Warning About Forward-Looking Statements" on pages____ through____ for a discussion of the factors that could affect First Federal's future operations and financial condition.

        First Federal's board of directors has unanimously approved the merger agreement and recommends that First Federal stockholders vote "FOR" the approval of the merger agreement.

        GFSB

        The GFSB board has unanimously determined that the merger is fair to, and in the best interests of, GFSB and its stockholders. In arriving at this determination and approving and recommending the merger agreement, the GFSB board, among other things, consulted with McDonald with respect to the financial aspects and fairness of the merger consideration to the GFSB stockholders from a financial point of view and with its legal counsel as to its legal duties and the other terms of the merger agreement. In arriving at its determination and recommendation, the GFSB board considered a number of factors, including the following:

        o The financial presentation of McDonald and the opinion of McDonald that, as of the date of and based upon the considerations in rendering such opinion, the merger consideration of $20.00 in cash per share or approximately $20.00 in First Federal common stock per share was fair, from a financial point of view, to the holders of GFSB common stock. Such opinion has been updated as

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

                of the date of the mailing of these materials (see "Opinion of GFSB's Independent Financial Advisor," on page ____);

        o The fact that the cash component of the merger consideration is fixed at $20.00, and that the stock component of the merger consideration is fixed at a price of approximately $20.00 per share based on an exchange ratio calculated by dividing $20.00 by a number equal to 165% of the book value of First Federal common stock at September 30, 2004 and will not fluctuate after September 30, 2004 based on increases or decreases in the market price of First Federal common stock;

        o First Federal's agreement that it will register its common stock under the Securities Exchange Act of 1934, as amended and use its best efforts to have it listed on the Nasdaq SmallCap Market;

        o GFSB board's belief that the terms of the merger agreement are attractive in that the merger agreement allows GFSB stockholders to become stockholders of a larger combined institution;

        o The GFSB board's understanding of and review of information concerning the business, results of operations, financial condition, competitive position and future prospects of GFSB and its review of information concerning the business, results of operations, financial condition, competitive position and future prospects of First Federal (including the results of GFSB's due diligence review of First Federal);

        o The current and prospective environment in which GFSB operates, including national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and the trend toward consolidation in the banking industry and in the financial services industry and the likely effect of these factors on GFSB in light of, and in the absence of, the proposed merger with First Federal;

        o The GFSB board's understanding of the results that could be expected to be obtained by GFSB if it continued to operate independently, and the likely benefits and risks to stockholders of such course, as compared with the value of the merger consideration being offered by First Federal;

        o The ability of First Federal to receive the requisite regulatory approvals in a timely manner;

        o The terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing and the termination provisions;

        o The fact that, although the merger agreement limits GFSB's ability to solicit or discuss alternative transactions with third parties during the pendency of the merger, the merger agreement permits GFSB's board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire GFSB;

        o The fact that the merger agreement provides for GFSB's payment of a termination fee of $800,000 to First Federal if the merger agreement is terminated under certain limited circumstances and GFSB enters into or consummates an alternative transaction with a third party within 12 months of such termination, and the effect such termination fee could have on a third party's decision to propose a merger or similar transaction to GFSB at a higher price than that contemplated by the merger with First Federal;

        o The effects of the merger on GFSB's depositors and customers and the communities served by GFSB which were deemed to be favorable given that they would be served by a geographically diversified organization which had greater resources than GFSB;

        o The expectation that the merger will generally be a tax-free transaction to GFSB and its stockholders, to the extent the GFSB stockholders elect to receive shares of First Federal common stock in exchange for their shares of GFSB common stock;

        o The fact that GFSB stockholders who desired to receive cash in lieu of First Federal common stock as the merger consideration could elect to do so under the First Federal proposal, subject to the requirement that 51% of the total number of outstanding shares of GFSB be exchanged for First Federal common stock;

        o The effects of the merger on GFSB's employees, including the prospects for employment with a large, growing organization such as First Federal with an expanding business presence in the market areas served by GFSB;

        o The interests of GFSB executive officers and directors with respect to the merger apart from their interests as holders of GFSB common stock, and the risk that these interests might influence their decision with respect to the merger; and

        o That the transaction would be subject to a vote of the stockholders of both GFSB and First Federal.

        The GFSB board has unanimously approved the merger agreement and unanimously recommends that GFSB shareholders vote "FOR" approval and adoption of the merger agreement.

        The discussion of the factors considered by the GFSB board is not intended to be exhaustive, but includes all material factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the GFSB board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighted factors differently. The GFSB board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, GFSB management and GFSB's legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

EFFECTS OF THE MERGER

        Among the reasons for the recommendation of the First Federal and GFSB boards that their respective stockholders approve the merger agreement and the merger is their belief that, over the long-term, the merger will be beneficial to First Federal stockholders, including GFSB stockholders who may become First Federal stockholders following completion of the merger. First Federal believes that one of the potential benefits of the merger is that the cost savings that may be realized by combining the two companies will enhance First Federal's earnings.

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

        First Federal currently expects to reduce expenses by eliminating areas where there are redundancies and by combining certain support and other functions after the merger. First Federal believes that it will achieve cost savings by:

        o       eliminating external data processing costs;

        o       reducing the ratio of professional fees to revenues;

        o achieving economies of scale in advertising and marketing budgets; and

        o       eliminating certain duplicative "back office" functions.

        The amount of any cost savings First Federal may realize in 2005 will depend upon how quickly and efficiently First Federal is able to implement the processes outlined above. However, there can be no assurance as to whether First Federal will be able to achieve any of the above.

        First Federal also anticipates that the merger will present significant revenue enhancement opportunities for the combined entity. These opportunities may result from, among other factors:

        o an ability to offer a wider variety of banking products and services to GFSB's customers; and

        o the potential to increase overall market share in the communities presently served by First Federal and GFSB.

        There can be no assurance that First Federal will be able to achieve any of the above revenue enhancements.

        The companies have prepared financial statements that show, under one set of assumptions, the combined operations and financial condition of the two companies as if the merger had occurred on the date and at the beginning of the periods indicated. These are known as "pro forma" financial statements. The full pro forma financial statements are set forth beginning on page____. However, the pro forma financial statements do not reflect any anticipated costs savings or revenue enhancements as we cannot assure you that we will achieve them.

OPINION OF FIRST FEDERAL'S INDEPENDENT FINANCIAL ADVISOR

        Hovde has delivered to the First Federal board its opinion that, based upon and subject to the various considerations set forth in its written opinion dated August 25, 2004, as updated to _______, 2005, the aggregate merger consideration as described in the Agreement is fair, from a financial point of view, to the holders of First Federal common stock as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by First Federal upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. THE FULL TEXT OF THE OPINION OF HOVDE, DATED ________, 2005, WHICH DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B. FIRST FEDERAL STOCKHOLDERS SHOULD READ THIS OPINION IN ITS ENTIRETY.

        Hovde is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. First Federal's board selected Hovde to act as its financial advisor in connection with the merger on the basis of the firm's reputation and expertise in transactions such as the merger.

        Hovde will receive a fee contingent upon the completion of the merger for services rendered in connection with advising First Federal regarding the merger, including the fairness opinion and financial advisory services provided to First Federal. First Federal has also agreed to indemnify Hovde against any claims, losses and expenses arising out of the merger or Hovde's engagement that did not arise from Hovde's gross negligence or willful misconduct.

        HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE AGGREGATE MERGER CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FIRST FEDERAL STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE AT THE FIRST FEDERAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

        The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were presented to the First Federal board by Hovde on August 24, 2004 and were confirmed in writing on August 25, 2004. The summary set forth below does not purport to be a complete description of either the analyses performed by Hovde in rendering its opinion or the presentation made by Hovde to the First Federal board, but it does summarize all of the material analyses performed and presented by Hovde.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde may have given various analyses more or less weight than other analyses. Accordingly, Hovde believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the First Federal board and its fairness opinion.

        In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Federal and GFSB. The analyses performed by Hovde are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Hovde's analysis of the fairness of the aggregate merger consideration, from a financial point of view, to the stockholders of First Federal. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be bought or sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde's opinion does not address the relative merits of the merger as compared to any other business combination in which First Federal might engage. In addition, as described above, Hovde's opinion to the First Federal board was one of many factors taken into consideration by the First Federal board in making its determination to approve the merger agreement.

        During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of First Federal and GFSB and material prepared in connection with the merger, including, among other things, the following:

        o       the merger agreement;

        o certain historical publicly available information concerning First Federal and GFSB;

        o       the nature and terms of recent merger transactions; and

        o financial and other information provided to Hovde by the managements of First Federal and GFSB. Hovde also took into account its experience in other transactions as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

        In rendering its opinion, Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of First Federal and GFSB made pursuant to the merger agreement, and did not independently attempt to verify any of such information. Hovde also assumed that the financial forecasts furnished to or discussed with Hovde by First Federal or GFSB were reasonably prepared and reflected the best currently available estimates and judgments of the senior managements of First Federal and GFSB as to the future financial performance of First Federal, GFSB or the combined entity, as the case may be. Hovde has not made any independent evaluation or appraisal of any properties, assets or liabilities of First Federal or GFSB. In addition, Hovde noted that it is not an expert in the evaluation of loan portfolios or allowances for loan, lease or real estate owned losses and, upon the advice of First Federal and GFSB, it assumed that the allowances for loan, lease and real estate owned losses (as currently stated or as adjusted for in connection with the merger or otherwise) provided to it by First Federal or GFSB and used by it in its analysis and in rendering its fairness opinion were in the aggregate adequate to cover all such losses. The fairness opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the fairness opinion.

        PREMIUM ANALYSIS. Based upon a price of $20.00 per share of GFSB common stock, the discount to GFSB's closing price on August 24, 2004, of $21.00 was (4.8)%. Due to the limited trading volume of GFSB Common Stock, this was also the discount to its trading value two weeks and four weeks prior to August 24, 2004.

        ANALYSIS OF SELECTED MERGERS. As part of its analysis, Hovde reviewed comparable mergers involving thrifts in the Southwestern United States (Arizona, Colorado, Louisiana, Nevada, New Mexico, Texas and Utah) announced since July 1, 2001, in which the selling institution had assets between $50 million and $500 million (the "Southwest Merger Group"). This Southwest Merger Group consisted of the following ten transactions:


------------------------------------------------------- -----------------------------------------------------
                        BUYER                                                  SELLER
------------------------------------------------------- -----------------------------------------------------
First Federal Bank of LA (LA)                           First Allen Parish Bancorp (LA)
------------------------------------------------------- -----------------------------------------------------
Prosperity Bancshares, Inc. (TX)                        Village Bank & Trust S.S.B. (TX)
------------------------------------------------------- -----------------------------------------------------
Teche Holding Co. (LA)                                  St. Landry Financial Corp. (LA)
------------------------------------------------------- -----------------------------------------------------
Hgroup Acquisitions Co. (TX)                            Heritage Bancshares (TX)
------------------------------------------------------- -----------------------------------------------------
Franklin Bank Corp. (TX)                                Jacksonville Bancorp Inc. (TX)
------------------------------------------------------- -----------------------------------------------------
Premier Bcshs Inc. (TX)                                 Synergy Bank, SSB (TX)
------------------------------------------------------- -----------------------------------------------------
SNB Inc. (LA)                                           Algiers Bancorp, Inc. (LA)
------------------------------------------------------- -----------------------------------------------------
IBERIABNAK Corp. (LA)                                   Acadiana Bancshares, Inc. (LA)
------------------------------------------------------- -----------------------------------------------------
FBOP Corp. (IL)                                         American Home Loan Corp. (AZ)
------------------------------------------------------- -----------------------------------------------------
Texas United Bancshares, Inc. (TX)                      Bryan-College Station Financial HC (TX)
------------------------------------------------------- -----------------------------------------------------

        Hovde also reviewed comparable mergers involving thrifts nationwide announced since January 1, 2002, in which the total assets of the seller were between $250 million and $350 million (the "Nationwide Merger Group"). This Nationwide Merger Group consisted of the following 16 transactions:

------------------------------------------------------- -----------------------------------------------------
                        BUYER                                                  SELLER
------------------------------------------------------- -----------------------------------------------------
Park National Corp. (OH)                                First Federal Bancorp Inc. (OH)
------------------------------------------------------- -----------------------------------------------------
East West Bancorp Inc. (CA)                             Trust Bancorp Inc. (CA)
------------------------------------------------------- -----------------------------------------------------
First Community Corp. (SC)                              DutchFork Bancshares Inc. (SC)
------------------------------------------------------- -----------------------------------------------------
Carver Bancorp Inc. (NY)                                Independence Federal Savings Bank (DC)
------------------------------------------------------- -----------------------------------------------------
Rock Bancshares Inc. (AR)                               HCB Bancshares Inc. (AR)
------------------------------------------------------- -----------------------------------------------------
Banknorth Group Inc. (ME)                               Foxborough Savings Bank (MA)
------------------------------------------------------- -----------------------------------------------------
Washington Federal Inc. (WA)                            United S&L Bank (WA)
------------------------------------------------------- -----------------------------------------------------
FNB Corp. (VA)                                          Bedford Bancshares Inc. (VA)
------------------------------------------------------- -----------------------------------------------------
IBERIABANK Corp. (LA)                                   Acadiana Bancshares Inc. (LA)
------------------------------------------------------- -----------------------------------------------------
Sterling Financial Corp. (WA)                           Empire Federal Bancorp Inc. (MT)
------------------------------------------------------- -----------------------------------------------------
Boston Bank of Commerce (MA)                            Family Savings Bank, FSB (CA)
------------------------------------------------------- -----------------------------------------------------
Midwest Banc Holdings Inc. (IL)                         Big Foot Financial Corp. (IL)
------------------------------------------------------- -----------------------------------------------------
NSB Holding Corp. (NY)                                  Liberty Bancorp Inc. (NY)
------------------------------------------------------- -----------------------------------------------------
Berkshire Financial Holdings (PA)                       USABancshares.com Inc. (PA)
------------------------------------------------------- -----------------------------------------------------
Banknorth Group Inc. (ME)                               Ipswich Bancshares Inc. (MA)
------------------------------------------------------- -----------------------------------------------------
Kearny, MHC (NJ)                                        Pulaski Bancorp Inc. (NJ)
------------------------------------------------------- -----------------------------------------------------

        Hovde calculated the medians and averages (each as of the announcement date of the transaction) for the following relevant transaction ratios in the Nationwide Merger Group and the Southwest Merger Group: the percentage of the offer value to the acquired company's total assets, the multiple of the offer value to the acquired company's earnings per share for the twelve months preceding the announcement date of the transaction; the multiple of the offer value to the acquired company's tangible book value per share; and the tangible book value premium to core deposits. Hovde compared these multiples with the corresponding multiples for the merger, valuing the shares of First Federal common stock and cash that would be received pursuant to the merger agreement at $20.00 per share of GFSB common stock. In calculating the multiples for the merger, Hovde used GFSB's earnings per share for the 12 months ended June 30, 2004, and GFSB's tangible book value per share, total assets, and total deposits as of June 30, 2004. The results of this analysis are as follows:

                                                          Offer Value to
                                          -----------------------------------------------
                                                                             12 months    Ratio of Tangible
                                                             Tangible        Preceding        Book Value
                                              Total         Book Value       Earnings      Premium to Core
                                              Assets         Per Share       Per Share         Deposits
                                               (%)              (x)             (x)              (%)
                                          ---------------  --------------  -------------- -------------------
First Federal / GFSB Transaction               10.4            1.26            17.8              6.5

Nationwide Merger Group median                 16.0            1.61            19.2              12.9
Nationwide Merger Group average                17.8            1.78            22.6              13.2
Nationwide Merger Group high                   39.2            3.01            62.1              35.1
Nationwide Merger Group low                     1.2            1.00            10.9               0.3

Southwest Merger Group median                  14.5            1.55            18.2               7.5
Southwest Merger Group average                 13.8            1.85            19.7               8.0
Southwest Merger Group high                    23.5            4.96            40.9              14.4
Southwest Merger Group low                      3.2            1.13            10.5               2.5

        COMPARABLE COMPANY ANALYSIS. Using publicly available information, Hovde compared the financial performance and stock market valuation of GFSB with the following nationwide publicly traded banking institutions with assets between $250 million and $350 million (the "Nationwide Comparables"):

---------------------------------------------------- -------------------------- ----------------------
COMPANY NAME                                                HEADQUARTERS          TOTAL ASSETS ($000)
---------------------------------------------------- -------------------------- ----------------------
Access Anytime Bancorp, Inc.                         Albuquerque, NM                   284,582
---------------------------------------------------- -------------------------- ----------------------
AJS Bancorp, Inc. (MHC)                              Midlothian, IL                    272,789
---------------------------------------------------- -------------------------- ----------------------
Alpena Bancshares, Inc. (MHC)                        Alpena, MI                        256,177
---------------------------------------------------- -------------------------- ----------------------
American Bank Holdings, Inc.                         Silver Spring, MD                 253,459
---------------------------------------------------- -------------------------- ----------------------
BankPlus, FSB                                        Morton, IL                        319,982
---------------------------------------------------- -------------------------- ----------------------
Broadway Financial Corporation                       Los Angeles, CA                   267,250
---------------------------------------------------- -------------------------- ----------------------
Citizens First Financial Corp.                       Bloomington, IL                   327,103
---------------------------------------------------- -------------------------- ----------------------
Elmira Savings Bank, FSB                             Elmira, NY                        317,540
---------------------------------------------------- -------------------------- ----------------------
First Bancorp of Indiana, Inc.                       Evansville, ID                    270,892
---------------------------------------------------- -------------------------- ----------------------
First Bancshares, Inc.                               Mountain Grove, MO                264,978
---------------------------------------------------- -------------------------- ----------------------
First Federal Bancshares, Inc.                       Colchester, IL                    307,723
---------------------------------------------------- -------------------------- ----------------------
First Franklin Corporation                           Cincinnati, OH                    272,770
---------------------------------------------------- -------------------------- ----------------------
Greene County Bancorp Inc. (MHC)                     Catskill, NY                      284,675
---------------------------------------------------- -------------------------- ----------------------
Hemlock Federal Financial Corp.                      Oak Forest, IL                    318,365
---------------------------------------------------- -------------------------- ----------------------
Jacksonville Bancorp, Inc. (MHC)                     Jacksonville, IL                  265,795
---------------------------------------------------- -------------------------- ----------------------
Jefferson Bancshares, Inc.                           Morristown, TN                    305,474
---------------------------------------------------- -------------------------- ----------------------
Laurel Capital Group, Inc.                           Allison Park, CA                  306,633
---------------------------------------------------- -------------------------- ----------------------
Monarch Community Bancorp, Inc.                      Coldwater, MI                     291,925
---------------------------------------------------- -------------------------- ----------------------
Nittany Financial Corp.                              State College, PA                 295,155
---------------------------------------------------- -------------------------- ----------------------
Park Bancorp, Inc.                                   Chicago, IL                       270,174
---------------------------------------------------- -------------------------- ----------------------
Pathfinder Bancorp, Inc. (MHC)                       Oswego, NY                        299,932
---------------------------------------------------- -------------------------- ----------------------
Perpetual Federal Savings Bank                       Urbana, OH                        323,725
---------------------------------------------------- -------------------------- ----------------------
River Valley Bancorp                                 Madison, IL                       274,228
---------------------------------------------------- -------------------------- ----------------------
Rome Bancorp, Inc. (MHC)                             Rome, NY                          262,211
---------------------------------------------------- -------------------------- ----------------------
Service Bancorp Inc. (MHC)                           Medway, MA                        319,990
---------------------------------------------------- -------------------------- ----------------------
Sturgis Bancorp, Inc.                                Sturgis, MI                       314,126
---------------------------------------------------- -------------------------- ----------------------
The Northern Savings & Loan Company                  Elyria, OH                        313,944
---------------------------------------------------- -------------------------- ----------------------
Union Community Bancorp                              Crawfordsville, IN                257,753
---------------------------------------------------- -------------------------- ----------------------
Westborough Financial Services, Inc. (MHC)           Westborough, MA                   263,230
---------------------------------------------------- -------------------------- ----------------------

Hovde also compared the financial performance and stock market valuation of GFSB with the following Western United States publicly traded thrift institutions with assets between $100 million and $750 million (the "Western Comparables"):


        ------------------------------------------ -------------------------- ----------------------
        COMPANY NAME                               HEADQUARTERS               TOTAL ASSETS ($000)
        ------------------------------------------ -------------------------- ----------------------
        Access Anytime Bancorp, Inc.               Albuquerque, NM                   284,582
        ------------------------------------------ -------------------------- ----------------------
        Alamogordo Financial Corp. (MHC)           Alamogordo, NM                    157,747
        ------------------------------------------ -------------------------- ----------------------
        Alaska Pacific Bancshares Inc.             Juneau, AK                        166,985
        ------------------------------------------ -------------------------- ----------------------
        Eagle Bancorp (MHC)                        Helena, MT                        205,298
        ------------------------------------------ -------------------------- ----------------------
        FirstBank NW Corp.                         Clarkston, WA                     735,277
        ------------------------------------------ -------------------------- ----------------------
        GS Financial Corp.                         Metairie, LA                      207,191
        ------------------------------------------ -------------------------- ----------------------
        Minden Bancorp, Inc. (MHC)                 Minden, LA                        109,759
        ------------------------------------------ -------------------------- ----------------------
        Riverview Bancorp, Inc.                    Vancouver, WA                     525,457
        ------------------------------------------ -------------------------- ----------------------
        Teche Holding Co.                          Franklin, LA                      653,034
        ------------------------------------------ -------------------------- ----------------------
        Timberland Bancorp, Inc.                   Hoquiam, WA                       437,688
        ------------------------------------------ -------------------------- ----------------------

        Indications of such financial performance and stock market valuation included profitability (return on average assets and return on average equity) for the twelve months ended June 30, 2004, the ratio of tangible equity to tangible assets (TER) non-performing assets (NPAs) to total assets, and efficiency ratios (ER) at June 30, 2004. The calculation of price-to-last twelve months estimated earnings, price-to-tangible book value are as of August 24, 2004 (One day prior to Hovde's presentation to First Federal's Board).

------------------------------------- -------- --------- ---------- --------- --------- ------------ ---------- -----------
                                                                                          PRICE TO    PRICE TO   PRICE TO
                                                                      NPAS/              TANG. BOOK   MRQ EPS    LTM EPS
                                       ROA (%)   ROE (%)   TER (%)  ASSETS(%)    ER       VALUE (X)     (X)        (X)
------------------------------------- -------- --------- ---------- --------- --------- ------------ ---------- -----------
GFSB                                   0.34%    7.48%      7.81%     0.90%     61.6%       1.32        30.9        18.4
------------------------------------- -------- --------- ---------- --------- --------- ------------ ---------- -----------
Nationwide Comparables Median          0.69%    6.80%      9.66%     0.65%     70.4%       1.62        24.3        27.8
------------------------------------- -------- --------- ---------- --------- --------- ------------ ---------- -----------
Western Comparables Median             0.82%    6.70%     12.38%     0.42%     71.2%       1.31        18.0        20.0
------------------------------------- -------- --------- ---------- --------- --------- ------------ ---------- -----------

        DISCOUNTED TERMINAL VALUE ANALYSIS. Hovde estimated the present value of the GFSB common stock by starting with earnings of $1.35 million in 2004, $1.70 million in 2005 and assuming a 7.5% annual growth rate in earnings through 2008 (resulting in net income of $1.82 million, $1.97 million, and $2.11 million in 2006, 2007, and 2008, respectively). In arriving at the terminal value of GFSB's earnings stream at the end of 2008, Hovde then assumed an average earnings growth rate of 3% from 2008 into perpetuity. This terminal value was then discounted, along with yearly cash flows for 2004 through 2008, at a range of discount rates of 12.0%, 13.0%, 14.0%, 15.0% and 16% to arrive at the present value for GFSB's common stock. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of GFSB's common stock. This analysis and its underlying assumptions yielded a range of value for GFSB of approximately $23.64 per share (at a 12% discount rate) to $20.08 per share (at a 15% discount rate), compared to the merger consideration of $20.00 per share.

        CONTRIBUTION ANALYSIS. Hovde prepared a contribution analysis showing percentages of assets, loans, deposits and common equity at June 30, 2004, for First Federal and for GFSB and estimated fiscal year 2005 net income that would be contributed to the combined company on a pro forma basis by First Federal and GFSB, respectively. In addition, this analysis showed that holders of GFSB common stock would own approximately 17.8% of the pro forma common shares outstanding of First Federal, assuming an exchange ratio of 1.136 and that 51% of the consideration is paid in First Federal common stock.

                                            First Federal            GFSB
                                             Contribution        Contribution
                                             to Pro Forma        to Pro Forma
                                           -----------------   -----------------

Total assets                                    61.0%               39.0%
Total net loans                                 63.3%               36.7%
Total deposits                                  66.2%               33.8%
Total equity                                    63.4%               36.9%
Net income - estimated fiscal year 2005         63.8%               36.2%

        FINANCIAL IMPLICATIONS TO FIRST FEDERAL STOCKHOLDERS. Hovde prepared an analysis of the financial implications of the merger consideration to a holder of First Federal common stock. This analysis indicated that on a pro forma equivalent basis, assuming that 51% of the merger consideration is paid in First Federal common stock with a value of $140.79 per share, including potential cost savings but excluding revenue enhancements, a stockholder of First Federal would achieve approximately 17.0% accretion in GAAP earnings per share, 27.3% accretion in cash earnings per share, an increase in book value per share of approximately 8.5%, and a decrease in tangible book value per share of 11.2% in 2005 as a result of the consummation of the merger.

---------------------------------- -- ------------------------------------------------------------------
                                                                  Per Share
---------------------------------- -- ------------------------------------------------------------------
                                         GAAP           Cash            Book            Tangible Book
---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------
                                       Earnings       Earnings          Value               Value
---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------
First Federal Standalone                $7.31          $7.31           $83.94              $82.91
---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------
Pro Forma                               $8.55          $9.30           $91.05              $73.59
---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------
Accretion (Dilution)                    17.0%          27.3%            8.5%               (11.2)%
---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------

---------------------------------- -- ----------- -- ----------- -- -------------- -- ------------------

        Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the aggregate merger consideration was fair, from a financial point of view, to the stockholders of First Federal.

        A copy of Hovde's fairness opinion is attached to this joint proxy statement/prospectus to stockholders as Annex B.

OPINION OF GFSB'S INDEPENDENT FINANCIAL ADVISOR

        GENERAL. Pursuant to an engagement letter dated September 3, 2003 between GFSB and McDonald, GFSB retained McDonald to act as its sole financial advisor in connection with a possible merger and related matters. As part of its engagement, McDonald agreed, if requested by GFSB, to render an opinion with respect to the fairness, from a financial point of view, to the holders of GFSB common stock, of the merger consideration as set forth in the merger agreement. McDonald is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. GFSB selected McDonald as its financial advisor based upon McDonald's qualifications, expertise, and reputation in such capacity.

        On August 25, 2004, McDonald delivered its written opinion that the merger consideration of approximately $20.00 in stock and cash per share of GFSB common stock was fair to GFSB's stockholders, from a financial point of view, as of the date of such opinion. No limitations were imposed by GFSB on McDonald with respect to the investigations made or the procedures followed in rendering its opinion.

        From August 25, 2004 to __________, 2005, McDonald analyzed the financial market conditions, comparable companies and comparable transactions, and observed no material change from the analysis presented on August 25, 2004. McDonald has issued an updated option as of ________ 2005, which is attached as ANNEX C.

        THE FULL TEXT OF MCDONALD'S WRITTEN OPINION TO GFSB'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND EXTENT OF REVIEW BY MCDONALD, IS ATTACHED AS ANNEX C, AND IS INCORPORATED HEREIN BY REFERENCE. IT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MCDONALD'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MCDONALD'S OPINION IS ADDRESSED TO GFSB'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF GFSB AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

        In connection with rendering its opinion dated August 25, 2004, McDonald has reviewed and analyzed, among other things, the following:

        (i)     the merger agreement;

        (ii) certain financial statements and other financial information of GFSB and its subsidiary Gallup Federal Savings Bank, including the Annual Reports on Form 10-KSB for each of the years in the three year period ended June 30, 2003; internal and the Regulatory Financial Statements for Gallup Federal Savings Bank and GFSB for the quarters ended December 31, 2003 and March 31, 2004; the Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2003 and March 31, 2004; and the internal financial statements for the year ended June 30, 2004;

        (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of GFSB and Gallup Federal Savings Bank furnished to us by GFSB and Gallup Federal Savings Bank for purposes of our analysis;

        (iv)    the historical trading price and volume of GFSB's common stock;

        (v) the process leading to the receipt of offers and the responses of certain potential acquirers concerning the potential acquisition of GFSB;

        (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to GFSB and the trading markets for such other companies' securities;

        (vii) certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry;

        (viii) certain publicly available, internal, and audited financial information for First Federal;

        (ix)    certain other information concerning First Federal;

        (x) discussions with First Federal personnel regarding the proposed financing of the transaction;

        (xi) the economic, banking and competitive climate for banking institutions in New Mexico;

        (xii) the business and prospects of GFSB through meetings and discussions with certain officers and employees of GFSB; and

        (xiii)  other matters we believe relevant to our inquiry.

        The written opinion provided by McDonald to GFSB was necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof. In connection with its review and arriving at its opinion, McDonald relied upon the accuracy and completeness of the financial information and other pertinent information provided by GFSB and First Federal to McDonald for purposes of rendering its opinion. McDonald did not assume any obligation to verify independently any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for GFSB with the input of management, McDonald assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of GFSB as to the future performance of GFSB and that the projections provided a reasonable basis upon which McDonald could formulate its opinion. GFSB does not publicly disclose such internal management projections of the type utilized by McDonald in connection with McDonald's role as financial advisor to GFSB with respect to the review of the merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing GFSB Accordingly, actual results could vary significantly from those set forth in the respective projections.

        McDonald does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for GFSB are adequate to cover such losses. In addition, McDonald does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of GFSB, nor was McDonald provided with such appraisals. Furthermore, McDonald assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by GFSB, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. McDonald assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

        In connection with rendering its August 25, 2004 opinion to GFSB's board of directors, McDonald performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by McDonald. Moreover, McDonald believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more important, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, McDonald also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, McDonald drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in McDonald's analyses were not necessarily indicative of actual future results or values, which may diverge significantly more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or to reflect necessarily the prices at which companies or their respective securities actually may be sold. None of the analyses performed by McDonald were assigned a greater significance by McDonald than any other in deriving its opinion.

        IMPLIED OFFER PRICE. As of _______, 2005, the GFSB record date, a stockholder would have received $20.00 in stock and cash as outlined in the merger agreement in exchange for each share of GFSB common stock that a stockholder owned at that time. GFSB option holders would have received, in stock and cash, the difference between $20.00 and the exercise price of the option times the number of shares subject to the option. The estimated mix will be 51% in stock of First Federal and 49% cash. The resulting total merger consideration is approximately $24.1 million. The implied total merger consideration results in a multiple of 17.8 times trailing earnings of GFSB for the twelve months ended June 30, 2004 and an implied multiple of 1.33 times tangible book value and 1.33 times book value at June 30, 2004.

        COMPARISON WITH THE OTHER OFFERS. McDonald compared the First Federal offer to the other offers received. The monetary value of the offer to GFSB stockholders by First Federal was higher than the other offer and verbal indication of interest received.

        COMPARISON WITH PUBLICLY TRADED STOCK PRICE. GFSB is a publicly traded company whose stock trades very infrequently. McDonald's opinion was delivered on August 25, 2004. The last public trade of GFSB common stock was 250 shares at $21.00 on August 19, 2004. The offer price of $20.00 represents a discount of 4.8% to this value. During the 52 weeks ended August 23, 2004, GFSB Bancorp's common stock traded on 37 days, representing average daily volume of 84 shares over this period. In an analysis of offer prices for publicly traded thrifts with assets from $150 to $500 million, between January 1, 2003 and August 23, 2004, the average offer price represented 14.7% premium over the closing trading price five days before the announcement, and ranged from a high of a premium of 31.5% to a low of a discount of 6.9%.

        COMPARABLE COMPANY ANALYSIS. McDonald reviewed and compared the valuation implied by the financial consideration and actual selected financial information for GFSB with corresponding information for a peer group of publicly traded thrifts. The trading multiples referenced in this section represent minority valuations or the value at which one-share trades in the open market.

        The companies in the guideline comparable group were chosen based on the following parameters:

        o       thrifts with assets size between $100 million and $300 million;

        o       thrifts with a return on assets between 0.5% and 1.0%; and

        o       thrifts located in rural areas.

        The search resulted in a guideline comparable company group consisting of nine companies. The pricing multiples in the following table, except for those related to GFSB, represent the public trading values.

        The following table represents a summary analysis of the guideline comparable company group and GFSB based on market prices as of August 23, 2004 and the latest publicly available financial data as of or for the last twelve months ended March 31, 2004 or June 30, 2004:

                                              MEAN            MEDIAN          GFSB(1)
                                          --------------  --------------  --------------
        Total Assets ($000)                   $228,011       $228,884         $584,740
        Equity /Assets                           9.51%          9.97%             7.9%
        ROA                                      0.78%          0.77%             0.9%
        Price/LTM Earnings                       15.4x          15.0x            17.9x
        Premium/Assets                           1.63%          1.57%            2.57%
        Price/ Book                             120.1%         116.8%           132.9%
        Price/Tangible Book                     136.1%         119.0%           132.9%

        -------------------------------
        (1) GFSB's return on average assets and return on average equity are for the twelve months ended September 30, 2004. GFSB's multiples represent the merger pricing multiples.

        McDonald's analysis of the guideline comparable company group, implied a reference valuation range for GFSB of between $13.13 and $23.28 per share.

        COMPARABLE TRANSACTION ANALYSIS. McDonald reviewed and compared actual information for a group of four guideline comparable merger transactions, announced since January 1, 2000, deemed pertinent to an analysis of the merger. Transactions in the guideline comparable group were chosen based on the following parameters:

        o thrift acquisitions with assets size between $100 million and $325 million;

        o thrift acquisition with a return on assets between 0.5% and 1.0%; and

        o       thrifts located in rural areas.

        The following table represents a summary analysis for the comparable merger transaction group and GFSB based on publicly announced transaction data:


                                              MEAN            MEDIAN          GFSB(1)
                                          --------------  --------------  --------------
        Total Assets ($000)                   $208,521       $200,001         $584,740
        Equity /Assets                            9.7%           9.3%             7.9%
        ROA                                      0.78%          0.79%             0.9%
        Price/Earnings                           16.9x          17.9x            17.9x
        Price/Book                              141.3%         137.4%           132.9%
        Price/Tangible Book                     141.3%         137.4%           132.9%
        Premium/Assets                           4.85%          4.36%            2.57%

        -------------------------------
        (1) GFSB's return on average assets and return on average equity are for the twelve months ended September 30, 2004. GFSB's multiples represent the merger pricing multiples.

        McDonald's analysis of comparable merger transactions implied a reference valuation range for GFSB of between $13.76 and $29.70 per share.

        It is important to note that McDonald found it difficult to find comparable companies for both the public trading and precedent sale analyses that were in markets generally perceived to be similar to Gallup, New Mexico from the standpoint of geographic proximity to larger markets, per capita income levels and growth characteristics.

        DISCOUNTED EARNINGS ANALYSIS. McDonald performed a discounted earnings analysis with regard to GFSB under various scenarios. McDonald's base discounted earnings valuation analyzed GFSB on a stand-alone basis. McDonald also assumed that GFSB performed in accordance with the financial statement forecasts from 2004 through 2008, developed by McDonald using assumptions and guidance from GFSB's senior management. This analysis utilized a discount rate range of approximately 13.5% to 17.5%. McDonald estimated the terminal values by using multiples of earnings, book value, and premium to assets. The terminal multiples ranged from 15.9 to 19.9 times earnings, 1.17 to 1.57 times book value, and premium to assets ratios from 2.4% to 6.4%, based upon the data from the precedent merger transaction analysis. In addition, McDonald performed the discounted earnings analysis using a terminal multiple range from 14.0 to 18.0 times earnings, 1.00 to 1.39 times book value, and premium to assets ratios from 0.0% to 3.9%, based upon guideline public comparable companies. This analysis was based on estimates considering market and company specific events and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. McDonald noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates, and terminal values.

        McDonald's discounted earnings analysis implied a reference valuation range for GFSB of between $13.76 and $19.20 per share based on control terminal multiples and a reference valuation range for GFSB of between $12.09 and $16.48 per share based on guideline public comparable trading terminal multiples.

        First Federal is a privately held company and therefore does not have a daily market price for its common stock. Given that a portion of the merger consideration will be in the form of common stock of First Federal, McDonald conducted a valuation of First Federal's common stock on a pro forma basis ("First Federal - Pro Forma") after the combination with GFSB The following analysis assumes that 51% of the merger consideration will be stock and 49% will be cash. The analysis assumes that approximately $11.8 million of trust preferred securities and excess cash at the holding company are used to finance the cash portion of the transaction. This analysis values the stock portion of the merger consideration and then adds it to the cash portion to develop an estimated range of total value per share.

        COMPARABLE COMPANY ANALYSIS. McDonald developed a valuation range for First Fed - Pro Forma using the valuation and financial data for a peer group of publicly traded thrifts. The trading-multiples referenced in this section represent minority valuations or the value at which one-share trades in the open market.

        The companies in the guideline comparable group were chosen based on the following parameters:

        o       thrifts with assets size between $500 million and $900 million;
                and

        o       thrifts with a return on assets between 0.6% and 1.3%.

        The search resulted in a guideline comparable company group consisting of 13 companies. The pricing multiples in the following table, except for those related to First Federal - Pro Forma represent the public trading values.

        The following table represents a summary analysis of the guideline comparable company group and First Federal Pro Forma based on market prices as of August 23, 2004 and the latest publicly available financial data as of or for the last twelve months ended March 31, 2004 or June 30, 2004:

                                                                           FIRST FEDERAL - PRO
                                              MEAN           MEDIAN             FORMA(1)
                                         --------------  ---------------  ---------------------
        Total Assets ($000)                  $674,115          $693,888           $[593,838]
        Equity /Assets                           9.3%              9.0%               [   ]%
        ROA                                      0.9%              0.8%               [   ]%
        Price/LTM Earnings                      16.3x             15.4x               NM
        Price/ Book                            145.8%            146.1%               NM
        Price/Tangible Book                    158.6%            152.0%               NM
        Premium/Assets                           4.1%              4.0%               NM

        --------------------------------
        1) First Federal Pro Forma's return on average assets and return on average equity are for the twelve months ended September 30, 2004. First-Fed Pro Forma's multiples represent the merger pricing multiples.

        McDonald's analysis of the guideline comparable company group implied a reference valuation range between $19.26 and $20.87 per share using the First Federal - Pro Forma valuation for the stock portion of the merger consideration.

        COMPARABLE TRANSACTION ANALYSIS. McDonald reviewed and compared actual information for a group of seven guideline comparable merger transactions announced since January 1, 2000, deemed pertinent to an analysis of the merger. The multiples referenced in this section represent control valuations or the value at which ownership control is exchanged. In order to use these multiples to estimate the value of one share of stock, which represents the value of a minority ownership position, it is necessary to adjust the multiples for a minority position. The discount for a minority position was calculated by taking the median of the premium of a merger price at announcement over the trading price five days prior to the announcement of all thrift merger transactions for the twelve months ended August 23, 2004. The resulting control premium of 20.4% is converted to a discount of 16.7%. In calculating the imputed reference valuation range, a minority discount of 16.7% was applied to the appropriate valuation multiples. Transactions in the guideline comparable group were chosen based on the following parameters:

        o thrift acquisitions with assets size between $500 million and $900 million; and

        o       thrift acquisition with ROA between 0.6% and 1.3%.

        The following table represents a summary analysis for the comparable merger transaction group and First Federal - Pro Forma based on publicly announced transaction data:

                                                                           FIRST FEDERAL - PRO
                                              MEAN           MEDIAN             FORMA(1)
                                         --------------  ---------------  ---------------------
        Total Assets ($000)                  $661,524          $664,815           $[593,838]
        Equity /Assets                          10.9%             10.2%               [   ]%
        ROA                                     0.91%             0.99%               [   ]%
        Price/Earnings                          19.7x             18.5x              NM
        Price/Book                             158.8%            155.3%              NM
        Price/Tangible Book                    165.1%            164.5%              NM
        Premium/Assets                           6.3%              6.6%              NM

        -----------------------
        (1) First Federal - Pro Forma's return on average assets and return on average equity are for the twelve months ended September 30, 2004. First Federal - Pro Forma's multiples represent the merger pricing multiples.

        McDonald's analysis of comparable merger transactions, discounted for a minority position, implied a reference valuation range of between $19.25 and $20.68 per share using the First Fed-Pro Forma valuation for the stock portion of the merger consideration.

        DISCOUNTED EARNINGS ANALYSIS. McDonald performed a discounted earnings analysis with regard to First Fed-Pro Forma under various scenarios. McDonald's base discounted earnings valuation analyzed First Fed-Pro Forma on a combined basis as if the transaction were closed. McDonald also assumed that First Fed-Pro Forma performed in accordance with the financial statement forecasts from 2004 through 2008, developed by McDonald using assumptions and guidance from First Federal and GFSB Bancorp's senior management. This analysis utilized a discount rate of approximately 15.6%. McDonald estimated the terminal values by using multiples of earnings, book value, and premium to assets. The terminal multiples of 15.4 times earnings, 1.54 times adjusted book value, and premium to assets ratio of 4.0% are based upon guideline public comparable companies. This analysis was based on estimates considering market and company specific events and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. McDonald noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates, and terminal values.

        McDonald's discounted earnings analysis implied a reference valuation range of between $17.18 and $18.34 per share based on guideline public comparable trading terminal multiples and using the First Fed-Pro Forma valuation for the stock portion of the merger consideration.

        OTHER ANALYSES. McDonald also reviewed certain other information and performed other analyses including reviewing GFSB's past discussions with potential interested parties and the process leading up to the merger agreement.

        NO COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSIS IS IDENTICAL TO GFSB AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, SUCH ANALYSES INVOLVE COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH GFSB IS BEING COMPARED.

        For its financial advisory services provided to GFSB, McDonald has been paid fees of $110,000 as of October 2004 and will be paid a fee of approximately $370,000 contingent upon closing of the merger. In addition, GFSB has agreed to reimburse McDonald for all reasonable out-of-pocket expenses incurred by it on GFSB's behalf, as well as to indemnify McDonald against certain liabilities, including any which may arise under the federal securities laws.

        McDonald is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities may have from time to time purchased securities from, and sold securities to, GFSB.

DISSENTERS' RIGHTS OF APPRAISAL

        Under Delaware law, stockholders of First Federal and GFSB, including employee stock ownership plan participants with respect to the shares allocated to their accounts, have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of common stock instead of the merger consideration. First Federal and GFSB stockholders electing to do so must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights of appraisal. A copy of the applicable Delaware statute is attached as ANNEX D of this document.

        ENSURING PERFECTION OF APPRAISAL RIGHTS CAN BE COMPLICATED. THE PROCEDURAL RULES ARE SPECIFIC AND MUST BE FOLLOWED PRECISELY. A FAILURE TO COMPLY WITH THESE PROCEDURAL RULES MAY RESULT IN BECOMING INELIGIBLE TO PURSUE APPRAISAL RIGHTS.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures that a First Federal or GFSB stockholder must follow in order to dissent from the merger and obtain payment of the fair value of his or her shares of common stock instead of the merger consideration. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex D of this joint proxy statement/prospectus. Under Section 262 of the Delaware General Corporation Law, not less than 20 days before First Federal's or GFSB's special meeting of stockholders, First Federal and GFSB must notify each of the holders of record of its capital stock as of _______________, 2005, that appraisal rights are available and include in the notice a copy of Section 262 of the Delaware General Corporation Law. First Federal and GFSB intend that this joint proxy statement/prospectus constitutes this notice.

        If you are a First Federal or GFSB stockholder who wishes to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

        YOU MUST MAKE A WRITTEN DEMAND FOR APPRAISAL: You must deliver a written demand for appraisal to First Federal or GFSB, as __________, 2005before the vote on the merger agreement is taken at the each company's respective special meeting. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for appraisal.

        YOU MUST REFRAIN FROM VOTING FOR ADOPTION OF THE MERGER AGREEMENT: You must not vote for adoption of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy card and:

        o       fail to vote against adoption of the merger agreement; or

        o       fail to note that you are abstaining from voting.

If you do either of these two things, your appraisal rights will terminate even if you previously filed a written demand for appraisal.

        YOU MUST CONTINUOUSLY HOLD YOUR SHARES OF FIRST FEDERAL OR GFSB COMMON
STOCK: You must continuously hold your shares of First Federal common stock or GFSB common stock from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of First Federal common stock or GFSB common stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal for those shares.

        A written demand for appraisal of First Federal common stock or GFSB common stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must also be signed precisely as the stockholder's name appears on his or her stock certificate. If you are the beneficial owner of First Federal common stock or GFSB common stock, but not the stockholder of record, you must have the stockholder of record sign any demand for appraisal.

        If you own First Federal common stock or GFSB common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

        If you own First Federal common stock or GFSB common stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, including an agent for one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

        If you are a record owner, such as a broker, who holds First Federal or GFSB common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares of First Federal or GFSB common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares of First Federal or GFSB common stock as to which you wish to demand appraisal. If you do not expressly specify the number of shares, the demand will be presumed to cover all the shares of First Federal or GFSB common stock that are in your name.

        If you are a First Federal stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: First Federal Banc of the Southwest, Inc., 300 North Pennsylvania, Roswell, New Mexico 88201,
Attention: George A. Rosenbaum, Jr., Secretary.

        If you are a GFSB stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: GFSB Bancorp, Inc., 221 West Aztec Avenue, Gallup, New Mexico 87301, Attention: George S. Perce, Secretary.

        It is important that First Federal and GFSB receive all written demands before the vote concerning the merger agreement is taken at the each company's respective special meeting of stockholders. As explained above, this written demand would be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of common stock owned, and that the stockholder is demanding appraisal of such stockholder's shares.

        If the merger is completed, each holder of First Federal common stock or GFSB common stock who has perfected appraisal rights in accordance with Section 262 of the Delaware General Corporation Law will be entitled to be paid by First Federal for such stockholder's shares of common stock the fair value in cash of those shares. The Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the completion or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court may take into account all relevant factors and upon such determination will then direct the payment of the fair value of the shares, together with any interest, to the holders of First Federal common stock or GFSB common stock who have perfected their appraisal rights. The shares of First Federal common stock and GFSB common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the dissenting shares.

        STOCKHOLDERS CONSIDERING SEEKING APPRAISAL FOR THEIR SHARES SHOULD NOTE THAT THE FAIR VALUE OF THEIR SHARES DETERMINED UNDER SECTION 262 OF DELAWARE LAW COULD BE MORE, THE SAME, OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. The Delaware Court of Chancery may determine the costs of the appraisal proceeding and allocate them among the parties as the court deems equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such determination or assessment, each stockholder bears its own expenses.

        If you are a GFSB stockholder and fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the consideration provided in the merger agreement for your shares.

        Within ten days after the effective date of the merger, First Federal must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262 of the Delaware General Corporation Law.

        Within 120 days after the effective date of the merger, either the surviving corporation of the merger or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Delaware Court of Chancery determine the value of the shares of First Federal common stock or GFSB common stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the Delaware Court of Chancery. First Federal has no obligation to file this petition, and if you do not file this petition within 120 days after the effective date of the merger, you will lose your rights of appraisal. A dissenting stockholder must also serve a copy of the petition on First Federal.

        If you change your mind and decide you no longer wish to exercise your appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. A withdrawal request received more than 60 days after the effective date of the merger is effective only with the written consent of First Federal. If you effectively withdraw your demand for appraisal rights and you are a GFSB stockholder, you will receive the merger consideration provided in the merger agreement.

        If you have complied with the conditions of Section 262, you are entitled to receive a statement from First Federal. This statement will set forth the number of shares not voted in favor of the merger agreement and that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement you must send a written request to First Federal within 120 days after the effective date of the merger. First Federal must mail this statement within ten days after it receives the written request or within ten days after the expiration of the period for the delivery of demands, whichever is later.

        If you properly file a petition for appraisal in the Chancery Court and deliver a copy to First Federal, First Federal will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with First Federal as to the value of their shares. The Registry in the Court of Chancery, if so ordered by the Court of Chancery, will give notice of the time and place fixed for the hearing of such petition to the stockholders on the list. At the hearing, the Chancery Court will determine the stockholders who have complied with Section 262 and are entitled to appraisal rights. The Chancery Court may also require you to submit your stock certificates to the Registry in the Court of Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

        After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock that are the subject of the demand for appraisal. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct the First Federal to pay that value to the stockholders who have successfully sought appraisal rights. The Chancery Court can also direct First Federal to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares under an appraisal procedure, you must surrender your stock certificates to First Federal.

        If you demand appraisal rights, after the effective date of the merger you will not be entitled:

        o to vote the shares of common stock for which you have demanded appraisal rights for any purpose;

        o to receive payment of dividends or any other distribution with respect to the shares of common stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective date of the merger; or

        o to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

        If you do not file a petition for an appraisal within 120 days after the effective date of the merger, your right to an appraisal will terminate. If you are a GFSB stockholder, you may withdraw your demand for appraisal and accept the merger consideration by delivering to First Federal a written withdrawal of your demand, except that:

        o any attempt to withdraw made more than 60 days after the effective date of the merger will require the written approval of First Federal; and

        o an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

        IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO DO SO.

INTERESTS OF CERTAIN GFSB DIRECTORS AND OFFICERS IN THE MERGER

        When considering the recommendations of the GFSB board of directors regarding the merger, you should be aware that some of the employees of GFSB and Gallup Federal Savings Bank and members of the GFSB board of directors and management have interests that differ from, and may conflict with, your interests as a stockholder of GFSB. The GFSB board of directors was aware of these interests when it approved the merger and the merger agreement.

        EMPLOYMENT AGREEMENT WITH JERRY R. SPURLIN. Mr. Spurlin, Chief Financial Officer of GFSB and Gallup Federal Savings Bank, currently has a change in control severance agreement with Gallup Federal Savings Bank that provides Mr. Spurlin with a severance payment and continuation of certain employee benefits if he is terminated following a change in control of GFSB or Gallup Federal Savings Bank. The merger with First Federal will constitute a change in control of GFSB and Gallup Federal Savings Bank for purposes of the change in control agreement and, as a result Mr. Spurlin would be entitled to receive a cash severance payment in the amount of approximately $200,000 and the continuation of certain benefits. Rather than take the severance payment, Mr. Spurlin has agreed to terminate his agreement with GFSB effective as of the closing date of the merger and enter into 24 month employment agreement with First Federal Bank. This agreement provides for a base salary of $100,000 per year and a one-time payment of $50,000 to Mr. Spurlin. In the event Mr. Spurlin completes his agreement with First Federal Bank, he will be entitled to a lump-sum payment of $150,000 (or prorated if the agreement is terminated early for reasons other than cause). Mr. Spurlin's contract provides that he may be terminated for cause.

        EMPLOYMENT AGREEMENT WITH WILLIAM W. HEAD, JR. Mr. Head is a Vice President of Gallup Federal Savings Bank. Mr. Head currently has a change in control severance agreement with Gallup Federal Savings Bank that provides him with a severance payment and continuation of certain employee benefits if he is terminated following a change in control of GFSB or Gallup Federal Savings Bank. The merger with First Federal will constitute a change in control of GFSB and Gallup Federal Savings Bank for purposes of the change in control agreement and, as a result, Mr. Head would be entitled to receive a cash severance payment in the amount of approximately $152,506 and the continuation of certain benefits. Rather than take the severance payment, Mr. Head has agreed to terminate his change in control agreement with Gallup Federal Savings Bank effective as of the closing date of the merger and has entered into a 24 month change in severance agreement with First Federal Bank. This agreement provides for a base salary of $76,253 per year. The $152,506 payment due Mr. Head under his employment agreement with Gallup Federal Savings Bank will be reduced by 1/24th for each full or partial month Mr. Head works for First Federal Bank. Mr. Head may be terminated for cause under this agreement.

        EMPLOYMENT AGREEMENT WITH LEONARD C. SCALZI.. Mr. Scalzi is a Senior Vice President of Gallup Federal Savings Bank. Mr. Scalzi currently has a change in control severance agreement with Gallup Federal Savings Bank that provides him with a severance payment and continuation of certain employee benefits if he is terminated following a change in control of GFSB or Gallup Federal Savings Bank. The merger with First Federal will constitute a change in control of GFSB and Gallup Federal Savings Bank for purposes of the change in control severance agreement and, as a result, Mr. Scalzi would be entitled to receive a cash severance payment in the amount of approximately $169,600 and the continuation of certain benefits. Rather than take the severance payment, Mr. Scalzi has agreed to terminate his change in control severance agreement with Gallup Federal Savings Bank effective as of the closing date of the merger and has entered into a 24 month employment agreement with First Federal Bank. This agreement provides for a base salary of $120,000 per year. If Mr. Scalzi's employment is terminated for other than cause, disability or retirement, he shall receive a lump sum equal to the greater of the payments due for the remaining term of the agreement, or two (2) times the highest annual rate of base salary. Mr. Scalzi may be terminated for cause under this agreement.

        AGREEMENTS WITH OTHER OFFICERS. In connection with the merger, First Federal entered into change in severance agreements with Debra S. Fischer and Ginger R. Palmer, officers of Gallup Federal Savings Bank. These officers currently have change in control severance agreements with Gallup Federal Savings Bank. These individuals have agreed to terminate their respective agreements with Gallup Federal Savings Bank effective as of the closing date of the merger and have entered into 24 month change in severance agreements with First Federal Bank. The change in severance agreements entered into between these individuals and First Federal Bank contain a payment provision in the event of a change in control of First Federal Bank equal to twice their individual salaries. The agreements also provide that the employees may by terminated for cause without any payment by First Federal Bank.

        RELEASE AND NON-COMPETE AGREEMENT WITH RICHARD P. GALLEGOS. Mr. Gallegos is the President of Gallup Federal Savings Bank. Mr. Gallegos currently has a change in control severance agreement with Gallup Federal Savings Bank that provides him with a severance payment if he is terminated following a change in control of GFSB or Gallup Federal Savings Bank. The merger with First Federal will constitute a change in control of GFSB and Gallup Federal Savings Bank for purposes of the employment agreement and, as a result, Mr. Gallegos is entitled to receive a cash severance payment in the amount of approximately $254,840. Mr. Gallegos will be paid his severance payment. Additionally, Mr. Gallegos has entered into a Release and Non-Compete Agreement with First Federal. Gallup Federal Savings Bank will make a one-time payment to Mr. Gallegos under this agreement of $35,000. This agreement prohibits Mr. Gallegos from competing with First Federal, GFSB and Gallup Federal Savings Bank for a two-year period in certain areas of New Mexico and from soliciting First Federal's employees and customers. Additionally, the agreement releases First Federal from all liability to Mr. Gallegos.

        VESTING OF GFSB RESTRICTED STOCK. Under GFSB's Management Stock Bonus Plan, restricted stock awards vest over a period of five years. Under the terms of the plan, all issued but unvested restricted shares will become vested upon a change in control of GFSB. The signing of the merger agreement will constitute a change in control of GFSB and all shares of unvested restricted stock became vested. The following table reflects, as of ________, 2005, the number of shares of unvested restricted stock held by each executive officer which became vested upon the signing of the merger agreement and the value of the merger consideration that each will receive in exchange for their shares, assuming a merger consideration value of $20.00.

                                                                      Total Merger
                                               Number of           Consideration Value
        Name                               Unvested Shares of      for Unvested Shares
        and Title                           Restricted Stock       of Restricted Stock
        ---------                           ----------------       -------------------
        Leonard C. Scalzi                         750                     $15,000
        Senior Vice President
        Jerry R. Spurlin                        1,700                     $34,000
        Chief Financial Officer
        William W. Head, Jr.                      960                     $19,200
        Chief Lending Officer

        GFSB STOCK OPTIONS. At the effective time of the merger, each outstanding option to purchase shares of GFSB common stock, whether or not vested, shall be cancelled and holders shall be entitled to receive a combination of First Federal common stock and cash equal to the number of shares of GFSB common stock subject to such option multiplied by an amount equal to the excess of $20.00 over the applicable exercise price per share ("option value"). First Federal shall pay the option holder in a number of whole shares of First Federal common stock equal to a fraction, the numerator of which is the option value multiplied by 0.51 and the denominator of which is $17.60. First Federal will pay the option holder cash equal to the option value multiplied by 0.49. Any fractional shares held by the option holder will be paid by First Federal in cash.

        The following table reflects the number of options held by each director and executive officer and the payment that each will receive in exchange for their total outstanding options, whether currently vested or not, before deductions of any applicable withholding taxes, assuming the individuals do not exercise any options prior to the merger closing:


        Name and Title                      Number of Options          Total Payment of Options(1)
        --------------                      -----------------          ---------------------------
Michael P. Mataya                                  8,926                        $107,777
Charles L. Parker, Jr.                             9,264                        $110,819
George S. Perce                                    9,288                        $111,035
Richard C. Kauzlaric                              10,180                        $119,063
Vernon I. Hamilton                                 9,095                        $109,298
James Nechero, Jr.                                 9,456                        $112,547
Richard P. Gallegos                               12,500                        $113,750
Jerry R. Spurlin                                      --                        $     --
Leonard C. Scalzi                                  8,750                        $ 78,750
William W. Head, Jr.                               8,906                        $112,216

----------------
(1) Assumes $20 equivalent payment for options. Any unexercised options as of the effective time of the merger, whether or not vested, shall be canceled in exchange for a combination of shares of First Federal common stock (51%) and cash (49%) equal to the value of such option which will be calculated as the excess, if any, of $20 over the per share exercise price multiplied by the number of shares subject to the option.

        APPOINTMENTS TO THE FIRST FEDERAL AND GFSB BOARD OF DIRECTORS. Upon completion of the merger, First Federal will appoint Richard C. Kauzlaric and Michael P. Mataya to the boards of directors of First Federal and First Federal Bank. These directors will be paid the same fees as are paid to First Federal's and First Federal Bank's directors.

        TERMINATION OF THE GALLUP FEDERAL SAVINGS BANK ESOP. GFSB will terminate its employee stock ownership plan upon completion of the merger. All plan participant's accounts shall become fully vested at such time. The plan will repay its existing loan from GFSB and will allocate the plan assets and

First Federal common stock to the accounts of the plan participants, in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the plan.

        PROTECTION OF GFSB DIRECTORS AND OFFICERS AGAINST CLAIMS. For a period of six years after the closing of the merger, First Federal has agreed to indemnify and hold harmless each present and former director and officer of GFSB and its subsidiaries from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Delaware law as in effect at the time of the closing of the merger. This indemnification extends to liability arising out of the transactions contemplated by the merger agreement. First Federal has also agreed to advance any related costs to each of these persons as they are incurred. First Federal has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of GFSB's directors and officers for three years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

NASDAQ SMALLCAP MARKET LISTING

        First Federal has applied to list the shares of First Federal common stock to be issued in the merger on the Nasdaq SmallCap Market. First Federal must use its best efforts to obtain approval from the Nasdaq SmallCap Market to list the shares of First Federal common stock that will be issued in the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion addresses the material United States federal income tax consequences of the merger to holders of GFSB common stock. This discussion applies only to GFSB stockholders that hold their GFSB common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; stockholders who received their GFSB common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and stockholders who hold GFSB common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

        This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. THE TAX CONSEQUENCES OF THE MERGER TO YOU MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES. THEREFORE, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THOSE RELATING TO STATE AND/OR LOCAL TAXES.

        It is a condition to the obligations of GFSB and First Federal to complete the merger that First Federal and GFSB receive an opinion of Luse Gorman Pomerenk & Schick, P.C. to the effect that (1) the merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, (2) First Federal and GFSB will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (3) except to the extent of any cash received in lieu of a fractional share interest in First Federal common stock and cash consideration received, no gain or loss will be recognized by stockholders of GFSB who exchange their GFSB common stock for First Federal common stock in the merger.

        In rendering its opinion, counsel may require and rely upon representations contained in letters and certificates to be received from officers of First Federal, GFSB and others. Neither of these tax opinions will be binding on the Internal Revenue Service or the courts, and we do not intend to request any ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger.

        Although the merger agreement allows us to waive the condition that we receive a tax opinion from counsel, we currently do not anticipate doing so.

        The federal income tax consequences of the merger to you will depend primarily on whether you exchange your GFSB common stock for solely First Federal common stock (except for cash received instead of a fractional share of First Federal common stock), solely cash or a combination of stock and cash. Regardless of whether you elect to receive First Federal common stock, cash or a combination of stock and cash, the federal income tax consequences will depend on the actual merger consideration that you receive.

        EXCHANGE SOLELY FOR FIRST FEDERAL COMMON STOCK. No gain or loss will be recognized by a GFSB stockholder who receives solely shares of First Federal common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of GFSB common stock. The tax basis of the shares of First Federal common stock received by a GFSB stockholder in such exchange will be equal to the basis of the GFSB common stock surrendered in exchange for the First Federal common stock (except for the basis attributable to any fractional shares of First Federal common stock, as discussed below). The holding period of the First Federal common stock received will include the holding period of shares of GFSB common stock surrendered in exchange for the First Federal common stock, provided that such shares were held as capital assets of the GFSB stockholder at the effective time of the merger.

        EXCHANGE SOLELY FOR CASH. A GFSB stockholder who receives solely cash in exchange for all of his or her shares of GFSB common stock (and is not treated as constructively owning First Federal common stock after the merger under the circumstances referred to below under "--Possible Dividend Treatment") will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such stockholder's tax basis in the GFSB common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the GFSB stockholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the GFSB stockholder's holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

        EXCHANGE FOR FIRST FEDERAL COMMON STOCK AND CASH. A GFSB stockholder who receives a combination of First Federal common stock and cash in exchange for his or her GFSB common stock will not be permitted to recognize any loss for federal income tax purposes. Such a stockholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" in the transaction. The amount of gain a GFSB stockholder "realizes" will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the First Federal common stock received exceeds (b) the stockholder's basis in the GFSB common stock to be surrendered in the exchange for the cash and First Federal common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of First Federal common stock received by such GFSB stockholder will be the same as the basis of the shares of GFSB common stock surrendered in exchange for the shares of First Federal common stock, adjusted as provided in Section 358(a) of the Internal Revenue Code for the cash received in exchange for such shares of GFSB common stock. The holding period for shares of First Federal common stock received by such GFSB stockholder will include such stockholder's holding period for the GFSB common stock surrendered in exchange for the First Federal common stock, provided that such shares were held as capital assets of the stockholder at the effective time of the merger.

        A GFSB stockholder's federal income tax consequences will also depend on whether his or her shares of GFSB common stock were purchased at different times or at different prices. If they were, the GFSB stockholder could realize gain with respect to some of the shares of GFSB common stock and loss with respect to other shares. Such GFSB stockholder would have to recognize such gain to the extent such stockholder receives cash with respect to those shares in which the stockholder's adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the First Federal common stock received, but could not recognize loss with respect to those shares in which the GFSB stockholder's adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the First Federal common stock received. Any disallowed loss would be included in the adjusted basis of the First Federal common stock. Such a GFSB stockholder is urged to consult his or her own tax advisor respecting the tax consequences of the merger to that stockholder.

        POSSIBLE DIVIDEND TREATMENT. In certain circumstances, a GFSB stockholder who receives solely cash, or a combination of cash and First Federal common stock, in the merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that stockholder if the receipt of cash "has the effect of the distribution of a dividend." The determination of whether a cash payment has such effect is based on a comparison of the GFSB stockholder's proportionate interest in First Federal after the merger with the proportionate interest the stockholder would have had if the stockholder had received solely First Federal common stock in the merger. This could happen because of your purchase (or the purchase by a family member) of additional First Federal stock or a repurchase of shares by First Federal. For purposes of this comparison, the GFSB stockholder may be deemed to constructively own shares of First Federal common stock held by certain members of the stockholder's family or certain entities in which the stockholder has an ownership or beneficial interest and certain stock options may be aggregated with the stockholder's shares of First Federal common stock. The amount of the cash payment that may be treated as a dividend is limited to the stockholder's ratable share of the accumulated earnings and profits of GFSB at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the stockholder's shares were held as capital assets at the effective time of the merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each GFSB stockholder, stockholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the merger.

        CASH IN LIEU OF FRACTIONAL SHARES. A GFSB stockholder who holds GFSB common stock as a capital asset and who receives in the merger, in exchange for such stock, solely First Federal common stock and cash in lieu of a fractional share interest in First Federal common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

        BACKUP WITHHOLDING. Payments of cash to a holder surrendering shares of GFSB common stock will be subject to information reporting and backup withholding (whether or not the holder also receives First Federal common stock) at a rate of 28% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Any amounts withheld from payments to a holder under the backup withholding rules may be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Each holder of GFSB common stock should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedures for claiming such exemption.

TAX CONSEQUENCES TO FIRST FEDERAL AND ITS STOCKHOLDERS

        Assuming, consistent with the above described tax opinion, the merger qualifies as a reorganization within the meaning of section 368 of the Internal Revenue Code, neither First Federal nor its stockholders will recognize gain or loss in connection with the merger, although First Federal will succeed to any tax liabilities of GFSB.

ACCOUNTING TREATMENT OF THE MERGER

        First Federal will account for the merger as a purchase, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of GFSB will be recorded on First Federal's consolidated balance sheet at their estimated fair value at the effective date of the merger. The amount by which the purchase price paid by First Federal exceeds the fair value of the net tangible and identifiable intangible assets acquired by First Federal through the merger will be recorded as goodwill. Financial statements of First Federal issued after the effective date of the merger will reflect these values and will not be restated retroactively to reflect the historical position or results of operations of GFSB.

RESALES OF FIRST FEDERAL COMMON STOCK

        The shares of First Federal common stock to be issued to stockholders of GFSB common stock in the merger have been registered under the Securities Act of 1933, as amended. Shares of First Federal common stock issued in the merger may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of GFSB, as that term is defined in the rules under the Securities Act. First Federal common stock received by those stockholders of GFSB who are deemed to be "affiliates" of GFSB at the time the merger is submitted for vote of the stockholders of GFSB may be resold without registration under the Securities Act only to the extent provided for by Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or pursuant to another exemption from registration. An affiliate of GFSB is an individual or entity that controls, is controlled by or is under common control with, GFSB, and may include the executive officers and directors of GFSB, as well as certain principal stockholders of GFSB. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial interest.

        GFSB has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate of GFSB for purposes of Rule 145 under the Securities Act to deliver to First Federal a written agreement intended to ensure compliance with the Securities Act.

REGULATORY APPROVALS AND NOTICES REQUIRED FOR THE MERGER

        Completion of the merger and the bank merger is subject to certain regulatory approvals and consents. The merger and the bank merger are subject to the prior approval of the Office of Thrift Supervision. In reviewing the applications, the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the existing institutions, and the convenience and needs of the communities to be served. The Office of Thrift Supervision will also consider the institutions' compliance with applicable laws and regulations. Finally, the Office of Thrift Supervision may not approve a transaction:

        o that would tend to create or result in a monopoly or be in furtherance of any combination, conspiracy or attempt to monopolize the business of banking in any part of the United States; or

        o if its effect in any section of the country may be to lessen competition substantially or which in any other manner would be restraint on trade;

unless the Office of Thrift Supervision finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction on meeting the convenience and needs of the communities to be served. Additionally, the Office of Thrift Supervision must determine that First Federal Bank and Gallup Federal Savings Bank each maintain effective anti-money laundering programs.

REQUIREMENT FOR STOCKHOLDER APPROVAL

        The merger is subject to the approval of the holders of a majority of the outstanding common stock of each of First Federal and GFSB. On __________, 2005, the directors and executive officers of First Federal beneficially owned ___________ shares or ____% of the outstanding common stock of First Federal, while the directors and executive officers of GFSB beneficially owned ___________ shares or ____% of the outstanding stock of GFSB.

                              THE MERGER AGREEMENT

        THE FOLLOWING DESCRIBES MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A AND IS INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS.

TERMS OF THE MERGER

        The merger agreement provides for a business combination in which GFSB will merge with and into First Federal. First Federal will be the surviving corporation in the merger.

        As a result of the merger, except as noted below, each outstanding share of GFSB common stock will be converted into the right to receive, at the election of the holder and subject to certain restrictions, shares of First Federal common stock or $20.00 in cash. GFSB stockholders will be permitted to elect to exchange all of their GFSB shares for cash, all of their GFSB shares for First Federal stock, or some of their shares for cash and some of their shares for First Federal stock. See "The Merger-Conversion of GFSB Common Stock." First Federal will not issue fractions of shares of First Federal common stock, but instead will pay each holder of GFSB common stock who would otherwise be entitled to a fraction of a share of First Federal common stock an amount in cash determined by multiplying that fraction by $17.60. If there is a change in the number or classification of shares of First Federal outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Shares of GFSB common stock held directly or indirectly by First Federal will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either GFSB or First Federal in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which appraisal rights have been validly exercised will be entitled only to the rights granted by Delaware law.

WHEN WILL THE MERGER BE COMPLETED

        The closing of the merger will take place on the fifth business day following satisfaction or waiver of all of the conditions to the merger contained in the merger agreement, unless we agree to a later date. See "--Conditions to Completing the Merger." On the closing date, First Federal will file a certificate of merger with the Delaware Secretary of State merging GFSB into First Federal. The merger will become effective at the time stated in the certificate of merger.

        First Federal and GFSB expect to complete the merger in the first or second calendar quarters of 2005. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "The Merger--Regulatory Approvals Needed to Complete the Merger." Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before June 30, 2005, unless failure to complete the merger by that time is due to a misrepresentation, breach of warranty or failure to fulfill a covenant by the party seeking to terminate the agreement. See "--Terminating the Merger Agreement."

CONDITIONS TO COMPLETING THE MERGER

        First Federal's and GFSB's obligations to consummate the merger are conditioned on the following:

        o approval of the merger agreement by the First Federal and GFSB stockholders;

        o receipt of all required regulatory approvals without any materially adverse conditions and the expiration of all statutory waiting periods;

        o no party to the merger being subject to any legal order that prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

        o the registration statement of which this joint proxy statement/prospectus forms a part being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state "blue sky" approvals;

        o receipt by us of all consents and approvals from third parties (other than those required from government agencies) required to complete the merger, unless failure to obtain those consents or approvals would not have a material adverse effect on First Federal after completion of the merger;

        o receipt by each of us of an opinion from Luse Gorman Pomerenk & Schick, P.C. to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

        o the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, and receipt of a certificate signed by the other party's chief executive officer and chief financial officer to that effect.

        o First Federal Bank and Gallup Federal Savings Bank must have capital levels, immediately prior to the effective time of the merger, at least equal to their capital levels reported as of December 31, 2003, less certain transaction-related expenses;

        o There shall have been no violation of certain employment and other agreements entered into between certain officers of GFSB and Gallup Federal Savings Bank and First Federal; and

        o First Federal shall have deposited with the exchange agent sufficient cash to pay the aggregate cash consideration to be paid and irrevocably instructed its transfer agent to issue a sufficient number of its shares.

        We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

CONDUCT OF BUSINESS BEFORE THE MERGER

        GFSB has agreed that, until completion of the merger and unless permitted by First Federal, neither it nor its subsidiaries will:

        GENERAL BUSINESS

        o conduct its business other than in the regular, ordinary and usual course consistent with past practice;

        o fail to use its best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

        o take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

        INDEBTEDNESS

        o other than overnight deposits incur any indebtedness or become responsible for the obligations of any person or entity, other than the creation of demand deposits, NOW accounts, money market and passbook accounts, borrowings from the Federal Home Loan Bank and securities sold under an agreement to repurchase that mature within one year and sales of certificates of deposit that mature within 36 months; provided, however, that in no event will such borrowings exceed an aggregate of $2,000,000;

        o prepay any such indebtedness so as to cause itself to incur a prepayment penalty thereunder;

        CAPITAL STOCK

        o       adjust, split, combine or reclassify its capital stock;

        o pay any cash or stock dividends or make any other distribution on its capital stock, other than regular quarterly cash dividends on GFSB common stock at a rate not in excess of the lesser of $0.125 per share of GFSB common stock or 45% of GFSB's net earnings for the prior quarter;

        o grant any stock awards under any of its benefit plans (other than its ESOP) or grant any individual corporation or other entity any right to acquire any of its shares of capital stock;

        o issue any securities convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of outstanding stock options;

        DISPOSITIONS

        o dispose of any of its material properties or assets with a value of $100,000 or more, or cancel or release any indebtedness, other than in the ordinary course of business or pursuant to commitments existing as of the date of the merger agreement;

        INVESTMENTS

        o make any equity investment other than pursuant to commitments existing as of the date of the merger agreement;

        CONTRACTS

        o enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving the payment of less than, or the provision of goods and services with a market value less than $25,000 per year, and those specifically permitted by the merger agreement;

        LOANS

        o make, renegotiate, renew, increase, extend or purchase any loans, advances, credit enhancements or extensions, except, (i) in conformity with existing lending practices; (ii) in amounts not to exceed an aggregate of $350,000 with respect to any one borrower in the case of secured loans and $20,000 for unsecured loans; or (iii) pursuant to binding obligations in effect as of the date of the merger agreement.

        o make or increase any loan or extension of credit or commit to make or increase any such loan or extension of credit to any director or executive officer of GFSB or Gallup Federal Savings Bank, except for loans or extensions of credit on terms made available to the general public and other than renewals of existing loans or commitments to loan;

        EMPLOYEES

        o increase the compensation or fringe benefits of any of its employees or directors, except for annual non-officer salary increases of not more than 5% consistent with past practice;

        o pay any pension, retirement allowance or contribution not required by law or the terms of GFSB's 401(k) profit-sharing plan to any employees or directors;

        o voluntarily accelerate the vesting or the lapsing of any restrictions with respect to any stock options or other stock-based compensation;

        o       elect any new senior executive officer or director;

        o submit any stock option or similar plan to GFSB's stockholders for approval;

        o       hire any employee;

        o make any monthly contribution to the Gallup Federal Savings Bank ESOP in excess of the scheduled monthly contributions;

        SETTLING CLAIMS

        o settle any claim against it for more than $10,000 or impose or agree to material restrictions on its operations;

        GOVERNING DOCUMENTS

        o       amend its certificate of incorporation or bylaws;

        INVESTMENT SECURITIES

        o restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;


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        o       make any investment in any debt security, including
                mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

        CAPITAL EXPENDITURES

        o make any capital expenditures in excess of $5,000 other than pursuant to binding commitments existing on the date of the merger agreement necessary to maintain existing assets in good repair or to make payment of necessary taxes;

        BRANCHES

        o establish or commit to establish any new branch or other office or file an application to relocate or terminate the operation of an existing banking office;

        ACCOUNTING

        o change its method of accounting, except as required by changes in generally accepted accounting principles or regulatory guidelines;

        MERGER AGREEMENT

        o take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

        o knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code; and

        o agree or commit to take, or adopt any resolutions in support of, any of the foregoing actions.

        First Federal has agreed that, until the completion of the merger and unless permitted to by GFSB, it will not:

        o take any action that is intended or expected to result in any of its representations and warranties under the merger agreement being or becoming untrue in any material respect or in the conditions to the merger not being satisfied or in a violation of a provision of the merger agreement;

        o knowingly take any action that would prevent or impede the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

        o amend its certificate of incorporation or bylaws in a manner that would materially and adversely effect the benefits of the merger to GFSB stockholders;

        o issue any shares of First Federal common stock for other than cash or for a price less than $17.60;


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        o       issue any stock options for securities convertible into First
                Federal common stock at a per share price of less than $17.60;

        o repurchase shares of First Federal common stock for a per share price greater than $17.60;

        o issue any securities or options with greater voting rights than First Federal's current stockholders or having a preference in dividends or liquidation over current stockholders;

        o make, declare or pay any dividend in excess of $0.50 per share per quarter of First Federal common stock, except for an annual dividend declared before September 30, 2004, of up to $2.50 per share of First Federal stock (or $0.3125 per share of First Federal stock as adjusted to reflect its eight for one stock split); and

        o agree or commit to take, or adopt any resolutions in support of, any of the foregoing actions.

COVENANTS OF GFSB AND FIRST FEDERAL IN THE MERGER AGREEMENT

        AGREEMENT NOT TO SOLICIT OTHER PROPOSALS. GFSB has agreed not to initiate, solicit, knowingly encourage or facilitate any inquiries or discussions that constitute or could reasonably lead to an acquisition proposal or participate in any discussion or negotiations regarding an acquisition proposal with a third party. An acquisition proposal includes any proposal or offer with respect to the following:

        o any merger, consolidation, share exchange, business combination, or other similar transaction involving GFSB or its subsidiaries;

        o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the consolidated assets of GFSB;

        o any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of GFSB or the filing of a registration statement under the Securities Act of 1933 in connection therewith; or

        o any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Despite the agreement of GFSB not to solicit other acquisition proposals, the board of directors of GFSB may generally have discussions and negotiations with, and provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal and recommend such proposal to its stockholders, provided that the GFSB board of directors determines in good faith that such action is necessary for the proper discharge of its duties to GFSB stockholders under applicable law.

        If GFSB receives a proposal or information request from a third party or enters into negotiations with a third party regarding a superior proposal, GFSB must notify First Federal and provide First Federal with information about the third party and its proposal.

        EMPLOYEE MATTERS. Each person who is an employee of GFSB or Gallup Federal Savings Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of First Federal Bank. First Federal will make available employer provided health


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and other employee welfare benefit plans to each continuing employee on the same basis that it provides such coverage to First Federal employees.

        CERTAIN OTHER COVENANTS. The merger agreement also contains other agreements relating to our conduct before consummation of the merger, including the following:

        o After all requisite approvals necessary to consummate the merger are obtained, Gallup Federal Savings Bank will, at the request of First Federal, modify and change its loan, litigation, real estate valuation and investment and asset/liability management policies and practices so as to be more consistent with those of First Federal Bank and GFSB will recognize for financial reporting purposes all of its expenses related to the merger; provided, however, GFSB is not obligated to do so until it receives written confirmation from First Federal that all conditions to its obligation to close have been satisfied or waived and provided that any such changes are in accordance with generally accepted accounting principles and applicable law.

        o Upon reasonable notice, GFSB will give First Federal reasonable access during normal business hours to GFSB's property, books, records and personnel and furnish all information First Federal may reasonably request.

        o GFSB will promptly provide First Federal with a copy of all documents filed with the Securities and Exchange Commission, each report filed with its banking regulators, each management report provided to its board of directors, each public press release and all other information concerning its business, properties and personnel as requested by First Federal.

        o GFSB will meet with First Federal on a regular basis to facilitate the integration of the two companies and to discuss and plan for the conversion of GFSB's data processing and related electronic information systems.

        o First Federal and GFSB will use their reasonable best efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions.

        o First Federal and GFSB will use their reasonable best efforts to obtain all third party consents necessary to consummate the merger.

        o GFSB will take any necessary action to exempt First Federal and this transaction from any anti-takeover provisions contained in GFSB's certificate of incorporation or bylaws or federal or state law.

        o First Federal and GFSB will use all reasonable efforts to take all actions necessary to consummate the merger and the transactions contemplated by the merger agreement.

        o GFSB and First Federal will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange or market.


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

        o First Federal will file a registration statement, of which this joint proxy statement/prospectus forms a part, with the Securities and Exchange Commission registering the shares of First Federal common stock to be issued in the merger to GFSB stockholders, and will use its best efforts to have such registration statement declared effective and First Federal will list its stock for trading on the Nasdaq SmallCap Market.

        o GFSB will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement. The GFSB board of directors will recommend at the stockholder meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval, unless it determines that such actions would not comply with its fiduciary obligations to GFSB stockholders.

        o First Federal will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement. The First Federal board of directors will recommend at the stockholder meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval.

        o GFSB will use its reasonable best efforts to cause certain persons who are affiliates of it under Rule 145 of the Securities Act to deliver to First Federal a letter to the effect that such person will comply with Rule 145.

        o First Federal and GFSB will notify each other of any material contract defaults and any events that would reasonably be likely to result in a material adverse effect on the other. They also will notify each other of any communication from a third party regarding the need to obtain that party's consent in connection with the merger.

        o First Federal and GFSB will take appropriate board action to exempt GFSB directors and officers from short-swing profit liability that could arise under the federal securities laws in connection with the transactions being completed by the merger agreement.

        o GFSB will pay dividends on its common stock on a quarterly basis and each of First Federal and GFSB will coordinate with the other the payment of dividends on First Federal common stock and GFSB common stock.

REPRESENTATIONS AND WARRANTIES MADE BY FIRST FEDERAL AND GFSB IN THE MERGER AGREEMENT

        First Federal and GFSB have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. For information on these representations and warranties, please refer to the merger agreement attached as Annex A. The representations and warranties generally must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on our business, financial condition or results of operations. See "--Conditions to Completing the Merger."

TERMINATING THE MERGER AGREEMENT

        The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by GFSB stockholders, as follows:

        o       with the mutual consent of First Federal and GFSB;


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

        o by either party, if the stockholders of GFSB fail to approve the merger agreement (provided that GFSB will only be entitled to terminate for this reason if it has complied with its obligations under the merger agreement with respect to its stockholder meeting);

        o by either party, if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement;

        o by either party, if the merger is not consummated by June 30, 2005, unless failure to complete the merger by that time is due to a misrepresentation, breach of a warranty or failure to fulfill a covenant by the party seeking to terminate the agreement;

        o by either party, if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that cannot be cured within a specified time and that would have a material adverse effect on the other party;

        o by First Federal, if (i) the GFSB stockholders fail to approve the merger agreement or the board fails to hold a meeting to vote on the merger agreement; and (ii) the board of directors of GFSB does not recommend approval of the merger in this joint proxy statement/prospectus or withdraws or revises its recommendation in a manner adverse to First Federal;

        o prior to the GFSB stockholder meeting, by GFSB in order to enter into an unsolicited acquisition proposal which GFSB's board of directors believes, after consultation with its financial advisors, is more favorable to GFSB than the merger provided that such termination can occur only after GFSB notifies First Federal of such offer and First Federal determines not to make a revised proposal;

        o by First Federal if any person shall have acquired 25% or more of the voting power of GFSB; or

        o by First Federal if GFSB becomes entitled to terminate the merger agreement as a result of its entrance into an acquisition agreement with a third party.

TERMINATION FEE

        The merger agreement requires GFSB to pay First Federal a fee of $800,000 if First Federal terminates the merger agreement as a result of (i) the failure of the GFSB stockholders to approve the merger agreement after GFSB's board of directors to recommend approval of the merger or withdrew, qualified or modified recommendation to approve the merger, or (iii) GFSB's entrance into an acquisition agreement or similar agreement with a third party.

        The merger agreement also requires GFSB to pay First Federal a fee of $800,000 if, within 12 months after the merger agreement is terminated, GFSB consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

        o First Federal may also terminate the merger agreement if (i) the GFSB stockholders fail to approve the merger agreement or the stockholders' meeting is not held and (ii) GFSB's board of


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

                directors withdraws or revises its recommendation to its stockholders to approve the merger agreement in an adverse way to; First Federal may also terminate the merger agreement if any person or group acquires 25% or more of the voting power of GFSB;

        o GFSB may terminate the merger agreement prior to its stockholder meeting under certain circumstances in order to accept a superior proposal if, following notice to First Federal, First Federal does not make an offer that is as favorable as the superior proposal; or

        o First Federal may terminate the merger agreement if GFSB becomes entitled to terminate the merger agreement in order to accept a superior proposal under certain circumstances.

        Under no circumstances will GFSB be required to pay more than $800,000 in the aggregate under the termination fee provisions.

EXPENSES

        Each of First Federal and GFSB will pay its own costs and expenses incurred in connection with the merger, except that First Federal and GFSB will share equally the expense of filing, printing and mailing this joint proxy statement/prospectus.

CHANGING THE TERMS OF THE MERGER AGREEMENT

        Before the completion of the merger, First Federal and GFSB may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by GFSB stockholders, First Federal and GFSB can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by GFSB's stockholders under the terms of the merger.

BANK MERGER

        Pursuant to the merger agreement, Gallup Federal Savings Bank and First Federal Bank entered into the bank merger agreement. The bank merger agreement provides for the merger of Gallup Federal Savings Bank with and into First Federal Bank.

NEW MEMBERS OF THE BOARD OF DIRECTORS

        After completion of the merger, the board of directors of First Federal and First Federal Bank will consist of all of the current directors of First Federal and First Federal Bank and Richard C. Kauzlaric and Michael P. Mataya.

              FIRST FEDERAL'S MANAGEMENTS' DISCUSSION AND ANALYSIS

GENERAL

        First Federal, a Delaware corporation, was organized in 1998 for the purpose of becoming the savings and loan holding company of First Federal Bank. Originally chartered in 1920 as a mutual savings association, the First Federal Bank converted to the stock form of ownership in 1979.

        First Federal Bank is headquartered in Roswell, New Mexico, and currently serves the financial needs of communities in its trade area through its office located at 300 N. Pennsylvania Ave., Roswell,


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New Mexico 88201, and eight branch offices located in Lincoln, Otero, Dona Ana and Bernalillo Counties in New Mexico and El Paso County, Texas. First Federal; business involves providing assistance in the management and coordination of the financial resources of First Federal Bank and providing capital, business development and long-range planning services to First Federal Bank. First Federal Bank is ________________

        First Federal's revenues are derived principally from interest earned on loans and, to a lesser extent, from interest earned on investments, mortgage-backed and related securities. The operations of First Federal are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the Office of Thrift Supervision, the Board of Governors of the Federal Reserve and the FDIC. First Federal's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financings may be offered.

        First Federal's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans receivable, net and investments and the average rate paid on deposits and borrowings, as well as the relative amounts of such assets and liabilities. First Federal is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

        Management's discussion and analysis of financial condition and results of operations are intended to assist in understanding the financial condition and results of operations of First Federal. The information contained in this section should be read in conjunction with the financial statements and accompanying notes contained elsewhere herein.

COMMITMENT FOR TRUST PREFERRED STOCK FINANCING

        During November 2004, First Federal signed a commitment letter with Cohen Brothers & Co. to issue $7 million of trust preferred securities. Under the terms of the applicable commitment letter, the trust preferred securities will carry a dividend rate which is fixed at 5.70% for five years and then floats at 90-day Libor plus 185 basis points for the remaining period. The trust preferred securities are expected to be structured so that all dividends therein is tax deductible to First Federal. The trust preferred securities will have a maturity of 30 years and are expected to be redeemable, without penalty beginning 20%. It is anticipated that the trust preferred securities will be issued in January 2005.

        Additionally, prior to the commencement of the merger First Federal anticipates the issuance of an additional $3 million in preferred trust securities. While no commitment letter has been entered into at this time, First Federal anticipates that the $3 million in trust preferred securities will be variable rate and structured in a manner similar to the $7 million trust preferred securities.

BUSINESS STRATEGY

        The Board seeks to deliver a return to its stockholders through lending in the retail, commercial and residential markets of the communities First Federal serves.


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        First Federal's focus is to enhance net interest income while limiting interest rate risk through a balance sheet structure utilizing variable rate assets funded by the most cost effective funding sources available to First Federal, whether in the form of deposits or borrowings. While market share increases remain a strategic goal, management is steadfast in the belief that asset quality and profitability are paramount to asset growth. As a result of this philosophy, management remains focused on pricing assets to maximize net interest income and limit interest rate risk rather than for market share growth. Furthermore, management may continue to utilize borrowings to fund asset growth, rather than deposits, when the cost of borrowings is more attractive than the cost of deposits, or to match certain long-term assets with long-term liabilities.

        Management implements during 2004 incentive based compensation that rewards employees for attaining production and customer service levels and believes this strategy will assist in profitable growth while containing salary expense levels commensurate with profitability increases. Under the program, loan officers are rewarded based on loan volume above an established production level, growth in overall outstanding loan balance and overall portfolio management. Division presidents are rewarded based on location loan growth and certain other criteria. All other employees receive bonuses based on net income exceeding budget levels for the fiscal year. The implementation of the incentive program should serve as a catalyst for creating profitable growth for First Federal, improving operational efficiencies and delivering superior customer service.

        Information technology innovation that increases operating efficiencies remains a major strategy for First Federal. A technology committee reviews all related needs in the areas of information technology budgets, customer information privacy, information technology security, information technology policies, all information technology related upgrades and installations, and any other technology concerns and issues that arise. First Federal fully intends to utilize technology to improve efficiencies across its market area.

        While acquisitions of other institutions or branch offices remain a consideration and opportunity for growth, management continues to seek opportunities for internal growth within its existing franchise area. In order to facilitate internal growth, management has procured two sites to open additional full-service branches in the Albuquerque, New Mexico area.

FINANCIAL CONDITION

SEPTEMBER 30, 2004 COMPARED TO SEPTEMBER 30, 2003.

        Total assets decreased approximately $11.1 million, or 3.1% from $359.2 million as of September 30, 2003 to $348.1 million as of September 30, 2004. The decline was primarily due to a net reduction in held-to-maturity investment securities of $8.6 million, a decline in interest-earning deposits of $5.3 million, and a decrease in loans held for sale of $2.3 million. Offsetting the decline were increases in cash due from banks of $2.7 million, and property and equipment of $1.6 million.

        Total loans increased $514,000, or 0.2% from $253.8 million as of September 30, 2003 to $254.3 million as of September 30, 2004. The increase in loans was primarily in conventional first mortgage loans and commercial real estate loans. The net growth in loans reflect an increase of $8.5 million in residential first mortgage loans and an increase of $1.7 million in commercial real estate loans offset by a declines in consumer loans of $5.4 million, commercial non-real estate of $3.0 million, and $1.3 million in construction loans. The increase in residential loans and in commercial real estate loans were due to increased originations. The consumer loan outstandings have been adversely impacted by many of the


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

customers refinancing their primary residence and paying off other types of debt. Additionally, the automobile industry has used "zero" rate financing as a marketing tool to sell more cars. Consequently, many consumers purchasing vehicles do not need traditional financing sources.

        The rising interest rate environment has significantly slowed the refinance boom of the last few years. Consequently, First Federal has sought to establish relationships with various mortgage brokers as a source of additional mortgage loans.

        Investment securities declined $8.6 million, or 17%, from $49.7 million as of September 30, 2003 to $41.1 million as of September 2004. The decrease was due primarily to a $22.4 million decline in government and federal agency held to maturity securities offset by a $16.0 million increase in government and federal available for sale securities. First Federal opted to place new purchases of investment securities into the available for sale designation. This allows the institution to include those assets in the internal liquidity analysis. The overall decline in the investment portfolio, in part, reflects the funding source for the decline in deposits that is discussed in this section. Mortgage-backed securities decreased approximately $2.0 million due to principal repayments.

        Deposits decreased $9.0 million, or 3.4% from $263.4 million as of September 30, 2003 to $254.4 million as of September 30, 2004. The decline in deposits reflected the decrease in savings and money market accounts of $14.0 million and certificate of deposits of $800,000 offset by increases in non-interest-bearing demand deposits of $4.0 million and interest-bearing demand deposit accounts of $2.2 million. As the Federal Reserve Board has raised short term interest rates, depositors with funds in the savings accounts have begun to seek alternate investments. As of September 30, 2004, First Federal has not increased the rates on savings accounts. The institution monitors deposit rates across its markets and will act accordingly to maintain deposits commensurate with the need to fund assets that will produce a positive spread for the institution. Federal Home Loan Bank ("FHLB") borrowings declined $4.2 million from $61.5 million as of September 30, 2003 to $57.3 million as of September 30, 2004. First Federal generally borrows through the FHLB only to fund certain long term loans or will use when they are lower cost then gathering deposits.

        The allowance for loan losses declined approximately $242,000 from $2.5 million as of September 30, 2003 to $2.3 million as of September 30, 2004. The decline is the result of a negative provision for fiscal year 2004 of $198,000 and net charge-offs of approximately $44,000. As of September 30, 2004, management deemed the allowance adequate to cover probable losses in the portfolio.

        Stockholders' equity increased $2.0 million, or 6.25%, to approximately $34.0 million as of September 30, 2004 compared to $32.0 million as of September 30, 2003. This net increase is attributable to net income for the period of approximately $3.1 million, and $187,000 from the exercise of stock-options. Those increases in equity were offset by a treasury stock repurchase (at cost) of approximately $541,000 available for general purposes, and cash dividends paid and declared of approximately $596,000.

RESULT OF OPERATIONS

        First Federal's results of operations depend primarily upon the level of net interest income, which is the difference between the interest income earned on its interest-earning assets such as loans and investments, and the costs of First Federal's interest-bearing liabilities, primarily deposits and borrowings. Results of operations are also dependent upon the level of First Federal's non-interest


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income including fee income and service charges, and affected by the level of its non-interest expense, including its general and administrative expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003

        NET INCOME. Net income decreased by approximately $513,000 from $3.6 million for the fiscal year ending September 30, 2003 to $3.1 million for the fiscal year ending September 30, 2004. The decrease was primarily due to a decline in net interest income of $945,000 and a decrease in non-interest income of $494,000. The decrease in loan income was partially offset by a of the provision for loan losses of $289,000, and a decrease in non-interest expenses of $615,000. Income tax expense declined $311,000 as a result of the lower income.

        NET INTEREST INCOME. Net interest income declined $1.2 million from $14.3 million for the fiscal year ending September 30, 2003 to $13.1 million for the fiscal year ending September 30, 2004 due to a $2.1 million decrease in interest income offset by a decline of $824,000 in interest expense. The decrease in interest income was due to the decrease in the yield earned on interest-earning assets, primarily loans, offset by an increase in the average balance of interest-earning assets during the fiscal year ending September 30, 2004. The average balance of interest-earning assets increased $8.5 million from $327.7 million for fiscal year ending September 30, 2003 to $336.3 million for the fiscal year ending September 30, 2004. Interest-earning assets increased primarily due to an increase in the average balance of investment securities of $13.9 million offset by the decline in the average balance of loans of $5.8 million. The average tax equivalent yield on interest-earning assets was 5.2% for the fiscal year ending September 30, 2004 as compared to 5.3% for the fiscal year ending September 30, 2003. The decrease in yield was due primarily to continued lower market interest rates during the fiscal year as compared to prior years. A component of loan interest income is loan fees which are accreted into interest income. Loan fees for the period ending September 30, 2004 were down approximately $380,000, or approximately 27.8%, from the prior fiscal year. This decline in loan fees is primarily related to fees on mortgage loan activities which slowed significantly as the national rates for mortgages moved upward during this fiscal year.

        Interest expense declined approximately $824,000 from $6.5 million for fiscal year 2003 to $5.7 million in fiscal year 2004. The decline is primarily a result of continued lower average rates paid on interest-bearing liabilities. The average rate paid on interest-bearing liabilities declined from 1.9% for the fiscal year ending September 30, 2003 to 1.7% for the fiscal year ending September 30, 2004. Deposits experienced both a declining interest rate and balance during the current fiscal year. The average balance of borrowings increased $6.5 million, or 12.0% in fiscal year 2004 due to the matching of the origination of fixed rate commercial real estate loans. However, the decline in interest rates were offset by the average increase in borrowings outstanding.

        PROVISION FOR LOAN LOSSES. The provision for loan loss declined by $289,000 from a $91,000 expense for fiscal 2003 to a negative provision of ($198,000) for fiscal 2004 based on management's overall assessment of the adequacy of the allowance for loan losses. The negative provision in fiscal 2004 was due management's analysis of various factors, including the market value of the underlying collateral, changes in the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing and projected economic conditions. Although the institution maintains its allowance for loan losses at a level it considers adequate to provide for future losses, there can be no assurance that such losses will not exceed the estimated amounts or that additional substantial provisions for loan losses will not be require in future periods. At September 30, 2004, the allowance for loan losses totaled $2.3 million, 0.9% of net loans and 455.1% of non-performing loans. Non-performing loans decreased $431,000 from $926,000 as of September 30, 2003 to $495,000 as of September 30, 2004.

        OTHER INCOME. Other income declined approximately $494,000 from $2.4 million in fiscal year 2003 to $1.9 million in fiscal year 2004 primarily due to a decrease in the gain on sale of residential mortgage loans of $622,000. This decline is related to the slowdown of the refinance boom that was experienced in prior periods. The decrease in revenue is partially offset by a $125,000 increase in service charges and other fees. The improvement in service charges and other fees was a result of continual adherence to charging and collecting fees in accordance with the established fee schedules. In addition, rental income on leased property grow $44,000 over fiscal year 2003. This was related to the rental of a portion of the new Albuquerque branch office.

        NON-INTEREST EXPENSE. Non interest expense declined $615,000 from approximately $10.9 million in fiscal year 2003 to approximately $10.3 million in fiscal year 2004. The decrease in non-interest expense was due to reductions in compensation and benefits of $262,000, occupancy expense of $73,000, depreciation and amortization of $100,000, communication expense of $14,000, employee business related expenses of $71,000, postage and printing supply expense of $58,000 and other related expense declines of $55,000. All of these favorable trends in declining expenses were offset by a $19,000 increase in professional service fees.

        Compensation and benefit expense declined $262,000 in fiscal year 2004 as compared to 2003.A portion of this savings was realized by a plan to restructure the officer ranks through attrition and replacement during the last quarter of fiscal year 2003 through fiscal year 2004. A significant portion of the reduction related to the decrease in mortgage loan production for which the mortgage loan officers are paid a portion of the fee income associated with originating the mortgage. Since a mortgage productions levels and related income were down from the prior year, the corresponding commission expense was also lower.

        Occupancy and equipment expense declined approximately $73,000 primarily due to expense reductions in building and equipment repair and maintenance of $146,000 offset by an increase in utilities of $10,000 and building tax and insurance of $64,000. Building tax and insurance expense increased due to the purchase of the Trawood office in El Paso and the completion of the new branch location in Albuquerque during fiscal year 2004. The decrease in amortization and depreciation primarily relates to the delayed adoption of certain accounting standards in fiscal year 2004 which did not materially impact the financial statements and expiration of amortization of certain other intangible accounts at the end of 2003.

        INCOME TAX EXPENSE. Income tax expense declined $311,000 as a result of lower income results before income tax.

        YIELD AND COST DATA. The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. All average balances are monthly average balances. Yields are reported on a tax equivalent basis. Non-accruing loans have been included in the table as loans carrying a zero yield. Included in interest income on loans are loan fees and other charges on loans totaling $1.9 million, $3.1 million and $1.7 million for the years ended September 30, 2004, 2003 and 2002, respectively.

        The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.


                                                           YEAR ENDED SEPTEMBER 31,
                                  ------------------------------------------------------------------------------
                                                  2004                                    2003
                                  --------------------------------------  --------------------------------------
                                    AVERAGE                                 AVERAGE
                                  OUTSTANDING                             OUTSTANDING
                                    BALANCE     INTEREST     YIELD/RATE     BALANCE     INTEREST     YIELD/RATE
                                  -----------  ----------   ------------  -----------  ----------   ------------
                                                             (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans.........................     $ 254,508    $  16,010         6.3%     $ 260,343    $  17,576         6.8%
Investment securities.........        54,619        1,187         2.2%        40,679        1,074         2.6%
Interest-earning deposits.....        27,151          302         1.1%        26,719          311         1.2%
                                   ---------    ---------    ---------     ---------    ---------    ---------
   Total interest-earning
     assets...................       336,278       17,499         5.2%       327,741       18,961         5.8%
Non-interest-earning assets...        19,502                                  19,107
                                   ---------                               ---------
   Total assets...............     $ 355,780                               $ 346,848
                                   =========                               =========

INTEREST-BEARING LIABILITIES:
Passbook savings..............     $  95,889    $     715         0.7%     $ 100,710        1,344         1.3%
Interest bearing checking.....        45,787           65         0.1%        41,418           83         0.2%
Money market/NOW accounts.....         8,166           28         0.3%        10,448           59         0.6%
Certificates of deposit.......        81,521        2,881         3.5%        80,400        2,511         3.1%
                                   ---------    ---------    ---------     ---------    ---------    ---------
   Total deposits.............       231,364        3,689         1.6%       232,976        3,997         1.7%
FHLB advances.................        59,757        2,707         4.5%        53,268        2,508         4.7%
                                   ---------    ---------    ---------     ---------    ---------    ---------
   Total interest-bearing
     liabilities..............       291,121        6,395         2.2%       286,244        6,505         2.3%
Non-interest-bearing
  liabilities.................        36,101                                  33,325
                                   ---------                               ---------
   Total liabilities..........       327,222                                 319,569
Stockholders' equity..........     $  28,558                                  27,279
                                   ---------                               ---------
   Total liabilities and
     stockholders' equity.....       355,780                               $ 346,848
                                   =========                               =========

Net interest income...........                  $  11,103                               $  12,456
                                                =========                               =========
Net interest rate spread (1)..                                    3.0%                                    8.5%
Net interest-earning assets (2)    $  45,157                               $  41,497
                                   =========                               =========
Net interest margin (2).......                                    3.3%                                    3.8%
Average interest-earning
   assets to interest-bearing
   liabilities................                                  115.5%                                  114.5%

(CONT'D)

                                         YEAR ENDED SEPTEMBER 31,
                                  --------------------------------------
                                                  2002
                                  --------------------------------------
                                    AVERAGE
                                  OUTSTANDING
                                    BALANCE     INTEREST     YIELD/RATE
                                  -----------  ----------   ------------
                                          (DOLLARS IN THOUSANDS)

INTEREST-EARNING ASSETS:
Loans.........................     $ 242,168     $  18,262         7.5%
Investment securities.........        26,279         1,048         4.0%
Interest-earning deposits.....        18,848           326         1.7%
                                   ---------     ---------    ---------
   Total interest-earning
     assets...................       287,295        19,636         6.8%
Non-interest-earning assets...        17,912
                                   ---------
   Total assets...............     $ 305,207
                                   =========

INTEREST-BEARING LIABILITIES:
Passbook savings..............     $ 100,386         2,211         2.2%
Interest bearing checking.....        37,096           166         0.4%
Money market/NOW accounts.....         8,975           151         1.7%
Certificates of deposit.......        78,226         3,099         4.0%
                                   ---------     ---------    ---------
   Total deposits.............       224,683         5,628         2.5%
FHLB advances.................        29,265         1,598         2.5%
                                   ---------     ---------    ---------
   Total interest-bearing
     liabilities..............       253,948         7,226         2.8%
Non-interest-bearing
  liabilities.................        24,615
                                   ---------
   Total liabilities..........       278,563
Stockholders' equity..........        26,644
                                   ---------
   Total liabilities and
     stockholders' equity.....     $ 305,207
                                   =========

Net interest income...........                   $  12,410
                                                 =========
Net interest rate spread (1)..                                     4.0%
Net interest-earning assets (2)    $  33,347
                                   =========
Net interest margin (2).......                                     4.3%
Average interest-earning
   assets to interest-bearing
   liabilities................                                   113.1%

        The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume ( i.e., changes in volume multiplied by old rate) and (ii) changes in rate ( i.e. , changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.


                                YEARS ENDED SEPTEMBER 30,             YEARS ENDED SEPTEMBER 30,
                                      2004 VS. 2003                         2003 VS. 2002
                            ---------------------------------     ---------------------------------
                             INCREASE (DECREASE)     TOTAL         INCREASE (DECREASE)     TOTAL
                                    DUE TO          INCREASE              DUE TO          INCREASE
                            ---------------------  (DECREASE)     ---------------------  (DECREASE)
                              VOLUME      RATE        RATE          VOLUME      RATE        RATE
                            ---------- ----------  ----------     ---------- ----------  ----------
                                                       (IN THOUSANDS)
INTEREST-EARNING ASSETS:
   Loans................       $(394)    $(1,172)    $(1,566)       $1,370    $(2,056)      $(686)
   Investment securities         368        (255)        113           574       (549)         26
   Interest-earning
     deposits...........           5         (14)         (9)          136       (151)        (15)

     Total
       interest-earning
       assets...........         (21)     (1,442)     (1,462)        2,081     (2,756)       (675)

INTEREST-BEARING
   LIABILITIES:
   Passbook savings.....          64         565         629            (7)       874         867
   NOW/Interest bearing
     accounts...........          (9)         27          19           (19)       102          83
   Money Market Accounts          13          18          31           (25)       118          93
   Certificates of deposit       (35)       (335)       (370)          (86)       674         588
     Total deposits.....          33         275         308          (137)     1,768       1,631
                            ---------- ----------  ----------     ---------- ----------  ----------

   FHLB Advances........        (305)        106        (199)       (1,311)       401        (901)

     Total
       interest-bearing
       liabilities......        (272)        381         109        (1,448)     2,169         721
                            ---------- ----------  ----------     ---------- ----------  ----------

Change in net interest
   income...............       $(293)    $(1,060)    $(1,353)         $633      $(587)        $46
                            ========== ==========  ==========     ========== ==========  ==========

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

        First Federal's profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income. When interest-bearing liabilities mature or reprice more quickly (liability sensitive) than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when interest-earning assets mature or reprice more quickly (asset sensitive) than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income. Finally, a flattening of the "yield curve" ( i.e. , a decline in the difference between long- and short-term interest rates) could adversely impact net interest income to the extent that First Federal's assets have a longer average term than its liabilities.

        First Federal is also subject to interest rate risk to the extent that the value of its net assets fluctuates with interest rates. In general, the value of a portion of First Federal's assets will decline in the event of an increase in interest rates. Historically, First Federal's lending activity consisted primarily of one-to four-family mortgages with long terms and fixed rates. These assets are interest rate sensitive and therefore decline in value during a period of rising interest rates. Conversely, these assets can increase in value during a period of decreasing interest rates to the extent they do not prepay. As part of First Federal's business strategy and asset/liability management policy, a primary focus of lending activity is the acquisition of variable rate and/or shorter term loans thereby decreasing interest rate risk and fluctuations in the value of First Federal's assets. At September 30, 2004, First Federal had approximately $103.8 million in variable rate loans.

        First Federal has an asset/liability management policy. The principal goals of this policy are to manage First Federal's net interest margin and interest rate position. Nonetheless, First Federal's results of operations and the economic value of its equity remain vulnerable to increases in interest rates and declines in the difference between long- and short-term interest rates.

        Asset/Liability management is monitored at the bank level by a committee that is comprised of First Federal's president & chief executive officer, chief financial officer, chief credit officer, senior vice presidents and the controller of the bank. The committee meets periodically to review First Federal's interest rate risk position and product mix and to make recommendations for adjustments to First Federal's Board of Directors. Management also monitors First Federal's interest rate risk position on a monthly basis, reviews First Federal's portfolio, earnings, liquidity, asset quality, formulates investment strategies and oversees the timing and implementation of transactions to assure attainment of the Board's objectives in a most effective manner.

        The principal elements of First Federal's asset/liability management policy are as follows. First, First Federal requires that one-to-four family ARM loans be indexed to changes in rates paid on U.S. Treasury securities or LIBOR and all other adjustable rate loans be indexed to the Prime rate as published in the Wall Street Journal. Management believes that U.S. Treasury securities, LIBOR and the Prime rate are significantly more interest rate sensitive than other indices and provides a better opportunity to manage interest rate risk in a changing rate environment. Second, management intends to maintain significant non-residential mortgage term portfolios such as First Federal's commercial business, consumer and commercial real estate loans, subject to market conditions. In general, such loans carry shorter terms to maturity and/or repricing, and are more interest rate sensitive than most of First Federal's other assets. Third, management has used marketing and other initiatives to maintain First Federal's transaction and other deposit accounts and believes that such accounts generally carry lower interest costs and are less sensitive to interest rate shifts than the certificates of deposit. First Federal also utilizes FHLB borrowings in funding assets when the cost of these borrowing is more attractive than the cost of deposits. There can be no assurance as to whether or when any or all of the elements of the asset/liability management program will prove to be successful over future periods of time.

        Economic Value of Equity ("EVE") analysis provides a quantitative measure of interest rate risk. In essence, this approach calculates the difference between the market value of assets and liabilities under different interest rate environments. The degree of change between interest rate shock levels is a measure of the volatility of value risk. The following table sets forth, as of September 30, 2004, the estimated changes in First Federal's EVE in the event of the specified instantaneous changes in interest rates.

ECONOMIC VALUE OF EQUITY

-------------------------------------------------------------
    Change in
-------------------------------------------------------------
 Interest Rates      Estimated     Amount of      Percent
-------------------------------------------------------------
 (Basis Points)         EVE          Change       Change
-------------------------------------------------------------
                   (Dollars in Thousands)
-------------------------------------------------------------
      +300              $  48,019        (861)           (2)
-------------------------------------------------------------
       200                 48,781         (99)             0
-------------------------------------------------------------
       100                 49,218          339             1
-------------------------------------------------------------
        0                  48,880            0             0
-------------------------------------------------------------
      -100                 46,928      (1,951)           (4)
-------------------------------------------------------------

        Certain assumptions were employed in preparing the previous table. These assumptions relate to interest rates, loan prepayment rates varied by categories and rate environment, deposit decay rates varied by categories and rate environment and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. In the event that interest rates do change in the designated amounts, there can be no assurance that First Federal's assets and liabilities would perform as set forth above. In addition, a change in Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the EVE than indicated above.

LIQUIDITY AND CAPITAL RESOURCES

        First Federal's principal sources of funds are deposits and borrowings, scheduled payments and prepayment of loan principal and mortgage-backed securities, scheduled payments and maturities of investment securities and operations. While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan repayments are more influenced by general interest rates, floors and caps on loan rates, general economic conditions and competition. First Federal generally manages the pricing of its deposits to be competitive and to increase core deposit relationships, but has from time to time decided not to pay deposit rates that are as high as those of its competitors and, when necessary, to supplement deposits with less expensive alternative sources of funds, such as FHLB borrowings.

        The primary investing activities of First Federal are originating loans and, to a much lesser extent, purchasing mortgage-backed and investment securities. During fiscal years ended September 30, 2004, 2003, and 2002, First Federal had loan originations net of principal repayments of $2.3 million, $1.2 million and ($26.2) million, respectively. A substantial portion of loan originations were funded by proceeds of loan repayments, the maturity or sale of securities, deposits and FHLB advances.

        The primary financing activities of First Federal are deposits and borrowings. During the fiscal years ended September 30, 2004, 2003, and 2002, First Federal experienced a net change in deposits of ($9.0) million, $7.7 million, and $17.2 million. Certificates of deposits as of September 30, 2004 maturing within one year total $22.9 million. Management expects most of these deposits to remain with the Bank. During the fiscal years ended September 30, 2004, 2003 and 2002, First Federal's net financing activity (proceeds less repayments) with the FHLB totaled ($4.2) million, $23.9 million, and $16.9 million, respectively.

        First Federal's most liquid assets are cash and cash equivalents, which consist of short-term highly liquid investments with original maturities of less than three months that are readily convertible to known amounts of cash and interest-bearing deposits. The level of these assets is dependent on First Federal's operating, financing and investing activities during any given period. At September 30, 2004, cash and cash equivalents totaled $9.5 million.

        Liquidity management is both a daily and long-term responsibility of management. First Federal adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of its asset/liability management program. Excess liquidity is invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities of short duration. If First Federal requires funds beyond its ability to generate them internally, the Bank has additional borrowing capacity with the FHLB of Dallas which is, in the opinion of management, adequate to provide any funds needed.

        First Federal anticipates that it will have sufficient funds available to meet current loan commitments. At September 30, 2004, First Federal had outstanding loan commitments totaling $21.5 million.

        Both First Federal and First Federal Bank are required to maintain minimum levels of regulatory capital. At September 30, 2004, both First Federal and First Federal Bank exceeded all of their capital requirements.

IMPACT OF NEW ACCOUNTING STANDARDS

        See Note 1 of the Notes to the Consolidated Financial Statements included herein for information regarding the effect of implementing new accounting standards.

IMPACT OF INFLATION AND CHANGING PRICES

        First Federal's Consolidated Financial Statements and Notes have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation can be found in the increased cost of First Federal's operations. Nearly all the assets and liabilities of First Federal are financial, unlike most industrial companies. As a result, First Federal's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. Changes in interest rates do not necessarily move to the same extent as changes in the price of goods and services.

BUSINESS OF FIRST FEDERAL

FIRST FEDERAL

        In August 1998, First Federal was formed to be the holding company for First Federal Bank. First Federal is incorporated under the laws of the State of Delaware and is a savings and loan holding company registered with the Office of Thrift Supervision.

        At September 30, 2004, First Federal had $348.1 million of assets and stockholders' equity of $34.0 million (or 9.77% of total assets). First Federal derives its revenues primarily from the operations of First Federal Bank in the form of distributions from First Federal Bank to First Federal.

        The executive offices of First Federal are located at 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, and its telephone number at that address is (505) 622-6201.

        The principal activities of First Federal are providing assistance in the management and coordination of the financial resources of First Federal Bank and providing capital, business development and long-range planning services to First Federal Bank.

        As a savings and loan holding company, First Federal is subject to regulation by the Office of Thrift Supervision. The Office of Thrift Supervision regulates the types of banking and nonbanking activities in which First Federal Bank may engage. Under applicable federal rules, there are generally no limitations or restrictions on the non-bank activities of First Federal.

        First Federal has no full-time employees. Certain of the executive officers and directors of First Federal Bank also serve as executive officers and directors of First Federal. The executive officers receive no direct compensation for the duties performed by them for First Federal, although some may receive compensation from First Federal Bank by virtue of their positions as executive officers or directors of First Federal Bank. First Federal may determine to compensate its executive officers in the future although First Federal has no current plan to do so.

FIRST FEDERAL BANK

        First Federal Bank is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses through 9 branch offices and 11 ATMs throughout Bernalillo, Chaves, Dona Ana, Lincoln and Otero Counties, New Mexico and El Paso, Texas.

        Originally organized in 1920 as a mutual savings association, First Federal Bank converted to the stock form of ownership in 1979. On August 18, 1998, First Federal Bank reorganized into a holding company structure with the formation of First Federal.

        First Federal Bank is a full-service financial institution and offers a wide range of financial services, including the acceptance of checking, savings and certificate deposits and the making of residential mortgage loans, commercial real estate loans, consumer loans, commercial non-real estate loans, construction loans, and other term loans. First Federal Bank does not offer trust services. First Federal Bank also invests in mortgage-backed and other securities and funds a portion of its activities through FHLB activities and other third party borrowings.

        For the convenience of its customers, First Federal Bank offers drive-through banking facilities, night depository, personalized checks, charge cards through a correspondent bank, ATM/Debit Cards and safe deposit boxes. First Federal Bank's operation services include cashier's checks, travelers' checks, domestic wire transfers, account research, stop payments and photocopies.

MARKET AREA

        First Federal Bank is an independent community bank offering a diverse range of financial services to businesses and individuals as an alternative to money center and super-regional banks in our market area. At September 30, 2004, First Federal Bank provided these services through nine full-service branch offices and 11 ATMs located in Bernalillo, Chaves, Dona Ana, Lincoln and Otero Counties, New Mexico and El Paso, Texas. Our primary market for deposits is currently concentrated around Chaves, Dona Ana and Lincoln Counties, New Mexico; although, in recent years, our commercial loan growth has greatly increased through our entrance into the Albuquerque, New Mexico and El Paso, Texas markets.

        Chaves, Dona Ana and Lincoln counties are located in the southern part of New Mexico. Chaves County, with Roswell being the county seat, boasts one of the largest privately held airplane runways in the United States, is the seventh largest producer of milk in the United States with 82,000 dairy cattle, and is also the home to one of the largest mozzarella cheese plants worldwide. Dona Ana County, with Las Cruces as its county seat, is the home to New Mexico State University. Las Cruces was recently ranked the number one "Metro Area to Do Business" by the Forbes/Milken Institute and a "Top Area in the U.S. to Retire" by MONEY Magazine. Lincoln County, whose county seat is Carrizozo, boasts the mountain community of Ruidoso with its skiing in the winter and horse racing in the summer, and Capitan and Lincoln with the history of Billy the Kid. The economic environment in Chaves, Dona Ana and Lincoln and contiguous counties continues to be favorable and has supported increased commercial and residential activity in recent years.

        The population of Chaves, Dona Ana and Lincoln Counties increased by approximately 5.8%, 22.4% and 37.1%, respectively, between 1990 and 2000, while the population of the State of New Mexico as a whole increased by 16.8% during the same period.

        The economy of our primary market area is based on a mixture of service, agriculture, manufacturing and wholesale/retail trade. Approximately 27.6%, 32.3% and 27.9% of the workforces of Chaves, Dona Ana and Lincoln Counties, respectively, are employed in managerial, professional or administrative support positions. Other employment is provided by a variety of industries and state and local governments. Chaves, Dona Ana and Lincoln Counties provide numerous opportunities for employment through their diverse large and small business employers. As of September 2004, the unemployment rates in Chaves County was 6.9%, Dona Ana was 6.0%, and Lincoln County was 3.5%. The overall rates for the State of New Mexico at 5.3% were slightly lower than the United States as a whole at 5.4%.

LENDING ACTIVITIES

        GENERAL. Although First Federal Bank originates first mortgage loans secured by one- to four-family residences, our recent focus has been on our commercial real estate and other loans. To a lesser extent, First Federal Bank also makes loans secured by savings accounts. First Federal Bank retains most of the loans it originates, although it may sell longer-term one- to four-family residential loans and participations in some large commercial loans. The vast majority of First Federal Bank's loan officers have come from commercial banking backgrounds.

        ONE- TO FOUR-FAMILY REAL ESTATE LENDING. First Federal Bank offers conforming and non-conforming, fixed-rate and adjustable-rate residential mortgage loans with maturities of up to 30 years and maximum loan amounts generally of up to $600,000. This portfolio totaled $114.6 million, or 45.1% of our total loan portfolio at September 30, 2004. First Federal Bank also offers both FHA and VA government loans. All government guaranteed or insured loans are sold into the secondary market.

        First Federal Bank currently offers both fixed- and adjustable-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly payments. One- to four-family residential mortgage loans are generally underwritten according to Fannie Mae or Freddie Mac guidelines, and loans that conform to such guidelines are referred to as "conforming loans." First Federal Bank generally originates both fixed-rate and ARM loans in amounts up to the maximum conforming loan limits as established by Fannie Mae and Freddie Mac, which is currently $333,700 for single-family homes. Private mortgage insurance is generally required for loans with loan-to-value ratios in excess of 80%. First Federal Bank also originates loans above conforming limits, referred to as "jumbo loans," that have been underwritten to the credit standards of Fannie Mae or Freddie Mac. These loans are generally eligible for sale to various firms that specialize in the purchase of such non-conforming loans, although First Federal Bank retained one of these loans in our portfolio with an original principal balance of $450,000 originated in fiscal 2004. First Federal Bank also originates loans that do not meet the standards of Fannie Mae or Freddie Mac, but are deemed to be acceptable risks. The balance of such loans as of September 30, 2004 was $38.9 million, all of which are retained in our loan portfolio.

        First Federal Bank actively monitors its interest rate risk position to determine the desirable level of investment in fixed-rate mortgages. First Federal Bank does not retain the servicing rights on the loans it sells. Generally, First Federal Bank does not retain any fixed-rate loans with a maturity over 15 years.

        First Federal Bank currently offers several ARM loan products secured by residential properties with rates that are fixed for a period ranging from 12 months to five years. After the initial term, the interest rate on these loans is generally reset every year based upon a contractual spread or margin above the average yield on either U.S. Treasury securities or the London InterBank Offered Rate (LIBOR), adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board or the Federal National Mortgage Association, respectively, and subject to certain periodic and lifetime limitations on interest rate changes. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term, fixed-rate loans. ARM loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. At September 30, 2004, our ARM portfolio included approximately $13.8 million in loans that re-price annually after an initial fixed-rate period of one, three or five years.

        First Federal Bank requires that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements.

        COMMERCIAL REAL ESTATE LENDING. First Federal Bank originates real estate loans secured by first liens on commercial real estate. The commercial real estate properties are predominantly non-residential properties such as office buildings, shopping centers, retail strip centers, motels/hotels, industrial and warehouse properties and, to a lesser extent, more specialized properties such as mobile home parks and restaurants. First Federal Bank may, from time to time, purchase commercial real estate loan participations. First Federal Bank targets commercial real estate loans with initial principal balances between $150,000 and $2.5 million. Loans secured by commercial real estate totaled approximately $89.9 million, or 35.4% of our total loan portfolio at September 30, 2004. Substantially all of our commercial real estate loans are secured by properties located in our primary market area.

        Most of our commercial real estate loans are written as adjustable-rate or ten-year fixed-rate mortgages and have maturities of five to ten years. Amortization on these loans is typically based on 15- to 20-year payout schedules. First Federal Bank also originates some 15- to 20-year fixed-rate, fully amortizing loans. These fixed rate loans are matched with FHLB advances. Margins generally range from 250 basis points to 360 basis points above the applicable Federal Home Loan Bank advance rate.

        In the underwriting of commercial real estate loans, First Federal Bank generally lends up to 75% of the property's appraised value. Decisions to lend are based on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, First Federal Bank emphasizes primarily the ratio of the property's projected net cash flow to the loan's debt service requirement (generally requiring a ratio of 1.20 times), computed after deduction for a vacancy factor and property expenses it deems appropriate. In addition, a personal guarantee of the loan is generally required from the principal(s) of the borrower. First Federal Bank requires title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and flood insurance, if appropriate, in order to protect our security interest in the underlying property.

        Commercial real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with a single borrower or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

        CONSUMER LOANS. First Federal Bank originates a variety of consumer and other loans, including real estate loans, home equity lines of credit, automobiles, recreational vehicles and personal unsecured loans. The terms of these are fixed-rate installment loans and variable rate lines of credit. As of September 30, 2004, consumer loans totaled $21.0 million, or 8.3% of the total loan portfolio.

        At September 30, 2004, the largest group of consumer loans consisted of $14.2 million or 6.7% of our total loan portfolio, which are loans secured by first and second liens on residential properties. First Federal Bank offers fixed-rate, fixed-term and second mortgage loans, referred to as homeowner loans, and it also offers adjustable-rate home equity lines of credit.

        Other consumer loans include automobile loans. As of September 30, 2004, these loans totaled approximately $5.8 million, or 2.3% of our total loan portfolio. Automobile loans are written with fixed rates and are fully amortizing. The rate and term are primarily determined by the credit worthiness of the borrower and the age of the automobile. The value of the automobile financed will typically not exceed 120% of the vehicle's MSRP or NADA retail. First Federal's ability to originate automobile loans is dependent in part on the availability to consumers of low cost financing from automobile manufacturers.

        Other consumer loans also include secured and unsecured installment loans for other purposes. Unsecured installment loans generally have shorter terms than secured consumer loans, and generally have higher interest rates than rates charged on secured installment loans with comparable terms.

        Our procedures for underwriting consumer loans include an assessment of an applicant's credit history and the ability to meet existing obligations and payments on the proposed loan. Although an applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount.

        Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate rapidly. In addition, the repayment of consumer loans depend on the borrower's continued financial stability, as their repayment is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy than a single family mortgage loan.

        COMMERCIAL BUSINESS LOANS. First Federal Bank makes various types of secured and unsecured commercial loans to customers in our market area for the purpose of financing equipment acquisition, expansion, working capital and other general business purposes. The terms of these loans generally range from less than one year to five years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to Wall Street Journal Prime. At September 30, 2004, it had 218 commercial business loans outstanding with an aggregate balance of approximately $14.3 million, or 5.6% of the total loan portfolio.

        Commercial credit decisions are based upon a credit assessment of the loan applicant. A determination is made as to the applicant's ability to repay in accordance with the proposed terms as well as an overall assessment of the risks involved. An evaluation is made of the applicant to determine character and capacity to manage. Personal guarantees of the principals are generally required. In addition to an evaluation of the loan applicant's financial statements, a determination is made of the probable adequacy of the primary and secondary sources of repayment to be relied upon in the transaction. Credit agency reports of the applicant's credit history supplement the analysis of the applicant's creditworthiness. Checks with other banks and trade investigations also may be conducted. Collateral supporting a secured transaction also is analyzed to determine its marketability. Commercial business loans generally bear higher interest rates than residential loans of like duration because they involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business and the sufficiency of collateral, if any.

        CONSTRUCTION LOANS. First Federal Bank originates land acquisition, development and construction loans to builders and other borrowers in our market area. These loans totaled approximately $14.5 million, or 5.7% of our total loan portfolio at September 30, 2004.

        Acquisition loans help finance the purchase of land intended for future development, including single-family homes, multi-family housing, and commercial income property. In some cases, First Federal Bank may make an acquisition loan before the borrower has received approval to develop the land as planned. In general, the maximum loan-to-value ratio for a raw land acquisition loan is 60% of the appraised value of the property. It also makes development loans to builders and developers in our market area to finance improvements to real estate, consisting mostly of single-family subdivisions, typically to finance the infrastructure-type cost of utilities, roads, sewers and other development costs. Builders generally rely on the sale of single-family homes to repay development loans, although in some cases the improved building lots may be sold to another builder. The maximum amount loaned is generally limited to the lesser of 85% of the cost of the improvements or 75% of the appraised value. Advances are made in accordance with a schedule reflecting the cost of the improvements incurred.

        First Federal Bank also grants construction loans to area builders in conjunction with development loans. In the case of residential subdivisions, these loans finance the cost of completing homes (including unsold homes) on the improved property. Advances on construction loans are made in accordance with a schedule reflecting the cost of construction incurred. Repayment of construction loans on residential properties is normally expected from the sale of units to individual purchasers. In the case of income-producing property or owner-occupied property, repayment is usually expected from permanent financing upon completion of construction.

        Land acquisition, development and construction lending exposes us to greater credit risk than permanent mortgage financing. The repayment of land acquisition, development and construction loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event First Federal Bank makes an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Development and construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

        LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio, including loans held for sale, by type of loan at the dates indicated.


                                                         AT SEPTEMBER 30,
                               ---------------------------------------------------------------------
                                        2004                   2003                   2002
                               ---------------------  ---------------------  ---------------------
                                 AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                               ----------  ---------  ----------  ---------  ----------  ---------
                                                                            (DOLLARS IN THOUSANDS)
First mortgage.............    $  114,616     45.00%  $  106,082     42.00%  $  106,418     42.00%
Commercial mortgage........        89,874     35.00%      88,137     35.00%      70,659     28.00%
Construction...............        14,502      6.00%      15,812      6.00%      16,132      6.00%
Commercial.................        14,282      6.00%      17,307      7.00%      25,601     10.00%
Consumer and other loans...        21,019      8.00%      26,440     10.00%      35,448     14.00%
                               ----------             ----------             ----------

Total loans................    $  254,293    100.00%  $  253,778    100.00%  $  254,258    100.00%
                                           =========              =========              =========

Other items:
Unadvanced construction
   loans...................        19,456                 11,159                 14,462
Deferred loan origination
   costs...................            --                     --                     --
Deferred loan origination
   fees....................           377                    398                    405
Allowance for loan losses..         2,253                  2,495                  2,468
                               ----------             ----------             ----------

Total loans, net...........    $  232,207             $  239,726             $  236,923
                               ==========             ==========             ==========

(CONT'D)

                                              AT SEPTEMBER 30,
                               ----------------------------------------------
                                        2001                     2000
                               ---------------------    ---------------------
                                 AMOUNT     PERCENT       AMOUNT     PERCENT
                               ----------  ---------    ----------  ---------


First mortgage.............    $  85,102      37.00%    $   89,835     42.00%
Commercial mortgage........       60,097      26.00%        52,716     25.00%
Construction...............       10,452       5.00%        10,992      5.00%
Commercial.................       28,039      12.00%        24,750     12.00%
Consumer and other loans...       46,693      20.00%        36,304     17.00%
                               ---------                ----------

Total loans................    $ 230,383     100.00%    $  214,597    100.00%
                                           =========                =========

Other items:
Unadvanced construction
   loans...................        9,622                     4,977
Deferred loan origination
   costs...................           --                        --
Deferred loan origination
   fees....................          525                       398
Allowance for loan losses..        2,263                     2,018
                               ---------                ----------

Total loans, net...........    $ 217,974                $  207,204
                               =========                ==========

        LOAN PORTFOLIO MATURITIES AND YIELDS. The following table summarizes the scheduled repayments of our loan portfolio at September 30, 2004. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

                                   RESIDENTIAL
                                     MORTGAGE         COMMERCIAL MORTGAGE        CONSTRUCTION             COMMERCIAL
                              --------------------  --------------------    --------------------  --------------------
                                          WEIGHTED              WEIGHTED                WEIGHTED              WEIGHTED
                                          AVERAGE               AVERAGE                 AVERAGE               AVERAGE
                                AMOUNT      RATE      AMOUNT      RATE        AMOUNT      RATE      AMOUNT      RATE
                              ----------  --------  ----------  --------    ----------  --------  ----------  --------
                                                                (DOLLARS IN THOUSANDS)
1 year or less...............  $  1,071     8.06%    $  5,901     7.12%      $ 14,161     5.83%    $  4,192     6.19%
Greater than 1 to 3 years....       982     6.31%       6,488     6.57%           341     6.91%       3,194     6.60%
Greater than 3 to 5 years....    27,743     4.45%       7,679     6.66%                   0.00%       2,464     6.33%
Greater than 5 to 10 years...    23,740     6.49%      17,290     6.68%                   0.00%       1,939     6.42%
Greater than 10 to 20 years..    33,835     5.70%      51,247     6.42%                   0.00%       2,493     6.17%
More than 20 years...........    27,245     5.82%       1,268     6.25%                   0.00%          --     0.00%
                              ----------            ----------              ----------            ----------
Total........................  $114,616              $ 89,873                $ 14,502              $ 14,282
                              ==========            ==========              ==========            ==========

                                         TOTAL
                                 --------------------
                                             WEIGHTED
                                             AVERAGE
                                   AMOUNT      RATE
                                 ----------  --------
                                (DOLLARS IN THOUSANDS)

1 year or less...............   $   26,735     6.40%
Greater than 1 to 3 years....       17,028     6.85%
Greater than 3 to 5 years....       43,192     5.21%
Greater than 5 to 10 years...       48,875     6.65%
Greater than 10 to 20 years..       89,950     6.08%
More than 20 years...........       28,512     5.84%
                                -----------
Total........................   $  254,292
                                ===========

        The total amount of loans due after September 30, 2005 which have predetermined interest rates is $______________, while the total amount of loans due after such date which have floating or adjustable interest rates is $____________.

        LOAN ORIGINATIONS, PURCHASES, SALES AND SERVICING. While First Federal Bank originates both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. This includes competing banks, savings banks, credit unions, mortgage banking companies and life insurance companies that may also actively compete for local loans. Loan originations are derived from a number of sources, including branch office personnel, existing customers, builders, attorneys, real estate broker referrals and walk-in customers.

        Our loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan origination, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae and Freddie Mac seller/servicer guidelines, and closed on standard Fannie Mae/Freddie Mac documents. If such loans are sold, the sales are conducted using standard Fannie Mae/Freddie Mac purchase contracts and master commitments as applicable. One- to four-family mortgage loans may be sold both to Fannie Mae and Freddie Mac on a non-recourse basis whereby foreclosure losses are generally the responsibility of the purchaser and not First Federal Bank. Our policy has been to release the servicing rights for all loans sold. However, First Federal Bank does service loans for others. As of September 30, 2004, it serviced approximately $8.4 million of loans for others.

        LOAN APPROVAL AUTHORITY AND UNDERWRITING. The board of directors approves all loans where the total relationship exposure ("TRE") exceeds $1,500,000. The board of directors has granted lending authority to the Director's Loan Committee, the members of which are three Directors, one of which must either be the Chairman, Vice Chairman, Chief Executive Officer or Chief Credit Officer of First Federal Bank. The Director's Loan Committee approves all loans where the TRE is in excess of $1 million but does not exceed $1.5 million. The Board of Directors has also granted lending authority to the Senior Loan Committee, whose members are the Chief Credit Officer and two Senior Vice Presidents of First Federal Bank. The Senior Loan Committee approves all loans where the TRE is in excess of $500,000 but does not exceed $1 million. Finally, the Board of Directors has granted lending authority to designated officers of First Federal Bank, based on their duties and their experience, to approve loans within specified TRE levels. The maximum individual lending authority granted by the Board of Directors is $500,000 secured and $100,000 unsecured.

        First Federal Bank has established a risk rating system for our commercial business loans, commercial and multi-family real estate loans, agricultural loans, acquisition and development, and construction loans to builders. The risk rating system assesses a variety of factors to rank the risk of default and risk of loss associated with the loan. These ratings are initially performed by the originating officer and are reviewed periodically through First Federal's internal asset review procedures.

        In connection with our residential and commercial real estate loans, First Federal Bank generally requires property appraisals to be performed by independent appraisers who are approved by the Board of Directors. Appraisals are then reviewed by the appropriate loan underwriting areas. Under certain conditions, appraisals may not be required for loans under $250,000 or in other limited circumstances. It also requires hazard insurance and, if indicated, flood insurance on property securing mortgage loans. Title insurance is required with the exception of consumer loans under $50,000, such as home equity lines of credit and homeowner loans and some promotional, refinance loans.

        LOAN ORIGINATION FEES AND COSTS. In addition to interest earned on loans, First Federal Bank may also receive loan origination fees. Such fees vary with the volume and type of loans and commitments made, and competitive conditions in the mortgage markets. Pursuant to FAS 91, it defers loan origination fees and costs, and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred fees) were $376,970 at September 30, 2004.

        LOANS TO ONE BORROWER. At September 30, 2004, our five largest aggregate amounts loaned to any one borrower and certain related interests (including any unused lines of credit) consisted of secured and unsecured financing of $3.2 million, $2.7 million, $2.6 million, $2.4 million and $1.7 million, respectively.

DELINQUENT LOANS, OTHER REAL ESTATE OWNED AND CLASSIFIED ASSETS

        COLLECTION PROCEDURES. A late notice is sent on the sixth, eleventh and fifteenth day after the payment due date on a loan requesting the payment due plus any late charge that was assessed. Accounts are distributed to a collector or account officer to contact borrowers, determine the reason for delinquency and arrange for payment, and accounts are monitored for receipt of payments. If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued. If payment is not received within 60 days of the due date, loans are generally accelerated and payment in full is demanded. Failure to pay within 90 days of the original due date generally results in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are charged-off after 120 days. For commercial loans, loans are charged off at the time a loss is recognized by management, but generally not later than 120 days past due. Loans that are well collateralized and in the process of collection may not be charged off in the 120 day time frame.

        LOANS PAST DUE AND NON-PERFORMING ASSETS. Loans are reviewed on a regular basis, and are placed on non-accrual status when either principal or interest is 90 days or more past due. In addition, loans are placed on non-accrual status when, in the opinion of management, there is sufficient reason to question the borrower's ability to continue to meet contractual principal or interest payment obligations. Interest accrued and unpaid at the time a loan is placed on non-accrual status is reversed from interest income. Interest payments received on non-accrual loans are not recognized as income unless warranted based on the borrower's financial condition and payment record. At September 30, 2004, First Federal Bank had non-accrual loans of $495,116.

        Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned ("REO") until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

        NON-PERFORMING ASSETS. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

                                                              AT SEPTEMBER 30,
                                      --------------------------------------------------------------
                                        2004          2003         2002         2001         2000
                                      ---------     ---------    ---------    ---------    ---------
                                                          (DOLLARS IN THOUSANDS)
Non-accrual loans:
   Fist mortgage..................    $      78     $     214    $     239    $     189    $     108
   Commercial mortgage............           --           665          188          425          758
   Construction...................          417            47          399           50           --
   Commercial.....................           --            --           57           92           60
   Consumer and other.............           --            --           --           21            7
                                      ---------     ---------    ---------    ---------    ---------
     Total non-performing loans...    $     495     $     926    $     883    $     777    $     932
                                      ---------     ---------    ---------    ---------    ---------

Loans greater than 90 days
   delinquent
   and still accruing:
   First mortgage.................    $      --     $      --    $      27    $      --    $      --
   Commercial mortgage............           --            --           --           --           --
   Construction...................           --            --           --           --           --
   Commercial.....................           --            --          150           --           --
   Consumer and other.............           --            --           --           --           --
                                      ---------     ---------    ---------    ---------    ---------
     Total loans 90 days and still
          accruing................    $      --     $      --    $     177    $      --    $      --
                                      ---------     ---------    ---------    ---------    ---------

Real estate owned:
   First mortgage.................    $      --     $      --    $     167    $     223    $     203
   Commercial mortgage............           --            --           --          201           --
   Construction...................           --            --           --           --           --
   Commercial.....................           --            --           --           --           --
   Consumer and other.............           --            --           10           --           33
                                      ---------     ---------    ---------    ---------    ---------
     Total real estate owned......           --            --          177          424          236
                                      ---------     ---------    ---------    ---------    ---------

Total non-performing assets.......    $     495     $     926    $   1,237    $   1,201    $   1,168
                                      =========     =========    =========    =========    =========

Troubled Debt Restructured........    $     424     $     503    $     163    $     269    $     437
                                      =========     =========    =========    =========    =========

Ratios:
   Non-performing loans to total
     loans........................          0.1%          0.4%         0.3%         0.3%         0.4%
   Non-performing assets to total
     assets.......................          0.1%          0.3%         0.4%         0.4%         0.5%

        For the year ended September 30, 2004, gross interest income that would have been recorded had the non-accrual loans at the end of the period remained on accrual status throughout the period amounted to $41,385. Interest income actually recognized on such loans totaled $37,446.

        CLASSIFICATION OF ASSETS. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as "other assets especially mentioned" ("OAEM"), "substandard", "doubtful", or "loss" assets. A special mention credit is considered to be currently protected from loss but is potentially weak. No loss of principal or interest is foreseen; however, proper supervision and management attention is required to deter further deterioration in the credit. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as "watch". As of September 30, 2004, First Federal Bank had $3.1 million of assets designated as watch.

        Assets are classified into the above mentioned categories and allocations are made based on historical loss experience. The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When it classifies problem assets as "loss", First Federal Bank charges off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of our assets at September 30, 2004, classified assets consisted of OAEM assets of approximately $2.1 million, substandard assets of approximately $3.4 million and no doubtful assets.

        ALLOWANCE FOR LOAN LOSSES. First Federal Bank provides for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in management's judgment, deserve current recognition in estimating probable losses. Management regularly reviews the loan portfolio and makes provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of amounts specifically allocated to non-performing loans and other criticized or classified loans (if any) as well as allowances determined for each major loan category. After it establishes a provision for loans that are known to be non-performing, criticized or classified, it calculates a percentage to apply to the remaining loan portfolio to estimate the probable losses inherent in that portion of the portfolio. When the loan portfolio increases, therefore, the percentage calculation results in a higher dollar amount of estimated probable losses than would be the case without the increase, and when the loan portfolio decreases, the percentage calculation results in a lower dollar amount of estimated probable losses than would be the case without the decrease. These percentages are determined by management based on historical loss experience for the applicable loan category, which may be adjusted to reflect our evaluation of:

        1. Portfolio composition, size, and maturities of the various segmented portions of the portfolio.

        2. Concentrations of borrowers, industries, geographical sectors, loan product, loan classes and collateral types, etc.

        3. Off balance sheet risks, letters of credit (where there is no back-up note), unfunded commitments, and lines of credit.

        4.      Volume and trend of loan delinquencies and those on non-accrual.

        5. Criticized and classified assets. Trends in the aggregate and developments in significant individual credits identified as problems or Watch List items.

        6. Non-Performing Loans and Non-Performing Assets. Trends in the aggregate and developments on significant individual items.

        7. Historical trends of actual loan losses or charge-offs (net recoveries) based on volume and types of loans.

        8. Specific issues brought to the attention of Senior Management citing weakness or deficiencies in systems and procedures or any violations of First Federal Bank policies which may lead to or create any undue risk to First Federal Bank.

        9. Significant recoveries or additions to the allowance for loan losses.

        10. Changes in national and local economic conditions, including rapid changes in interest rates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. The allowance for losses on loans is based on management's estimates. In connection with the determination of the value of foreclosed real estate, management obtains independent appraisals for significant properties.

        While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowances for losses on loans and foreclosed real estate. Such agencies may require First Federal to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and the valuation of foreclosed real estate may change materially in the near term.

        The following table sets forth activity in our allowance for loan losses for the periods indicated.


                                            AT OR FOR THE YEARS ENDED SEPTEMBER 30,
                                     -----------------------------------------------------
                                       2004       2003        2002       2001       2000
                                     --------  --------     --------   --------   --------
                                                    (DOLLARS IN THOUSANDS)

Balance at beginning of period..     $  2,495  $  2,468     $  2,263   $  2,018   $  1,720
                                     --------  --------     --------   --------   --------

Charge-offs:
   Residential mortgage.........           14        22            1         46         --
   Commercial mortgage..........           --        38           71         --          5
   Construction.................           --        --            7        257         16
   Commercial...................            3        15           45         12        150
   Consumer and other...........           45        25           42         80         91
                                     --------  --------     --------   --------   --------
     Total charge-offs..........     $     62  $    100     $    166   $    395   $    262

Recoveries:
   Residential mortgage.........           --         5            1          8         --
   Commercial mortgage..........           12         2            4         --         --
   Construction.................           --        --           --        259         --
   Commercial...................            4        17           --        148          5
   Consumer and other...........            2        12            8         11         46
                                     --------  --------     --------   --------   --------
     Total recoveries...........     $     18  $     36     $     13   $    426   $     51

Net (charge-offs) recoveries....          (44)      (64)        (153)        31       (211)
Provision for loan losses.......         (198)       91          358        214        509
                                     --------- --------     --------   --------   --------

Balance at end of year..........     $  2,253  $  2,495     $  2,468   $  2,263   $  2,018
                                     ========  ========     ========   ========   ========

Ratios:
Net charge-offs to average
   loans outstanding
   (annualized)..............            (0.0)%    (0.0)%       (0.0)%     (0.0)%     (0.0)%
Allowance for loan losses to
   non-performing loans at
   end of period.............           455.1%    269.4%       279.5%     291.2%     216.5%
Allowance for loan losses to
   total loans at end of
   period....................             0.9%      1.0%         1%         1.0%       0.9%

        ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category (including loans held for sale), and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

                                                         AT SEPTEMBER 30,
                       -------------------------------------------------------------------------------------------
                                           2004                                         2003
                       -----------------------------------------     -----------------------------------------
                                                      PERCENT OF                                    PERCENT OF
                        ALLOWANCE        LOAN       LOANS IN EACH     ALLOWANCE        LOAN       LOANS IN EACH
                        FOR LOAN      BALANCES BY    CATEGORY TO      FOR LOAN      BALANCES BY    CATEGORY TO
                          LOSSES        CATEGORY     TOTAL LOANS        LOSSES       CATEGORY      TOTAL LOANS
                       -----------    -----------    -----------     -----------    -----------    -----------
                                                       (DOLLARS IN THOUSANDS)
Residential mortgage.. $       297    $   114,616          45.1%     $       304    $   106,082          41.8%
Commercial mortgage...       1,401         89,874          35.3%             974         88,137          34.7%
Construction..........         105         14,502           5.7%              70         15,812           6.2%
Commercial............         104         14,282           5.6%              76         17,307           6.8%
Consumer and other....         381         21,019           8.3%             447         26,440          10.4%
                       -----------    -----------    -----------     -----------    -----------    -----------

Total................. $     2,288    $   254,293         100.00%    $     1,871    $   253,778         100.00%
                       ===========    ===========    ===========     ===========    ===========    ===========

(CONT'D)

                                    AT SEPTEMBER 30,
                       ------------------------------------------
                                           2002
                       ------------------------------------------
                                                       PERCENT OF
                        ALLOWANCE         LOAN       LOANS IN EACH
                        FOR LOAN       BALANCES BY    CATEGORY TO
                          LOSSES        CATEGORY      TOTAL LOANS
                       -----------     -----------    -----------
                                  (DOLLARS IN THOUSANDS)

Residential mortgage.. $       327     $   106,418          41.9%
Commercial mortgage...       1,171          70,659          27.8%
Construction..........          68          16,132           6.3%
Commercial............         107          25,601          10.1%
Consumer and other....         714          35,448          13.9%
                       -----------     -----------    -----------

Total................. $     2,387     $   254,258         100.00%
                       ===========     ===========    ===========


                                                            AT SEPTEMBER 30,
                       ----------------------------------------------------------------------------------------
                                              2001                                         2000
                       ------------------------------------------    ------------------------------------------
                                                       PERCENT OF                                    PERCENT OF
                        ALLOWANCE         LOAN       LOANS IN EACH    ALLOWANCE         LOAN       LOANS IN EACH
                        FOR LOAN       BALANCES BY    CATEGORY TO     FOR LOAN       BALANCES BY    CATEGORY TO
                          LOSSES        CATEGORY      TOTAL LOANS       LOSSES        CATEGORY      TOTAL LOANS
                       -----------     -----------    -----------    -----------     -----------    -----------
                                                        (DOLLARS IN THOUSANDS)

Residential mortgage.. $       252     $    85,102          36.9%    $       253     $    89,835          41.9%
Commercial mortgage...         992          60,097          26.1%            799          52,716          24.6%
Construction..........          40          10,452           4.5%             37          10,992           5.1%
Commercial............         108          28,039          12.2%             83          24,750          11.5%
Consumer and other....         838          46,693          20.3%            552          36,304          16.9%
                       -----------     -----------    -----------    -----------     -----------    -----------

Total................. $     2,230     $   230,383         100.00%   $     1,723     $   214,597         100.00%
                       ===========     ===========    ===========    ===========     ===========    ===========


SECURITIES ACTIVITIES

        Our securities investment policy is established by our board of directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy. The board oversees our investment program and evaluates on an ongoing basis our investment policy and objectives. Our chief financial officer, or our chief financial officer acting with our chief executive officer, is responsible for making securities portfolio decisions in accordance with established policies. Our chief financial officer and chief executive officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Board at least monthly.

        Our current investment policy generally permits securities investments in debt securities issued by the U.S. Government and U.S. Agencies, and municipal bonds, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of Dallas (federal agency securities). Securities in these categories are classified as "investment securities" for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk. Maturities on fixed rate instruments are limited to five years or less. Any exceptions must be approved by the board of directors.

        SFAS No. 115 requires that, at the time of purchase, First Federal Bank designates a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value, while securities held to maturity are reported at amortized cost. It does not have a trading portfolio.

        GOVERNMENT SECURITIES. At September 30, 2004, First Federal Bank held government securities available for sale with a fair value of $16.0 million, consisting primarily of agency obligations with short- to medium-term maturities (one to five years). While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, and as collateral for borrowings.

        MUNICIPAL BONDS. At September 30, 2004, First Federal Bank held approximately $1.5 million in municipal bonds. These bonds are classified as held to maturity at amortized cost.

        EQUITY SECURITIES. At September 30, 2004, our equity securities available for sale had a fair value of approximately $600,000 and consisted of stock issued by Freddie Mac and Fannie Mae, and certain other equity investments. First Federal Bank also held approximately $3.3 million (at cost) of Federal Home Loan Bank of Dallas common stock, a portion of which must be held as a condition of membership in the Federal Home Loan Bank System, with the remainder held as a condition to our borrowing under the Federal Home Loan Bank advance program.

        MORTGAGE-BACKED SECURITIES. First Federal Bank purchases mortgage-backed securities in order to: (i) generate positive interest rate spreads with minimal administrative expense; (ii) lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae; and (iii) increase liquidity. It invests primarily in mortgage-backed securities issued or sponsored by Fannie Mae, Freddie Mac, and Ginnie Mae. At September 30, 2004, our mortgage-backed securities portfolio totaled approximately $2.05 million, consisting of $2.0 million available for sale at fair value and $54,000 held to maturity at amortized cost.

        Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally U.S. Government agencies and government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as us, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. First Federal Bank reviews prepayment estimates for our mortgage-backed securities at purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification, that would cause amortization or accretion adjustments.

        INVESTMENT SECURITIES PORTFOLIO. The following table sets forth the composition of our investment securities portfolio at the dates indicated.


                                                        AT SEPTEMBER 30,
                                -----------------------------------------------------------------
                                        2004                  2003                   2002
                                -------------------    -------------------    -------------------
                                AMORTIZED    FAIR      AMORTIZED   FAIR       AMORTIZED   FAIR
                                  COST       VALUE       COST      VALUE        COST      VALUE
                                ---------  --------    ---------  --------    ---------  --------
                                                         (IN THOUSANDS)
DEBT SECURITIES:
   U.S. Government and
     agency obligations......   $  37,684  $ 37,586    $  43,269  $ 43,373    $  10,320  $ 10,431
   State agency and
     municipal obligations...       1,468     1,476        2,335     2,369        1,119     1,153
                                ---------  --------    ---------  --------    ---------  --------

    Corporate bonds and
      other obligations......          --        --          203       203          600       600
                                ---------  --------    ---------  --------    ---------  --------

   Mortgage-backed securities:
     Pass-through
       securities:
       Fannie Mae............         988     1,030        2,344     2,432        6,023     6,241
       Freddie Mac...........         981     1,023        1,627     1,694        5,666     5,813
     CMOs:
       Fannie Mae............          --        --           --        --           --        --
       Freddie Mac...........          --        --           --        --           --        --
                                ---------  --------    ---------  --------    ---------  --------

   Total debt securities.....      41,121    41,115       49,778    50,071       23,728    24,238
                                ---------  --------    ---------  --------    ---------  --------

MARKETABLE EQUITY SECURITIES:
   Common stock..............          10        10           10        10           10        10
   Preferred stock...........          --        --           --        --           --        --
   Mutual funds..............         600       600          600       600          600       600
                                ---------  --------    ---------  --------    ---------  --------

   Total equity securities...         610       610          610       610          610       610
                                ---------  --------    ---------  --------    ---------  --------

   Total investment
     securities..............   $  41,731  $ 41,725    $  50,388  $ 50,681    $  24,338  $ 24,848
                                =========  ========    =========  ========    =========  ========

        At September 30, 2004, the available for sale federal agency securities, at fair value, totaled $16.0 million, or 4.6% of total assets. Of the portfolio, based on amortized cost, approximately $11.5 million had maturities of one year or less and a weighted average yield of 3.0%, and approximately $4.5 million had maturities of between one and five years and a weighted average yield of 2.5%. The agency securities portfolio includes both non-callable and callable debentures. The agency callable debentures contain various call terms from continuously callable after 30 days, to quarterly callable with no call for the first six months.

        At September 30, 2004, our available for sale mortgage-backed securities, approximately $1.9 million, at fair value, consisted of pass-through securities, which totaled 1.3% of total assets.

        At September 30, 2004, our held to maturity mortgage-backed securities portfolio totaled approximately $53,000 at amortized cost, with a weighted average yield of 6.94% and contractual maturities within five years. First Federal Bank had no mortgage-backed securities with contractual maturities over five years.

        PORTFOLIO MATURITIES AND YIELDS. The composition and maturities of the investment securities portfolio and the mortgage- at September 30, 2004 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.


                                                                  MORE THAN ONE YEAR      MORE THAN FIVE YEARS
                                          ONE YEAR OR LESS        THROUGH FIVE YEARS       THROUGH TEN YEARS
                                       ----------------------   ----------------------   ----------------------
                                                     WEIGHTED                 WEIGHTED                WEIGHTED
                                        AMORTIZED    AVERAGE     AMORTIZED    AVERAGE     AMORTIZED   AVERAGE
                                          COST        YIELD        COST        YIELD        COST       YIELD
                                       -----------  ---------   -----------  ---------   -----------  ---------
DEBT SECURITIES:
   U.S. Government and agency
     securities....................     $31,458,561       2.1%   $6,225,507        2.2%   $       --        0.0%
   State agency and municipal
     obligations...................       1,088,096       2.2%      379,822        3.3%           --        0.0%
                                       -----------  ---------   -----------  ---------   -----------  ---------

   Mortgage-backed securities:
     Pass-through securities:
       Fannie Mae..................             --        0.0%      988,110        5.4%           --        0.0%
       Freddie Mac.................             --        0.0%      980,937        5.7%           --        0.0%
                                                    ---------                ---------                ---------

   Total debt securities...........     32,546,657        2.1%    8,574,376        3.0%           --        0.0%
                                       -----------  ---------   -----------  ---------   -----------  ---------

MARKETABLE EQUITY SECURITIES:
   Common stock....................             --                   10,000                       --

   Mutual funds....................             --                  600,000                       --
                                       -----------              -----------              -----------

   Total equity securities.........             --                  610,000                       --
                                       -----------              -----------              -----------

   Total interest securities.......    $32,546,657              $ 9,184,376              $        --
                                       ===========              ===========              ===========

(CONT'D)

                                        MORE THAN TEN YEARS                TOTAL SECURITIES
                                       ----------------------   -------------------------------------
                                                    WEIGHTED                                WEIGHTED
                                        AMORTIZED   AVERAGE      AMORTIZED                  AVERAGE
                                          COST        YIELD        COST        FAIR VALUE     YIELD
                                       -----------  ---------   -----------    ----------   ---------
                                                           (DOLLARS IN THOUSANDS)

DEBT SECURITIES:
   U.S. Government and agency
     securities....................      $     --        0.0%   $37,684,068   $37,581,151         2.1%
   State agency and municipal
     obligations...................            --        0.0%     1,467,918     1,477,660         2.5%
                                       -----------  ---------   -----------   -----------   ---------

   Mortgage-backed securities:
     Pass-through securities:
       Fannie Mae..................            --        0.0%       998,110     1,029,599         5.4%
       Freddie Mac.................            --        0.0%       980,937     1,023,397         5.7%
                                                    ---------                               ---------

   Total debt securities...........            --        0.0%    41,121,033   41,114,8075         2.3%
                                       -----------  ---------   -----------   -----------   ---------
                                                       0.0%
MARKETABLE EQUITY SECURITIES:
   Common stock....................            --                    10,000        10,000
                                                                              -----------
   Mutual funds....................            --                   600,000       600,000
                                       -----------              -----------   -----------

   Total equity securities.........            --                   600,000       610,000
                                       -----------              -----------   -----------

   Total interest securities.......    $       --               $41,731,033   $41,724,807
                                       ===========              ===========   ===========

SOURCES OF FUNDS

        GENERAL. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

        DEPOSITS. First Federal Bank offers a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of savings accounts, NOW accounts, checking accounts, money market accounts, club accounts, certificates of deposit, IRAs and other qualified plan accounts. It provides various commercial checking accounts for businesses. In addition, it provides low-cost checking account services for low-income customers.

        At September 30, 2004, our deposits totaled $254.4 million. NOW and interest-bearing deposits totaled $44.1 million, and non-interest-bearing demand deposits and cashiers checks outstanding totaled $33.5 million. Savings and money market deposits totaled $97.3 million at September 30, 2004. Also at that date, First Federal Bank had a total of $79.4 million in certificates of deposit, of which $22.9 million had maturities of one year or less. Although it has a significant portion of our deposits in shorter-term certificates of deposit, management monitors activity on these accounts and, based on historical experience and our current pricing strategy it believes it will retain a large portion of such accounts upon maturity.

        Our deposits are obtained predominantly from the areas in which our branch offices are located. First Federal Bank relies on our favorable locations, customer service and competitive pricing to attract and retain these deposits. While it accepts certificates of deposit in excess of $100,000 for which it may provide preferential rates, it does not actively solicit such deposits, as they are more difficult to retain than core deposits.

        The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.


                                                                  AT SEPTEMBER 30,
                         ------------------------------------------------------------------------------------------------
                                      2004                              2002                             2001
                         ------------------------------   ------------------------------   ------------------------------
                                               WEIGHTED                         WEIGHTED                         WEIGHTED
                          AVERAGE              AVERAGE     AVERAGE              AVERAGE     AVERAGE              AVERAGE
                          BALANCE    PERCENT     RATE      BALANCE    PERCENT     RATE      BALANCE     PERCENT    RATE
                         ---------  ---------  --------   ---------  ---------  --------   ---------  ---------  --------
                                                               (DOLLARS IN THOUSANDS)
DEPOSIT TYPE:
Demand deposits........  $  34,188     12.9%       0.0%   $  30,576     11.6%       0.0%   $  21,673       8.8%       0.0%
NOW deposits...........     45,787     17.2%       0.1%      41,418     15.7%       0.2%      37,096      15.1%       0.4%
Money market deposits..      8,166      3.1%       0.3%      10,448      4.0%       0.6%       8,975       3.6%       1.7%
Regular savings........     95,889     36.1%       0.7%     100,710     38.2%       1.3%     100,386      40.7%       2.2%
Club accounts..........         --      0.0%       0.0%          --      0.0%       0.0%          --       0.0%       0.0%
                         ---------  ---------  --------   ---------  ---------  --------   ---------  ---------  --------
   Total transaction
     accounts..........  $ 184,031     69.3%       0.4%   $ 183,152     69.5%       0.8%   $ 168,130      68.2%       1.5%

   Certificates of
     deposit...........     81,521     30.7%       3.5%      80,400     30.5%       3.1%      78,226      31.8%       4.0%
                         ---------  ---------  --------   ---------  ---------  --------   ---------  ---------  --------

   Total deposits......  $ 265,552    100.00%      1.4%   $ 263,552    100.00%      1.5%   $ 246,356     100.00%      2.3%
                         =========  ========   ========   =========  ========   ========   =========  =========  ========

        The following table sets forth the time deposits in First Federal classified by interest rate as of the dates indicated.

                                         AT SEPTEMBER 30,
                              -------------------------------------
                                 2004         2003          2002
                              -----------  -----------  -----------
                                          (IN THOUSANDS)

       Interest Rate
          Less than 2%...     $    40,288  $    32,217  $     5,678
          2.00% -2.99%...          11,380        9,798       33,803
          3.00% -3.99%...          13,417       14,042        9,031
          4.00% -4.99%...          11,011       18,354       19,237
          5.00% -5.99%...           1,156        1,828        7,982
          6.00% -6.99%              2,154        3,918        6,786
          7.00% -7.99%...              --           --           --
                              -----------  -----------  -----------

          Total..........     $    79,406  $    80,157  $    82,517
                              ===========  ===========  ===========

        As of September 30, 2004, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $22.7 million. The following table sets forth the maturity of those certificates as of September 30, 2004. The following table sets forth, by interest rate ranges, information concerning certificates of deposit at the dates indicated.

                                                        AT
                                                SEPTEMBER 30, 2004
                                                ------------------
                                                  (IN THOUSANDS)

        Three months or less...................    $   10,571
        Over three months through six months...         4,392
        Over six months through one year.......         2,433
        Over one year to three years...........         3,219
        Over three years.......................         2,122
                                                   ----------

        Total..................................    $   22,737
                                                   ==========

        BORROWINGS. Our borrowings consist of advances. At September 30, 2004, First Federal Bank had access to additional Federal Home Loan Bank advances of up to $116.9 million. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances and repurchase agreements at the dates and for the periods indicated.


                                                    AT OR FOR THE YEARS ENDED SEPTEMBER 30,
                                                  ------------------------------------------
                                                     2003            2002            2001
                                                  ----------      ----------      ----------
                                                             (DOLLARS IN THOUSANDS)
     Balance at end of period...................  $   61,509      $  37,655       $   20,760
     Average balance during period..............  $   53,268      $  29,265       $   19,937
     Maximum outstanding at any month end.......  $   61,509      $  37,655       $   20,997
     Weighted average interest rate at end of
        period..................................        4.6%           5.1%             6.2%
     Average interest rate during period........        4.7%           5.2%             6.2%

ACTIVITIES OF SUBSIDIARIES AND AFFILIATED ENTITIES

        First New Mexico Service Corp. is a wholly owned subsidiary of First Federal Bank. It was established in 1993 for the purpose of holding an investment in real estate. It no longer holds that real estate and currently has no activity. At September 30, 2004, the Company's investment in this subsidiary was $0.

COMPETITION

        First Federal Bank faces significant competition in both originating loans and attracting deposits. Most of the communities it operates in have a high concentration of financial institutions, many of which are significantly larger institutions with greater financial resources than us, and many of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. First Federal Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. It has emphasized personalized banking and the advantage of local decision making in our banking business, and this strategy appears to have been well received in our market areas. It does not rely on any individual, group, or entity for a material portion of our deposits.

EMPLOYEES

        As of September 30, 2004, First Federal had 118 full-time employees and nine part-time employees. The employees are not represented by a collective bargaining unit and it considers our relationship with our employees to be good.

PROPERTIES

        As of September 30, 2004, First Federal Bank owned 13 operating properties, including its headquarters, and two additional sites for future expansion in the Albuquerque market. First Federal Bank leases one property from an unrelated third party. At September 30, 2004, the net book value of our property was approximately $9.2 million. The following is a list of our operating locations:


CORPORATE OFFICE:

        300 N. Pennsylvania Ave.
        (Includes a separate drive-up)
        Roswell, NM  88201
        (505) 622-6201

BRANCH OFFICES:

        1810 S. Main St.        1800 S. Telshor  (Includes a separate drive-up)
        Roswell, NM  88203      Las Cruces, NM  88011
        (505) 622-6201          (505) 522-2664

        3201 N. Main St.        301 W. Amador
        Roswell, NM  88201      Las Cruces, NM  88005
        (505) 622-6201          (505) 522-2664

        398 Sudderth            7015 N. Mesa
        Ruidoso, NM  88345      El Paso, TX  79912
        (505) 257-4006          (915) 587-6599

        100 Smokey Bear         2290 Trawood Dr.
        Capitan, NM  88316      El Paso, TX  79935
        (505) 354-5030          (915) 594-0681

        411 Central             4301 The 25 Way, NE
        Carrizozo, NM  88301    Albuquerque, NM  87109
        (505) 348-2277          (505) 341-3240

        300 E. 1st St.
        Alamogordo, NM  88310
        (505) 439-0011

LEGAL PROCEEDINGS

        First Federal is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to our financial condition and results of operations.

                           MANAGEMENT OF FIRST FEDERAL

        First Federal's Board is comprised of nine members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of First Federal are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.

        The table below sets for the certain information, as of September 30, 2004, regarding current members of the board of directors and executive officers who are not directors, including their terms of office of board members.

                                             Position(s) Held With First           Director      Current Term
              Name                   Age     Federal Banc of the Southwest, Inc.   Since(1)        Expires
-----------------------------------------------------------------------------------------------------------------

                                                   DIRECTORS
Edward K. David                       70     Chairman of the Board                   1981            2006
Marc Reischman                        53     Vice Chairman of the Board.             1998            2008
Aubrey L. Dunn, Jr.                   48     President, Chief Executive Officer      1996            2006
                                             and Director
Kay R. McMillan (2)(3)                68     Director                                2003            2006
Michael A. McMillan(2)                38     Director                                2003            2008
Arturo Jurado                         62     Director                                1994            2008
Russell P. Weems                      56     Director                                1991            2007
Larry L. Sheffield(4)                 56     Director                                1995            2007
James E. Paul, Jr.                    60     Director                                2000            2007

                                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
George A. Rosenbaum, Jr.              48     Executive Vice President and Chief      N/A             N/A
                                             Financial Officer

-----------------------
(1)     Includes service with First Federal Bank.
(2) Kay R. McMillan and Michael A. McMillan are related to one another as mother and son, respectively.
(3)     Includes Ms. McMillan's service as an Advisory Director of First
        Federal.
(4) Includes Mr. Sheffield's service as a Director and Advisory Director of First Federal and First Federal Bank.

        The merger agreement between First Federal and GFSB provides that upon completion of the merger, Richard C. Kauzlaric and Michael P. Mataya, who are two current directors of GFSB will be appointed to the Board of Directors of First Federal and First Federal Bank.

        The business experience for the past five years for each of our directors and executive officers is as follows:

        EDWARD K. DAVID has served as a Director of First Federal Bank since 1981 and as a Director of First Federal since its formation in 1998. He became Chairman of the Board of Directors in 2003. Mr. David is the President of David Petroleum Corporation, an oil and gas exploration company.

        MARC REISCHMAN has served as a Director of First Federal Bank since 1998 and as a Director of First Federal since its formation in 1998. He became Vice Chairman of the Board of Directors in 2004. Mr. Reischman is Chief Executive Officer of Holsum Inc., a New Mexico company.

        AUBREY L. DUNN, JR. has served as President, Chief Executive Officer and a Director of First Federal Bank since 1996 and as the President, Chief Executive Officer and a Director of First Federal since its formation in 1998.

        KAY R. MCMILLAN first served as an Advisory Director of First Federal and First Federal Bank in 2003. In 2004, she became a full Director of First Federal and First Federal Bank. Ms. McMillan is the largest stockholder in First Federal and is the Chairman of the Board of Permian Exploration Corporation, an oil and gas company. For over 30 years, Ms. McMillan has been a private investor in numerous businesses. Ms. McMillan is the mother of Michael A. McMillan.

        MICHAEL A. MCMILLAN first served as an Advisory Director of First Federal and First Federal Bank in 2002. In 2003, he became a full Director of First Federal and First Federal Bank. Since 1992, Mr. McMillan has been employed by Permian Exploration Corporation, an oil and gas company. Since 2003, he has served as the President of Permian Exploration Corporation. Mr. McMillan is the son of Kay R. McMillan.

        ARTURO JURADO has served as a Director of First Federal Bank since 1994 and as a Director of First Federal since its formation in 1998. Mr. Jurado is the President of Jurado Farms.

        RUSSELL P. WEEMS has served as a Director of First Federal Bank since 1991 and as a Director of First Federal since its formation in 1998. He is an architect.

        LARRY L. SHEFFIELD served as a Director of First Federal Bank from 1995 to 2002, and as a Director of First Federal since its formation in 1998 to 2002. From 2002 to 2004, he served as an Advisory Director of First Federal and First Federal Bank. In 2004, he became a full Director of First Federal and First Federal Bank. Mr. Sheffield is the President of LLS Development Corp, a real estate investment company.

        JAMES E. PAUL, JR. has served as a Director of First Federal and First Federal Bank since 2000. Since 1991, he has been the President of the Jim Paul Company and JP&A Concerts.

        GEORGE A. ROSENBAUM, JR. has been employed by First Federal and First Federal Bank since 2003. From 2002 to 2003, he served as the Chief Financial Officer of Illini Bancorp, Inc., a publicly traded bank holding company. From 2000 to 2002, Mr. Rosenbaum was a Senior Manager with McGladrey & Pullen LLP. Mr. Rosenbaum is a certified public accountant with over 25 years of experiences in the financial services industry.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The business of First Federal is conducted at regular and special meetings of the Board of Directors and its standing committees. The standing committees consist of the Executive, Nominating and Stock Option Committees. During the fiscal year ended September 30, 2004, the Board of Directors met at 12 regular meetings and three special meetings. No member of the Board of Directors or any committee thereof attended less than 75% of said meetings.

        The Executive Committee consists of Chairman David, President and Chief Executive Officer Dunn, Vice Chairman Reischman, and Director Michael A. McMillan. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision in all matters pertaining to the interest of First Federal, subject at all times to the direction of the Board of Directors. The Executive Committee met one time during the fiscal year ended September 30, 2004.

        The Nominating Committee consists of Chairman Michael A. McMillan, Director Edward David, and Director Jurado. The Nominating Committee meets to nominate persons for election to the Board of Directors of First Federal, unless the entire Board of Directors decides to act as the Nominating Committee. The Nominating Committee did not meet during the fiscal year ended September 30, 2004.

        The Stock Option Committee consists of Chairman David, Vice Chairman Reischman, Director Jurado, and Director Michael A. McMillan. The Stock Option Committee meets as necessary to determine grants of stock options under First Federal's 2002 Stock Option and Incentive Plan. The Stock Option Committee met two times during the fiscal year ended September 30, 2004.

COMPENSATION OF DIRECTORS

        FEES. Directors of First Federal do not receive a fee for serving on the Board of Directors. Fees are paid for serving on the Board of Directors of First Federal Bank. Directors of First Federal Bank receive a fee of $1,200 per Board meeting attended and $250 per committee meeting attended.

        STOCK OPTION PLAN. During the fiscal year ended September 30, 2004, First Federal adopted, and its stockholders approved, the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan. Pursuant to this stock option plan, options to purchase 6,350 shares were granted to non-employee directors Edward David, Russell Weems, Marc Reischman, Arturo Jurado, Jim Paul, Michael McMillan, Larry Sheffield, Kay McMillan and then-director Judy Collins during the fiscal year ended September 30, 2004.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table sets forth for the three years ended September 30, 2004, certain information as to the total remuneration paid by First Federal to its Chief Executive Officer and First Federal's other executive officers who received total annual compensation in excess of $100,000 (together, "Named Executive Officers").

                                                                             LONG-TERM COMPENSATION
                                                           ----------------------------------------------------------------
                                 ANNUAL COMPENSATION                 AWARDS                          PAYOUTS
                          -------------------------------  ---------------------------   ----------------------------------
                           YEAR                                             RESTRICTED   OPTIONS/
   NAME AND PRINCIPAL      ENDED                            OTHER ANNUAL      STOCK        SARS     LTIP       ALL OTHER
        POSITION            9/30      SALARY      BONUS    COMPENSATION(1)    AWARDS      (#)(3)   PAYOUTS  COMPENSATION(2)
------------------------  --------  ----------  ---------  ---------------  ----------   --------  -------  ---------------
Aubrey L. Dunn, Jr.,        2004    $  217,308  $      --     $     --       $     --         --   $    --     $      --
President, Chief            2003       207,308      5,813           --             --         --        --         9,000
Executive Officer and       2002       196,665     82,341           --             --     80,000        --         9,000
Director


George A. Rosenbaum,        2004    $  116,711  $      --     $     --       $     --      8,800   $    --     $      --
Jr., Executive Vice         2003         9,731         --           --             --         --        --           846
President and Chief           --(4)         --         --           --             --         --        --            --
Financial Officer

-------------------
(1) First Federal Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.
(2)     Includes employer contributions to a 401(k) plan.
(3) Options shown have been adjusted to reflect an eight for one stock split.
(4)     Mr. Rosenbaum was not employed by First Federal during fiscal year 2002.

        STOCK OPTION PLAN. During the fiscal year ended September 30, 2004, First Federal adopted, and its stockholders approved, the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan. Set forth in the table that follows is information relating to options granted under the stock option plan to the Named Executive Officers during the fiscal year ended September 30, 2004.

                                       OPTION GRANTS IN FISCAL YEAR 2004
-------------------------------------------------------------------------------------------------------------
                                               INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------

                                       PERCENT OF TOTAL     EXERCISE
                                       OPTIONS GRANTED      OR BASE
                           OPTIONS     TO EMPLOYEES IN       PRICE      EXPIRATION   GRANT DATE PRESENT VALUE
     NAME                  GRANTED       FISCAL 2004         ($)(1)        DATE              ($)(2)
-------------------------  -------    ------------------   ----------  ------------  ------------------------
Aubrey L. Dunn, Jr.             --                --%           --              --             --

George A. Rosenbaum, Jr.     4,000             20.62%        18.00        11/5/08
                             4,800             22.22%        10.625       7/21/09

---------------
(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award. The number of options shown have been adjusted to reflect an eight for one stock split.
(2) Based on a grant date present value of $17.60 per share derived using the negotiated value of First Federal's common stock for purposes of its merger with GFSB of 165% of First Federal's book value as of September 30, 2004 as determined in accordance with generally accepted accounting principles.

        Set forth below is certain information concerning options outstanding to the Named Executive Officers at September 30, 2004, and the options exercised by the Named Executive Officers during 2004.


               AGGREGATE OPTION EXERCISES IN 2004 FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                        OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                         YEAR-END                  YEAR-END (1)
                                                   VALUE        -------------------------   -------------------------
                            SHARES ACQUIRED      REALIZED       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
        NAME                 UPON EXERCISE         ($)                   (#)                        ($)
-------------------------  -----------------   -------------    -------------------------   -------------------------
Aubrey L. Dunn, Jr.              17,920           225,792            22,000/80,000               277,200/628,000

George A. Rosenbaum, Jr.             --                --                  8,800/0                     63,880/--

------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred as of the effective time of the merger of First Federal with GFSB using the negotiated value of First Federal's common stock for purposes of its merger with GFSB of 165% of First Federal's book value as of September 30, 2004 as determined in accordance with generally accepted accounting principles. The number of options shown have been adjusted to reflect an eight for one stock split.

        401(K) PLAN. First Federal Bank provides its employees a qualified, tax-exempt pension plan with a "cash-or-deferred arrangement " qualifying under
Section 401(k) of the Internal Revenue Code. Generally, employees who have attained age 21 and who have completed one year of employment, during which they worked at least 1,000 hours, are eligible to participate in the 401(k) plan as of the first day of the month following their eligibility. Eligible employees are permitted to contribute up to 15% of their compensation to the 401(k) plan on a pre-tax basis, up to a maximum of $13,000. First Federal Bank matches 4% of the participant's salary reduction contribution to the 401(k) plan.

        Participation contributions to the 401(k) plan are vested at a rate of 20% per year beginning with the participant's second year of employment with First Federal Bank. Withdrawals are not permitted before age 59 1/2. Except in the event of death, disability, termination of employment or reasons of proven financial hardship. With certain limitations, participants may make withdrawals from their accounts while actively employed. Upon termination of employment, the participant's account will be distributed, unless he or she elects to defer the payment.

        The 401(k) plan may be amended by the Board of Directors, except that no amendment may be made which would reduce the interest of any participant in the 401(k) plan trust fund or divert any of the assets of the 401(k) plan trust fund to purposes other than the benefit of participants or their beneficiaries.

        For the fiscal year ended September 30, 2004, First Federal Bank made approximately $166,154 in contributions to the 401(k) plan.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

        No directors, executive officers or immediate family members of such individuals were engaged in transactions with First Federal or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal year ended September 30, 2004. In addition, during the fiscal year ended September 30, 2004, no directors, executive officers or immediate family members of such individuals were involved in loans from First Federal or First Federal Bank involving more than $60,000 which had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

                    DESCRIPTION OF FIRST FEDERAL COMMON STOCK

        Set forth below is a summary of the certain features of the First Federal common stock. This summary is not a complete discussion of the charter documents and other instruments of First Federal that create the rights of the security holders.

GENERAL

        In January 2005, First Federal's stockholders approved an amendment to its certificate of incorporation to increase the number of authorized shares of common stock. First Federal is authorized to issue 6,000,000 shares of common stock having a par value of $.01 per share and 500,000 shares of preferred stock having a par value of $.01 per share. Each share of First Federal's common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

COMMON STOCK

        DIVIDENDS. First Federal can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. The payment of dividends by First Federal is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of First Federal are entitled to receive and share equally in any dividends as may be declared by the board of directors of First Federal out of funds legally available for the payment of dividends. If First Federal issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

        VOTING RIGHTS. The holders of common stock of First Federal currently possess exclusive voting rights in First Federal. They elect First Federal's board of directors and act on any other matters as are required to be presented to them under applicable law or as are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If First Federal issues preferred stock, holders of preferred stock may also possess voting rights.

        LIQUIDATION. In the event of liquidation, dissolution or winding up of First Federal, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Federal available for distribution. If First Federal issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        PREEMPTIVE RIGHTS. Holders of the common stock of First Federal are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

        First Federal may issue preferred stock with such designations, powers, preferences and rights as First Federal's board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger and there are no plans to issue preferred stock.

                         MANAGEMENT FOLLOWING THE MERGER

        Information regarding the expected composition of the board of directors of First Federal after the completion of the merger is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of ___________, 2005. The indicated period of service as a director includes the period of service as a director of First Federal, First Federal Bank, GFSB or Gallup Federal Savings Bank.

FIRST FEDERAL

        TERMS ENDING IN 2006:

        EDWARD K. DAVID, age 70, has served as a Director of First Federal Bank since 1981 and as a Director of First Federal since its formation in 1998. He became Chairman of the Board of Directors in 2003. Mr. David is the President of David Petroleum Corporation, an oil and gas exploration company.

        AUBREY L. DUNN, JR., age 48, has served as President, Chief Executive Officer and a Director of First Federal Bank since 1996 and as the President, Chief Executive Officer and a Director of First Federal since its formation in 1998.

        KAY R. MCMILLAN, age 68, first served as an Advisory Director of First Federal and First Federal Bank in 2003. In 2004, she became a full Director of First Federal and First Federal Bank. Ms. McMillan is the largest stockholder in First Federal and is the Chairman of the Board of Permian Exploration Corporation, an oil and gas company. For over 30 years, Ms. McMillan has been a private investor in numerous businesses. Ms. McMillan is the mother of Michael
A. McMillan.

        RICHARD C. KAUZLARIC, age 67, is the President of GFSB. Mr. Kauzlaric is also President of Bubany Insurance Agency, Inc., President of Western New Mexico Gallup Foundation, past Regent of Western New Mexico University, past President of New Mexico Amigos, and a sustaining member of the Amigos. Mr. Kauzlaric has been instrumental in the redevelopment of downtown Gallup.

        MICHAEL P. MATAYA, age 54, is a director of GFSB. He is also the President and Chief Executive Officer of Indian Capital Distributing Co., a wholesale gasoline marketer. Mr. Mataya is Director of the New Mexico Petroleum Marketers Association, Director of the New Mexico Baptist Children's Home and is a former member of the Board of Directors for Los Angeles Crippled Children's Hospital.

        TERMS ENDING IN 2007:

        RUSSELL P. WEEMS, age 56, has served as a Director of First Federal Bank since 1991 and as a Director of First Federal since its formation in 1998. He is an architect.

        LARRY L. SHEFFIELD, age 46, served as a Director of First Federal Bank from 1995 to 2002, and as a Director of First Federal since its formation in 1998 to 2002. From 2002 to 2004, he served as an Advisory Director of First Federal and First Federal Bank. In 2004, he became a full Director of First Federal and First Federal Bank. Mr. Sheffield is the President of LLS Development Corp, a real estate investment company.

        JAMES E. PAUL, JR., age 60, has served as a Director of First Federal and First Federal Bank since 2000. Since 1991, he has been the President of the Jim Paul Company and JP&A Concerts.

        TERMS ENDING IN 2008:

        MARC REISCHMAN, age 53, has served as a Director of First Federal Bank since 1998 and as a Director of First Federal since its formation in 1998. He became Vice Chairman of the Board of Directors in 2004. Mr. Reischman is Chief Executive Officer of Holsum Inc., a New Mexico company.

        MICHAEL A. MCMILLAN, age 38, first served as an Advisory Director of First Federal and First Federal Bank in 2002. In 2003, he became a full Director of First Federal and First Federal Bank. Since 1992, Mr. McMillan has been employed by Permian Exploration Corporation, an oil and gas company. Since 2003, he has served as the President of Permian Exploration Corporation. Mr. McMillan is the son of Kay R. McMillan.

        ARTURO JURADO, age 62, has served as a Director of First Federal Bank since 1994 and as a Director of First Federal since its formation in 1998. Mr. Jurado is the President of Jurado Farms.

DIRECTORS' COMPENSATION

        Directors of First Federal do not receive a fee for serving on the Board of Directors. Fees are paid for serving on the Board of Directors of First Federal Bank. Directors of First Federal Bank receive a fee of $1,200 per Board meeting attended and $250 per committee meeting attended.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        After completion of the merger, the executive officers and key employees of First Federal and First Federal Bank will consist of the current executive officers and key employees of First Federal.

        The following sets forth certain information regarding the executive officers and key employees of First Federal and GFSB who are not anticipated to be directors of First Federal after completion of the merger. The following individuals are elected annually and hold office until their successors have been elected and qualified or until they are removed or replaced. Ages are as of _____________, 2005.

        GEORGE A. ROSENBAUM, JR., age 48, has been employed by First Federal and First Federal Bank since 2003. From 2002 to 2003, he served as the Chief Financial Officer of Illini Bancorp, Inc., a publicly traded bank holding company. From 2000 to 2002, Mr. Rosenbaum was a Senior Manager with McGladrey & Pullen LLP. Mr. Rosenbaum is a certified public accountant with over 25 years of experiences in the financial services industry.

                         PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed combined consolidated statements of income for the year ended September 30, 2004, give effect to the pending merger, accounted for as a purchase. First Federal's fiscal year ends September 30 and GFSB's fiscal year ends June 30. The historical consolidated statements of income of GFSB as presented in the unaudited pro forma condensed combined statement of income include information from more than one of its fiscal years. To allow comparability of the periods, GFSB's statements were adjusted to reflect an unaudited twelve month period ending September 30, 2004.

        The unaudited pro forma condensed combined consolidated financial information is based on the historical consolidated financial statements of First Federal and GFSB under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined consolidated balance sheet gives effect to the merger as if the merger had been consummated at the end of the period presented. The unaudited pro forma condensed combined consolidated statements of income give effect to the merger as if the merger had been consummated on September 30 of the period presented. The unaudited pro forma condensed combined consolidated financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the merger.

        You should read the unaudited pro forma condensed combined consolidated financial statements in conjunction with the consolidated historical financial statements of First Federal and GFSB, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented. First Federal anticipates that the merger will provide the combined company with financial benefits that include reduced operating expenses and opportunity to earn more revenue. In addition, First Federal will incur costs in acquiring GFSB. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and costs and, accordingly, does not attempt to predict or suggest future results.

        Pro forma per share amounts for the combined company are based on a
1.136 exchange ratio.

          FIRST FEDERAL AND GFSB UNAUDITED PRO FORMA CONDENSED COMBINED
               CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                  ACTUAL (UNAUDITED)           PRO FORMA           PRO FORMA
                                                  FIRST        GFSB           ADJUSTMENTS           COMBINED
                                                 FEDERAL
                                              ---------------------------------------------------------------------
ASSETS
Cash and cash equivalents                     $       9,528 $      8,477           (991) (b)
                                                                                 (1,150) (c)
                                                                                 10,000  (f)
                                                                                (11,594) (g)           14,270
Int Bearing deposits with banks                      27,944          257                               28,201
Securities available-for-sale                        17,953       58,486                               76,439
Securities held-to-maturity                          23,214          399              9  (d)           23,622
Loans, net                                          253,439      152,388          2,914  (d)          408,741
Real estate owned                                        --          280                                  280
Premises and equipment                               10,090        2,456                               12,546
Accrued interest receivable                           1,289          923                                2,212
Other assets                                          4,189        4,159                                8,348
Core deposit intangible                                                           1,580  (e)            1,580
Goodwill                                                409                       8,092  (j)            8,501
                                              ------------- ------------  -------------       ---------------
   Total  assets                              $    348,055  $    227,925                             $584,740

LIABILITIES
Deposits                                      $    254,393  $    136,401            405  (d)  $       391,199
Federal Home Loan Bank advances                     57,330        65,897          6,499  (d)          129,726
Other borrowings                                                   5,172         10,000  (f)           15,172
Accrued interest payable and other liabilities       2,340         1,455           (816) (d)
                                                                                   (391) (i)            2,588
                                              ------------  ------------  --------------      ---------------
   Total liabilities                               314,063       208,925                              538,685

STOCKHOLDERS' EQUITY
Common stock                                             4           115           (115) (a)
                                                                                      1  (h)                5
Additional paid-in capital                           5,255         3,172         (3,172) (a)
                                                                                 12,062  (h)           17,317
Unearned ESOP                                                        (44)            44  (a)               --
Unearned stock awards
Treasury stock                                      (2,721)                         ---                (2,721)
Retained earnings                                   31,445        14,773        (14,773) (a)           31,445
Other comprehensive income                               9           884           (884) (a)                9
                                              ------------  ------------  --------------      ---------------
   Total stockholders' equity                       33,992        18,900                               46,055
                                              ------------  ------------  --------------      ---------------
   Total liabilities and equity               $    348,055  $    227,825                      $       584,740
Book value per share(k)                       $      10.67  $     16.48                       $        11.93

See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(a)     To record the elimination of GFSB equity.

(b) To record the capitalization of First Federal's unpaid costs related to the merger.

(c)     To record the payment of GFSB's unpaid costs related to the merger.

(d) To record the adjustment of loans, deposits and securities at fair value, including the related deferred taxes.

(e) To record estimated identifiable intangible assets acquired in the merger.

(f)     To record issuance of $10 million in Trust Preferred Securities.

(g) To record the cash payment in connection with the purchase of 49% of GFSB outstanding stock at $20 per share and the cash payment of GFSB stock options pursuant to the merger agreement.

(h) To record the exchange of 51% of GFSB outstanding common stock and applicable stock options for 685,464 shares of First Federal common stock.

(i)     To record the related tax effect of other merger charges.

(j)     To record goodwill resulting from the merger.

(k) Per share data has been adjusted to reflect an eight for one stock split.

                             FIRST FEDERAL AND GFSB
     UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2004
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  ACTUAL (UNAUDITED)           PRO FORMA           PRO FORMA
                                                  FIRST        GFSB           ADJUSTMENTS           COMBINED
                                                 FEDERAL
                                              ---------------------------------------------------------------------
INTEREST INCOME:
Loans                                         $      17,282 $       9,974    $        (291) (a) $           26,965
Securities                                            1,132         2,032              (54) (d)
                                                                                        (1) (f)              3,109
Other                                                   358            78                                      436
                                              ------------- -------------    -------------      ------------------
   Total interest income                             18,772        12,084                                   30,510

INTEREST EXPENSE:
Deposits                                              2,974         2,645             (135) (b)              5,484
Federal Home Loan Bank advances                       2,707         2,591           (2,166) (g)              3,132
Other borrowings                                         --            --              600  (h)                600
                                              ------------- -------------    -------------      ------------------
   Total interest expense                             5,681         5,236                                    9,216

Net interest income                                  13,091         6,848                                   21,294
Provision for loan losses                               198          (909)                                    (711)
                                              ------------- --------------   -------------      -------------------
Net interest income after provision for              13,289         5,939                                   20,583
loan losses

NON-INTEREST INCOME:
Service charges                                         881           744                                    1,625
Gain on sale of loans                                   586            72                                      658
Gain on sale of securities                               --            (1)                                      (1)
Other                                                   471           110                                      581
                                              ------------- -------------    -------------      ------------------
   Total other income                                 1,938           925                                    2,863

NON-INTEREST EXPENSE:
Compensation and benefits                             6,142         2,403                                    8,545
Occupancy and equipment                               1,473           538                                    2,011
Data processing                                         500           387                                      887
Advertising                                             214           200                                      414
Professional fees                                       270           381                                      651
Other                                                 1,660           899              287  (c)              2,846
                                              ------------- -------------    -------------      ------------------
   Total other expense                               10,259         4,808                                   15,354

Income before income taxes                            4,968         2,056                                    8,092

Income taxes                                          1,911           559              363  (e)              2,833
                                              ------------- -------------    -------------      ------------------
        Net income                            $       3,057 $       1,497    $                  $            5,259

Basic earnings per share(i)                   $       0.96  $       1.33                        $             1.36
Diluted earnings per share(i)                 $       0.96  $       1.26                        $             1.35


See Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

(a)     To record the amortization of fair value adjustments to loans acquired.

(b) To record the amortization of fair value adjustments to deposits acquired.

(c) To record the amortization of core deposit intangible recorded at acquisition.

(d)     To record the lost interest on cash paid.

(e)     To record the tax effect of all other adjustments at 34%.

(f)     To record the amortization of premium recorded on securities.

(g) To record the amortization of fair value adjustments to FHLB advances acquired.

(h)     To record the interest expense related to the Trust Preferred
        Securities.

(i) Per share data has been adjusted to reflect an eight for one stock split for First Federal common stock.

               NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                        CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

        The unaudited Pro Forma Condensed Combined Consolidated Financial Data has been prepared assuming the merger will be accounted for under the purchase method and is based on the historical consolidated financial statements of First Federal and the historical consolidated financial statements of GFSB, which have been adjusted to reflect the historical cost of GFSB's assets at their fair value. In addition, pro forma adjustments have been included to give effect to events that are directly attributable to the merger and expected to have a continuing impact on the combined company. Pro forma adjustments for the Pro Forma Condensed Combined Consolidated Statements of Income include amortization of core deposit intangible and other adjustments based on the allocated purchase price of net assets acquired.

NOTE 2.  CALCULATION OF THE PURCHASE PRICE AND GOODWILL

        Pursuant to the merger agreement, the outstanding shares of GFSB (and the vested stock options) will be exchanged for the "merger consideration". The subsidiary of GFSB (Gallup Federal) owns 20,077 unallocated shares of GFSB that were acquired for the Management Stock Bonus Plan. For practical purposes those shares will be cancelled in conjunction with the transaction and not be converted. In this pro forma the 20,077 shares were deducted from GFSB's total outstanding shares of 1,146,645. Total shares subject to merger consideration were computed as follows:

        GFSB shares outstanding at 9/30/04                    1,146,645
        Unallocated Management Stock Bonus Plan shares          (20,077)
                                                            ------------
        GFSB shares subject to merger consideration           1,126,568
                                                            ============

        The preliminary calculation of the cost to acquire GFSB is described in the table below (in thousands):

                                                                 September 30,
                                                                     2004
                                                               -----------------
        Cash payment to GFSB stockholders at $20 per
        share for 49% of the 1,126,568 shares of GFSB
        common stock outstanding, plus the cash portion
        of the merger consideration for the vested
        stock options                                               $11,594

        Market value of First Federal common stock to be
        issued assuming that 51% of GFSB's common stock
        outstanding, and the vested stock options will
        be exchanged for 685,464 shares of First Federal
        common stock assumed to be $17.60 per share                  12,063

        Cost of acquisition incurred by First Federal                   991
                                                               -----------------
                                                                     24,648
                                                               =================

        Historical net assets of GFSB                                18,900

        Accrual of GFSB after-tax merger related charges,
        data processing termination fees, and other
        adjustments                                                    (759)

        Fair market value adjustments (data as of 6/30/04):
                Loans                                                   2,914
                Securities                                                  9
                Deposits                                                 (405)
                FHLB Advances                                          (6,499)
                Core deposit intangible, estimated                      1,580
                Goodwill                                                8,092
        Deferred taxes on purchase accounting adjustments                 816
                                                               -----------------

                                                                      $24,648
                                                               =================

NOTE 3.  GFSB MERGER RELATED CHARGES

        In connection with the merger, GFSB expects to incur pre-tax merger related charges of approximately $1,202,000. These charges are expected to include $457,000 in change-of-control, severance and other employee related payments, and $745,000 in investment banking, legal and accounting fees. An accrual for the merger related charges and the related tax effect has been reflected in the unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of September 30, 2004. As of September 30, 2004, GFSB had unpaid pre-tax merger related charges of approximately $1,150,000.

NOTE 4.   FIRST FEDERAL MERGER RELATED CHARGES

        In connection with the merger, First Federal expects to incur pre-tax merger related charges of approximately $991,000, consisting of investment banking, legal and accounting fees. These fees have been reflected as a component of the purchase price of GFSB. As of September 30, 2004, First Federal had unpaid pre-tax merger related charges of approximately $991,000.

Note 5.  Stockholders' Equity

        Pursuant to the merger agreement, stockholders of GFSB will be entitled to elect to receive, in exchange for each share of common stock held, either $20.00 in cash or shares of First Federal common stock. The election process, however, is subject to limitations that will cause the aggregate purchase price to be comprised of 51% First Federal common stock and 49% cash. As discussed in
Note 2 above the GFSB stockholders will receive approximately$11.6 million in cash and 485,464 shares of First Federal common stock . The 685,464 shares will be issued out of authorized and unissued shares. Approximately 3,859,088 shares of First Federal common stock will be outstanding for the combined company after the merger.

NOTE 6.  AVERAGE SHARES OUTSTANDING

        The pro forma weighted average shares outstanding is based on the historical First Federal weighted average shares outstanding plus 685,464 shares of First Federal common stock to be issued to GFSB stockholders.

NOTE 7.  TRUST PREFERRED SECURITIES

        First Federal will issue approximately $10 million in trust preferred securities ("TPS") to fund the cash portion of the acquisition. The TPS have certain characteristics that allow the securities to be treated as capital at First Federal level (within certain regulatory levels) and allows the payment of interest to be treated as interest expense. The TPS provide for a 30 year term with a five year call by First Federal to redeem the securities. First Federal plans on issuing the TPS with approximately $7 million with a five year fixed rate and the balance issued with a floating rate. The pro forma assumes the blended rate will be 6%.

NOTE 8.  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

        For purposes of determining the pro forma effect of the GFSB acquisition on the statement of income, the following pro forma adjustments have been made as if the acquisition had occurred as of September 30with respect to each of the periods:


                                                            Year Ended
                                                        September 30, 2004
                                                       ----------------------
                                                          (In thousands)
Yield adjustment for interest income on securities     $                1
Yield adjustment for interest income on loans                         291
Amortization of core deposit intangible                               287
Yield adjustment for lost interest on cash paid                        54
Yield adjustment for interest expense on deposits                    (135)
                                                       ----------------------
Yield adjustment for interest expense on FHLB advances             (2,166)
Yield adjustment for interest expense on TPS                          600
Tax benefits of pro forma adjustments                                 363
                                                       ----------------------
                                                       $            (705)

        The following assumptions were utilized for purposes of determining the pro forma effect of the GFSB acquisition on the statement of income:

                              Weighted average              Method of
                               Remaining Term       Amortization/Accretion or
                                 Useful Life               Depreciation
                                 -----------               ------------

Securities                         9 years                Straight line
Loans                             10 years                Straight line
Core deposit intangible           10 years              Accelerated method
Deposits                           3 years                Straight line
FHLB Advances                      5 years              Accelerated method

        In addition to the above assumptions, reductions in interest income on cash balances as a result of the cash payment to the GFSB stockholders are calculated based on a 3.00% interest rate. Income tax expense is adjusted based on a combined federal and state tax rate of 34%.

        In accordance with Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS goodwill will not be amortized, but will be reviewed for impairment at least annually.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

        The rights of stockholders of First Federal and GFSB are currently governed by their certificate of incorporation, bylaws and applicable provisions of the Delaware General Corporation Law and the rules and regulations of the SEC and the Nasdaq. If we complete the merger, GFSB stockholders who receive First Federal common stock will become First Federal stockholders and their rights will be governed by First Federal's certificate of incorporation and bylaws and the Delaware General Corporation Law.

        The following is a summary of the material differences between the rights of a GFSB stockholder and the rights of a First Federal stockholder. This summary is not a complete statement of the differences between the rights of GFSB stockholders and the rights of First Federal stockholders and is qualified in its entirety by reference to and to the certificate incorporation and bylaws of each corporation. Copies of First Federal's and GFSB's certificate of incorporation and bylaws are on file with the Securities and Exchange Commission.

                                                  AUTHORIZED STOCK
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                        GFSB
-------------------------------------------------------          -----------------------------------------------------

o    The     First     Federal      certificate     of           o    The   GFSB    certificate    of   incorporation
     incorporation   authorizes  6,500,000  shares  of                authorizes  2,000,000  shares of capital stock,
     capital stock,  consisting of 6,000,000 shares of                consisting   of  1,500,000   shares  of  common
     common stock,  $.01 par value, and 500,000 shares                stock,  $.10 par value,  and 500,000  shares of
     of serial preferred stock, $.01 par value.                       serial preferred stock, $.10 par value.

o    As of   ________  , 2005,   there were  3,173,624           o    As  of   _____________,    2005,   there   were
     shares of First  Federal  common stock issued and                1,146,645  shares of GFSB common  stock  issued
     outstanding.                                                     and outstanding.

o    As   of   September   30,  2004,  there  were  no           o    Same.
     shares of preferred stock issued or outstanding.



                                                    VOTING RIGHTS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                        GFSB
-------------------------------------------------------          -----------------------------------------------------

o    The   holders  of  the common  stock  exclusively           o    Same.
     possess   all  voting   power,   subject  to  the
     authority  of the  board  of  directors  to offer
     voting rights to the holders of preferred stock.

o    Holders   of   common   stock  may  not  cumulate           o    Same.
     their votes for the elections of directors.
                                                                 o    Each  share  of  common  stock is  entitled  to
                                                                      one vote.  Beneficial  owners of 10% or more of
                                                                      the  outstanding  stock are  subject  to voting
                                                                      limitations.


                                 REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                        GFSB
-------------------------------------------------------          -----------------------------------------------------

o       At  least  75% of the  outstanding  shares  of           o       At least  80% of the  outstanding  shares of
     voting  stock  must  approve  certain   "business                voting   stock   generally   must  approve  any
     combinations"     involving    an     "interested                business combination.
     stockholder"  or any "affiliate of an "interested
     stockholder."   However,   if   a   majority   of
     directors  not  affiliated  with  the  interested
     stockholder  approves  the  business  combination
     and certain  pricing  criteria are  satisfied,  a
     majority  vote  of  the  outstanding   shares  is
     sufficient to approve a business combination.

o       The  approval  of the  holders of at least 80%           o       No similar provision.
     of voting  shares is required  subject to certain
     exceptions  for any direct or  indirect  purchase
     or other  acquisition of equity  securities  from
     any   interested   person   other  than   certain
     acquisitions  made  on  the  same  terms  to  all
     holders of such securities.


                                                      DIVIDENDS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                        GFSB
-------------------------------------------------------          -----------------------------------------------------
o       Holders  of common  stock are  entitled,  when           o
     declared  by the  Board,  to  receive  dividends,
     subject to the  rights of  holders  of  preferred
     stock.


                                               STOCKHOLDERS' MEETINGS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                        GFSB
-------------------------------------------------------          -----------------------------------------------------

o       First  Federal  must  deliver  notice  of  the           o       Same.
     meeting and, in the case of a special meeting,  a
     description  of its  purpose  no  fewer  than ten
     days and no more than 60 days  before the meeting
     to each stockholder entitled to vote.

o       Only  the  board  of  directors   may  call  a           o       Only  by  the   majority  of  the  board  of
     special meeting.                                                 directors or the Chairman of the Board.

o       The  holders  of at  least  one  third  of the           o       The  holders of at least a  majority  of the
     voting   stock    constitutes    a   quorum   for                voting   stock    constitute   a   quorum   for
     stockholder meetings.                                            stockholders meetings.


o       The  board  of  directors  or any  stockholder           o       Same.
     entitled  to  vote  may  nominate  directors  for
     election or propose new business.

o       To  nominate  a  director,  stockholders  must           o       To   nominate  a  director  or  propose  new
     give  written  notice to the  Secretary  of First                business,   stockholders   must  give   written
     Federal  not  less  than  60  days  prior  to the                notice to the  Secretary  of GFSB not less than
     meeting.  However,  if First  Federal  gives less                60 days  prior to the  anniversary  date of the
     than 40 days' notice or prior  public  disclosure                immediately  proceeding  annual  meeting.  Each
     of the meeting,  written notice of the nomination                notice given by a  stockholder  with respect to
     must be  delivered  to the  Secretary  not  later                a  nomination  to the  board  of  directors  or
     than ten days  following  the date  notice of the                proposal for new business must include  certain
     meeting  was  mailed  to  stockholders  or public                information  regarding  the nominee or proposal
     disclosure   of  the  meeting   was  made.   Each                and the  stockholder  making the  nomination or
     notice given by a  stockholder  with respect to a                proposal.
     nomination   to  the  board  of  directors   must
     include   certain   information   regarding   the
     nominee   and   the   stockholder    making   the
     nomination.

o       To propose  new  business,  stockholders  must
     give  written  notice to the  Secretary  of First
     Federal  not  less  than  60  days  prior  to the
     anniversary  date of the preceding  year's annual
     meeting.  However,  if the date of the meeting is
     advanced  by more  than 20 days or  delayed  more
     than 60 days  from  the  anniversary  date of the
     prior year's annual  meeting,  written  notice of
     the   nomination   must  be   delivered   to  the
     Secretary  on the later of (i) the 60th day prior
     to the  annual  meeting  or  (ii)  the  10th  day
     following  the date  notice  of the  meeting  was
     mailed to  stockholders  or public  disclosure of
     the date of the  meeting  was made.  Each  notice
     given  by  a   stockholder   with  respect  to  a
     proposal  for new business  must include  certain
     information   regarding   the  proposal  and  the
     stockholders making the proposal.


                                      ACTION BY STOCKHOLDERS WITHOUT A MEETING
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                       GFSB
-------------------------------------------------------         ------------------------------------------------------

o       No action that  requires  the  approval of the          o       Same.
     stockholders  may be taken  without a meeting  by
     the written consent of stockholders.


                                                 BOARD OF DIRECTORS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                       GFSB
-------------------------------------------------------         ------------------------------------------------------

o       The  certificate  of  incorporation   provides          o       The  bylaws   provides  that  the  number  of
     that the  number of  directors  shall be fixed by               directors  shall be seven but the certificate of
     resolution of the board of directors.                           incorporation   provides   the   number  may  be
                                                                     increased  or  decreased  by the Board  provided
                                                                     that  there be no fewer than three nor more than
                                                                     15.

o       The board of  directors  is divided into three          o       Same.
     classes  as  equal  in  number  as  possible  and
     approximately  one-third  of  the  directors  are
     elected at each annual meeting.

o       Vacancies  on the board of  directors  will be          o       Vacancies on the board of  directors  will be
     filled a majority vote of the  directors  then in               filled by a vote of  two-thirds of the directors
     office.                                                         then in office.

o       Directors  may be  removed  only for  cause by          o       Directors  may be  removed  only for cause by
     the  vote  of at  least  75% of  the  outstanding               the  vote  of at  least  80% of the  outstanding
     shares entitled to vote for directors.                          shares entitled to vote for directors.

o       Directors are not  personally  liable to First          o       Same.
     Federal or its  stockholders for monetary damages
     for a breaches of their  fiduciary  duties except
     for (i)  breaches  of the duty of  loyalty,  (ii)
     acts  or  omissions   not  in  good  faith  which
     involve  intentional  misconduct,  and  (iii) any
     transactions   from  which  a  director   derives
     improper  personal  benefits.   In  addition,  if
     applicable  law is amended  to further  eliminate
     or limit  personal  liability of directors,  then
     the  liability of  directors  shall be limited to
     the fullest  extent  permitted by law. No similar
     restrictions.

o       None.                                                   o       Each  director  must  be a  resident  of  New
                                                                     Mexico  and  the  owner  of not  less  than  100
                                                                     shares of GFSB stock.


                                               AMENDMENT OF THE BYLAWS
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                       GFSB
-------------------------------------------------------         ------------------------------------------------------

o       The bylaws may be  amended  or  repealed  only          o       The bylaws may be  amended or  repealed  with
     with the  approval  of at least a majority of the               the  approval  of the board of  directors  or by
     board  of  directors  or by the  vote of at least               the  vote  of at  least  80% of the  outstanding
     75% of the outstanding shares.                                  shares.


                                    AMENDMENT OF THE CERTIFICATE OF INCORPORATION
----------------------------------------------------------------------------------------------------------------------
                    FIRST FEDERAL                                                       GFSB
-------------------------------------------------------         ------------------------------------------------------

o       The  certificate  of   incorporation   may  be          o       The  certificate  of  incorporation   may  be
     amended or repealed  upon  approval of at least a               amended or repealed  upon approval of at least a
     majority  of  the  board  of  directors  and by a               majority  of the  board  of  directors  and by a
     majority  of  shares  entitled  to  vote  on  the               majority  of  shares  entitled  to  vote  on the
     matter   unless   otherwise   provided   in   the               matter   unless   otherwise   provided   in  the
     certificate  of  incorporation  or Delaware  law.               certificate  of  incorporation  or Delaware law.
     However,   amendments  to  the   certificate   of               However,   amendments  to  the   certificate  of
     incorporation  that would  revise the  provisions               incorporation  that would revise the  provisions
     relating to the number,  term and classification,               relating    to    the    number,     term    and
     election and removal  procedures  for  directors,               classification,  election and removal procedures
     meetings   of    stockholders,    and    director               for  directors,  meetings of  stockholders,  and
     liability,  require  approval  by at least 75% of               director  liability,   require  approval  by  at
     the outstanding  shares,  entitled to vote in the               least 80% of the  outstanding  shares,  entitled
     election of directors.                                          to vote in the election of directors.

                  RESTRICTIONS ON ACQUISITION OF FIRST FEDERAL

        First Federal's certificate of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of First Federal by means of a tender offer, proxy contest or otherwise. Certain provisions will also render the removal of the incumbent board of directors or management of First Federal more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by First Federal's board of directors, but which First Federal stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in First Federal's certificate of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        The certificate of incorporation requires the approval of the holders of at least 75% of First Federal's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder." This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of First Federal's board of directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. Under Delaware law, absent this provision, business combinations must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of First Federal and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation's voting stock.

        The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than First Federal or its subsidiary) who or which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of voting stock of First Federal.

        A "business combination" includes:

        o any merger or consolidation of First Federal or any of its subsidiaries with any interested stockholder, affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

        o any sale or other disposition to or with any interested stockholder or its affiliate of 25% or more of the assets of First Federal or combined assets of First Federal and its subsidiaries;

        o the issuance or transfer to any interested stockholder or its affiliate by First Federal (or any subsidiary) of any securities of First Federal (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of First Federal;

        o the adoption of any plan for the liquidation or dissolution of First Federal proposed by or on behalf of any interested stockholder or its affiliate; and

        o any reclassification of securities, recapitalization, merger or consolidation of First Federal with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of First Federal or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

BOARD OF DIRECTORS

        CLASSIFIED BOARD. The board of directors of First Federal is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of First Federal.

        FILLING OF VACANCIES; REMOVAL. First Federal's certificate of incorporation provides that any vacancy occurring in its board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person appointed to fill a vacancy on the board of directors will serve until the expiration of his or her term. The certificate of incorporation of First Federal provides that a director may be removed from the board of directors prior to the expiration of his or her term only for cause and only upon the vote of 75% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

        Stockholders of First Federal must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The certificate of incorporation provides that only a majority of the board of directors of First Federal may call special meetings of the stockholders of First Federal. Stockholders are not able to call a special meeting or require that the board do so. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by First Federal. The provisions of First Federal's certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the board of directors. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal between annual meetings over the opposition of the board of directors by calling a special meeting of stockholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

        First Federal's bylaws establish advance notice procedures for stockholders to nominate directors or bring other business before an annual meeting of stockholders of First Federal. A person may not be nominated for election as a director unless that person is nominated by or at the direction of First Federal's board of directors or by a stockholder who has given appropriate notice to First Federal before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given First Federal appropriate notice of its intention to bring that business before the meeting. For more information, see "- Comparison of Rights of Stockholders - Stockholder's Meeting."

        A stockholder who desires to raise new business must provide certain information to First Federal concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide First Federal with certain information concerning the nominee and the proposing stockholder.

        Advance notice of nominations or proposed business by stockholders gives First Federal's board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

PREFERRED STOCK

        The certificate of incorporation authorizes First Federal's board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although First Federal's board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. First Federal's board of directors will make any determination to issue shares with those terms based on its judgment as to the best interests of First Federal and its stockholders.

AMENDMENT OF CERTIFICATE OF INCORPORATION

        First Federal's certificate of incorporation requires the affirmative vote of 75% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, acting by written consent, calling special meetings, the number and classification of directors, director and officer indemnification by First Federal and amendment of First Federal's bylaws and certificate of incorporation. These supermajority voting requirements make it more difficult for the stockholders to amend these provisions of the First Federal certificate of incorporation.

DELAWARE CORPORATE LAW

        The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquirer to engage in certain transactions with the target company.

        In general, the statute provides that a "person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person became an interested stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

        The statute exempts the following transactions from the requirements of the statute:

        o any business combination if, before the date a person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

        o any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

        o any business combination with an interested stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested stockholder; and

        o certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

        A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by this statute. At the present time, First Federal's board of directors does not intend to propose any such amendment.

                                  LEGAL MATTERS

        The validity of the shares of First Federal common stock to be issued in connection with the merger will be passed upon for First Federal by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

                                     EXPERTS

        The financial statements of First Federal as of September 30, 2004 and 2003 and for the three fiscal years ended September 30, 2004 have been included herein in reliance upon the report of Neff & Ricci LLP, independent certified public accountants, with respect to those financial statements, and upon the authority of that firm as experts in accounting and auditing.

        The financial statements of GFSB as of Neff & Ricci LLP and for the two fiscal years ended June 30, 2004 and 2003 have been included in the Annual Report on Form 10-KSB delivered together with this joint proxy statement/prospectus in reliance upon the report of Neff & Ricci LLP, independent certified public accountants, with respect to these financial statements, and upon the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

        First Federal has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the shares of First Federal common stock to be issued in connection with the merger. The registration statement, including the exhibits, contains additional relevant information about First Federal and First Federal common stock. The rules and regulations of the SEC allow First Federal to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        GFSB files and First Federal will file in the future annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that First Federal and GFSB file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. GFSB's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at http://www.sec.gov.

        The SEC allows GFSB to "incorporate by reference" information into this joint proxy statement/prospectus. This means that GFSB can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents that are listed below that GFSB has previously filed with the SEC.

GFSB SEC FILINGS (FILE NO. 0-25854)

        o Annual Report on Form 10-KSB for the year ended June 30, 2004, and any amendments;

        o Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004; and

        o Current Report on Form 8-K filed on August 26, 2004 and September 21, 2004.

        Documents incorporated by reference are available from First Federal without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain First Federal documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:


                        First Federal Banc of the Southwest, Inc.
                        300 North Pennsylvania Avenue
                        Roswell, New Mexico 88201
                        Attention: George A. Rosenbaum, Jr., Secretary Telephone No. (505) 622-6201

        Documents incorporated by reference are available from GFSB without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain GFSB documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

                        GFSB Bancorp, Inc.
                        221 West  Aztec Avenue
                        Gallup, New Mexico 87301
                        Attention: George S. Perce, Secretary
                        Telephone: (505) 726-6500

        If you would like to request documents from First Federal or GFSB, please do so by __________, 2005 in order to receive them before the special meetings of stockholders. If you request any incorporated documents, we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

        First Federal has supplied all information contained in this joint proxy statement/prospectus relating to First Federal, and GFSB has supplied all information relating to GFSB.

        You should rely only on the information contained or incorporated by reference in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this document. This document is dated ____________. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of First Federal's securities in the merger shall create any implication to the contrary.

                              STOCKHOLDER PROPOSALS

FOR GFSB:

        GFSB will hold an annual meeting for the year ending June 30, 2004 only if the merger is not completed. Any proposal which a stockholder wishes to have included in the proxy materials of GFSB relating to such annual meeting of stockholders of GFSB, if it is held, must be received at the principal executive offices of GFSB, a reasonable time before such meeting. In the event an annual meeting is to be held, GFSB will disclose the precise deadline in a Form 10-QSB or Form 8-K.

FOR FIRST FEDERAL:

        Stockholder proposals intended to be presented at First Federal's next annual meeting must have been received by its Secretary at the executive office of First Federal located at 300 North Pennsylvania, Roswell, New Mexico 88201, no later than _____________ to be eligible for inclusion in First Federal's proxy statement and form of proxy relating to the next annual meeting. Any such proposal would be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in First Federal's proxy materials), First Federal's certificate of incorporation and bylaws and Delaware law.

        To be considered for presentation at the next annual meeting, but not for inclusion in First Federal's proxy statement and form of proxy for that meeting, proposals must be received by First Federal no later than ____________. If however, the date of the next annual meeting is before ____________ or after ____________, proposals must instead be received by First Federal by the later of the 70th day before the date of the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to stockholders, or otherwise) of the date of the next annual meeting is first made.

                                       FIRST FEDERAL BANC OF THE SOUTHWEST, INC.

                                                            FINANCIAL STATEMENTS

                                                              SEPTEMBER 30, 2004

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.

INDEPENDENT AUDITORS' REPORT..................................................1

CONSOLIDATED FINANCIAL STATEMENTS

        Statements of Financial Condition.....................................2

        Statements of Income..................................................4

        Statements of Stockholders' Equity....................................5

        Statements of Cash Flows..............................................6

        Notes to Financial Statements.........................................8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
First Federal Banc of the Southwest, Inc.
Roswell, New Mexico

We have audited the accompanying consolidated statements of financial condition of First Federal Banc of the Southwest, Inc. and subsidiary (Company) as of September 30, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Banc of the Southwest, Inc. and subsidiary as of September 30, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


Albuquerque, New Mexico
October 21, 2004

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 2004 AND 2003

                                                                       2004            2003
                                                                   -------------   -------------
ASSETS

  Cash and due from banks                                          $   9,528,244       6,821,377

  Interest-bearing deposits with banks                                27,944,363      33,397,851

  Held-to-maturity investment securities                              23,214,196      45,701,118

  Available-for-sale investment securities                            17,952,834       4,025,141

  Loans held for sale                                                  1,776,667       4,043,369

  Loans receivable, net                                              251,662,258     250,893,814

  Accrued interest receivable                                          1,289,134       1,428,670

  Federal Home Loan Bank stock, at cost, restricted                    3,269,500       3,080,800

  Property, equipment, and construction in progress, net              10,089,950       8,520,444

  Other assets                                                         1,328,179       1,271,928
                                                                   -------------   -------------
     Total assets                                                  $ 348,055,325     359,184,512
                                                                   =============   =============

See Notes to Consolidated Financial Statements.

                                                                       2004             2003
                                                                   -------------   -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Savings, certificates of deposit
    and demand accounts                                            $ 254,393,377     263,440,711
   Advances from the Federal Home Loan Bank                           57,329,399      61,508,851
   Escrows from borrowers for
    taxes and insurance                                                  713,262         659,802
   Accrued and other liabilities                                       1,626,902       1,621,773
                                                                   -------------   -------------
     Total liabilities                                               314,062,940     327,231,137
                                                                   -------------   -------------
Stockholders' Equity
   Preferred stock, $0.01 par value; 500,000 shares
    authorized; no shares issued and outstanding                               -               -
   Common stock, $0.01 par value; 1,000,000
    shares authorized; 438,460 shares issued
    and outstanding in 2004, and 434,775
    shares issued and outstanding in 2003                                  4,384           4,347
   Additional paid-in capital                                          5,254,770       5,067,332
   Retained earnings                                                  31,444,950      28,983,883
   Accumulated other comprehensive income                                  9,773          78,234
                                                                   -------------   -------------
                                                                      36,713,877      34,133,796
   Treasury stock, at cost, 40,074 and 33,225 shares
    at 2004 and 2003, respectively                                    (2,721,492)     (2,180,421)
                                                                   -------------   -------------
     Total stockholders' equity                                       33,992,385      31,953,375
                                                                   -------------   -------------
     Total liabilities and stockholders'
      equity                                                       $ 348,055,325     359,184,512
                                                                   =============   =============

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                       2004            2003
                                                                   -------------   -------------
Interest Income
  Interest and fees on loans                                       $  17,282,122      19,443,852
  Interest on investment securities                                    1,131,335       1,008,677
  Interest and dividends on other investments                            358,110         376,903
                                                                   -------------   -------------
    Total interest income                                             18,771,567      20,829,432
                                                                   -------------   -------------
Interest Expense
  Deposits                                                             2,973,762       3,996,809
  Borrowed funds                                                       2,706,776       2,507,691
                                                                   -------------   -------------
    Total interest expense                                             5,680,538       6,504,500
                                                                   -------------   -------------
    Net interest income before provision
     for loan losses                                                  13,091,029      14,324,932
Benefit (provision) for loan losses                                      198,130         (90,980)
                                                                   -------------   -------------
    Net interest income after provision
     for loan losses                                                  13,289,159      14,233,952
                                                                   -------------   -------------
Other Income
  Fees for other services to customers                                   881,029         830,067
  Gain on sale of loans                                                  585,472       1,207,083
  Other                                                                  471,182         394,487
                                                                   -------------   -------------
    Total other income                                                 1,937,683       2,431,637
                                                                   -------------   -------------
Other Expenses
  Compensation and related benefits                                    6,142,161       6,403,935
  Occupancy                                                              868,888         941,839
  Data processing                                                        498,707         498,455
  Advertising                                                            214,011         211,183
  Telephone                                                              195,321         209,115
  Postage                                                                154,327         190,737
  Printing and supplies                                                  183,253         204,628
  Employee expenses                                                      202,791         273,486
  Depreciation and amortization                                          604,898         764,133
  Loss on sale of available-for-sale investment securities                     -             827
  Professional fees                                                      270,115         250,863
  Other                                                                  924,172         924,021
                                                                   -------------   -------------
    Total other expenses                                              10,258,644      10,873,222
                                                                   -------------   -------------
    Income before income taxes                                         4,968,198       5,792,367
Income tax expense                                                     1,911,147       2,221,869
                                                                   -------------   -------------
    Net income                                                         3,057,051       3,570,498
                                                                   =============   =============
    Net income per share                                           $        7.71            8.78
                                                                   =============   =============

See Notes to Consolidated Financial Statements.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                               Common                                         Treasury
                                                Stock               Additional                 Stock
                                   -----------------------------     Paid-in       ------------------------------
                                      Shares           Value         Capital          Shares            Cost
                                   -------------   -------------   -------------   -------------    -------------
Balance at September 30, 2002            426,575   $       4,265   $   4,634,429          20,333    $  (1,167,976)

   Sale of treasury stock                      -               -               -            (150)          11,352

   Purchase of treasury stock                  -               -               -          13,042       (1,023,797)

   Issuance of common stock                8,200              82         432,903               -                -

   Dividends - $2.30 per share                 -               -               -               -                -

   Comprehensive income:
     Unrealized loss on
      investment securities, net
      of taxes                                 -               -               -               -                -
     Net income                                -               -               -               -                -
         Total
                                   -------------   -------------   -------------   -------------    -------------
Balance at September 30, 2003            434,775           4,347       5,067,332          33,225       (2,180,421)

   Purchase of treasury stock                  -               -               -           6,849         (541,071)

   Issuance of common stock                3,685              37         187,438               -                -

   Dividends - $2.30 per share                 -               -               -               -                -

   Comprehensive income:
     Unrealized loss on
      investment securities, net
      of taxes                                 -               -               -               -                -
     Net income                                -               -               -               -                -
         Total
                                   -------------   -------------   -------------   -------------    -------------
Balance at September 30, 2004            438,460   $       4,384   $   5,254,770          40,074    $  (2,721,492)
                                   =============   =============   =============   =============    =============

                                                    Accumulated
                                                       Other
                                                   Comprehensive
                                      Retained        Income
                                      Earnings        (Loss)           TOTAL
                                   -------------   -------------   -------------
Balance at September 30, 2002      $  26,344,273   $     192,881   $  30,007,872

   Sale of treasury stock                      -               -          11,352

   Purchase of treasury stock                  -               -      (1,023,797)

   Issuance of common stock                    -               -         432,985

   Dividends - $2.30 per share          (930,888)              -        (930,888)

   Comprehensive income:
     Unrealized loss on
      investment securities, net
      of taxes                                 -        (114,647)              -
     Net income                        3,570,498               -               -
         Total                                                         3,455,851
                                   -------------   -------------   -------------
Balance at September 30, 2003         28,983,883          78,234      31,953,375

   Purchase of treasury stock                  -               -        (541,071)

   Issuance of common stock                    -               -         187,475

   Dividends - $2.30 per share          (595,984)              -        (595,984)

   Comprehensive income:
     Unrealized loss on
      investment securities, net
      of taxes                                 -         (68,461)              -
     Net income                        3,057,051               -               -
         Total                                                         2,988,590
                                   -------------   -------------   -------------
Balance at September 30, 2004      $  31,444,950   $       9,773   $  33,992,385
                                   =============   =============   =============

See Notes to Consolidated Financial Statements.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                2004            2003
                                                                            ------------    ------------
Cash Flows From Operating Activities
         Net income                                                         $  3,057,051       3,570,498
         Adjustments to reconcile net income to net
         cash provided by operating activities
            Depreciation and amortization                                        604,898         764,133
            Net gain on sale of real estate owned                                      -         (33,493)
            Gain on sale of loans                                               (585,472)     (1,207,083)
            (Benefit) provision for loan losses                                 (198,130)         90,980
            Net amortization of investment premiums                              518,886         480,540
            Changes in assets and liabilities
             Accrued interest receivable                                         139,536            (619)
             Prepaid expenses and other assets                                   (66,659)       (560,253)
             Accounts payable
              and accrued liabilities                                              5,129         292,455
            Other, net                                                           (67,885)       (187,109)
                                                                            ------------    ------------
             Net cash provided by operating activities                         3,407,354       3,210,049
                                                                            ------------    ------------
Cash Flows From Investing Activities
         Decrease (increase) in interest-bearing deposits in banks             5,453,488      (6,675,739)
         Proceeds from maturities and principal paydowns of
          investment securities held-to-maturity                              21,928,407      11,226,009
         Principal payments on mortgage backed investment
          securities held-to-maturity                                             44,994          55,984
         Purchases of investment securities held-to-maturity                           -     (41,844,465)
         Proceeds from sales, maturities and principal paydowns of
          investment securities available-for-sale                             6,375,000         452,406
         Purchases of investment securities available-for-sale               (22,435,483)              -
         Principal payments on mortgage backed investment
          securities available-for-sale                                        2,058,964       3,837,879
         Net decrease in loans                                                 2,281,860       1,156,427
         Decrease in real estate owned, net                                            -         200,312
         Purchase of Federal Home Loan Bank stock                               (134,300)     (1,119,724)
         Net increase in premises and equipment                               (2,150,511)     (2,183,533)
         Proceeds from sale of land                                                   --         307,501
                                                                            ------------    ------------
             Net cash provided (used) by investing activities                 13,422,419     (34,586,943)
                                                                            ------------    ------------
Cash Flows From Financing Activities
         Net (decrease) increase in savings, certificates of deposit and
          demand accounts                                                     (9,047,334)      7,678,053
         Increase in advance payments by borrowers                                53,460          53,479
         Proceeds from issuance of common stock                                  187,475         432,985
         Net change in FHLB advances                                          (4,179,452)     23,853,559
         Purchase of treasury stock, net                                        (541,071)     (1,012,445)
         Cash dividends paid or declared                                        (595,984)       (930,888)
                                                                            ------------    ------------
             Net cash (used) provided by financing activities                (14,122,906)     30,074,743
                                                                            ------------    ------------

See Notes to Consolidated Financial Statements.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                2004            2003
                                                                            ------------    ------------
Increase (decrease) in cash on hand and in banks                            $  2,706,867      (1,302,151)

Cash on hand and in banks at beginning of year                                 6,821,377       8,123,528
                                                                            ------------    ------------
Cash on hand and in banks at end of year                                    $  9,528,244       6,821,377
                                                                            ============    ============

SUPPLEMENTAL DISCLOSURES

Cash paid during the year for
          Interest on deposits and advances                                 $  5,753,348       6,465,928
          Income taxes                                                         1,787,344       2,103,400

Decrease in unrealized loss, net of deferred taxes, on
          available-for-sale securities (other comprehensive income)             (68,461)       (114,647)

See Notes to Consolidated Financial Statements.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity and History. First Federal Banc of the Southwest, Inc. (Company) was formed in April 1998 by First Federal Bank (Bank or Subsidiary), to become the Bank's holding company. The acquisition of the Bank was effective August 18, 1998, in connection with the Bank's reorganization into a holding company structure.

The Bank's primary business is the origination of consumer, commercial and mortgage loans and the solicitation of deposit accounts from the general public. Since its original charter was granted in 1920, the Bank has promoted home ownership through the granting of mortgage loans, primarily for the purchase, construction or improvement of residential and non-residential real estate. This has been, and continues to be, an important thrust of the Bank and is the focal point of operations. The primary market area of the Bank includes Chaves, Lincoln, Dona Ana, Otero, and Bernalillo Counties in New Mexico, and El Paso County in Texas.

The Bank was chartered in 1920 as a mutual savings and loan association. In July 1979, the Bank converted to a common stock association until February 1983, when it became a federally chartered Bank and changed its name to First Federal Savings Bank of New Mexico, later First Federal Bank.

Principles of Consolidation. The 2004 and 2003 consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Interest-Bearing Deposits. Interest-bearing deposits with banks consists of a Federal Home Loan Bank (FHLB) account, accounts with other financial institutions and certificates of deposit. The Bank's policy is to maintain account balances, excluding balances with the FHLB, with institutions which are federally insured by the U.S. Government.

The Bank is required by regulatory authorities to maintain certain cash balances based on levels of customer deposits. The Bank was in compliance with the required reserves at September 30, 2004 and 2003.

Investment Securities. Investment securities are comprised of U.S. Government and Federal agency obligations, mortgage-backed securities, municipal and other bonds.

Premiums and discounts associated with investment securities are amortized using the interest method over the remaining period to contractual maturity or call date. Premiums and discounts associated with mortgage-backed securities are amortized and recognized in interest income using a method that approximates a level yield. Gains and losses on the sale of investment securities and mortgage-backed securities are determined using the specific identification method.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investments in equity securities that have readily determinable fair values and all investments in debt securities are to be classified in three categories and accounted for as follows:

     . Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

     . Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. The Bank does not have any securities identified as trading securities.

     . Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholder's equity, net of applicable deferred income taxes.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. The allowance for losses on loans is based on management's estimates. In connection with the determination of the value of foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and the valuation of foreclosed real estate may change materially in the near term.

Loans Held for Sale. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in the valuation allowance by a charge to income.

Loans Receivable. Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, net deferred loan origination fees and unearned discounts and interest.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unearned interest on discounted first mortgage loans are accrued to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on consumer loans are recognized over the lives of the loans using methods that approximate the interest method.

Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

Allowance for Loan Losses. The allowance is maintained at a level determined adequate by management to absorb future potential losses in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

Impairment of Loans. The Bank recognizes bad debt expense for the difference between the carrying value of the loan and the fair value of the collateral underlying the loan. The entire change in the fair value of the collateral between reporting periods is reported as bad debt expense in the same manner in which impairment initially was recognized (for an increase in impairment), or as a deduction in the amount of bad debt expense that otherwise would be reported (for a decrease in impairment). A loan which foreclosure is probable is accounted for as a loan until the Bank receives physical possession of the debtor's assets, regardless of whether formal foreclosure proceedings take place.

Mortgage Servicing Rights. The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues.

Impairment of mortgage servicing rights is assessed based on the fair value of those rights. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value.

Quoted market prices are not available for the excess servicing receivables. Thus, the excess servicing receivables and the amortization thereon are periodically evaluated in relation to estimated future servicing revenues, taking into consideration changes in interest rates, current prepayment rates, and expected future cash flows.

Advertising. The Bank's policy is to expense the cost of advertising in the period the expenses are incurred.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loan Origination Fees. Loan origination fees and direct origination costs in excess of the Bank's cost to originate are deferred and amortized over the contractual life of the loan using the interest method. Amortization of deferred loan fees is discounted when a loan is placed on non-accrual status. If the loan is held for sale, the fees are deferred until the loan is sold.

Real Estate Owned and Real Estate Held for Investment. Foreclosed real estate owned is recorded at the lower of cost (principal balance of former loan plus costs of obtaining title and major repairs, if any) or fair value (based on the property's appraised value), less estimated cost of disposition at the date of foreclosure. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. These assets are subsequently carried at the lower of this new basis or estimated fair value less disposition costs. Costs relating to development and improvement of properties are capitalized, whereas costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are expensed.

Federal Home Loan Bank Stock (FHLB). FHLB stock is stated at cost, based on the ultimate recoverability of its par value. The FHLB stock represents a form of equity interest in the FHLB and can be sold back only at par and only to the FHLB or to another institution. The FHLB stock lacks a market and, accordingly, is a restricted investment security. Membership in FHLB requires purchase of stock. Stock ownership is adjusted for levels of activity with the FHLB.

Property and Equipment. Property and equipment is stated on the cost basis. Depreciation is generally computed using the straight-line method over the following estimated useful lives for buildings of 15 to 40 years and furniture, fixtures, and equipment of 3 to 20 years. The assets' actual useful lives could differ from the estimated useful lives used for calculating depreciation. It is the Bank's policy to capitalize project and interest costs associated with the construction or remodeling of facilities.

Net Income Per Share. Net income per share has been computed on the basis of weighted-average number of shares of stock outstanding.

Reclassifications. Certain reclassifications have been made to 2003 information to conform to 2004 presentation.

Income Taxes. Deferred taxes represent the future tax return consequences of differences between the basis of assets and liabilities for financial and income tax reporting, which will be either taxable or deductible when those assets and liabilities are recovered or settled.

Cash and Cash Equivalents. Cash and cash equivalents include currency on hand and due from banks.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Options. The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                 2004             2003
                                            --------------   --------------
Net income (as reported)                    $    3,057,051        3,570,498
    Pro forma                                    3,055,492        3,570,156

Earnings per share (as reported)                      7.71             8.78
    Pro forma                                         7.70             8.78

The fair value of each option granted is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions:

                                                 2004             2003
                                            --------------   --------------
    Expected dividend yield                           1.81%            3.20%
    Expected price volatility                          .58%             .58%
    Risk free interest rate                           2.20%            1.24%
    Expected life of options                     4-5 years        4-5 years

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

     Cash and Cash Equivalents. The carrying amounts reported in the Consolidated Statements of Financial Position for cash and short-term instruments approximate the fair values of those assets.

     Investment Securities, including mortgage-backed securities. Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans Held for Sale. The fair values of the Bank's loans held for sale are based on quoted market prices of similar loans being sold in the secondary market.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Loans Receivable. For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for other loans (e.g., commercial real estate and rental property mortgage loans and commercial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar term to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

     Deposit Liabilities. The fair values disclosed for demand deposits (e.g., interest-bearing and non interest-bearing checking, passbook savings, and certain types of money market accounts) are equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Federal Home Loan Bank Advances. The fair value of Federal Home Loan Bank advances is estimated based on interest rates for the same or similar debt offered to the Bank having the same or similar remaining maturities and collateral requirements.

Recent Accounting Developments. In December 2003, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (the "AcSEC") issued Statement of Position ("SOP") 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer. The SOP is effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. A certain transition provision applies for certain aspects of loans currently within the scope of Practice Bulletin 6, Amortization of Discounts on Certain Acquired Loans. The SOP addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations. The SOP does not apply to loans originated by the entity. Adoption of this SOP is not expected to have a material impact on the Company's financial statements.

On March 31, 2004, the Financial Accounting Standards Board ratified the consensus of its Emerging Issues Task Force (EITF) Issue 03-01 regarding the recognition and measurement of other-than-temporary impairments of unrealized losses on available for sale debt and equity securities. On September 30, 2004, the FASB staff issued a Staff Position that delayed the effective date for the measurement and recognition guidance in EITF Issue 03-01. The delay did not suspend the requirement to recognize other-than-temporary impairments as required by existing authoritative literature. Adoption of further provisions when they are effective is not expected to have a material impact on the Company's financial statements.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2004

NOTE 2.  INVESTMENT SECURITIES

The amortized costs and aggregate fair values of investment securities classified as held-to-maturity were as follows at September 30:

                                                           2004
                                 ---------------------------------------------------------
                                                     GROSS         GROSS        AGGREGATE
                                    AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                      COST           GAINS        LOSSES          VALUE
                                 --------------   -----------   -----------    -----------
U.S. Government and Federal
 agency obligations              $   21,693,500         1,127       (62,346)    21,632,281
Mortgage-backed securities
 FHLMC                                   52,778         1,140             -         53,918
Municipal and other bonds             1,467,918        10,924        (3,068)     1,475,774
                                 --------------   -----------   -----------    -----------
Total investment securities      $   23,214,196        13,191       (65,414)    23,161,973
                                 ==============   ===========   ===========    ===========

                                                           2003
                                 ---------------------------------------------------------
                                                     GROSS         GROSS        AGGREGATE
                                    AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                      COST           GAINS        LOSSES          VALUE
                                 --------------   -----------   -----------    -----------
U.S. Government and Federal
 agency obligations              $   43,268,715       104,707             -     43,373,422
Mortgage-backed securities
 FHLMC                                   97,773         3,152             -        100,925
Municipal and other bonds             2,334,630        33,970             -      2,368,600
                                 --------------   -----------   -----------    -----------
Total investment securities      $   45,701,118       141,829             -     45,842,947
                                 ==============   ===========   ===========    ===========

The amortized costs and aggregate fair values of investment securities classified as available-for-sale were as follows at September 30:

                                                           2004
                                 ---------------------------------------------------------
                                                     GROSS         GROSS        AGGREGATE
                                    AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                      COST           GAINS        LOSSES          VALUE
                                 --------------   -----------   -----------    -----------
Federal agency obligations       $   15,990,568         7,025       (43,898)    15,953,695
Mortgage-backed securities
  FHLMC                                 928,159        41,320             -        969,479
  FNMA                                  988,110        41,551             -      1,029,660
                                 --------------   -----------   -----------    -----------
   Total investment securities   $   17,906,837        89,896       (43,898)    17,952,834
                                 ==============   ===========   ===========    ===========

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 2.  INVESTMENT SECURITIES (CONTINUED)

                                                           2003
                                 ------------------------------------------------------
                                                     Gross         Gross        Aggregate
                                  Amortized        Unrealized    Unrealized        Fair
                                    Cost             Gains        Losses          Value
                                 --------------   -----------   -----------    -----------
Mortgage-backed securities
   FHLMC                         $    1,529,771        63,329             -      1,593,100
   FNMA                               2,344,034        88,007             -      2,432,041
                                 --------------   -----------   -----------    -----------
    Total investment securities  $    3,873,805       151,336             -      4,025,141
                                 ==============   ===========   ===========    ===========

The amortized costs and fair value of all debt securities by contractual maturity as of September 30, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                       Available-for-Sale            Held-to-Maturity
                                 ----------------------------   --------------------------
                                    Amortized      Aggregate     Amortized      Aggregate
                                       Cost       Fair Value        Cost       Fair Value
                                 --------------   -----------   -----------    -----------
Due in one year or less          $   11,502,006    11,487,091    21,044,651     20,998,850
Due after one through five years      4,488,562     4,466,665     2,116,767      2,109,205

Mortgage-backed securities            1,916,269     1,999,078        52,778         53,918
                                 --------------   -----------   -----------    -----------
                                 $   17,906,837    17,952,834    23,214,196     23,161,973
                                 ==============   ===========   ===========    ===========

The U.S. Government and Federal agency obligations are comprised of FHLB debentures and U.S. Treasury Note. Mortgage-backed securities held by the Bank represent participation certificates guaranteed by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC), which are issued by qualified mortgage lenders that pool qualifying loans.

During fiscal year 2003, the Bank sold investment securities classified as available-for-sale for total proceeds $452,406, resulting in a gross realized loss of $827.

The fair value of mortgage-backed securities and investments in U.S. Government and Federal agency obligations pledged to state, city and county deposits was $8,931,000 and $10,857,000 at September 30, 2004 and 2003, respectively.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 3.  LOANS RECEIVABLE

Loans receivable consisted of the following at September 30:

                                                2004               2003
                                           ---------------    ---------------
First mortgage loans:
    Conventional                           $   110,584,974        100,132,064
    Guaranteed - FHA and VA                      4,030,545          5,950,106
Construction loans                              14,501,993         15,812,057
Commercial real estate loans                    89,872,992         88,137,062
Commercial non-real estate loans                14,282,456         17,307,402
Loans collateralized by savings accounts           473,674            642,957
Consumer loans                                  20,545,689         25,796,673
                                           ---------------    ---------------
                                               254,292,323        253,778,321
                                           ---------------    ---------------
Less:
    Net deferred loan origination fees            (376,970)          (389,372)
    Allowance for loan losses                   (2,253,095)        (2,495,135)
                                           ---------------    ---------------
                                                (2,630,065)        (2,884,505)
                                           ---------------    ---------------
                                           $   251,662,258        250,893,814
                                           ===============    ===============

All first mortgage loans and construction loans are secured by a primary lien on the mortgaged property.

Changes in allowance for loan losses were as follows for the years ended September 30:

                                                2004               2003
                                           ---------------    ---------------
Balance at beginning of year               $     2,495,135          2,468,311
(Benefit) provision                               (198,130)            90,980
                                           ---------------    ---------------
                                                 2,297,005          2,559,291
Charge-offs, net                                   (43,910)           (64,156)
                                           ---------------    ---------------
Balance at end of year                     $     2,253,095          2,495,135
                                           ===============    ===============

During the years ended September 30, 2004 and 2003, the Bank had recoveries totaling $18,627 and $37,078, respectively.

The weighted average yield on all loans was 6.11% and 6.46% at September 30, 2004 and 2003, respectively.

The Bank's loan servicing portfolio is:
                                                2004               2003
                                           ---------------    ---------------
Loans                                      $    15,745,513         20,373,878
Service Fees                                        33,728             55,760
Custodial Escrow                                    68,870             94,059

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 3.  LOANS RECEIVABLE (CONTINUED)

Nonaccrual and renegotiated loans for which interest has been reduced totaled $918,920 and $450,916 at September 30, 2004 and 2003, respectively. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

There was no material difference between interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, 2004 and 2003.

An impaired loan can be valued based upon its fair value or the market value of the underlying collateral if the loan is primarily collateral dependent. The Bank assesses for impairment all loans delinquent more than 90 days. Uncollectible interest on loans that are contractually past due is charged off, or an allowance account is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received, until, in management's judgment, the borrower's ability to make periodic principal and interest payments is back to normal, in which case the loan is returned to accrual status. The average impaired loan balance for the years ended September 30, 2004 and 2003 were $1,144,701 and $1,998,193, respectively.

                                                2004               2003
                                           ---------------    ---------------
Loans receivable that were evaluated
 for credit losses in accordance with
 FASB Statement No. 114, as amended        $     1,262,446          1,613,993

Specific allowances for credit losses              407,541            135,828

Interest collected on impaired loans               127,091            158,360

Of the Bank's total loans at September 30, 2004, approximately $103,791,000 and $150,501,000 represent variable and fixed rate instruments, respectively. Of the Bank's total loans at September 30, 2003, approximately $102,230,000 and $152,707,000 represent variable and fixed rate instruments, respectively.

An analysis of loans to directors, executive officers and employees is as follows at September 30:

                                                2004               2003
                                           ---------------    ---------------
Balance at beginning of year               $       697,187            857,000

New loans made                                     229,019            497,461
Loan principal repayments                         (512,191)          (657,274)
                                           ---------------    ---------------
  Balance at end of year                   $       414,015            697,187
                                           ===============    ===============

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 3.  LOANS RECEIVABLE (CONTINUED)

None of the loans to directors, executive officers and employees were on nonaccrual, were past due or were restructured during the years ended September 30, 2004 and 2003.

All loans to directors, executive officers and employees were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third-party transactions.

NOTE 4.  PROPERTY, EQUIPMENT AND CONSTRUCTION IN PROGRESS

Property and equipment, summarized by major classifications, was as follows at September 30:

                                                2004                2003
                                           ---------------    ---------------
Land                                       $     2,823,645          2,107,627
Buildings and improvements                       9,325,511          7,520,990
Furniture, fixtures and equipment                3,708,128          3,473,089
Construction in progress                            24,449            620,296
                                           ---------------    ---------------
                                                15,881,733         13,722,002
Accumulated depreciation                        (5,791,783)        (5,201,558)
                                           ---------------    ---------------
                                           $    10,089,950          8,520,444
                                           ===============    ===============

The Bank leases equipment and buildings under agreements, which are classified as operating leases. The building lease is a ten-year lease which expires in 2012, with options to renew for additional five-year periods. Rent expense under these operating lease agreements was $136,569 and $183,698 for the years ended September 30, 2004 and 2003, respectively.

As of September 30, 2004, future minimum lease payments under noncancelable operating leases are as follows:

Years Ending                                    Lease
September 30,                                Commitments
-------------                              ---------------
   2005                                    $        84,019
   2006                                             82,718
   2007                                             77,506
   2008                                             67,821
   2009                                             67,202
   Thereafter                                      168,006
                                           ---------------
                                           $       547,272
                                           ===============

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 5.  SAVINGS, CERTIFICATES OF DEPOSIT AND DEMAND ACCOUNTS

Deposits consisted of the following at September 30:

                                                2004                2003
                                           ---------------    ---------------
Non interest-bearing checking accounts     $    30,085,015         26,070,616
Interest-bearing checking accounts              44,097,550         41,861,262
Passbook savings                                89,494,173        103,142,240
Money market deposits                            7,854,175          8,229,316
Cashier checks                                   3,456,576          3,980,616
Certificates of deposit                         79,405,888         80,156,661
                                           ---------------    ---------------
                                           $   254,393,377        263,440,711
                                           ===============    ===============

Interest expense incurred on the above deposits was as follows for the years ended September 30:

                                                2004                2003
                                           ---------------    ---------------
Interest-bearing checking accounts         $        64,660             83,248
Passbook savings                                   714,923          1,344,216
Money market deposits                               28,174             58,823
Certificates of deposit                          2,166,005          2,510,522
                                           ---------------    ---------------
                                           $     2,973,762          3,996,809
                                           ===============    ===============

Certificates of deposit by remaining maturity are as follows:

   Year Ending
   September 30,                                Amount
-------------------                        ---------------
Less than one year                         $    22,948,531
One to two years                                17,460,013
Two to three years                               9,425,157
Three to four years                              3,518,897
Four to five years                              26,053,290
                                           ---------------
                                           $    79,405,888
                                           ===============

The weighted average interest rate on deposits was 1.06% and 1.23% at September 30, 2004 and 2003, respectively.

The aggregate amount of time deposits with a minimum denomination of $100,000 was approximately $22,736,000 and $24,110,000 at September 30, 2004 and 2003,
respectively.

Deposit account balances of related parties at September 30, 2004 and 2003 were approximately $5,119,000 and $5,634,000, respectively.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 6.  INCOME TAXES

The Company and the Bank have elected to file a consolidated tax return. Consolidated tax expense is allocated among the entities based on the proportion of their taxable income to consolidated taxable income.

Consolidated income tax expense consists of the following at September 30:

                                                2004                2003
                                           ---------------    ---------------
Current
  Federal                                  $     1,491,668          1,857,614
  State                                            270,313            375,502
                                           ---------------    ---------------
                                                 1,761,981          2,233,116
                                           ---------------    ---------------
Deferred (benefit)
  Federal                                          106,828              3,775
  State                                             42,338            (15,022)
                                           ---------------    ---------------
                                                   149,166            (11,247)
                                           ---------------    ---------------
                                           $     1,911,147          2,221,869
                                           ===============    ===============

The differences between total tax expense and the amount computed by applying the applicable statutory federal income tax rate of 34% to income before income taxes at September 30 were:

                                                2004                2003
                                           ---------------    ---------------
Computed "expected" tax expense            $     1,689,186          1,969,405
State income taxes, net                            206,350            237,917
Other                                               15,611             14,547
                                           ---------------    ---------------
                                           $     1,911,147          2,221,869
                                           ===============    ===============

Deferred taxes are attributable to temporary differences, such as the use of accelerated depreciation methods for tax purposes, the excess of the allowance for loan losses for financial reporting purposes over the amount for tax purposes which arose after 1987, differences in FHLB stock basis, the recognition of unrealized gains and losses on securities for tax purposes, and the deduction of loan origination costs for tax purposes. Certain unrealized gains and losses on available-for-sale securities, which are deferred for financial statement reporting purposes, are recognized currently for income tax purposes.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 6.  INCOME TAXES (CONTINUED)

The Company's deferred tax liabilities and assets are as follows at September 30:

                                                2004                2003
                                           ---------------    ---------------
Deferred tax assets                        $       939,675          1,034,237
Deferred tax liabilities                        (1,055,866)        (1,001,262)
                                           ---------------    ---------------
  Net deferred tax (liability) asset       $      (116,191)            32,975
                                           ===============    ===============

During the year ended September 30, 1997, the Bank changed its method of computing its bad debt deduction for income tax purposes from the reserve method to the specific charge-off method. The Bank was required for income tax purposes to recapture the accumulated income tax bad debt reserve that arose in tax years after December 31, 1987 in the amount of $742,368 over a six-year period on a straight-line basis. For the year ending September 30, 2004, there were no amounts remaining to be recaptured. For the year ending September 30, 2003, the Bank had approximately $123,000 remaining to be recaptured. At September 30, 2004, the Bank had an accumulated bad debt reserve of approximately $5,158,000 for federal income tax purposes that arose in tax years beginning before December 31, 1987, as a result of deductions taken for tax purposes only. No deferred tax liability has been recognized on this reserve. The reserve can only be used to absorb actual loan losses and any use for other purposes may result in taxable income at current rates to the Bank.

NOTE 7.  REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by its primary federal regulator, the Office of Thrift Supervision
(OTS). The Bank's failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Bank and the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), Tier I capital to adjusted total assets (as defined), and tangible capital to adjusted total assets (as defined). As discussed in greater detail below, as of September 30, 2004 and 2003, the Bank met all of the capital adequacy requirements to which it is subject.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 7.  REGULATORY MATTERS (CONTINUED)

As of September 30, 2004 and 2003, the Bank was categorized as "well capitalized" under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank would have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

                                                                                           To be Well Capitalized for
                                                                   Minimum for Capital         Prompt Corrective
                                               Actual              Adequacy  Purposes          Action Provision
                                      ------------------------   -----------------------   --------------------------
                                        Ratio         Amount       Ratio        Amount       Ratio         Amount
                                      ----------    ----------   ----------   ----------   ----------   -------------
                                       (Dollars in Thousands)    (Dollars in Thousands)      (Dollars in Thousands)
As of September 30, 2004:
    Total Capital (to risk-weighted
        assets)                            14.81%   $   31,801       >=8.00%  >=$ 17,175      >=10.00%  >=$    21,469
    Tier I (core) Capital
        (to risk-weighted assets)          13.76        29,548         4.00        8,588         6.00          12,881
    Tier I (core) Capital
        (to adjusted total assets)          8.50        29,548         3.00       10,427         5.00          17,378
    Tangible Capital
        (to adjusted total assets)          8.50        29,548         1.50        5,213            -               -

As of September 30, 2003:
    Total Capital (to risk-weighted
        assets)                            13.39%   $   29,094       >=8.00%  >=$ 17,385      >=10.00%  >=$    21,732
    Tier I (core) Capital
        (to risk-weighted assets)          12.24        26,599         4.00        8,693         6.00          13,039
    Tier I (core) Capital
        (to adjusted total assets)          7.37        26,599         3.00       10,827         5.00          18,044
    Tangible Capital
        (to adjusted total assets)          7.37        26,599         1.50        5,413            -               -

As an entity regulated by the OTS, the Bank has restrictions on capital distributions. The Board may approve dividends up to the current year's net income plus retained earnings from the prior two years. For a distribution within these limits, the Bank must notify the OTS 30 days before any such distribution.

There are other restrictions that would apply to the Bank for distributions above the amount outlined above. At present, management is not contemplating distributions above this level. The restrictions that would apply are set forth in 12 CFR section 563.143 of the Code of Federal Regulations.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 8.  EMPLOYEE RETIREMENT PLAN

The 401(k) Plan is available to all employees who have completed three months of service and have attained the age of 21. The rate of annual vesting is based on employees' credited years of service with the Bank. Employees are fully vested when they have attained six years or more of credited service. Qualifying employees may contribute up to 15% of their annual earnings, but not in excess of the maximum amount allowed by the Internal Revenue Service. The Plan has a mandatory match of 4% and also allows the Employer to make a discretionary match above the mandatory levels. The Bank expects to contribute approximately $166,000 to the 401(k) Plan during the fiscal year 2005 for the 2004 plan year. During the fiscal year ended September 30, 2004, the Bank contributed $143,187 to the 401(k) Plan for the 2003 plan year.

NOTE 9.  ADVANCES FROM THE FEDERAL HOME LOAN BANK

At September 30, 2004 and 2003, the Bank had $57,329,399 and $61,508,851,
respectively, of borrowed funds comprised of advances payable to the Federal Home Loan Bank. The advances payable, bear interest at fixed interest rates ranging from 2.89% to 6.58%. Interest is due monthly.

Principal payments and maturities for the advances are as follows:

Years Ending
September 30:                                  Amount
-------------                              ---------------
   2005                                    $     8,900,888
   2006                                          6,355,919
   2007                                         11,568,074
   2008                                          4,784,823
   2009                                         12,130,548
   Thereafter                                   13,589,147
                                           ---------------
                                           $    57,329,399
                                           ===============

The purpose of these advances is to finance mortgage and commercial real estate loans with fixed interest rates maturing approximately at the same time as the related loans. This provides the Bank with a constant interest rate spread. The advances are scheduled to mature from January 2005 to March 2020. The blanket lien status allows the Bank to borrow up to specific loan percentages of the eligible collateral as determined by the Federal Home Loan Bank of Dallas
(FHLB), not to exceed 35% of the Bank's total assets without specifically listing, segregating, or delivering collateral to the FHLB. Eligible collateral under the blanket lien for Community Financial Institutions is as follows: first-lien mortgages on one-to-four family and multifamily (up to 75%), small farm/agriculture loans (up to 40%) and small business loans (up to 60%). The collateral value is adjusted for credit deficiencies, delinquencies greater than 90 days, and other types of exceptions. The blanket lien status pledge also requires the Bank to pledge its demand deposit account, the capital stock of the FHLB, and other assets pursuant to the FHLB's Advances, Collateral Pledge and Security Agreement.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 10. SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

The Bank's loan business activity is with customers located within the state of New Mexico and the El Paso, Texas area. Generally, the loans are secured by real estate, however, the Bank also makes consumer loans and commercial loans. All loans are expected to be repaid from cash flows of the borrowers. Credit losses arising from lending transactions are affected by the economic conditions surrounding the agribusiness, oil and gas, military, government and manufacturing industries within the state of New Mexico and the El Paso area.

The Bank's collateral policy is to secure all real estate loans by mortgages, place first liens on collateral to commercial loans and perfect liens on consumer loan products. The Bank infrequently grants unsecured loans to its customers.

At September 30, 2004 and 2003, the Bank had credit commitments of $48,243,000 and $33,939,000, respectively. At September 30, 2004 and 2003, the Bank had $21,495,000 and $9,266,000 outstanding against those lines, respectively. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At September 30, 2004 and 2003, the Bank had $728,385 and $900,251 outstanding under standby letters of credit, respectively. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies and is required in instances where the Bank deems necessary.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Bank has estimated the fair values of its financial instruments as follows as of September 30:

                                                   2004                         2003
                                       --------------------------   --------------------------
                                         CARRYING        FAIR         Carrying        Fair
                                          VALUE          VALUE         Value          Value
                                       ------------   -----------   ------------   -----------
Financial assets:
  Cash and due from banks              $  9,528,000     9,528,000      6,821,000     6,821,000
  Interest bearing deposits
   with banks                            27,944,000    27,944,000     33,398,000    33,398,000
  Held-to-maturity
   investment securities                 23,214,000    23,162,000     45,701,000    45,843,000
  Available-for-sale
   investment securities                 17,953,000    17,953,000      4,025,000     4,025,000
  Loans held for sale                     1,777,000     1,777,000      4,043,000     4,043,000
  Loans receivable, net                 251,662,000   258,381,000    250,894,000   257,747,000
Financial liabilities:
  Savings, certificates and
   demand accounts                      254,393,000   254,771,000    263,441,000   265,219,000
Advances from the Federal
 Home Loan Bank and other borrowings     57,533,000    58,637,000     61,509,000    64,578,000
Off-balance sheet items:
  Credit commitments                     26,748,000    26,748,000     24,673,000    24,673,000
  Letters of credit                         728,000       728,000        900,000       900,000

The carrying values in the preceding tables are included in the Consolidated Statements of Financial Condition under the applicable captions.

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 12. STOCK OPTION PLANS

1995 Stock Option Plan. The Bank has a nonqualified stock option plan, which provides for the granting of stock options to directors, officers and key employees. During fiscal 1998, upon formation of the Company, the nonqualified stock option plan was transferred to the Holding Company. A maximum of 40,885 shares of stock may be issued under the plan. The option price, number of shares and grant date are determined at the discretion of the Company's Board of Directors. Grantees vest in the options at a rate determined by the Board of Directors on the date of grant. The exercise price of each option approximates the market price of the Company's stock on the date of grant. Options granted under the plan are exercisable for a period not to exceed five years from the options grant date.

2002 Stock Option and Incentive Plan. The shareholders of the Company approved the "2002 Stock Option and Incentive Plan", ("the Plan") in January 2003. The Plan designates that options granted to employees of the Company or its affiliates will qualify as Incentive Stock Options. Options granted to person who are not employees will be Non-Qualified Stock Options. Under the Plan, awards may be made up to a maximum of 30,000 shares, subject to adjustment as defined in Section 9 of the Plan. A Committee of the Board of Directors will insure that the exercise price of any option shall not be less than the Market Value per Share at the date of grant of the option, the expiration date shall not exceed ten years from the date of grant. Other terms and conditions, including vesting schedules may be imposed upon each grant. The terms and conditions need not be identical among Participants. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 16.

The weighted average remaining life of common stock options at September 30, 2004 and 2003 is 2.94 and 3.46 years, respectively.

The weighted average fair value of options granted during 2004 and 2003 were $0.20 and $0.17 per share, respectively.

A summary of common stock option transactions during the years ended September 30, 2004 and 2003 follows:
                                                      Weighted Average
                                         Options       Exercise Price
                                        ---------    ------------------
Outstanding at September 30, 2002          19,560        $    53.05
Granted                                    13,550             77.38
Exercised                                  (8,200)            74.83
Forfeited                                  (1,350)            50.99
                                        ---------
Outstanding at September 30, 2003          23,560             66.51
Granted                                    12,625             83.37
Exercised                                  (3,685)            50.88
Forfeited                                    (300)            80.00
                                        ---------
Outstanding at September 30, 2004          32,200             74.32
                                        =========
Exercisable at September 30, 2004          22,200        $    72.66
                                        =========

FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004

NOTE 12. STOCK OPTION PLAN (CONTINUED)

Stock options available for issuance at September 30, 2004

Under the 1995 Stock Option Plan                         $        -
Under the 2002 Stock Option and Incentive Plan                9,050
                                                         ----------
                                                         $    9,050
                                                         ==========

NOTE 13. PROPOSED ACQUISITION

On August 25, 2004, the Company announced that it had signed a definitive agreement to acquire GFSB, Bancorp, Inc. (GFSB), parent holding company of Gallup Federal Savings and Loan Association, Gallup, New Mexico. As of June 30, 2004, GFSB reported total assets of $232 million.

Under the terms of the agreement, each share of GFSB will be valued at $20 per share. The GFSB shareholders can select either cash or stock in the Company subject to an overall requirement that 51% of the shares must be converted to Company stock. The transaction is subject to various terms and conditions, including approval by the majority of shareholders of both companies and approval by the appropriate regulatory agencies. In conjunction with the transaction, the Company has agreed to register its common stock with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. In addition, the Company will use its best efforts in attempting to be listed on the NASDAQ stock exchange.

Subject to the various terms and conditions of the definitive agreement, the Company anticipates consummation of the transaction in the second quarter of 2005.

                                                                         ANNEX A


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 25, 2004


                                 BY AND BETWEEN


                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


                                       AND


                               GFSB BANCORP, INC.








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                        Page No.
INTRODUCTORY STATEMENT
                                                                               4
ARTICLE I DEFINITIONS
                                                                               5
ARTICLE II THE MERGER
                                                                              11
   2.1      THE MERGER                                                        11
   2.2      CLOSING                                                           11
   2.3      EFFECTIVE TIME                                                    11
   2.4      EFFECTS OF THE MERGER                                             11
   2.5      EFFECT ON OUTSTANDING SHARES OF GFSB COMMON STOCK                 12
   2.6      ELECTION AND PRORATION PROCEDURES.                                12
   2.7      EXCHANGE PROCEDURES                                               15
   2.8      EFFECT ON OUTSTANDING SHARES OF FFBSW COMMON STOCK                18
   2.9      DIRECTORS AFTER EFFECTIVE TIME                                    18
   2.10     CERTIFICATE OF INCORPORATION AND BYLAWS                           18
   2.11     TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK                   18
   2.12     DISSENTERS' RIGHTS                                                19
   2.13     BANK MERGER.                                                      19
   2.14     ALTERNATIVE STRUCTURE                                             19

ARTICLE III
   3.1      DISCLOSURE LETTERS                                                20
   3.2      REPRESENTATIONS AND WARRANTIES OF GFSB                            20
   3.3      REPRESENTATIONS AND WARRANTIES OF                                 36

ARTICLE IV CONDUCT PENDING THE MERGER
   4.1      FORBEARANCES BY GFSB                                              44
   4.2      FORBEARANCES BY FFBSW                                             47

ARTICLE V COVENANTS
   5.1      ACQUISITION PROPOSALS                                             48
   5.2      CERTAIN POLICIES AND ACTIONS OF GFSB                              49
   5.3      ACCESS AND INFORMATION                                            49
   5.4      APPLICATIONS; CONSENTS; TRANSITION                                50
   5.5      ANTITAKEOVER PROVISIONS                                           51
   5.6      ADDITIONAL AGREEMENTS                                             51
   5.7      PUBLICITY                                                         52
   5.8      STOCKHOLDER MEETINGS                                              52
   5.9      REGISTRATION OF FFBSW COMMON STOCK                                53
   5.10     AFFILIATE LETTERS                                                 54
   5.11     NOTIFICATION OF CERTAIN MATTERS                                   54
   5.12     EMPLOYEE BENEFITS MATTERS                                         54
   5.13     INDEMNIFICATION                                                   57
   5.14     SECTION 16 MATTERS                                                58
   5.15     DIVIDENDS                                                         58

ARTICLE VI CONDITIONS TO CONSUMMATION
   6.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS                            58
   6.2      CONDITIONS TO THE OBLIGATIONS OF FFBSW                            60
   6.3      CONDITIONS TO THE OBLIGATIONS OF GFSB                             61

ARTICLE VII TERMINATION
   7.1      TERMINATION                                                       61
   7.2      TERMINATION FEE                                                   63
   7.3      EFFECT OF TERMINATION                                             63

ARTICLE VIII CERTAIN OTHER MATTERS
   8.1      INTERPRETATION                                                    64
   8.2      SURVIVAL                                                          64
   8.3      WAIVER; AMENDMENT                                                 64
   8.4      COUNTERPARTS                                                      64
   8.5      GOVERNING LAW                                                     64
   8.6      EXPENSES                                                          64
   8.7      NOTICES                                                           65
   8.8      ENTIRE AGREEMENT; ETC.                                            65
   8.9      SUCCESSORS AND ASSIGNS; ASSIGNMENT                                66


EXHIBITS

Exhibit A     Form of GFSB Director Voting Agreement
Exhibit B     Form of FFBSW Director Voting Agreement
Exhibit C     Form of Plan of Bank Merger
Exhibit D     Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

        This is an AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of August, 2004 ("AGREEMENT"), by and between FIRST FEDERAL BANC OF THE SOUTHWEST, INC., a Delaware corporation ("FFBSW"), and GFSB BANCORP, INC., a Delaware corporation ("GFSB").

                             INTRODUCTORY STATEMENT

        The Board of Directors of each of FFBSW and GFSB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of FFBSW or GFSB, as the case may be, and in the best long-term interests of the stockholders of FFBSW or GFSB, as the case may be, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies.

        The parties hereto intend that the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

        FFBSW and GFSB each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

        As a condition and inducement to FFBSW's willingness to enter into this Agreement, at or prior to the date of this Agreement, each of the members of the Board of Directors of GFSB has entered into an agreement dated as of the date hereof in the form of EXHIBIT A pursuant to which he will vote his shares of GFSB Common Stock in favor of this Agreement and the transactions contemplated hereby .

        As a condition and inducement to GFSB's willingness to enter into this Agreement, each director and advisory director of FFBSW has entered into an agreement dated as of the date hereof in the form of EXHIBIT B pursuant to which he or she will vote his or her shares of FFBSW Common Stock in favor of this Agreement and the transactions contemplated hereby.

        In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                              ARTICLE I DEFINITIONS

For purposes of this Agreement:

        "ACQUISITION PROPOSAL" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving GFSB or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of GFSB's consolidated assets in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of GFSB's capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

        "AGREEMENT" means this Agreement, as amended, modified, or amended and restated from time to time in accordance with its terms.

        "BANK MERGER" shall have the meaning given to that term in SECTION 2.13.

        "BANK MERGER ACT" means the Bank Merger Act, as amended.

        "CASH CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(A).

        "CASH ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

        "CASH ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(B).

        "CERTIFICATE" shall have the meaning given to that term in SECTION
2.6(C).

        "CERTIFICATE OF MERGER" shall have the meaning given to that term in
SECTION 2.3.

        "CLOSING" shall have the meaning given to that term in SECTION 2.2.

        "CLOSING DATE" shall have the meaning given to that term in SECTION 2.2.

        "CONTINUING EMPLOYEE" shall have the meaning given to that term in
SECTION 5.12(A).

        "CRA" means the Community Reinvestment Act.

        "DGCL" means the Delaware General Corporation Law.

        "DISCLOSURE LETTER" shall have the meaning given to that term in SECTION 3.1.

        "DISSENTERS' SHARES" shall have the meaning given to that term in
SECTION 2.12.

        "EFFECTIVE TIME" shall have the meaning given to that term in SECTION
2.3.

        "ELECTION DEADLINE" shall have the meaning given to that term in SECTION 2.6(C).

        "ELECTION FORM" shall have the meaning given to that term in SECTION 2.6(A).

        "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" means any entity that is considered one employer with GFSB under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the IRC.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE AGENT" shall have the meaning given to that term in SECTION 2.6(C).

        "EXCHANGE RATIO" shall have the meaning given to that term in SECTION 2.5(A).

        "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares and (ii) shares held directly or indirectly by FFBSW (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

        "FDIA" means the Federal Deposit Insurance Act, as amended.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "FFBSW" shall have the meaning given to that term in the preamble.

        "FFBSW COMMON STOCK" means the common stock, par value $.01 per share, of FFBSW.

        "FFBSW PRICE" means one hundred sixty-five percent (165%) of the fully diluted book value per share of FFBSW Common Stock as determined in accordance with generally accepted accounting principles as of September 30, 2004 ; PROVIDED, HOWEVER, that the FFBSW Price shall be appropriately adjusted to take into account any FFBSW stock split, stock dividend, reclassification, special distribution or similar transaction which shall occur or be declared prior to the Effective Time.

        "FFBSW STOCKHOLDER MEETING" shall have the meaning given to that term on
SECTION 5.8.

        "GFSB" shall have the meaning given to that term in the preamble and shall include all predecessor entities of GFSB.

        "GFSB COMMON STOCK" means the common stock, par value $.10 per share, of GFSB.

        "GFSB EMPLOYEE PLANS" shall have the meaning given to that term in
SECTION 3.2(R)(I).

        "GFSB OPTION" shall have the meaning given to that term in SECTION 2.11(A).

        "GFSB PENSION PLAN" shall have the meaning given to that term in SECTION 3.2(R)(III).

        "GFSB QUALIFIED PLAN" shall have the meaning given to that term in
SECTION 3.2(R)(IV).

        "GFSB'S REPORTS" shall have the meaning given to that term in SECTION 3.2(G).

        "FRB" mean the Board of Governors of the Federal Reserve System.

        "GFSB STOCKHOLDER MEETING" shall have the meaning given to that term in
SECTION 5.8.

        "GALLUP FEDERAL" shall have the meaning given to that term in SECTION 2.13.

        "GALLUP FEDERAL ESOP" shall have the meaning given to that term in
SECTION 5.12(D).

        "GAAP" means generally accepted accounting principles.

        "GOVERNMENT REGULATOR" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank or savings association deposits.

        "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality.

        "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

        "HOLA" means the Home Owners' Loan Act, as amended.

        "INDEMNIFIED PARTY" shall have the meaning given to that term in SECTION 5.13(A).

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "IRS" means the Internal Revenue Service.

        "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

        "LETTER OF TRANSMITTAL" shall have the meaning given to that term in
SECTION 2.7(A).

        "LIEN" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

        "LOAN" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

        "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

        "MAILING DATE" shall have the meaning given to that term in SECTION 2.6(A).

        "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of GFSB or FFBSW, as the context may dictate, and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both FFBSW and GFSB, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally within the region in which FFBSW and GFSB operate, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of FFBSW or GFSB taken consistent with the terms of the Agreement in contemplation of the transactions contemplated hereby and (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, including but not limited to reasonable compensation expenses incurred or to be incurred as a result of the transactions contemplated (provided that it is consistent with the terms of the Agreement ), and compliance by FFBSW with the Securities Act, shall not be considered in determining if a Material Adverse Effect has occurred.

        "MAXIMUM INSURANCE AMOUNT" shall have the meaning given to that term in
SECTION 5.13(C).

        "MERGER" shall have the meaning given to that term in SECTION 2.1.

        "MERGER CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(A).

        "MIXED ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

        "NASD" means the National Association of Securities Dealers, Inc.

        "NON-ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

        "NON-ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(B).

        "OTS" means the Office of Thrift Supervision.

        "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

        "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

        "PROXY STATEMENT-PROSPECTUS" shall have the meaning given to that term in SECTION 5.9(A).

        "REGISTRATION STATEMENT" shall have the meaning given to that term in
SECTION 5.9(A).

        "REPRESENTATIVE" shall have the meaning given to that term in SECTION 2.6(B).

        "SEC" means the United States Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "SHORTFALL NUMBER" shall have the meaning given to that term in SECTION 2.6(E)(II).

        "STOCK CONSIDERATION" shall have the meaning given to that term in
SECTION 2.5(A).

        "STOCK CONVERSION NUMBER" shall have the meaning given to that term in
SECTION 2.6(D).

        "STOCK ELECTION" shall have the meaning given to that term in SECTION 2.6(B).

        "STOCK ELECTION SHARES" shall have the meaning given to that term in
SECTION 2.6(B).

        "STOCK ELECTION NUMBER" shall have the meaning given to that term in
SECTION 2.6(B).

        "SUBSIDIARY" means a corporation, financial institution, partnership, joint venture or other entity in which GFSB or FFBSW, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein and includes all predecessor entities thereof.

        "SUPERIOR PROPOSAL" means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) GFSB's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if accepted, be reasonably likely to be consummated, (ii) is for 100% of the outstanding shares of GFSB Common Stock and (iii) is, in the opinion of GFSB's Board of Directors after consultation with its financial advisor, more favorable to the stockholders of GFSB from a financial point of view than the transactions contemplated hereby.

        "SURVIVING CORPORATION" shall have the meaning given to that term in
SECTION 2.1.

        "TAXES" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes and any applicable interest and penalties related thereto.

                                   ARTICLE II
                                   THE MERGER

        2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, GFSB will merge with and into FFBSW ("MERGER") at the Effective Time. At the Effective Time, the separate corporate existence of GFSB shall cease. FFBSW shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the DGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

        2.2 CLOSING. The closing of the Merger (the "CLOSING") will take place in the offices of Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 400, Washington, DC 20015 at 2:00 p.m., Washington, DC time, on the fifth business day following satisfaction or waiver of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the "CLOSING DATE").

        2.3 EFFECTIVE TIME. In connection with the Closing, FFBSW shall duly execute, deliver and file a certificate of merger (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State. The parties will make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date or time as FFBSW and GFSB agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

        2.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, FFBSW shall possess all of the properties, rights, privileges, powers and franchises of GFSB and be subject to all of the debts, liabilities and obligations of GFSB.

        2.5     EFFECT ON OUTSTANDING SHARES OF GFSB COMMON STOCK.

                (a) Subject to the provisions of SECTION 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of GFSB Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either (i) the right to receive $20.00 in cash without interest (the "CASH CONSIDERATION") or (ii) the number of shares of FFBSW Common Stock equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION." The "EXCHANGE RATIO" shall be equal to the quotient of $20.00 divided by the FFBSW Price.

                (b) Notwithstanding any other provision of this Agreement, no fraction of a share of FFBSW Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, FFBSW shall pay to each holder of GFSB Common Stock who would otherwise be entitled to a fraction of a share of FFBSW Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the FFBSW Price.

                (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of FFBSW Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of GFSB Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of GFSB Common Stock that are held by FFBSW, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into the Cash Consideration or the Stock Consideration pursuant to this SECTION 2.5 but instead shall be treated in accordance with the provisions set forth in SECTION 2.12 of this Agreement.

        2.6     ELECTION AND PRORATION PROCEDURES.

                (a) An election form in such form as GFSB and FFBSW shall mutually agree (an "ELECTION Form") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of GFSB Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The

"MAILING DATE" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of GFSB Common Stock. FFBSW shall make available AS MANY Election Forms as may be reasonably requested by all persons who become holders of GFSB Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and GFSB shall provide to the Exchange Agent (as defined herein) all information reasonably necessary for it to perform its obligations as specified herein.

                (b) Each Election Form shall entitle the holder of shares of GFSB Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "CASH ELECTION"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "STOCK ELECTION"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "MIXED ELECTION") or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "NON-ELECTION"). Holders of record of shares of GFSB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "REPRESENTATIVE") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of GFSB Common Stock held by that Representative for a particular beneficial owner. Shares of GFSB Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "CASH ELECTION SHARES." Shares of GFSB Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "STOCK ELECTION Shares." Shares of GFSB Common Stock as to which no election has been made are referred to as "NON-ELECTION Shares." The aggregate number of shares of GFSB Common Stock with respect to which a Stock Election has been made is referred to herein as the "STOCK ELECTION NUMBER."

                (c) To be effective, a properly completed Election Form must be received by an independent party appointed by FFBSW and consented to by GFSB, which consent shall not be unreasonably withheld, to act as an exchange agent (the "EXCHANGE AGENT") on or before 5:00 p.m. local time on the third business day immediately preceding GFSB's Stockholder Meeting or on such other time and date as GFSB and FFBSW may mutually agree) (the "ELECTION DEADLINE"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates representing GFSB Common Stock ("CERTIFICATES") (or customary affidavits and, if required by FFBSW pursuant to SECTION 2.7(I), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of GFSB Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any GFSB stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any GFSB stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by FFBSW and GFSB that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of GFSB Common Stock held by such stockholder shall be designated Non-Election Shares. FFBSW shall cause the Certificates representing GFSB Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

                (d) Notwithstanding any other provision contained in this Agreement, 51% of the total number of shares of GFSB Common Stock outstanding at the Effective Time (the "STOCK CONVERSION NUMBER") shall be converted into the Stock Consideration and the remaining outstanding shares of GFSB Common Stock (excluding Excluded Shares) shall be converted into the Cash Consideration; PROVIDED, HOWEVER, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, FFBSW may increase the number of shares of GFSB Common Stock that will be converted into the Stock Consideration and reduce the number of shares of GFSB Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent not less than 45% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

                (e) Within three business days after the later to occur of the Election Deadline or the Effective Time, FFBSW shall cause the Exchange Agent to effect the allocation among holders of GFSB Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

                        (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder's Stock Election Shares;

                        (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                                (A)     if the Shortfall Number is less than or
equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Non-Election Shares; or

                                (B)     if the Shortfall Number exceeds the
number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder's Cash Election Shares.

                For purposes of the foregoing calculations, Excluded Shares shall be deemed to be Cash Election Shares. For purposes of this SECTION 2.6(E), if FFBSW is obligated to increase the number of shares of GFSB Common Stock to be converted into shares of FFBSW Common Stock as a result of the application of the last clause of SECTION 2.6(D) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this SECTION 2.6(E).

        2.7     EXCHANGE PROCEDURES.

                (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") in a form satisfactory to FFBSW and GFSB shall be mailed within five (5) business days after the Effective Time to each holder of record of GFSB Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of GFSB Common Stock to be converted thereby.

                (b) At and after the Effective Time, each Certificate (except as specifically set forth in SECTION 2.5(D)) shall represent only the right to receive the Merger Consideration.

                (c) Prior to the Effective Time, FFBSW shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of FFBSW Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of GFSB Common Stock, an amount of cash sufficient to pay the aggregate Cash Consideration.

                (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as FFBSW may reasonably determine and
(iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FFBSW Common Stock that such holder has the right to receive pursuant to SECTION 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 2.5, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to SECTION 2.5, and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.5). Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute FFBSW Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FFBSW Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of GFSB Common Stock not registered in the transfer records of GFSB, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such GFSB Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of FFBSW and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                (e) No dividends or other distributions declared or made after the Effective Time with respect to FFBSW Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of FFBSW Common Stock hereunder until such person surrenders his or her Certificates in accordance with this SECTION 2.7. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of FFBSW Common Stock represented by such person's Certificates.

                (f) The stock transfer books of GFSB shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of GFSB of any shares of GFSB Common Stock. If, after the Effective Time, Certificates are presented to FFBSW, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 2.7.

                (g) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 2.5, any dividends or other distributions to be paid pursuant to this SECTION 2.7 or any proceeds from any investments thereof that remains unclaimed by the stockholders of GFSB for one year after the Effective Time shall be repaid by the Exchange Agent to FFBSW upon the written request of FFBSW. After such request is made, any stockholders of GFSB who have not theretofore complied with this SECTION 2.7 shall look only to FFBSW for the Merger Consideration deliverable in respect of each share of GFSB Common Stock such stockholder holds, as determined pursuant to SECTION 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of FFBSW (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of GFSB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (h) FFBSW and the Exchange Agent shall be entitled to rely upon GFSB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FFBSW and the Exchange Agent shall be entitled to deposit any Merger Consideration deliverable in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or FFBSW, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 2.5.

        2.8 EFFECT ON OUTSTANDING SHARES OF FFBSW COMMON STOCK. At and after the Effective Time, each share of FFBSW Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

        2.9 DIRECTORS AFTER EFFECTIVE TIME. Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of FFBSW serving immediately prior to the Effective Time and the directors of First Federal Bank shall consist of the current directors of First Federal Bank serving at the Effective Time; PROVIDED, HOWEVER, that FFBSW shall offer to Richard C. Kauzlaric and Michael P. Mataya the opportunity to serve on its Board of Directors and the Board of Directors of First Federal Bank.

        2.10 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of FFBSW, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of FFBSW, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

        2.11    TREATMENT OF STOCK OPTIONS AND RESTRICTED STOCK.

        (a) Each option to purchase shares of GFSB Common Stock issued by GFSB and outstanding at the Effective Time (a "GFSB OPTION") pursuant to any GFSB stock option whether or not then vested or exercisable, shall be cancelled and all rights thereunder shall be extinguished. As consideration for such cancellation, FFSBW shall make payment immediately at the Effective Time to each holder of a GFSB Option of an amount of Merger Consideration determined by multiplying (x) the number of shares of GFSB Common Stock subject to such holder's GFSB Option by (y) an amount equal to the excess (if any) of $20 over the exercise price per share of such GFSB Option (the "Option Value"), PROVIDED, HOWEVER, that such Option Value shall be paid as follows:

                (i) a number of whole shares of FFBSW Common Stock equal to a fraction, the numerator of which is the Option Value multiplied by 0.51 and the denominator of which is the FFBSW Price, with cash paid in lieu of fractional shares; and

                (ii) an amount of cash equal to the Option Value multiplied by 0.49;

PROVIDED FURTHER, no such payment shall be made to such holder unless and until such holder has executed and delivered to GFSB an instrument in such form prescribed by FFBSW and reasonably satisfactory to GFSB accepting such payment in full settlement of his or her rights relative to GFSB Option. GFSB shall take all actions which are necessary or appropriate to carry out the intention of the above.

        (b) Awards outstanding as of the date hereof under GFSB's Management Stock Bonus Plan, to the extent not already vested, shall vest and shall represent the right to receive the same rights provided to other holders of GFSB Common Stock pursuant to Section 2.5(a) above. GFSB agrees to take or to cause to be taken all actions necessary to provide for such conversion at or prior to the Effective Time, and shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a share of restricted GFSB Common Stock with regard to the conversion of such shares in accordance with the terms of this Agreement.

        2.12 DISSENTERS' RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, shares of GFSB Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger and who have filed with GFSB a written objection to the Merger in accordance with the DGCL (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled only to such rights as are granted by applicable law, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of their shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 2.7 of the GFSB Certificate or GFSB Certificates that, immediately prior to the Effective Time, evidenced such shares. GFSB shall give FFBSW (i) prompt notice of any written objections to the Merger and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of GFSB thereunder. GFSB shall not, except with the prior written consent of FFBSW, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment or (z) waive any failure to timely deliver a written demand for payment or timely take any other action in accordance with the DGCL.

        2.13 BANK MERGER. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Federal Bank, a wholly owned subsidiary of FFBSW, and Gallup Federal Savings Bank ("GALLUP FEDERAL"), a wholly owned subsidiary of GFSB, shall enter into the Plan of Bank Merger, in the form attached hereto as EXHIBIT C, pursuant to which Gallup Federal will merge with and into First Federal Bank (the "BANK MERGER"). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

        2.14 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, FFBSW may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as FFBSW may reasonably determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this

Agreement or (iii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that FFBSW elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1 DISCLOSURE LETTERS. Prior to the execution and delivery of this Agreement, FFBSW and GFSB have each delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate); provided, that no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards of SECTION 6.2(A) or
SECTION 6.3(A) as applicable. The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Letter shall be deemed disclosed for all purposes of such party's Disclosure Letter.

        3.2 REPRESENTATIONS AND WARRANTIES OF GFSB. GFSB represents and warrants to FFBSW that, except as disclosed in GFSB's Disclosure Letter:

                (a) ORGANIZATION AND QUALIFICATION. GFSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered with the OTS as a savings and loan holding company. GFSB has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. GFSB is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on GFSB.

                (b)     SUBSIDIARIES.

                        (i) GFSB's Disclosure Letter sets forth with respect to each of GFSB's Subsidiaries its name, its jurisdiction of incorporation, GFSB's percentage ownership, the number of shares of stock owned or controlled by GFSB and the name and number of shares held by any other person who owns any stock of the Subsidiary. GFSB owns of record and beneficially, directly or indirectly, all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to GFSB's right to vote or dispose of any equity securities of its Subsidiaries. GFSB's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally chartered savings associations.

                        (ii) Each of GFSB's Subsidiaries is a corporation or insured depository institution duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on such Subsidiary.

                        (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of GFSB are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                        (iv) No Subsidiary of GFSB other than Gallup Federal is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. Gallup Federal is a qualified thrift lender pursuant to
Section 10(m) of the HOLA and its deposits are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law. Gallup Federal is a member in good standing of the Federal Home Loan Bank of Dallas.

                (c)     CAPITAL STRUCTURE.

                        (i) The authorized capital stock of GFSB consists of:

                                (A)     1,500,000 shares of GFSB Common Stock;
and

                                (B)     500,000 shares of preferred stock, par
value $.10 per share.

                        (ii)    As of the date of this Agreement:

                                (A)     1,146,645 shares of GFSB Common Stock
are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws .

                                (B)     no shares of GFSB preferred stock are
issued and outstanding; and

                                (C)     no shares of GFSB Common Stock are
reserved for issuance under any director or employee benefit plan except that:

                                        (1)     96,896shares are issued and
outstanding and held by the ESOP Trust for the GFSB Employee Stock Ownership Plan; and

                                        (2)     217,474 shares reserved for
issuance under the GFSB Stock Option Plan of which 100,294 shares are subject to outstanding awards.

                        (iii) Set forth in GFSB's Disclosure Letter is a complete and accurate list of all outstanding GFSB Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.

                        (iv)    No bonds, debentures, notes or other
indebtedness having the right to vote on any matters on which stockholders of GFSB may vote are issued or outstanding.

                        (v) Except as set forth in this Section 3.2(c) and the GFSB Disclosure Letter as of the date of this Agreement, (A) no shares of capital stock or other voting securities of GFSB or any of its Subsidiaries are issued, reserved for issuance or outstanding and (B) neither GFSB nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating GFSB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of GFSB or obligating GFSB or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Except as set forth in the GFSB Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of GFSB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of GFSB or any of its Subsidiaries.

                (d) AUTHORITY. GFSB has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of GFSB's Board of Directors, and no other corporate proceedings on the part of GFSB are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the REQUISITE vote of the holders of GFSB Common Stock. This Agreement has been duly and validly executed and delivered by GFSB and constitutes a valid and binding obligation of GFSB, enforceable against GFSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by GFSB do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which GFSB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of GFSB or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of GFSB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which GFSB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on GFSB.

                (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by GFSB of this Agreement or the consummation by GFSB of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, and (iii) the registration or qualification of the shares of FFBSW Common Stock to be issued in exchange for shares of GFSB Common Stock under state securities or "blue sky" laws and Exchange Act registration and Nasdaq listing. As of the date hereof, GFSB knows of no reason pertaining to GFSB why any of the approvals referred to in this
SECTION 3.2(F) should not
be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

                (g) SECURITIES FILINGS. Since June 30, 2001, GFSB has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act (collectively, "GFSB'S REPORTS"). GFSB has made available to FFBSW an accurate and complete copy of (i) each of GFSB's Reports and (ii) each communication mailed by GFSB to its stockholders prior to the date hereof. None of GFSB's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of GFSB's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of GFSB included in GFSB's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                (h) FINANCIAL STATEMENTS. GFSB has previously made available to FFBSW copies of (i) the consolidated balance sheets of GFSB and its Subsidiaries as of June 30, 2003 and 2002 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the two-year period ended June 30, 2003, together with the notes thereto, accompanied by the audit report of GFSB's independent public auditors, as reported in GFSB's Annual Report on Form 10-KSB for the year ended June 30, 2003 filed with the SEC, (ii) the unaudited consolidated balance sheet of GFSB and its Subsidiaries as of March 31, 2004 and the related consolidated statements of income and cash flows for the nine months ended March 31, 2004 and 2003, as reported in GFSB's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 filed with the SEC and (iii) the unaudited condensed consolidated balance sheet of GFSB and its Subsidiaries as of June 30, 2004 and the related unaudited consolidated statements of income and cash flows for the three and twelve month periods ended June 30, 2004 as reported in GFSB's Reports. Such financial statements were prepared from the books and records of GFSB and its Subsidiaries, fairly present the consolidated financial position of GFSB and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of GFSB and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of GFSB and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

                (i) UNDISCLOSED LIABILITIES. Except as set forth on the GFSB Disclosure Letter, neither GFSB nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of GFSB as of March 31, 2004 as included in GFSB's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, except for (i) liabilities incurred since March 31, 2004 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on GFSB and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in GFSB's Reports filed with the SEC prior to the date of this Agreement or as set forth in the GFSB Disclosure Letter, and except for actions and omissions of GFSB taken with the prior written consent of FFBSW, which consent shall not be unreasonably withheld, in contemplation of the transactions contemplated hereby and for direct effects of compliance with this Agreement on the operating performance of GFSB, including expenses incurred by GFSB in consummating the transactions contemplated by this Agreement, since June 30, 2003: (i) GFSB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on GFSB or on the ability of GFSB to complete the transactions contemplated by this Agreement,
(iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by GFSB or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) neither GFSB nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees and (v) there has been no change in any accounting principles, practices or methods of GFSB or any of its Subsidiaries other than as required by GAAP.

                (k) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of GFSB, threatened against or affecting GFSB or any of its Subsidiaries or any property or asset of GFSB or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on GFSB or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of GFSB, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against GFSB or any of its Subsidiaries. Except as set forth in the GFSB Disclosure Letter, there are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against GFSB or any of its Subsidiaries .

                (l) ABSENCE OF REGULATORY ACTIONS. Since January 1, 2000, neither GFSB nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of GFSB or its Subsidiaries.

                (m) COMPLIANCE WITH LAWS. GFSB and each of its Subsidiaries conducts its business in compliance in all material respects with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. GFSB and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the knowledge of GFSB, no suspension or cancellation of any of them is threatened. Except as set forth in the GFSB Disclosure Letter, neither GFSB nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

                (n) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of GFSB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by GFSB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on GFSB's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of GFSB or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where GFSB or any of its Subsidiaries do not file tax returns that GFSB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to GFSB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on GFSB's balance sheet (in accordance with GAAP). GFSB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. GFSB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and GFSB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Except as set forth in the GFSB Disclosure Letter, neither GFSB nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC and neither GFSB nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a GFSB Option or upon the issuance of any GFSB Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

                (o)     AGREEMENTS.

                        (i) Except as set forth on the GFSB Disclosure Letter, GFSB and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to be performed after the date hereof that has not been filed with GFSB's Reports.

                        (ii) GFSB's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) not filed with GFSB's Reports to which GFSB or any of its Subsidiaries is a party or is bound:

                                (A)     with any executive officer or other key
employee of GFSB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving GFSB or any of its Subsidiaries of the nature contemplated by this Agreement;

                                (B)     with respect to the employment of any
directors, officers, employees or consultants;

                                (C)     any of the benefits of which will be
increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

                                (D)     containing covenants that limit the
ability of GFSB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, GFSB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                                (E)     pursuant to which GFSB or any of its
Subsidiaries may become obligated to invest in or contribute capital to any entity;

                                (F)     not fully disclosed in GFSB's Reports
that relates to borrowings of money (or guarantees thereof) by GFSB or any of its Subsidiaries in excess of $25,000; or

                                (G)     which is a lease or license with respect
to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

                        (iii) Except as set forth on the GFSB Disclosure Letter, neither GFSB nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of GFSB, no other party to any such agreement (excluding any loan or extension of credit made by GFSB or any of its Subsidiaries) is in default in any respect thereunder.

                (p) INTELLECTUAL PROPERTY. Except as set forth on the GFSB Disclosure Letter, GFSB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks, trademarks and other proprietary intellectual property material to its businesses, and neither GFSB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of GFSB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

                (q) LABOR MATTERS. GFSB and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither GFSB nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is GFSB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of GFSB, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving GFSB or any of its Subsidiaries pending or, to the knowledge of GFSB, threatened.

                (r)     EMPLOYEE BENEFIT PLANS.

                        (i) GFSB's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, recognition and retention, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of GFSB or any of its Subsidiaries (hereinafter referred to collectively as the "GFSB EMPLOYEE PLANS"). True and complete copies of each agreement, plan, trust agreement, Form 5500 filed with the IRS for the three most recently completed plan years, the most recent actuarial report and financial statement, the most recent summary plan description, the most recent determination letter issued by the IRS, any Form 5310 or Form 5330 filed with the IRS, any loan agreements and related documents evidencing any outstanding loan to an employee stock ownership plan maintained by GFSB or any Subsidiary, and other documents referenced in GFSB's Disclosure Letter have been made available to FFBSW. There has been no announcement or commitment by GFSB or any of its Subsidiaries to create an additional GFSB Employee Plan, or to amend any GFSB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such GFSB Employee Plan.

                        (ii) To the knowledge of GFSB, there is no pending or threatened litigation, administrative action or proceeding relating to any GFSB Employee Plan. All of the GFSB Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws, including but not limited to the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations and rules promulgated thereunder, and all filings, disclosures, notices required by ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the GFSB Employee Plans which is likely to result in the imposition of any penalties or taxes upon GFSB or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC, and neither GFSB nor any of its Subsidiaries, nor any GFSB Employee Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409 of ERISA.

                        (iii) No liability to the Pension Benefit Guarantee Corporation has been or is expected by GFSB or any of its Subsidiaries to be incurred with respect to any GFSB Employee Plan which is subject to Title IV of ERISA ("GFSB PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by GFSB or any ERISA Affiliate. No GFSB Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each GFSB Pension

Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such GFSB Pension Plan as of the end of the most recent plan year with respect to the respective GFSB Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such GFSB Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any GFSB Pension Plan within the 12-month period ending on the date hereof. Neither GFSB nor any of its Subsidiaries has provided, or is required to provide, security to any GFSB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither GFSB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                        (iv) Each GFSB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "GFSB QUALIFIED PLAN") has received a favorable determination letter from the IRS, and GFSB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each GFSB Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all material respects and any assets of any such GFSB Qualified Plan that, as of the end of the plan year, are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                        (v) Neither GFSB nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any GFSB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.

                        (vi) All contributions required to be made under the terms of any GFSB Employee Plan or ERISA Affiliate plan or any employee benefit arrangement to which GFSB or Gallup Federal is a party or sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on GFSB consolidated financial statements to the extent required and in accordance with GAAP. GFSB and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable GFSB Employee Plan in accordance with applicable laws and GAAP consistently applied. None of GFSB, Gallup Federal or any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any GFSB Pension Plan or to any ERISA Affiliate plan pursuant to Section 401(a)(29) of the IRC, or (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
Section 412(n) of the IRC or pursuant to ERISA.

                        (vii) Except as set forth on the GFSB Disclosure Letter, The consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any GFSB Employee Plan or (C) result in any increase in benefits payable under any GFSB Employee Plan.

                        (viii) Neither GFSB nor Gallup Federal maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the IRC and the regulations issued thereunder.

                        (ix) Except as set forth on the GFSB Disclosure Letter, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of GFSB or Gallup Federal to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the IRC).

                (s)     PROPERTIES.

                        (i) A description of each parcel of real property owned by GFSB or a Subsidiary of GFSB is set forth in GFSB's Disclosure Letter. GFSB and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (A) liens for taxes not yet due and payable, (B) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby and (C) as reflected on the consolidated balance sheet of GFSB as of March 31, 2004 included in GFSB's Reports. All real property and fixtures of GFSB and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by GFSB to be adequate for the current business of GFSB and its Subsidiaries. To the knowledge of GFSB, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

                        (ii) Except as set forth in the GFSB Disclosure Letter, GFSB and each of its Subsidiaries has good and marketable title to all tangible material personal property owned by it, free and clear of all Liens except such encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of GFSB and its Subsidiaries that is leased rather than owned, neither GFSB nor any of its Subsidiaries is in default under the terms of any such lease.

                        (iii) A description of all real property leased by GFSB or a Subsidiary of GFSB is set forth in GFSB's Disclosure Letter. Each lease pursuant to which GFSB or any of its Subsidiaries as lessee, leases real or personal property, is valid and in full force and effect and neither GFSB nor any of its Subsidiaries, nor, to GFSB's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease.

                (t) FAIRNESS OPINION. GFSB has received the opinion of The Wallach Company, a division of McDonald Investments Inc. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to GFSB's stockholders.

                (u) FEES. Other than financial advisory services performed for GFSB by The Wallach Company, a division of McDonald Investments pursuant to an agreement dated September 4, 2003, a true and complete copy of which is set forth in GFSB's Disclosure Letter, neither GFSB nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for GFSB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

                (v)     ENVIRONMENTAL MATTERS.

                        (i) Except as set forth in the GFSB Disclosure Letter, each of GFSB and its Subsidiaries, the Participation Facilities, and, to the knowledge of GFSB, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

                        (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of GFSB, threatened, before any court, governmental agency or board or other forum against GFSB or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by GFSB or any of its Subsidiaries or any Participation Facility.

                        (iii) To the knowledge of GFSB, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or GFSB or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

                        (iv) Neither GFSB nor any of its Subsidiaries, has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

                        (v) Except as set forth on the GFSB Disclosure Letter, to the knowledge of GFSB and its Subsidiaries, there are no underground storage tanks at any properties owned or operated by GFSB or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by GFSB or any of its Subsidiaries or any Participation Facility.

                        (vi) Except as set forth on the GFSB Disclosure Letter, to the knowledge of GFSB and its Subsidiaries during the period of (A) GFSB's or its Subsidiary's ownership or operation of any of their respective current properties or (B) GFSB's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of GFSB, prior to the period of (A) GFSB's or its Subsidiary's ownership or operation of any of their respective current properties or (B) GFSB's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                (w)     LOAN PORTFOLIO; ALLOWANCE FOR LOAN LOSSES.

                        (i) With respect to each Loan owned by GFSB or its Subsidiaries in whole or in part:

                                (A)     The note and the related security
documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditor's rights and general equity principles;

                                (B)     neither GFSB nor any of its
Subsidiaries, nor to the knowledge of GFSB and its Subsidiaries, any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                                (C)     GFSB or a Subsidiary of GFSB is the sole
holder of legal and beneficial title to each Loan (or GFSB's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of GFSB or a Subsidiary of GFSB;

                                (D)     the original note and the related
security documents are maintained separately by GFSB from the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

                                (E)     with respect to a Loan held in the form
of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (ii) The allowance for loan losses amounts reflected in GFSB's balance sheet at June 30, 2004 was, and the allowance for loan losses shown on the balance sheets in GFSB's Reports for periods ending after June 30, 2004, in the opinion of management, were or will be adequate, as of the dates thereof, under GAAP.

                        (iii) The GFSB Disclosure Letter sets forth every GFSB loan, lease or other extension of credit as of July 31, 2004 (A) which is 90 days or more delinquent, (B) has been classified as "special mention", "substandard", "doubtful", "loss", "non-performing", or "of concern", or (C) involves a borrower or collateral in bankruptcy, reorganization or similar proceeding. Since March 31, 2004, there has been no material adverse change in the items listed in parts (A), (B) and (C) of this paragraph.

                (x) DEPOSITS. Except as set forth in the GFSB Disclosure Letter, none of the deposits of Gallup Federal is a "brokered" deposit, as such terms is defined at 12 C.F.R. Section 337.6(a)(2).

                (y) ANTI-TAKEOVER PROVISIONS INAPPLICABLE. Assuming the accuracy of the representations contained in Section 3.3(f) hereof, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger are not subject to any provisions of an antitakeover nature contained in GFSB's or its Subsidiaries' organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

                (z) MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of GFSB, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of GFSB or any of its subsidiaries, except as set forth on the GFSB Disclosure Letter.

                (aa) INSURANCE. GFSB and its Subsidiaries are presently insured for amounts and against such risks as is required by law or contract. Such insurance is similar in coverage and amount as the insurance maintained by similar financial institutions. All of the insurance policies and bonds maintained by GFSB and its Subsidiaries are in full force and effect, GFSB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

                (bb)    INVESTMENT SECURITIES; DERIVATIVES.

                        (i) Except as indicated in the GFSB Disclosure Letter and except for (A) restrictions that exist for securities that are classified as "held to maturity" and (B) securities which are pledged with respect to certain borrowings of GFSB, none of the investment securities held by GFSB or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                        (ii) Except as set forth in the GFSB Disclosure Letter neither GFSB nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives."

                (cc) INDEMNIFICATION. Except as provided in the certificate of incorporation or bylaws of GFSB and the similar organizational documents of its Subsidiaries and except as set forth in GFSB's Disclosure Letter, neither GFSB nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of GFSB and, to the knowledge of GFSB, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of GFSB or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

                (dd) CORPORATE DOCUMENTS. GFSB has previously furnished or made available to FFBSW a complete and correct copy of the certificate of incorporation and bylaws of GFSB and similar organizational documents of each of GFSB's Subsidiaries, as in effect as of the date of this Agreement. Neither GFSB nor any of GFSB's Subsidiaries is in violation of its certificate of incorporation, bylaws or similar organizational documents. The minute books of GFSB and each of GFSB's Subsidiaries constitute a complete and correct record of all material actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

                (ee) GFSB INFORMATION. The information regarding GFSB and its Subsidiaries to be supplied by GFSB for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement Prospectus (except for such portions thereof as relate only to FFBSW or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                (ff) COMMUNITY REINVESTMENT ACT COMPLIANCE. Gallup Federal is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder except where the failure to be in compliance would not have a Material Adverse Effect of GFSB, and Gallup Federal currently has a CRA rating of satisfactory or better. To the knowledge of GFSB, there is no fact or circumstance or set of facts or circumstances that would cause Gallup Federal to fail to comply with such provisions or cause the CRA rating of Gallup Federal to fall below satisfactory.

                (gg) TAX TREATMENT OF THE MERGER. GFSB has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

                (hh) ANTI-MONEY LAUNDERING COMPLIANCE. Gallup Federal maintains an effective anti-money laundering program and is in compliance with federal laws and regulations relating to such anti-money laundering program.

                (ii)    VOTING REQUIREMENTS.

                        The affirmative vote at the GFSB Stockholders Meeting of the holders of a majority of the outstanding shares of GFSB Common Stock to approve and adopt this Agreement is the only vote of the holders of any class or series of the GFSB's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

        3.3 REPRESENTATIONS AND WARRANTIES OF FFBSW. FFBSW represents and warrants to GFSB that, except as set forth in FFBSW's Disclosure Letter:

                (a) ORGANIZATION AND QUALIFICATION. FFBSW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a registered savings and loan holding company with the OTS. FFBSW has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. FFBSW is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on FFBSW.

                (b)     SUBSIDIARIES.

                        (i) FFBSW owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to FFBSW's right to vote or dispose of any equity securities of its Subsidiaries. FFBSW's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations.

                        (ii) Each of FFBSW's Subsidiaries is a corporation or insured depository institution duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on FFBSW.

                        (iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. Except as set forth in the Disclosure Letter, no shares of capital stock of any Subsidiary are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                        (iv) No Subsidiary of FFBSW other than First Federal Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. First Federal Bank's deposits are insured by the FDIC to the fullest extent permitted by law. First Federal Bank is a member in good standing of the Federal Home Loan Bank of Dallas.

                (c)     CAPITAL STRUCTURE.

                        (i) The authorized capital stock of FFBSW consists of:

                                (A)     1,000,000 shares of FFBSW Common Stock;
and

                                (B)     500,000 shares of preferred stock, par
value $.01 per share.

                        (ii)    As of the date of this Agreement:

                                (A)     395,196 shares of FFBSW Common Stock are
issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

                                (B)     no shares of FFBSW preferred stock are
issued and outstanding; and

                                (C)     70,885 shares of FFBSW Common Stock are
reserved for issuance under FFBSW's stock-based benefit plans and awards covering 20,950 shares are currently outstanding thereunder.

                        (iii)   No bonds, debentures, notes or other
indebtedness having the right to vote on any matters on which stockholders of FFBSW may vote are issued or outstanding.

                        (iv) As of the date of this Agreement, (A) no shares of capital stock or other voting securities of FFBSW are issued, reserved for issuance or outstanding and (B) neither FFBSW nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating FFBSW or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of FFBSW or obligating FFBSW or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Except as set forth in the FFBSW Disclosure Letter, there are no outstanding contractual obligations of FFBSW or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FFBSW or any of its Subsidiaries.

                        (v) The shares of FFBSW Common Stock to be issued in exchange for shares of GFSB Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free of any liens or encumbrances and subject to no preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of FFBSW or to any agreement to which FFBSW is a party or by which it is bound.

                        (vi) It is understood that FFBSW may implement a 8:1 or other stock split between the date hereof and the Effective Time, although it is under no obligation to do so. The information contained in this part (c) regarding FFBSW's outstanding shares and stock options shall not be deemed incorrect to the extent it changes as a result of a stock split.

                (d) AUTHORITY. Subject to the requisite approval of the shareholders of FFBSW, FFBSW has all requisite corporate power and authority to enter into this

Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of FFBSW's Board of Directors, and no other corporate proceedings (other than the approval and adoption of this Agreement by FFBSW's stockholders) on the part of FFBSW are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by FFBSW and constitutes a valid and binding obligation of FFBSW, enforceable against FFBSW in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                (e) NO VIOLATIONS. The execution, delivery and performance of this Agreement by FFBSW do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which FFBSW or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of FFBSW or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of FFBSW or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which FFBSW or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on FFBSW.

                (f) CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by FFBSW of this Agreement or the consummation by FFBSW of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, and (iii) the registration or qualification of the shares of FFBSW Common Stock to be issued in exchange for shares of FFBSW Common Stock under the Securities Exchange Act of 1934 and the state securities or "blue sky" laws and (iv) the listing of the FFBSW Common Stock on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") . As of the date hereof, FFBSW knows of no reason pertaining to FFBSW why any of the approvals referred to in this SECTION 3.3(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 6.1(B).

                (g) FINANCIAL STATEMENTS. FFBSW has previously made available to GFSB copies of (i) the consolidated balance sheets of FFBSW and its Subsidiaries as of September 30, 2003 and 2002 and related consolidated statements of income, cash flows and changes in stockholders' equity for the two years ended September 30, 2003, together with the notes thereto, accompanied by the audit report of FFBSW's independent public auditors, as reported in FFBSW's Annual Report and (ii) the unaudited consolidated balance sheet of FFBSW and its Subsidiaries as of June 30, 2004 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the nine (9) months ended June 30, 2004. Such financial statements were prepared from the books and records of FFBSW and its Subsidiaries, fairly present the consolidated financial position of FFBSW and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of FFBSW and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of FFBSW and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

                (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in FFBSW's Disclosure Letter, since September 30, 2003 (i) FFBSW and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such business consistent with their past practice, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on FFBSW or on the ability of FFBSW to complete the transactions contemplated by this Agreement and (iii) there has been no change in any accounting principles, practices or methods of FFBSW or any of its Subsidiaries other than as required by GAAP.

                (i) LITIGATION. There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of FFBSW, threatened against or affecting FFBSW or any of its Subsidiaries or any property or asset of FFBSW or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBSW or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of FFBSW, there are no investigations, reviews or inquires by any court or Governmental Entity pending or threatened against FFBSW or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against FFBSW or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBSW.

                (j) ABSENCE OF REGULATORY ACTIONS. Since January 1, 1999, neither FFBSW nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of FFBSW or its Subsidiaries.

                (k) COMPLIANCE WITH LAWS. FFBSW and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgements, orders or decrees applicable to it or the employees conducting such business. FFBSW and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of FFBSW, no suspension or cancellation of any of them is threatened. Neither FFBSW nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FFBSW.

                (l) TAXES. All federal, state, local and foreign tax returns required to be filed by or on behalf of FFBSW or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by FFBSW or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBSW's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FFBSW or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where FFBSW or any of its Subsidiaries do not file tax returns that FFBSW or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to FFBSW or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FFBSW's balance sheet (in accordance with GAAP). FFBSW and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. FFBSW and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FFBSW and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

                (m) AGREEMENTS. Neither FFBSW nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of FFBSW, no other party to any such agreement (excluding any loan or extension of credit made by FFBSW or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FFBSW.

                (n) FFBSW INFORMATION. The information regarding FFBSW and its Subsidiaries to be supplied by FFBSW for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to GFSB or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                (o) COMMUNITY REINVESTMENT ACT COMPLIANCE. First Federal Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, except where such failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on FFBSW. First Federal Bank currently has a CRA rating of satisfactory or better. To the knowledge of FFBSW, there is no fact or circumstance or set of facts or circumstances that would cause First Federal Bank to fail to comply with such provisions or cause the CRA rating of First Federal Bank to fall below satisfactory.

                (p) TAX TREATMENT OF THE MERGER. FFBSW has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the IRC.

                (q) AVAILABILITY OF FUNDS. FFBSW has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby. First Federal Bank is, and immediately following the

Merger and the Bank Merger will be, in compliance with all applicable capital requirements.

                (r) ANTI-MONEY LAUNDERING. First Federal Bank maintains an effective anti-money laundering program and is in compliance with federal law and regulations relating to such anti-money laundering program.

                (s) UNDISCLOSED LIABILITIES. Except as set forth on the FFBSW Disclosure Letter, neither FFBSW nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of FFBSW as of March 31, 2004, except for (i) liabilities incurred since March 31, 2004 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on FFBSW and
(ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

                (t) VOTING REQUIREMENTS. The affirmative vote at the FFBSW Stockholders Meeting of the holders of a majority of the outstanding shares of FFBSW Common Stock to approve and adopt this Agreement is the only vote of the holders of any class or series of the FFBSW's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

                (u) TITLE TO PROPERTIES. FFBSW has good and marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected on its balance sheets as of June 30, 2004 (the "Balance Sheet Date") as provided to GFSB pursuant to Section 3.3(g) hereof, or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business. All properties used in the operations of FFBSW are reflected in the FFBSW's balance sheets to the extent GAAP require the same to be reflected. All leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of timing, or both, would constitute a default).

                (v) ENVIRONMENTAL. To the knowledge of FFBSW, FFBSW is in compliance with all applicable Environmental Laws and FFBSW has all permits, authorizations and approvals required under applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals. To the knowledge of FFBSW, there are no pending or threatened Environmental Claims (as defined below) against FFBSW. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                (w) LOANS; ALLOWANCE FOR LOAN LOSSES. All of the loans on the books of FFBSW are valid and properly documented and were made in the ordinary course of business, and the security therefore, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and services, nor FFBSW's procedures and practices of approving or rejecting loan applications, violates any applicable law, rule or regulation thereto. The allowance for loan losses reflected on FFBSW's consolidated balance sheet as of June 30, 2004, is and in the case of subsequently delivered financial statements by FFBSW to GFSB, if any, in the opinion of management, adequate under GAAP as of such date.

                                   ARTICLE IV
                           CONDUCT PENDING THE MERGER

        4.1 FORBEARANCES BY GFSB. Except as expressly contemplated or permitted by this Agreement and to the extent required by law or regulation, during the period from the date of this Agreement to the Effective Time, GFSB shall not, nor shall GFSB permit any of its Subsidiaries to, without the prior written consent of FFBSW, which consent shall not be unreasonably withheld:

                (a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; use commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

                (b)     (i)     incur, modify, extend or renegotiate any
indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (x) demand deposits, NOW, money market and passbook deposit accounts, (y) securities sold with an agreement to repurchase within one year, federal funds purchases with terms of one year or less, and borrowings from a Federal Home Loan Bank that mature within one year and (z) certificates of deposit that mature within 36 months; PROVIDED, HOWEVER, that in no event shall any new borrowings under this Section exceed an aggregate of $2.0 million; PROVIDED FURTHER, that this Section shall not apply to overnight borrowings by Gallup Federal;

                        (ii) prepay any indebtedness or other similar arrangements so as to cause GFSB to incur any prepayment penalty thereunder;

                (c)     (i)     adjust, split, combine or reclassify any capital
stock;

                        (ii) make, declare or pay any dividend, or make any other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of the lesser of $0.125 per share of GFSB Common Stock or 45% of GFSB's net earnings for the prior quarter;

                        (iii) grant any stock awards under the GFSB Employee Plans (other than the ESOP) or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                        (iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options as of the date hereof;

                (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets with a value of $100,000 or more to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                (e) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

                (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those contracts or agreements individually involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by SECTION 4.1(G);

                (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $350,000 per borrower with respect to any individual borrower in the case of secured loans and $20,000 in the case of unsecured loans or (ii) loans or advances as to which GFSB has a binding obligation to make such loans or advances as of the date hereof;

                (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of GFSB or Gallup Federal, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

                (i) increase in any manner the compensation or fringe benefits of any of its employees or directors, or pay or make any stock award, cash or stock bonus, pension, retirement allowance or contribution to any such employees or directors not required by any binding agreement in effect as of the date hereof, except for annual non-officer employee salary increases of not more than 5% consistent with past practice;

                        (i) except as may be required by law or by the terms of GFSB's 401(k) profit sharing plan, make contributions to become a party to, amend, make contributions to, or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                        (ii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

                        (iii) elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any additional employee;

                        (iv) submit for approval or ratification any stock option or similar plan to its stockholders; or

                        (v) make any monthly contribution to the Gallup Federal ESOP in excess of the scheduled monthly contributions; or

                (j) settle any claim, action or proceeding involving payment by it of money damages in excess of $10,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

                (k) amend its certificate of incorporation or bylaws, or similar governing documents;

                (l) restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than one year;

                (n) make any capital expenditures in excess of $5,000 other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, to make payment of necessary taxes;

                (o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

                (p) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                (q) other than pursuant to this Agreement, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

                (r) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                (s) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 4.1.

                Any request by GFSB or response thereto by FFBSW shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 4.1.

        4.2 FORBEARANCES BY FFBSW. Except as expressly contemplated or permitted by this Agreement, and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, FFBSW shall not, nor shall FFBSW permit any of its Subsidiaries to, without the prior written consent of GFSB, which shall not unreasonably be withheld:

                (a) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

                (b) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC;

                (c) amend its Certificate of Incorporation or Bylaws in a manner that would adversely affect the benefits of the Merger to the stockholders of GFSB;

                (d) issue any shares of FFBSW Common Stock for consideration other than cash or for a price less than the FFBSW Price, or issue any options for securities convertible into FFBSW Common Stock at a per share price less than the FFBSW Price, or repurchase any shares of FFBSW Common Stock or securities convertible into FFBSW Common Stock for a per share price greater than the FFBSW Price;

                (e) issue any securities with greater voting rights than FFBSW Common Stock or convertible into securities with greater voting rights than FFBSW Common Stock, or having a preference in dividends or liquidation over the FFBSW Common Stock;

                (f) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this SECTION 4.2; or

                (g) make, declare or pay any dividend, or make any other distribution on its capital stock, except for an annual dividend declared before September 30, 2004 of up to $2.50 per share of FFBSW Common Stock and quarterly dividends thereafter not to exceed $0.50 per share per quarter of FFBSW Common Stock.

                                    ARTICLE V
                                   COVENANTS

        5.1     ACQUISITION PROPOSALS.

                (a) Except as permitted by this Agreement, GFSB shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by GFSB or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal or (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than FFBSW), regarding an Acquisition Proposal. Notwithstanding the foregoing, GFSB may, in response to an unsolicited Proposal that did not otherwise result from a breach of this SECTION 5.1, (x) furnish non-public information with respect to GFSB to the person who made such Acquisition Proposal (y) participate in discussions or negotiations with such person regarding such Acquisition Proposal and (z) recommend such Acquisition Proposal to the stockholders of GFSB, if and so long as GFSB's Board of Directors determines in good faith, , that such action is legally necessary for the proper discharge of its fiduciary duties under applicable law.

                (b) Nothing contained in this Section 5.1 shall prohibit GFSB from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

                (c) GFSB will notify FFBSW orally (within two calendar days) and in writing (within three business days) of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to an Acquisition Proposal, including, in each case, the

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

identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to FFBSW any written materials received by GFSB or any of its Subsidiaries in connection therewith.. GFSB will keep FFBSW informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof. GFSB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. GFSB will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of SECTION 5.1(A) of the obligations undertaken in this SECTION 5.1. GFSB will promptly request each person (other than FFBSW) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with GFSB or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of GFSB or any of its Subsidiaries. GFSB shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

        5.2 CERTAIN POLICIES AND ACTIONS OF GFSB. At the request of FFBSW, GFSB shall (i) cause Gallup Federal to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of First Federal Bank and (ii) recognize for financial reporting purposes of all its expenses related to the Merger; PROVIDED, HOWEVER, that GFSB shall not be required to take such actions prior to the date on which all regulatory and stockholder approvals required to consummate the transactions contemplated hereby are received, and until after receipt of written confirmation from FFBSW that the conditions to FFBSW's obligations to close the Merger have been satisfied or waived , and PROVIDED FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. GFSB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 5.2.

        5.3     ACCESS AND INFORMATION.

                (a) Upon reasonable notice, GFSB shall (and shall cause GFSB's Subsidiaries to) afford FFBSW and its representatives (including, without limitation, directors, officers and employees of FFBSW and its affiliates and counsel, accountants and other professionals retained by FFBSW) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to GFSB and GFSB's Subsidiaries as FFBSW may reasonably request. Upon reasonable notice, FFBSW shall (and shall cause First Federal Bank to) afford GFSB and its representatives (including, without limitation, directors, officers and employees of GFSB and its affiliates and counsel, accountants and other professionals retained by GFSB) such reasonable access during normal business hours throughout the period prior to the Effective Time to the executive officers of FFBSW and First Federal Bank and to such information regarding FFBSW and its Subsidiaries as GFSB may reasonably request. No investigation by any party pursuant to this SECTION 5.3 shall affect or be deemed to modify any representation or warranty made by the other party in this Agreement.

                (b) From the date hereof until the Effective Time, GFSB shall, and shall cause GFSB's Subsidiaries to, promptly provide FFBSW with (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of the Securities Act or the Exchange Act, (ii) a copy of each report filed with federal banking regulators,
(iii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, (iv) a copy of each press release made available to the public and (iv) all other information concerning its business, properties and personnel as FFBSW may reasonably request. Notwithstanding the foregoing, neither GFSB nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure relates to any party's compliance with this Agreement or would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

                (c) GFSB and FFBSW will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION
5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, GFSB and FFBSW will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
SECTION 5.3 unless such information (i) was already known to such party or an affiliate, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources.

                (d) From and after the date hereof, representatives of FFBSW and GFSB shall meet on a regular basis to discuss and plan for the conversion of GFSB's and its Subsidiaries' data processing and related electronic informational systems to those used by FFBSW and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

        5.4     APPLICATIONS; CONSENTS; TRANSITION.

                (a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof, but in no event later than ninety (90) calendar days, all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. GFSB and FFBSW shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of FFBSW, GFSB or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. FFBSW and GFSB shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to FFBSW and GFSB, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this SECTION 5.4(A).

                (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

                (c) FFBSW and GFSB shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to facilitate the integration of the GFSB and its Subsidiaries, with the businesses of FFBSW and its Subsidiaries to be effective as of the Effective Time. Without limiting the generality of the foregoing, from the date hereof through the Effective Time and consistent with the performance of their day-to-day operations and the continuous operation of the GFSB and its Subsidiaries in the ordinary course of business, GFSB and its Subsidiaries shall cause their employees to use their reasonable best efforts to provide support and assistance to FFBSW on such tasks as may be reasonably required to result in a successful integration at the Effective Time.

        5.5 ANTITAKEOVER PROVISIONS. GFSB and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt FFBSW, First Federal Bank, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in GFSB's or its Subsidiaries' certificate of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

        5.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

        5.7 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter GFSB and FFBSW shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; PROVIDED, HOWEVER, that nothing in this SECTION 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

        5.8     STOCKHOLDER MEETINGS.

                (a) GFSB will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, and subject to receipt by GFSB from FFBSW of a written confirmation of a financial plan for the funding of the Merger Consideration by FFBSW, GFSB will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "GFSB STOCKHOLDER MEETING") as promptly as practicable within 60 days of the effectiveness of the Registration Statement for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. GFSB's Board of Directors will use all reasonable best efforts to obtain from GFSB's stockholders a vote approving this Agreement. Except as otherwise provided in Section 5.1(a) of this Agreement and subject to receipt by GFSB of an updated fairness opinion dated no earlier than three (3) calendar days prior to the mailing, (i) GFSB's Board of Directors shall recommend to GFSB's stockholders approval of this Agreement,
(ii) the Proxy Statement-Prospectus shall include a statement to the effect that GFSB's Board of Directors has recommended that GFSB's stockholders vote in favor of the approval of this Agreement and (iii) neither GFSB's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to FFBSW, the recommendation of GFSB's Board of Directors that GFSB's stockholders vote in favor of approval of this Agreement or make any statement in connection with the GFSB Stockholder Meeting inconsistent with such recommendation provided that nothing in this Agreement shall prevent GFSB's Board of Directors from withholding, withdrawing, amending or modifying its recommendation if GFSB's Board of Directors determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to GFSB's shareholders under applicable law; PROVIDED FURTHER, that
Section 5.1 shall govern withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

                (b) FFBSW will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in connection with this Agreement. In furtherance of that obligation, FFBSW will take, in accordance with

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

applicable law and its certificate of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "FFBSW STOCKHOLDER Meeting") as promptly as practicable (and in any event within sixty (60) days of the effectiveness of the Registration Statement, as such term is defined in Section 5.9 hereof) for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. FFBSW's Board of Directors will use all reasonable best efforts to obtain from FFBSW's stockholders a vote approving this Agreement. In connection therewith, (i) FFBSW's Board of Directors shall recommend to FFBSW's stockholders approval of this Agreement, (ii) the Proxy Statement-Prospectus shall include a statement to the effect that FFBSW's Board of Directors has recommended that FFBSW's stockholders vote in favor of the approval of this Agreement and (iii) neither FFBSW's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to FFBSW, the recommendation of FFBSW's Board of Directors that FFBSW's stockholders vote in favor of approval of this Agreement or make any statement in connection with the FFBSW Stockholder Meeting inconsistent with such recommendation.

        5.9     REGISTRATION OF FFBSW COMMON STOCK.

                (a) As promptly as reasonably practicable following the date hereof, (and in any event no later than ninety (90) days of the date hereof), FFBSW shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of FFBSW Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the GFSB stockholders at the GFSB Stockholders Meeting and the FFBSW stockholders at the FFBSW Stockholders Meeting which shall also constitute the prospectus relating to the shares of FFBSW Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY STATEMENT-PROSPECTUS"). GFSB will furnish to FFBSW the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with FFBSW and approve the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. FFBSW shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. GFSB will use its best efforts to cause the Proxy Statement Prospectus to be mailed to GFSB's stockholders promptly as practicable after the Registration Statement is declared effective under the Securities Act. FFBSW will advise GFSB, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the FFBSW Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time, any information relating to FFBSW or GFSB, or any of their respective affiliates, officers or directors, is discovered by

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

FFBSW or GFSB which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by FFBSW with the SEC and disseminated by GFSB to the stockholders of GFSB;

                (b) FFBSW shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of GFSB and FFBSW shall furnish all information concerning it and the holders of GFSB Common Stock as may be reasonably requested in connection with any such action;

                (c) FFBSW shall at all times reserve and have available a sufficient number of shares of FFBSW Common Stock to pay the Stock Consideration;

                (d) FFBSW shall also take any and all action required for the FFBSW Common Stock to become registered under the Exchange Act; and

                (e) Nasdaq listing. FFBSW will use its best efforts to obtain approval for listing on the NASDAQ, as of the Effective Time.

        5.10 AFFILIATE LETTERS. GFSB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of GFSB under Rule 145 of the Securities Act to deliver to FFBSW as soon as practicable and prior to the mailing of the Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as EXHIBIT D, providing that such person will comply with Rule 145.

        5.11 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which is reasonably likely to result in a Material Adverse Effect. Each of GFSB and FFBSW shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

        5.12    EMPLOYEE BENEFITS MATTERS.

                (a) FFBSW will review all GFSB Employee Plans to determine whether to maintain, terminate or continue such plans. All GFSB and Gallup

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

Federal employees who become participants in an FFBSW compensation and benefit plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for pension benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of GFSB or Gallup Federal prior to the Effective Time. This Agreement shall not be construed to limit the ability of FFBSW or First Federal Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

                (b) The GFSB Bancorp, Inc. Directors Deferred Compensation Agreement and the Gallup Federal Savings Bank Directors Deferred Compensation Agreement (the "Deferred Compensation Agreements") shall be terminated prior to the Effective Time, and benefits thereunder paid out to participants in a lump sum immediately prior to the Effective Time, provided, however, that each such person entitled to a payment under a Deferred Compensation Agreement shall be required to enter into an acknowledgement and release that the amounts paid thereunder are in complete satisfaction of all amounts due under such Deferred Compensation Agreement.

                (c) All persons who are employees of Gallup Federal immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING Employee") shall, at the Effective Time, become employees of First Federal Bank; PROVIDED, HOWEVER, that in no event shall any of Gallup Federal's employees be officers of First Federal Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of First Federal Bank and that FFBSW shall use reasonable efforts to offer a position to all employees of Gallup Federal. Except for Continuing Employees who have employment contracts with GFSB or Gallup Federal as of the date hereof or enter into employment contracts with FFBSW or First Federal Bank, all of the Continuing Employees shall be employed at the will of First Federal Bank and no contractual right to employment shall inure to such employees because of this Agreement. In the event any Continuing Employee without an employment contact or change-in-control agreement is terminated without cause within one year following the Effective Time, he or she shall be entitled to receive, within ten (10) days of such termination, a cash severance payment equal to one (1) week salary for each full year of continuous service he or she has with GFSB, or Gallup Federal, First Federal Bank or FFBSW, up to a maximum of eight (8) weeks salary.

                (d) As of the Effective Time, FFBSW shall provide employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to FFBSW employees, except that any eligibility waiting period otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar GFSB Employee Plan at the Effective Time.

                (e) With respect to accrued but unused vacation time to which any Continuing Employee is entitled pursuant to the vacation policy applicable to such Continuing Employee immediately prior to the Effective Time, FFBSW and its Subsidiaries shall assume the liability only for any vacation time accrued in 2004 and will allow such Continuing Employee to use such accrued 2004 vacation time in accordance with the provisions of FFBSW's vacation policy as in effect at the Effective Time as if such vacation time accrued in 2004 were accrued while in the employ of FFBSW or one of its Subsidiaries.

                (f) (i) Each participant in the GFSB Employee Stock Ownership Plan ("GFSB ESOP") not fully vested will become fully vested in his or her GFSB ESOP account as of the Effective Time. The GFSB ESOP will terminate upon the Effective Time in accordance with its terms in effect as of the date of this Agreement. Upon the repayment of the GFSB ESOP loan, the remaining shares in the loan suspense account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the IRC and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to GFSB ESOP participants (as determined under the terms of the GFSB ESOP). Between the date hereof and the Effective Time, the existing GFSB ESOP indebtedness shall continue to be repaid in monthly installments pursuant to the terms of the ESOP Loan Agreement dated as of June 29, 1995 by and between the GFSB Employee Stock Ownership Plan Trust and GFSB, and GFSB or Gallup Federal shall make only such contributions to the GFSB ESOP as necessary to fund such payments. Any indebtedness of the GFSB ESOP remaining as of the Effective Time shall be repaid from the trust associated with the GFSB ESOP through application of the Merger Consideration received by the GFSB ESOP. GFSB and FFBSW agree that, subject to the conditions described herein, as soon as possible after the Effective Time and repayment of the GFSB ESOP loan and subject to applicable law, participants in the GFSB ESOP will receive lump sum distributions of their GFSB ESOP accounts.

                        (ii) The actions relating to the termination of the GFSB ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to the continued qualification of the GFSB ESOP after any required amendments. GFSB shall submit appropriate requests for any such determination letter to the IRS and will use its best efforts to seek the issuance of such letter as soon as possible following the date hereof. GFSB will adopt such additional amendments to the GFSB ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not substantially change the terms outlined herein or would result in a Material Adverse Effect on GFSB or result in an additional material liability to FFBSW.

                        (iii) As of and following the Effective Time, FFBSW shall cause the GFSB ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Time and proceed with termination of the GFSB ESOP through distribution of its assets in accordance with its terms, subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination letter from the IRS as to the continuing qualified status of the GFSB ESOP, provided, however, that no such distributions of the GFSB ESOP shall occur until a favorable termination ruling has been received from the IRS.

                (g) Subject to the foregoing paragraphs, FFBSW agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the GFSB Employee Plans and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangement commitments or understandings described in GFSB's Disclosure Letter, including benefits which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

        5.13    INDEMNIFICATION.

                (a) From and after the Effective Time through the sixth anniversary of the Effective Time, FFBSW agrees to indemnify and hold harmless each present and former director, officer and employee of GFSB and its Subsidiaries and each director, officer or employee of GFSB and its Subsidiaries that is serving or has served as a director, officer, employee, representative or agent of another entity expressly at GFSB's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to GFSB's certificate of incorporation and bylaws and, to the extent applicable, any agreement between GFSB and Gallup Federal and such Indemnified Party which are included in the GFSB Disclosure Letter, as in effect on the date of this Agreement, and to the fullest extent permitted by law.

                (b) Any Indemnified Party wishing to claim indemnification under SECTION 5.13(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FFBSW thereof, but the failure to so notify shall not relieve FFBSW of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice FFBSW.

                (c) FFBSW shall maintain GFSB's existing directors' and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by GFSB's existing policy, including FFBSW's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; PROVIDED, HOWEVER, that in no event shall FFBSW be obligated to expend, in order to maintain or provide insurance coverage pursuant to this SECTION 5.13(C), an amount in excess of 150% of the annual premiums paid by GFSB as of the date hereof for such insurance ("MAXIMUM INSURANCE AMOUNT"); PROVIDED FURTHER, that

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

if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, FFBSW shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

                (d)     In the event FFBSW or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FFBSW assume the obligations set forth in this SECTION 5.13.

                (e) The provisions of this SECTION 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

        5.14 SECTION 16 MATTERS. Prior to the Effective Time, GFSB and FFBSW shall take all such steps as may be required to cause any dispositions of GFSB Common Stock (including derivative securities with respect to GFSB Common Stock) or acquisitions of FFBSW Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GFSB to be exempt under Rule 16b-3 promulgated under the Exchange Act. GFSB agrees to promptly furnish FFBSW with all requisite information necessary for FFBSW to take the actions contemplated by this SECTION 5.14.

        5.15 DIVIDENDS. After the date of this Agreement, GFSB shall declare and pay dividends on the GFSB Common Stock on a quarterly basis and each of FFBSW and GFSB shall coordinate with the other regarding the payment of dividends with respect to the FFBSW Common Stock and the GFSB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FFBSW Common Stock and GFSB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of FFBSW Common Stock and/or GFSB Common Stock or any shares of FFBSW Common Stock that any such holder receives in exchange for such shares of GFSB Common Stock in the Merger.

                                   ARTICLE VI
                           CONDITIONS TO CONSUMMATION

        6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

                (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of GFSB's and FFBSW's stockholders in accordance with applicable laws and regulations.

                (b) REGULATORY APPROVALS. All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would reasonably be likely to have or result in a Material Adverse Effect on FFBSW and its Subsidiaries after the Effective Time.

                (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

                (d) REGISTRATION STATEMENT; BLUE SKY LAWS. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and FFBSW shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

                (e) THIRD PARTY CONSENTS. FFBSW and GFSB shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 6.1(B)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on FFBSW (after giving effect to the consummation of the transactions contemplated hereby).

                (f) TAX OPINION. FFBSW and GFSB shall have received an opinion from Luse Gorman Pomerenk & Schick, P.C., dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to GFSB and FFBSW, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC,
(ii) FFBSW and GFSB will each be a party to that reorganization within the meaning of Section 368(b) of the IRC and (iii) except to the extent of any cash received in lieu of a fractional share interest in FFBSW Common Stock and cash consideration received in the Merger, no gain or loss will be recognized by the stockholders of GFSB who exchange their GFSB Common Stock for FFBSW Common Stock pursuant to the Merger. Such opinion may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of FFBSW, GFSB and others.

        6.2 CONDITIONS TO THE OBLIGATIONS OF FFBSW. The obligations of FFBSW to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by FFBSW in accordance with SECTION 8.3 hereof:

                (a) GFSB'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of GFSB contained in SECTIONS 3.2(A) (i) shall be true and correct in all material respects as of the date of this Agreement; and
(ii) shall be true and correct as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date; PROVIDED HOWEVER, in the case of clause (ii), inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on GFSB; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

                (b) PERFORMANCE OF GFSB'S OBLIGATIONS. GFSB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                (c) OFFICERS' CERTIFICATE. FFBSW shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of GFSB to the effect that the conditions set forth in SECTIONS 6.2(A) and (B) have been satisfied.

                (d) NO VIOLATION OF AGREEMENTS WITH EMPLOYEES. Prior to the Effective Time, there shall be no violation of (1) the employment agreement entered into between First Federal Bank and Jerry R. Spurlin, (2) the employment agreement entered into between First Federal Bank and Leonard C. Scalzi, and (3) any of the mutual release and non-compete agreements entered into by other employees of GFSB.

                (e) MINIMUM CAPITAL. Immediately prior to the Effective Time, Gallup Federal shall have capital levels at least equal to those capital levels reported by it as of December 31, 2003 on Schedule CCR of the Thrift Financial Report filed with the OTS, less merger related expenses up to $1,073,840 and without giving effect to the impact of the exercise of any GFSB Stock Options.

        6.3 CONDITIONS TO THE OBLIGATIONS OF GFSB. The obligations of GFSB to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by GFSB:

                (a) FFBSW'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of FFBSW contained in SECTIONS 3.3(A) (i) shall be true and correct in all material respects as of the date of this Agreement; and (ii) shall be true and correct as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date; PROVIDED HOWEVER, in the case of clause (ii), inaccuracies in such representations and warranties arising from events occurring after the date of this Agreement will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not have, and are not likely to result in, a Material Adverse Effect on FFBSW; PROVIDED, however, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

                (b) PERFORMANCE OF FFBSW'S OBLIGATIONS. FFBSW shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                (c) OFFICERS' CERTIFICATE. GFSB shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of FFBSW to the effect that the conditions set forth in SECTIONS 6.3(A) and (B) have been satisfied.

                (d) DEPOSIT OF MERGER CONSIDERATION. FFBSW shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration and shall have irrevocably instructed its transfer agent to issue shares for the aggregate Stock Consideration.

                (e) MINIMUM CAPITAL. Immediately prior to the Effective Time, First Federal Bank shall have capital levels at least equal to those capital levels reported by the it as of December 31, 2003 on Schedule CCR of the Thrift Financial Report filed with the OTS, less merger related expenses up to $765,000 and without giving effect to the exercise of any FFBSW stock options.

                                   ARTICLE VII
                                  TERMINATION

        7.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

                (a)     by the mutual written consent of FFBSW and GFSB; or

                (b) by either FFBSW or GFSB, in the event of the failure of GFSB's stockholders to approve the Agreement at the GFSB Stockholder Meeting; PROVIDED, HOWEVER, that GFSB shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 5.8; or

                (c) by either FFBSW or GFSB, upon written notice to the other, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

                (d) by either FFBSW or GFSB, in the event that the Merger is not consummated by June 30, 2005, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

                (e) by either FFBSW or GFSB, upon written notice to the other, (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in SECTIONS 6.2(A) and (B) or SECTIONS 6.3(A) and (B), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty;

                (f) by FFBSW, if (i) the GFSB shareholders fail to approve the Agreement or GFSB does not comply with its obligations under Section 5.8 hereof and (ii) the Board of Directors of GFSB does not publicly recommend in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of GFSB withdraws, qualifies or revises such recommendation in any respect materially adverse to FFBSW; or

                (g) at any time prior to the GFSB Stockholder Meeting, by GFSB in order to concurrently enter into an acquisition agreement or similar agreement (each an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by GFSB and GFSB's Board of Directors in compliance with Section 5.1 hereof, PROVIDED, HOWEVER, that this Agreement may be terminated by GFSB pursuant to this Section 7.1(g) only after the second business day following the receipt by FFBSW of written notice from GFSB advising FFBSW that GFSB is prepared to enter into an

Acquisition Agreement with respect to a Superior Proposal, and describing in reasonable detail such proposal and only if, during such five business day period, FFBSW does not, in its sole discretion, make an offer to GFSB that GFSB's Board of Directors determines in good faith, after consultation with its financial advisors, is at least as favorable as the Superior Proposal; or

                (h) by FFBSW, if any person or group (as those terms are defined in the Exchange Act), other than FFBSW or any Subsidiary or any group already owning 25% of more of FFBSW, shall have acquired beneficial ownership of 25% or more of the voting power of GFSB or any of its significant Subsidiaries; or

                (i) by FFBSW at any time after GFSB becomes entitled to terminate the Agreement under paragraph (g) above.

        7.2     TERMINATION FEE.

                (a) If FFBSW terminates this Agreement pursuant to SECTION 7.1((F) OR (I)),OR GFSB terminates this Agreement pursuant to Section 7.1(g), then GFSB shall make payment to FFBSW of a termination fee in the amount of $800,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination.

                (b)     If this Agreement is terminated by (i) FFBSW pursuant to
SECTION 7.1(E) or (ii) either party pursuant to SECTION 7.1(B), and in any such case an Acquisition Proposal has been publicly announced, disclosed or communicated or made known to the senior management or the Board of Directors of GFSB at any time after the date of this Agreement and prior to the date of the Stockholders Meeting, in the case of clause (ii), or the date of termination, in the case of clause (i), then GFSB shall make payment to FFBSW of a termination fee in the amount of $800,000 if within 12 months after such termination, GFSB shall consummate or enter into any agreement with respect to such Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such execution or consummation.

                (c) Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that GFSB must pay to FFBSW pursuant to SECTIONS 7.2(A) and (B) exceed $ 800,000.

        7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either FFBSW or GFSB as provided in SECTION 7.1, this Agreement shall forthwith become void and, subject to SECTION 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) SECTIONS 5.3(C), 7.2, and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                             CERTAIN OTHER MATTERS

        8.1 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

        8.2 SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including SECTION 5.13 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

        8.3 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of GFSB, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of GFSB Common Stock or contravene any provision of the DGCL, the federal and state securities and banking laws, or any of the rules and regulations thereunder.

        8.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

        8.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement are not performed in accordance with its specific terms and conditions, or are otherwise breached. Thus, parties hereto agree that each shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any competent court of jurisdiction in the United States, and that such remedy is in addition to any other remedy to which such party is entitled at law or in equity.

        8.6 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

        8.7 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the printing and mailing of the Proxy Statement-Prospectus and Registration Statement shall be shared equally by FFBSW and GFSB.

        8.8 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

                If to FFBSW, to:

                           First Federal Banc of the Southwest, Inc.
                           300 North Pennsylvania
                           Roswell, New Mexico 88201
                           Facsimile:  (505) 627-2411
                           Attention:  Aubrey L. Dunn, Jr.
                With a copy to:

                            Luse Gorman Pomerenk & Schick, PC
                            5335 Wisconsin Avenue, N.W.
                            Suite 400
                            Washington, D.C.  20015
                            Facsimile:  (202) 362-2902
                            Attention:  Gary A. Lax, Esq.

                If to GFSB, to:

                            GFSB Bancorp, Inc.
                            221 West Aztec Avenue
                            Gallup, New Mexico        87301
                            Facsimile: (505)722-8876
                            Attention: Richard C. Kauzlaric

                With a copy to:

                            Malizia Spidi & Fisch, P.C.
                            1100 New York Avenue, N.W.
                            Suite 340 West
                            Washington, D.C. 20005
                            Facsimile:  (202) 434-4661
                            Attention:  Richard Fisch, Esq.

        8.9 ENTIRE AGREEMENT; ETC. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION 5.13, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        8.10 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


                                    By:
                                        -------------------------------------
                                        Aubrey L. Dunn, Jr.
                                        President and Chief Executive Officer

                                    GFSB BANCORP, INC.


                                    By:
                                        -------------------------------------
                                        Richard C. Kauzlaric
                                        President and Chief Executive Officer

[LOGO] [H] Hovde
           FINANCIAL LLC


                                                                         ANNEX B

                                 August 25, 2004


Board of Directors
First Federal Banc of the Southwest, Inc.
300 North Pennsylvania
Roswell, New Mexico  88201

Members of the Board:

        Hovde Financial LLC ("Hovde" or "we") has reviewed the Agreement and Plan of Merger, dated August 25, 2004 (the "Agreement"), by and between First Federal Banc of the Southwest, Inc. ("FFBSW") and GFSB Bancorp, Inc. ("GFSB"). Pursuant to the Agreement, at the Effective Time, GFSB will merge with and into FFBSW (the "Merger") and the separate corporate existence of GFSB shall cease. FFBSW shall be the surviving corporation in the Merger and shall continue unaffected by the Merger. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of GFSB Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided, and subject to the limitations set forth, in the Agreement, either (i) the right to receive $20.00 in cash without interest (the "Cash Consideration") or (ii) the number of shares of FFBSW Common Stock equal to the Exchange Ratio (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration." The "Exchange Ratio" shall be equal to the quotient of $20.00 divided by the FFBSW Price. "FFBSW Price" means one hundred sixty-five percent (165%) of the fully diluted book value per share of FFBSW Common Stock as determined in accordance with generally accepted accounting principles as of September 30, 2004; PROVIDED, HOWEVER, that the FFBSW Price shall be appropriately adjusted to take into account any FFBSW stock split, stock dividend, reclassification, special distribution or similar transaction which shall occur or be declared prior to the Effective Time. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

        Hovde specializes in providing investment banking and financial advisory services to commercial banks, thrift institutions, and specialty finance companies. Hovde's principals are experienced in the independent valuation of securities in connection with negotiated underwritings,

www.hovde.com

1824 Jefferson Place, NW    1629 Colonial Parkway     9841 Airport Boulevard, 12th Floor    3908 S. Ocean Boulevard, Suite M122
Washington, DC 20036        Inverness, IL 60067       Los Angeles, CA 90045                 Highland Beach, FL 33487
Telephone 202.775.8109      Telephone 847.991.6622    Telephone 310.258.8064                Telephone 561.279.7199
Facsimile 202.293.5287      Facsimile 847.991.5928    Facsimile 310.258.8063                Facsimile 561.278.5856

Board of Directors
First Federal Banc of the Southwest, Inc.
August 25, 2004
Page 2 of 3


subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations.

        Hovde was retained by FFBSW to act as its financial advisor and to assist FFBSW with its potential acquisition of GFSB and to render an opinion as to the fairness of the Merger Consideration, from a financial point of view, to the shareholders of FFBSW for delivery to FFBSW's Board of Directors. Hovde will receive compensation from FFBSW in connection with its services, all or part of which may be dependent on the consummation of the Merger. Further, in the ordinary course of their businesses, affiliates of Hovde may actively trade the equity securities of GFSB for their own accounts and, accordingly, they may at any time hold long or short positions in such securities.

        During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of GFSB, and material prepared in connection with the proposed Merger, including the following: the Agreement; information concerning GFSB, including consolidated financial statements for each of the three years ended December 31, 2003, 2002 and 2001, respectively; the results of operations for GFSB for the first and second quarter of the year 2004; operating statistics and financial projections for GFSB, including portfolio yields and expense ratios; the nature and terms of recent sale and merger transactions involving savings institutions that we consider relevant; and financial and other information provided to us by the managements of FFBSW and GFSB.

        In addition, we have met and/or discussed with members of the senior management of GFSB for the purpose of reviewing its future prospects and plans. We have also evaluated the pro forma contribution of GFSB's assets, liabilities, equity and earnings to the pro forma company and the effect thereof on FFBSW's shareholders, and we have conducted such other studies, analyses and examinations as we deemed appropriate. Further, we took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations.

        In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by FFBSW and GFSB, and in the discussions with the management of GFSB. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of FFBSW or GFSB, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of FFBSW or GFSB.

Board of Directors
First Federal Banc of the Southwest, Inc.
August 25, 2004
Page 3 of 3


        We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to FFBSW and GFSB. In rendering this opinion, we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Merger and have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on FFBSW that would have a material adverse effect on FFBSW or the contemplated benefits of the Merger.

        Our opinion is based solely upon the information available to us and the economic, market, and other conditions as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion.

        This letter is solely for the information of the Board of Directors of FFBSW and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of FFBSW Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

        Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be provided by FFBSW in connection with the Merger, as described in the Agreement, is fair to FFBSW's shareholders, from a financial point of view.


                                        Sincerely,




                                        HOVDE FINANCIAL LLC

                          [LOGO] McDONALD INVESTMENTS

                                                                         ANNEX C
August 25, 2004


PERSONAL AND CONFIDENTIAL

The Board of Directors
GFSB Bancorp, Inc.
221 West Aztec
Gallup, NM  87301

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, as of the date hereof, of the consideration to be received by the holders of the issued and outstanding common shares of GFSB Bancorp, Inc. (the "Company"), pursuant to the Agreement and Plan of Merger, dated as of August 25, 2004 (the "Agreement"), by and among the Company and First Federal Banc of the Southwest, Inc. ("FFBSW").

        As more specifically set forth in the Agreement, and subject to a number of terms, conditions and procedures described in the Agreement, at the effective time the Company will be merged with and into FFBSW (the "Merger"), the separate corporate existence of the Company shall cease and FFBSW shall be the surviving corporation. All of the Company's common shares issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the Company's treasury and shares as to which dissenters' rights of appraisal have been elected and not withdrawn) will be exchanged for $20.00 per share; comprised of i) approximately 51% in common stock of FFBSW, and ii) 49% in cash ("Merger Consideration"). The Merger Consideration will be comprised of a minimum of 45% stock and the remaining in cash based on the election of the shareholders as outlined in the Agreement.

        McDonald Investments Inc. ("McDonald"), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.


                  1401 17TH STREET, SUITE 750 DENVER, CO 80202
                       PHONE 303-293-2800 FAX 303-293-3914

The Board of Directors
GFSB Bancorp, Inc.
August 25, 2004
Page 2


        In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following:

        (i)     the Agreement;(i)
        (ii) certain financial statements and other financial information of the Company and its subsidiary Gallup Federal Savings Bank (the "Bank"), including the Annual Reports on Form 10-KSB or 10-K, as applicable for each of the years in the three year period ended June 30, 2003; internal and the Regulatory Financial Statements for the Bank and the Company for the quarters ended December 31, 2003 and March 31, 2004; the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2003 and March 31, 2004; and the internal financial statements for the year ended June 30, 2004;
        (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and the Bank furnished to us by the Company and the Bank for purposes of our analysis;
        (iv) the historical trading price and volume of the Company's common stock;
        (v) the process leading to the receipt of offers and the responses of certain potential acquirers concerning the potential acquisition of the Company;
        (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and the trading markets for such other companies' securities;
        (vii) certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry;

        (viii) certain publicly available, internal, and audited financial information for FFBSW;
        (ix)    certain other information concerning FFBSW;
        (x) discussions with FFBSW personnel regarding the proposed financing of the transaction;
        (xi) the economic, banking and competitive climate for banking institutions in New Mexico;
        (xii) the business and prospects of the Company through meetings and discussions with certain officers and employees of the Company; and
        (xiii)  other matters we believe relevant to our inquiry.

        In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have assumed and relied upon the representations and warranties of the Company and FFBSW contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and

The Board of Directors
GFSB Bancorp, Inc.
August 25, 2004
Page 3


judgments of management of the Company. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the Company's assets, properties or facilities, nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions of the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

        It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration to be received by the Company's stockholders pursuant to the Agreement and does not address the Company's underlying business decision to effect the Merger or any other terms of the Merger. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.

        In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this opinion was prepared solely for the confidential use of the Board of Directors of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of the Company's Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' meeting held in connection with the Merger.

The Board of Directors
GFSB Bancorp, Inc.
August 25, 2004
Page 4


        In addition, we have acted as a financial adviser to the Company in connection with the Merger and will receive from the Company a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as the Company's agreement to indemnify us under certain circumstances.

        Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Company's common stockholders.

                                          Very truly yours,

                                          /s/ McDONALD INVESTMENTS INC.

                                          McDONALD INVESTMENTS INC.

                                                                         ANNEX D

                        DELAWARE GENERAL CORPORATION LAW
                                   SECTION 262

        Section. 262. APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

                (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of thiS title.

                (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                        a. Shares of stock of the corporation surviving or
                resulting from such merger or consolidation, or depository receipts in respect thereof;

                        b. Shares of stock of any other corporation, or
                depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                        c. Cash in lieu of fractional shares or fractional
                depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                        d. Any combination of the shares of stock, depository
                receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
                b. and c. of this paragraph.

                (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

                (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, thEn, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Articles ELEVENTH and TWELFTH of the Certificate of Incorporation of First Federal Banc of the Southwest, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

        ELEVENTH:

        A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any Subsidiary (as defined in Article EIGHTH herein), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

        D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

        E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        F. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        TWELFTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ITEM 21.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        The exhibits and financial statements filed as part of this Registration Statement are as follows:

        (a)     Exhibits

2.1 Agreement and Plan of Merger by and between First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc., dated as of August 25, 2004. (Incorporated by reference to Annex A to the Joint Proxy
        Statement/Prospectus)

3.1     Certificate of Incorporation of First Federal Banc of the Southwest,
        Inc.

3.2     Bylaws of First Federal Banc of the Southwest, Inc.

3.3 Certificate of Incorporation of GFSB Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission on March 17, 1995).

3.4 Bylaws of GFSB Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on March 17, 1995).

4.1     Form of Common Stock Certificate of First Federal Banc of the Southwest,
        Inc.

5.1 Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.

8.1 Federal Tax Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation*

10.1    Form of Employment Agreement with Jerry R. Spurlin

10.2    Form of Employment Agreement with William W. Head, Jr.

10.3    Form of Employment Agreement with Leonard C. Scalzi

10.4    Release on Non-Compete Agreement with Richard P. Gallegos

10.5 Purchase Agreement, dated as of May 9, 2003, by and between First Federal Bank and Aubrey L. Dunn, Jr.

10.6    Form of Change in Control Agreement with Debra S. Fischer

10.7    Form of Change in Control Agreement with Ginger R. Palmer

21      Subsidiaries of First Federal Banc of the Southwest, Inc.

23.1    Consent of Neff & Ricci.

23.2    Consent of Neff & Ricci.

23.3    Consent of Hovde Financial, LLC

23.4    Consent of McDonald Investments Inc.

23.5 Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).

24 Power of attorney (set forth on the signature pages to this Registration Statement).
--------------------------
*       To be filed supplementally or by amendment.


ITEM 22.        UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     (1)     The undersigned registrant hereby undertakes as follows:
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

        (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to an meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of New Mexico, on November 22, 2004.

                                FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


                                By:  /s/ Aubrey L. Dunn, Jr.
                                     -------------------------------------------
                                     Aubrey L. Dunn, Jr.
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of First Federal Banc of the Southwest, Inc. (the "Company") severally constitute and appoint Aubrey L. Dunn, Jr. with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Aubrey L. Dunn, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Aubrey L. Dunn, Jr. shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                              Title                                     Date
----------                              -----                                     ----


/s/ Aubrey L. Dunn, Jr.                 President and Chief Executive             November 22, 2004
-------------------------------         Officer (Principal Executive
Aubrey L. Dunn, Jr.                     Officer)


/s/ George A. Rosenbaum, Jr.            Executive Vice President and              November 22, 2004
-------------------------------         Chief Financial Officer
George A. Rosenbaum, Jr.                (Principal Financial and
                                        Accounting Officer)


/s/ Edward K. David                     Chairman of the Board of                  November 22, 2004
-------------------------------         Directors
Edward K. David


/s/ Marc Reischman                      Vice Chairman of the Board of             November 22, 2004
-------------------------------         Directors
Marc Reischman


/s/ Kay R. McMillan                     Director                                  November 22, 2004
-------------------------------
Kay R. McMillan


/s/ Michael A. McMillan                 Director                                  November 22, 2004
-------------------------------
Michael A. McMillan


/s/ Arturo Jurado                       Director                                  November 22, 2004
-------------------------------
Arturo Jurado


/s/ Russell P. Weems                    Director                                  November 22, 2004
-------------------------------
Russell P. Weems


/s/ Larry L. Sheffield                  Director                                  November 22, 2004
-------------------------------
Larry L. Sheffield


/s/ James E. Paul, Jr.                  Director                                  November 22, 2004
-------------------------------
James E. Paul, Jr.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2004
                                                           REGISTRATION NO. 333-
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549







                           ---------------------------


                                    EXHIBITS
                                     TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-4


                           ---------------------------








                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                               ROSWELL, NEW MEXICO

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger by and between First Federal Banc of the Southwest, Inc. and GFSB Bancorp, Inc., dated as of August 25, 2004. (Incorporated by reference to Annex A to the Joint Proxy
        Statement/Prospectus)

3.1     Certificate of Incorporation of First Federal Banc of the Southwest,
        Inc.

3.2     Bylaws of First Federal Banc of the Southwest, Inc.

3.3 Certificate of Incorporation of GFSB Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission on March 17, 1995).

3.4 Bylaws of GFSB Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on March 17, 1995).

4.1     Form of Common Stock Certificate of First Federal Banc of the Southwest,
        Inc.

5.1 Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.

8.1 Federal Tax Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation*

10.1    Form of Employment Agreement with Jerry R. Spurlin

10.2    Form of Employment Agreement with William W. Head, Jr.

10.3    Form of Employment Agreement with Leonard C. Scalzi

10.4    Release on Non-Compete Agreement with Richard P. Gallegos

10.5 Purchase Agreement, dated as of May 9, 2003, by and between First Federal Bank and Aubrey L. Dunn, Jr.

10.6    Form of Change in Control Agreement with Debra S. Fischer

10.7    Form of Change in Control Agreement with Ginger R. Palmer

21      Subsidiaries of First Federal Banc of the Southwest, Inc.

23.1    Consent of Neff & Ricci.

23.2    Consent of Neff & Ricci.

23.3    Consent of Hovde Financial, LLC

23.4    Consent of McDonald Investments Inc.

23.5 Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.1).

24 Power of attorney (set forth on the signature pages to this Registration Statement).
--------------------------
*       To be filed supplementally or by amendment.